Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 3, 2025 (the “Amendment Effective Date”), by and among e.l.f. Cosmetics, Inc., a Delaware corporation (“e.l.f. Cosmetics”), J.A. RF, LLC, a Delaware limited liability company (“J.A. RF”), W3LL People, Inc., a Delaware corporation (“W3LL”; collectively with e.l.f. Cosmetics and J.A. RF, the “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Loan Party” on the signature pages hereof, Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (in its individual capacity, “BMO”), as Administrative Agent, an L/C Issuer and a Lender, each Lender (including the New Lenders) signatory hereto (which constitute 100% of the Lenders under and as defined in the Credit Agreement (not including the Exiting Lender (as defined below)) and the Lender listed on the signature pages attached hereto under the heading “Exiting Lender” (the “Exiting Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers, Holdings, the other Loan Parties party thereto, BMO, as Administrative Agent, an L/C Issuer and a Lender, and the other Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement dated as of April 30, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, Borrowers, Holdings, the other Loan Parties party thereto, and BMO, as Administrative Agent are parties to that certain Pledge and Security Agreement dated as of December 23, 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Pledge and Security Agreement”);

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Existing Pledge and Security Agreement, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto (which constitute 100% of the Lenders under and as defined in the Credit Agreement (not including the Exiting Lender)) are willing to do so, on the terms set forth herein; and

WHEREAS, in connection herewith, the Exiting Lender has requested that the Borrowers repay, and the Borrowers desire to repay, all outstanding Loans and other Obligations due and owing to the Exiting Lender, as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

2. Amendments to Existing Credit Agreement. Upon satisfaction of the conditions set forth in Section 5 hereof, the Existing Credit Agreement (including the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A (the “Credit Agreement”).

3. Amendments to Existing Pledge and Security Agreement. Upon satisfaction of the conditions set forth in Section 5 hereof, the Existing Pledge and Security Agreement (including the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge and Security Agreement attached hereto as Exhibit B (the “Pledge and Security Agreement”).

4. Conversion.

a. The parties hereto hereby acknowledge and agree that the aggregate principal amount of the outstanding Term Loans (the “Original Term Loans”) held by the Lenders (including the Exiting Lender) immediately prior to the effectiveness of this Amendment is $165,312,500, (ii) the aggregate principal amount of the outstanding Revolving Loans (the “Original Revolving Loans”) held by the Lenders (including the Exiting Lender) immediately prior to the effectiveness of this Amendment is $89,500,000, and (iii) the aggregate principal amount of the Revolving Credit Commitments (the “Original Revolving Credit Commitments”) held by the Lenders (including the Exiting Lender) immediately prior to the effectiveness of this Amendment is $100,000,000, in each case as set forth on Exhibit C attached hereto (the foregoing clauses (i) through (iii) collectively, the “Original Loans and Commitments”). Subject to the terms and conditions of this Amendment and the Credit Agreement, on the date hereof, each Lender party hereto (including the Exiting Lender) agrees that, on a several and not joint basis, all Original Loans and Commitments of all Lenders shall be refinanced and be deemed repaid in full by automatically converting such Original Loans and Commitments to Revolving Credit Commitments under the Credit Agreement (as amended hereby) in a principal amount equal to such Lender’s Revolving Credit Commitment as set forth on Exhibit D attached hereto (the “Fourth Amendment Loan Conversion”).

b. To the extent necessary to give effect to the provisions of the immediately preceding clause (a), effective as of the Fourth Amendment Effective Date, each Lender (excluding the Exiting Lender) hereby sells and assigns to each other Lender (including each New Lender that was not party to the Existing Credit Agreement immediately prior to the effectiveness hereof), in each case, without recourse, representation or warranty of any kind. The foregoing sale and assignments of “Commitments” and “Loans” (under and as defined in the Existing Credit Agreement) shall be made at a purchase price equal to the outstanding principal amount of and accrued but unpaid interest on the applicable “Loans” (as defined in the Existing Credit Agreement) and accrued but unpaid fees in respect of the applicable “Commitments” (as defined in the Existing Credit Agreement) so assigned. The Lenders (excluding the Exiting Lender) hereby agree to effect such inter-lender transfers as may be necessary in order to give effect to the respective pro rata shares of the Term Loans and Revolving Credit Commitments as of the Fourth Amendment Effective Date as set forth on Exhibit D.

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5. Conditions to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

a. the execution and delivery of this Amendment by the Administrative Agent, the Lenders (which constitute 100% of the Lenders under and as defined in the Credit Agreement (not including the Exiting Lender)), Exiting Lender, the Borrowers and each other Loan Party, together with each of the other documents and items set forth on Exhibit E attached hereto; and

b. no Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment;

c. the truth and accuracy, in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), of the representations and warranties contained in Section 6 hereof; and

d. all accrued costs, fees and expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to Administrative Agent) due and payable to Administrative Agent pursuant to this Amendment and the Credit Agreement, in each case, on or before the Amendment Effective Date shall have been paid, to the extent set forth hereunder or otherwise invoiced with reasonable detail at least two (2) Business Days prior to the Amendment Effective Date.

6. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

a. after giving effect to this Amendment on the Amendment Effective Date, the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), except to the extent such representation or warranty expressly relates to an earlier date, in which case, such representations and warranties were true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

b. after giving effect to this Amendment, such Loan Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;

c. such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

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d. the execution, delivery and performance by such Loan Party of this Amendment and the Credit Agreement, as amended hereby, have, in each case, been duly authorized by all necessary organizational action and (A) do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Credit Agreement) (x) any Contractual Obligation to which such Person is a party or (y) any order, injunction, writ or decree of any Governmental Authority, (iii) violate any Law material to any Loan Party or Subsidiary in any material respect, except with respect to any conflict, breach, or contravention referred to in clause (A)(ii), to the extent that such conflict, breach or contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) do not or will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for (i) filings necessary to perfect Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect or (iii) if the failure to obtain the same, take such action or give such notice could reasonably be expected to result in a Material Adverse Effect;

e. this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

f. no Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment on the Amendment Effective Date.

7. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby. This Amendment is a Loan Document for purposes of the Credit Agreement.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute a single contract. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf or .tiff files) shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Amendment except as permitted by the Credit Agreement.

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10.	Governing Law and Jurisdiction. SECTION 10.14 (GOVERNING LAW; JURISDICTION; ETC.) IS INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

11. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby (including pursuant to the Pledge and Security Agreement) and (iii) ratifies and reaffirms the validity and enforceability of the appointment of Administrative Agent as its proxy and attorney-in-fact pursuant to and under each applicable Loan Document and, as of the date hereof without in any way impairing any previous appointment, reappoints Administrative Agent as its proxy and attorney-in-fact in accordance with the terms of such applicable Loan Documents, which appointment (w) is IRREVOCABLE (which shall survive the bankruptcy, dissolution or winding up of such Loan Party), (x) shall remain valid and in full force and effect until the repayment in full of the Obligations, (y) is coupled with an interest, and (z) is granted for the purpose of carrying out the provisions of the Loan Documents, as applicable. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

13. Fees and Expenses. To the extent required by Section 10.04 of the Credit Agreement, Borrowers agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs, fees and expenses due and payable to Administrative Agent pursuant to this Amendment and the Credit Agreement.

14. Exiting Lender. Immediately prior to the Fourth Amendment Effective Date, Exiting Lender has the Commitment and outstanding Loans, respectively, set forth on Exhibit C attached hereto. On the Fourth Amendment Effective Date, Exiting Lender will receive payment in cash of the outstanding principal amount of its Loans (the “Principal Payoff”) and then $65,784.69 in accrued interest and fees shall be paid to Exiting Lender on the first Interest Payment Date following the Fourth Amendment Effective Date (with respect to Exiting Lender, collectively with the Principal Payoff, its “Payoff Amount”). Exiting Lender represents and warrants to the Administrative Agent and the Borrowers that its (i) respective final Payoff Amount as of the Fourth

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Amendment Effective Date is accurate as set forth on Exhibit C attached hereto and (ii) the Payoff Amount should be sent to it using its wire transfer instructions currently on file with the Administrative Agent. Upon the receipt by Exiting Lender of the Principal Payoff, the Commitment of Exiting Lender shall automatically terminate and all outstanding Loans held by Exiting Lender shall be deemed paid in full, Exiting Lender shall have no further obligation to make Loans or otherwise extend credit under the Credit Agreement, and Exiting Lender shall cease to be a “Lender” under the Loan Documents. A wire confirmation and federal reference number shall be conclusive evidence that Exiting Lender has received its respective Principal Payoff and Payoff Amount, absent manifest error.

15. New Lenders. The Loan Parties, Administrative Agent and the Lenders acknowledge and agree that, upon the execution and delivery of this Amendment by the parties hereto, the Persons signatory hereto that were not Lenders under the Existing Credit Agreement immediately prior to giving effect to this Amendment (each, a “New Lender” and collectively, the “New Lenders”) shall each be a Lender for all purposes under the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each New Lender hereby (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Credit Agreement as amended hereby and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement as amended hereby; (iii) agrees that it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender; (vi) represents that on the date of this Amendment it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement or any other Loan Document; and (vii) acknowledges and agrees that as of the date hereof it shall be a party to the Credit Agreement as amended hereby and have the rights and obligations of a Lender thereunder and hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

E.L.F. BEAUTY, INC.,
a Delaware corporation

By:	/s/ Mandy Fields
Name:	Mandy Fields
Title:	Chief Financial Officer

E.L.F. COSMETICS, INC.,
a Delaware corporation

J.A. RF, LLC,
a Delaware limited liability company

W3LL PEOPLE, INC.,
a Delaware corporation

By:	/s/ Mandy Fields
Name:	Mandy Fields
Title:	Chief Financial Officer

NATURIUM LLC,
a Delaware limited liability company

NATURIUM HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Mandy Fields
Name:	Mandy Fields
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF MONTREAL, as Administrative Agent and as a Lender

By:	/s/ Chris Kaberle
Name:	Chris Kaberle
Title:	Director

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

LENDERS (continued):

WELLS FARGO BANK, N.A.

By:	/s/ Jorge Selvas
Name:	Jorge Selvas
Title:	Managing Director

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

LENDERS (cont’d):

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jason Eshler
Name:	Jason Eshler
Title:	SVP

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

LENDERS (continued):

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gina M. West
Name:	Gina M. West
Title:	Vice President

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

LENDERS (cont’d):

M&T BANK, as a Lender

By:	/s/ Kathryn Williams
Name:	Kathryn Williams
Title:	Director

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

LENDERS (cont’d):

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Kan Chen
Name:	Kan Chen
Title:	Vice President

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

NEW LENDERS:

GOLDMAN SACHS BANK USA

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

EXITING LENDER:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

EXHIBIT A

EXHIBIT A TO FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 30, 2021

among

E.L.F. COSMETICS, INC., J.A. RF, LLC, W3LL PEOPLE, INC.,

and each other Person that becomes a Borrower hereunder by execution of a Joinder Agreement, as the Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE DESIGNATED AS LOAN

PARTIES,

as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF MONTREAL,

as Administrative Agent, Swing Line Lender and an L/C Issuer,

MANUFACTURERS & TRADERS TRUST COMPANY,

as Documentation Agent,

WELLS FARGO BANK, N.A.,

as a Co-Syndication Agent, a Joint Lead Arranger and a Joint Bookrunner,

U.S. BANK NATIONAL ASSOCIATION,

as a Co-Syndication Agent, a Joint Lead Arranger and a Joint Bookrunner,

and

BMO CAPITAL MARKETS CORP.,

as a Joint Lead Arranger and a Joint Bookrunner

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	45
1.03.	Accounting Terms	46
1.04.	Uniform Commercial Code	47
1.05.	Interest Rates	47
1.06.	Foreign Currency	47
1.07.	Times of Day	47
1.08.	Divisions	48

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		48

2.01.	Loan Commitments	48
2.02.	Borrowings, Conversions and Continuations of Loans	48
2.03.	Letters of Credit	50
2.04.	Swing Line Loans	57
2.05.	Repayment of Loans	60
2.06.	Prepayments	60
2.07.	Termination or Reduction of Commitments	62
2.08.	Interest	62
2.09.	Fees	63
2.10.	Computation of Interest and Fees	65
2.11.	Evidence of Debt	65
2.12.	Payments Generally; Administrative Agent’s Clawback	66
2.13.	Sharing of Payments by Lenders	68
2.14.	Settlement Among Lenders	69
2.15.	Nature and Extent of Each Borrower’s Liability	69
2.16.	Cash Collateral	71
2.17.	Defaulting Lenders	72
2.18.	Increase in Revolving Credit Commitments or Incremental Term Facility	73
2.19.	Prepayments Below Par	77

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		80

3.01.	Taxes	80
3.02.	Illegality	84
3.03.	Inability to Determine Rates	84
3.04.	Increased Costs; Reserves on SOFR Loans	85
3.05.	Compensation for Losses	86
3.06.	Reimbursement	87
3.07.	Mitigation Obligations	87
3.08.	Survival	87
3.09.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	87
3.10.	Effect of Benchmark Transition Event	88

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ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		89

4.01.	Conditions of Initial Credit Extension	89
4.02.	Conditions to all Credit Extensions	91

ARTICLE V REPRESENTATIONS AND WARRANTIES		92

5.01.	Existence, Qualification and Power	92
5.02.	Authorization; No Contravention; Consents	92
5.03.	Binding Effect	92
5.04.	Financial Statements; No Material Adverse Effect	93
5.05.	Litigation	93
5.06.	No Default	93
5.07.	Ownership of Property; Liens	93
5.08.	Environmental Compliance	94
5.09.	Insurance and Casualty	94
5.10.	Taxes	95
5.11.	ERISA Compliance	95
5.12.	Subsidiaries; Equity Interests; Capitalization	96
5.13.	Margin Regulations; Investment Company Act	96
5.14.	Disclosure	96
5.15.	Compliance with Laws; Anti-Terrorism Laws and Foreign Asset Control Regulations	96
5.16.	Labor Matters	97
5.17.	[Reserved]	97
5.18.	Intellectual Property	97
5.19.	Senior Indebtedness	98

ARTICLE VI AFFIRMATIVE COVENANTS		98

6.01.	Financial Statements	98
6.02.	Other Information	99
6.03.	Notices	100
6.04.	Payment of Taxes and Assessments	101
6.05.	Preservation of Existence, Etc	101
6.06.	Maintenance of Properties	101
6.07.	Maintenance of Insurance; Business Interruption Proceeds	102
6.08.	Compliance with Laws Generally; Environmental Laws	102
6.09.	Books and Records	102
6.10.	Inspection Rights; Meetings with Administrative Agent	102
6.11.	Compliance with ERISA	103
6.12.	Further Assurances	103
6.13.	Use of Proceeds	105

ARTICLE VII NEGATIVE COVENANTS		105

7.01.	Indebtedness	105

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7.02.	Liens	109
7.03.	Investments	112
7.04.	Mergers, Dissolutions, Etc.	117
7.05.	Dispositions	117
7.06.	Restricted Payments	119
7.07.	Change in Nature of Business	122
7.08.	Transactions with Affiliates	122
7.09.	Inconsistent Agreements	123
7.10.	Reserved	124
7.11.	Prepayment of Indebtedness; Amendment to Organization Documents; Payment of Earnouts and Other Deferred Purchase Price Obligations	124
7.12.	Financial Covenants	125
7.13.	Anti-Terrorism Laws and Foreign Asset Control Regulations	126
7.14.	Fiscal Year	126
7.15.	Holdings Covenant	126

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		127

8.01.	Events of Default	127
8.02.	Remedies Upon Event of Default	129
8.03.	Application of Funds	129
8.04.	Equity Cure Right	131

ARTICLE IX ADMINISTRATIVE AGENT		132

9.01.	Appointment and Authority; Limitations on Lenders	132
9.02.	Rights as a Lender	133
9.03.	Exculpatory Provisions	133
9.04.	Reliance by Administrative Agent	134
9.05.	Delegation of Duties	134
9.06.	Resignation of Administrative Agent	134
9.07.	Non-Reliance on Administrative Agent and Other Lenders	135
9.08.	No Other Duties, Etc	135
9.09.	Administrative Agent May File Proofs of Claim; Credit Bidding	135
9.10.	Collateral Matters	136
9.11.	Other Collateral Matters	137
9.12.	Right to Perform, Preserve and Protect	137
9.13.	Credit Product Providers and Credit Product Arrangements	138
9.14.	Designation of Additional Agents	139
9.15.	Authorization to Enter into Intercreditor Agreements and Subordination Agreements	139
9.16.	Recovery of Erroneous Payments	139

ARTICLE X MISCELLANEOUS		142

10.01.	Amendments, Etc	142
10.02.	Notices; Effectiveness; Electronic Communication	146

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10.03.	No Waiver; Cumulative Remedies	149
10.04.	Expenses; Indemnity; Damage Waiver	149
10.05.	Marshalling; Payments Set Aside	153
10.06.	Successors and Assigns	153
10.07.	Treatment of Certain Information; Confidentiality	159
10.08.	Right of Setoff	160
10.09.	Interest Rate Limitation	161
10.10.	Counterparts; Integration; Effectiveness	161
10.11.	Survival	161
10.12.	Severability	162
10.13.	Replacement of Lenders	162
10.14.	Governing Law; Jurisdiction; Etc	163
10.15.	Waiver of Jury Trial	164
10.16.	USA PATRIOT Act Notice	164
10.17.	No Advisory or Fiduciary Responsibility	164
10.18.	Attachments	165
10.19.	Acknowledgement Regarding any Supported QFCs	165

ARTICLE XI CONTINUING GUARANTEE		166

11.01.	Guarantee	166
11.02.	Rights of Lenders	167
11.03.	Certain Waivers	167
11.04.	Obligations Independent	168
11.05.	Subrogation	169
11.06.	Termination; Reinstatement	169
11.07.	Subordination	169
11.08.	Condition of Borrowers	169
11.09.	Limitation of Liability	170
11.10.	No Novation; Reaffirmation	170

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SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.05	Litigation
5.12	Subsidiaries; Capitalization; Other Equity Investments
5.16	Labor Matters
7.01	Existing Indebtedness
7.02	Existing Liens
7.03	Existing Investments
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office (and Account)

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Loan Note
D	Compliance Certificate
E	Reserved
F	Assignment and Assumption
G	Closing Checklist
H	Form of Joinder to Credit Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 30, 2021, among e.l.f. Cosmetics, Inc., a Delaware corporation (“e.l.f. Cosmetics”), J.A. RF, LLC, a Delaware limited liability company (“JA RF”), W3LL People, Inc., a Delaware corporation (“W3LL”; e.l.f. Cosmetics, JA RF, W3LL and each Domestic Subsidiary of Holdings who hereafter becomes a “Borrower” hereunder pursuant to a Joinder Agreement, may be referred to individually, as a “Borrower” and collectively herein, as “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Loan Party”, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch as Administrative Agent, Swing Line Lender, and an L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto are party to that certain Credit Agreement dated as of the Original Closing Date defined below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Original Credit Agreement”); and

B. The Borrowers, the other Loan Parties, the Administrative Agent and the Lenders desire to amend and restate in its entirety the Original Credit Agreement, without constituting a novation, all on the terms, and subject to the conditions contained herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend and restate the Original Credit Agreement in its entirety, without constituting a novation, as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Adjusted Consolidated EBITDA of such Acquired Entity or Business, as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Adjusted Consolidated EBITDA” in the Compliance Certificate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition of (a) a majority equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a majority interest at the time it becomes exercisable by the holder thereof), or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business or division conducted by such Person.

“Additional Lender” has the meaning specified in Section 2.18(c).

“Adjusted Consolidated EBITDA” has the meaning specified in the Compliance Certificate.

“Adjustment Date” means for any Fiscal Quarter of the Borrowers ending on or after June 30, 2025, the first day of the month following the date on which Administrative Agent is in receipt of Borrowers’ most recent financial statements for the fiscal period most recently ended pursuant to Section 6.01(a) or (b).

“Administrative Agent” means BMO, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower Agent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Indebtedness” has the meaning specified in the definition of Weighted Average Life to Maturity.

“Applicable Margin” means

(a) for the period commencing on the Restatement Effective Date through (but not including) the Fourth Amendment Effective Date, the percentage per annum set forth in this Agreement immediately prior to giving effect to the Fourth Amendment;

(b) for the period commencing on the Fourth Amendment Effective Date through the first Adjustment Date: (i) if a SOFR Loan, 1.125% per annum and (ii) if a Base Rate Loan, 0.125% per annum; and

Level	Consolidated Total Net Leverage Ratio	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	> 3.00:1.00	1.875%	0.875%
II	> 2.00:1.00 but ≤ 3.00:1.00	1.625%	0.625%
III	> 1.00:1.00 but ≤ 2.00:1.00	1.375%	0.375%
IV	≤ 1.00:1.00	1.125%	0.125%

(c) thereafter, the Applicable Margin shall equal the applicable margin in effect from time to time determined as set forth above based upon the applicable Consolidated Total Leverage Ratio then in effect pursuant to the appropriate column under the table above and any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of each Adjustment Date based upon the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b). If any Compliance Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 6.02(a), then, at Administrative Agent’s election, the Applicable Margin shall be determined as if the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter is at Level I until such time as such Compliance Certificate and supporting information is received.

In the event either Borrower Agent or Administrative Agent determines in good faith that the calculation of the Consolidated Total Leverage Ratio on which the applicable interest rate and any fees for any particular period was determined is inaccurate, and as a consequence thereof, the Applicable Margin was lower that it would have been, (i) Borrower Agent shall immediately deliver to Administrative Agent a correct Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within ten (10) Business Days after the first discovery of such inaccuracy or upon notice by Administrative Agent of such determination, then Level I shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such ten (10) day period), (ii) Administrative Agent shall notify Borrower Agent of the amount of interest and fees that would have been due in respect of any outstanding Obligations during such period had the applicable rate been calculated based on the correct Consolidated Total Leverage Ratio (or the Level I rate if a correct Compliance Certificate was not delivered within the ten (10) day period) and (iii) Borrowers shall promptly pay to Administrative Agent for the benefit of the applicable Lenders and other Persons that hold the Commitments and Loans at the time such payment is received (regardless of whether those Persons held the Commitments and Loans during the relevant period) the difference between the amount that would have been due and the amount actually paid in respect of such period.

“Applicable Percentage” means in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth-decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Lender shall be the Applicable Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means, collectively, (i) BMO Capital Markets Corp., (ii) Wells Fargo Bank, N.A. and (iii) U.S. Bank National Association and each of the foregoing, individually, an “Arranger”.

“Assignee Group” means two or more assignees of Loans or Commitments that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee of Loans or Commitments (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form reasonably approved by Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any synthetic lease or other similar financing lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Holdings and its Subsidiaries for the Fiscal Year ended March 31, 2024, and the related consolidated statements of income or operations and cash flows for such Fiscal Year, including the notes thereto.

“Auditor” has the meaning specified in Section 6.01(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, on any date of determination, the sum (but not less than zero for any applicable fiscal year) of (without duplication):

(a) the greater of (i) $87,500,000 and (ii) 35% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement; plus

(b) [reserved]; plus

(c) the aggregate amount of Net Cash Proceeds of an issuance by Holdings (or any direct or indirect parent thereof) of or capital contribution (including, without limitation, any capital contribution of marketable securities or other Cash Equivalents) in respect of any of its Equity Interests that are not Disqualified Equity Interests or Permitted Cure Securities and which are not used to make Restricted Payments under Section 7.06(i) received by any of the Borrowers during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination; minus

(d) the aggregate amount of the Available Amount used to pay dividends and distributions pursuant to Section 7.06(h) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(e) the aggregate amount of the Available Amount used for Permitted Acquisitions during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(f) the aggregate amount of the Available Amount used to make other investments pursuant to Section 7.03(z) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(g) the aggregate amount of the Available Amount used to make cash loans and advances to officers, directors and employees pursuant to Section 7.03(x) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(h) the aggregate amount of the Available Amount used to make payments of Subordinated Indebtedness pursuant to Section 7.11(a)(iv) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.10(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), and (b) the sum of (i) the Federal Funds Rate (which shall not be less than 0.00%), as in effect from time to time, plus (ii) 1/2 of 1.00%, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day (after giving effect to the Floor) plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Sections 3.03 or 3.10, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor plus 1.00%, then Base Rate shall be deemed to be the Floor plus 1.00%.

“Base Rate Loan” means a Loan (or segment of a Loan) that bears interest based on the Base Rate.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its reasonable discretion (in consultation with Borrower Agent),

(a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10.

“BMO” means Bank of Montreal.

“Borrower Agent” has the meaning specified in Section 2.15(d).

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 10.02(c).

“Borrowing” means any of (a) a Revolving Borrowing or (b) a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located; provided that when used in connection with a SOFR Loan, or any calculation or determination involving SOFR, then the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided, that, for purposes of this Agreement, the determination of whether a lease is required to be accounted for as a Capital Lease on the balance sheet of such Person shall be made by reference to GAAP as in effect on the Restatement Effective Date.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, (a) for the benefit of one or more of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, (i) cash or Deposit Account balances in an amount equal to 103% of the L/C Obligations (pursuant to documentation reasonably satisfactory to Administrative Agent and the L/C Issuer), (ii) a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer, from a commercial bank acceptable to Administrative Agent and the L/C Issuer, in an amount equal to 103% of the L/C Obligations, or (iii) such other credit support or other arrangements with respect thereto reasonably satisfactory to Administrative Agent and the L/C Issuer in their sole discretion shall have been made or (b) for the benefit of the Swing Line Lender, as collateral for Swing Line Loans that have not been refunded by the Revolving Lenders, cash or Deposit Account balances in an amount equal to the principal amount of such Swing Line Loans or, if Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Equivalents” means any of the following types of property, to the extent owned by Holdings or any of its Subsidiaries:

(a) cash, denominated in Dollars or, with respect to a Borrower or any of its Subsidiaries, any other lawful currency and investments of comparable tenor and credit quality to those described in the other clauses in this definition customarily utilized in countries in which Holdings or any of its Subsidiaries operate for cash management purposes;

(b) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s;

(c) commercial paper maturing no more than 24 months from the date of creation thereof and rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s and S&P shall be rating such obligations;

(d) insured certificates of deposit or bankers’ acceptances of, or time deposits with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) above, (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $250,000,000;

(e) readily marketable general obligations of any corporation organized under the laws of any state of the United States, payable in the United States, expressed to mature not later than 24 months following the date of issuance thereof and rated A or better by S&P or A2 or better by Moody’s;

(f) readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above; and

(g) in the case of a Foreign Subsidiary, Investments of a kind or type similar to Cash Equivalents described above (replacing United States or any state, agency, instrumentality or municipality thereof with the corresponding Governmental Authorities of any foreign jurisdiction and using comparable ratings, if any, customary in the relevant jurisdiction) in any country other than the United States where such Foreign Subsidiary maintains a business location.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof or (c) the making or issuance of any request, rule, guideline, interpretation, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (within the meaning of Rules 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than any Permitted Holder and other than any employee benefit plan of Holdings or Borrower and any Person acting as the trustee, agent or other fiduciary or administrator thereof) becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Voting Equity Interests representing (x) more than 35% of the Voting Equity Interests of Holdings and (y) a greater percentage of Voting Equity Interests of Holdings than is then beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless, in the case of either clause (x) or (y) above, the Permitted Holders have, at such time, the right or the ability by percentage of Voting Equity Interest of Holdings owned, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings;

(b) Holdings shall fail to own (i) directly 100% of the issued and outstanding Equity Interests of e.l.f. Cosmetics (or any surviving entity of a merger with e.l.f. Cosmetics permitted under Section 7.04(b), (x) that has assumed all obligations of e.l.f. Cosmetics under the Loan Documents in accordance with Section 7.04(b) and (y) 100% of the issued and outstanding Equity Interests of which have been pledged by Holdings to Administrative Agent) or (ii) directly or indirectly, 100% of the issued and outstanding Equity Interests of the other Borrowers, except in this clause (ii) where such failure is the result of a transaction permitted under the Loan Documents provided that, with respect to any such transaction permitted under Section 7.04(b), 100% of the issued and outstanding Equity Interests of any surviving entity of such other Borrower shall have been pledged to Administrative Agent; or

(c) any “change of control” or similar event under any material Indebtedness.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

“Collateral” means, collectively, certain personal property of the Loan Parties or any other Person in which Administrative Agent or any Lender Party is granted a Lien under any Security Instrument as security for all or any portion of the Secured Obligations or any other obligation arising under any Loan Document.

“Commitment” means a Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of SOFR Loans, which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitor” means any operating entity competing with the Borrowers or their Subsidiaries in the Borrowers’ and Subsidiaries’ operating businesses.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Borrower Agent) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with Borrower Agent) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with Borrower Agent) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated Interest Coverage Ratio” has the meaning specified in the Compliance Certificate.

“Consolidated Senior Net Leverage Ratio” has the meaning specified in the Compliance Certificate.

“Consolidated Total Net Leverage Ratio” has the meaning specified in the Compliance Certificate.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, indenture, mortgage, deed of trust, contract or any other instrument or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business” means any material line of business conducted by the Borrowers and their Subsidiaries as of the Fourth Amendment Effective Date and any business reasonably related, complementary, supplemental or ancillary thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Product Arrangements” means, collectively, (a) Swap Contracts between any Loan Party and any Credit Product Provider and (b) Treasury Management and Other Services between any Loan Party and any Credit Product Provider.

“Credit Product Indemnitee” has the meaning specified in Section 9.13(a).

“Credit Product Obligations” means Indebtedness and other obligations of any Loan Party or any Subsidiary of a Loan Party arising under Credit Product Arrangements and owing to any Credit Product Provider; provided, that Credit Product Obligations shall not include Excluded Swap Obligations.

“Credit Product Provider” means (a) BMO, and (b) any other Person who was a Lender, Administrative Agent, or an Affiliate of a Lender or Administrative Agent at the time of entry into the applicable Credit Product Arrangement, so long as such provider with the Borrowers’ consent, delivers written notice to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, by the later of the Restatement Effective Date or the entering into of the applicable Credit Product Arrangement, (i) describing the Credit Product Arrangement and (ii) agreeing to be bound by Section 9.13.

“Cure Amount” has the meaning specified in Section 8.04.

“Cure Right” has the meaning specified in Section 8.04.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides in its reasonable discretion that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion, which shall give due consideration to the then prevailing market conventions.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.

“Default Rate” means (a) an interest rate equal to the rate of interest otherwise applicable hereunder plus 2% per annum, and (b) with respect to Letter of Credit Fees, the Letter of Credit Fee then in effect plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to fund all or any portion of its Loans or otherwise pay to Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, in any case within two Business Days of the date such Loans were required to be funded or amounts required to be paid hereunder unless due to such Lender’s good faith determination that the conditions set forth in Section 4.02 have not been met, (b) has notified any Borrower, Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, unless due to such Lender’s good faith determination that the conditions set forth in Section 4.02 have not been met, (c) has failed, within three Business Days after written request by Administrative Agent or Borrower Agent, to confirm in writing to Administrative Agent and Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) becomes the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower Agent) of non-cash consideration received by any Borrower or a Subsidiary in connection with a Disposition pursuant to Section 7.05(n) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent delivered to the Administrative Agent, setting forth details on the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition) (including as a result of a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount of Adjusted Consolidated EBITDA of such Sold Entity or Business for such period, all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests.

“Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) is convertible into or exchangeable for debt securities or other Indebtedness (unless only occurring at the sole option of the issuer thereof) that would constitute Disqualified Equity Interests or (d) provides for the scheduled payments of dividends in cash (other than in respect of taxes), in each case, prior to the date that is 91 days after the Revolving Credit Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations as a result of such employee’s termination, death, invalidity or disability; provided, further, that if such Equity Interests are issued by (x) any direct or indirect Subsidiary of the Borrowers to a Loan Party or (y) any direct or indirect Subsidiary of the Borrowers that is not a Loan Party to any other direct or indirect Subsidiary of the Borrowers that is not a Loan Party, such Equity Interests shall not constitute Disqualified Equity Interests.

“Disqualified Institutions” means (a) those banks, financial institutions and other institutional lenders and Persons (or related funds of such Persons), (b) any Competitor and (c) any Subsidiary or Affiliate (other than their financial investors that are not operating companies or Affiliates of operating companies and other than any Affiliate that is a bona fide diversified debt fund) of the foregoing, in the case of clauses (a), (b) and (c) above, identified in writing by the Borrowers to Administrative Agent on December 20, 2016; provided, that upon reasonable notice to the Administrative Agent, the Borrowers shall be permitted to supplement in writing the list of Competitors that are Disqualified Institutions after the date hereof, but which supplement shall not apply to assignments and participations entered into prior to any such supplements (such list of Disqualified Institutions, the “Disqualified Institutions List”).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia (but excluding any territory or possession thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“e.l.f. Cosmetics” has the meaning specified in the introductory paragraph hereto.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, legally-binding agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to air emissions and other discharges of Hazardous Materials to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any applicable Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of a Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement to the extent liability is expressly assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in, including partnership, member or trust interests) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party or a Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Sections 412 and 430 through 436 of the Code and Section 302 through 305 and 4007 of ERISA).

“ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party, a Subsidiary thereof or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party, a Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan or receipt by any Loan Party, a Subsidiary thereof or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or that any Multiemployer Plan is insolvent or being terminated; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination, each under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party, a Subsidiary thereof or any ERISA Affiliate; or (i) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived.

“Erroneous Payment” has the meaning specified in Section 9.16.

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.16.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property by any Governmental Authority, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” has the meaning given in the Security Agreement.

“Excluded Domestic Holdco” means a Domestic Subsidiary the primary assets of which are the Equity Interests of one or more Foreign Subsidiaries and, if applicable, Indebtedness of such Foreign Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is a direct or indirect Subsidiary of (a) a Foreign Subsidiary or (b) an Excluded Domestic Holdco.

“Excluded Subsidiary” means any Subsidiary of the Borrowers (a) that is a Foreign Subsidiary, an Excluded Domestic Subsidiary or an Excluded Domestic Holdco, (b) that is a captive insurance company, (c) that is a not-for-profit Subsidiary, (d) that is a special purpose entity, (e) that is prohibited or restricted by any contract existing on the Fourth Amendment Effective Date or on the date such Subsidiary is acquired (so long as in respect of such contractual prohibition such prohibition is not incurred in contemplation of such acquisition) or formed (solely to the extent the formation of such a Subsidiary is not materially adverse to the Lenders and the designation of such newly formed Subsidiary as an Excluded Subsidiary is agreed to by Administrative Agent in its sole discretion) with a Person who is not an Affiliate of a Borrower, applicable law (including, in each case, any requirement to obtain governmental authority or third party consent (unless such consent has been received)), rule or regulation from providing a guaranty (but only so long as such prohibition or restriction is in effect), (f) with respect to which the Borrower Agent has reasonably determined in consultation with the Administrative Agent, that providing a Guarantee would result in material adverse tax consequences to the Borrowers or any of their Subsidiaries, (g) to the extent the Administrative Agent and Borrowers mutually determine the cost and/or burden of obtaining the guaranty from such Subsidiary outweigh the benefits to the Lenders and (h) any Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party (other than the direct counterparty of such Swap Obligation), any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, that are (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender (i) becomes a party to this Agreement (other than pursuant to an assignment request by Borrower Agent under Section 10.13) or (ii) changes its Lending Office, except in each case, to the extent that, pursuant to Section 3.01 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 3.01(e), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning specified in Section 5.15.

“Existing Letters of Credit” means the letters of credit issued and outstanding under this Agreement prior to the Fourth Amendment Effective Date which are identified on Schedule 1.01 hereto.

“Extending Lender” has the meaning specified in Section 10.01.

“Extension Agreement” means an extension agreement, in a form reasonably satisfactory to the Administrative Agent, among Holdings, the Borrowers and one or more Extending Lenders, effecting one or more Extension Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 10.01.

“Extension Offer” is defined in Section 10.01.

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 10.01, providing for an extension of the Revolving Credit Maturity Date and/or Term Loan Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, may also provide for (a) an increase in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans, a modification of the scheduled amortization applicable thereto, provided that the Weighted Average Life to Maturity of such Extended Loans shall be no less than the remaining Weighted Average Life to Maturity (determined at the time of such Extension Offer) of the Term Loans, (c) a modification of voluntary or mandatory prepayments applicable thereto (including amortization payments), provided that voluntary and mandatory prepayments (including amortization payments) applicable to any other Loans shall not be affected by the terms thereof, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, and/or (e) different covenants and other provisions that apply only to periods after the then latest maturity date.

“Extension Request Class” is defined in Section 10.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Facility” means the Revolving Credit Facility or any incremental term loan made pursuant to Section 2.18.

“Facility Termination Date” means the date as of which Payment in Full of all Obligations has occurred.

“FDA” means the Federal Food and Drug Administration and any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as reasonably determined by Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Fourth Amendment Effective Date between Borrowers and Administrative Agent.

“Fiscal Quarter” means each fiscal quarter of the Borrowers and their Subsidiaries ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means each twelve month period of the Borrowers and their Subsidiaries, ending on March 31 of each year.

“Floor” means the rate per annum of interest equal to 0.00%.

“Foreign Assets Control Regulations” has the meaning specified in Section 5.15.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement and First Amendment to Pledge and Security Agreement dated as of March 3, 2025, by and among the Borrowers, the other Loan Parties party thereto, Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means March 3, 2025.

“Fraudulent Conveyance” has the meaning specified in Section 11.09.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural Person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or debt securities in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, subject to Sections 1.03(b) and 1.03(c) below.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, that with respect to clause (b) of the preceding sentence, if the subject Indebtedness or other obligation is non-recourse, then the amount of such Guarantee shall be deemed to be the lower of the amount of such Guarantee determined pursuant to the foregoing terms of this sentence or the fair market value of the property subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Holdings, each Subsidiary Guarantor and each other Person that becomes a guarantor of all or part of the Obligations pursuant to Section 6.12 of the Agreement or otherwise.

“Hazardous Materials” means all substances or wastes listed, defined or regulated pursuant to any Environmental Law as explosive, radioactive, hazardous, toxic or as pollutants and petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious properties or characteristics.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means each Subsidiary which, as of the most recently ended Measurement Period, (a) contributed 5.00% or less of Adjusted Consolidated EBITDA for such period or (b) contributed 5.00% or less of the consolidated total assets of the Borrowers and their Subsidiaries; provided that, if, as of the most recently ended Measurement Period, the aggregate amount of Adjusted Consolidated EBITDA or consolidated total assets attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds 10.00% of Adjusted Consolidated EBITDA or consolidated total assets, respectively, for any such period, the Borrowers shall designate sufficient Subsidiaries to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement; provided, further, that the Borrowers may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition.

“Increase” has the meaning specified in Section 2.18(a).

“Increase Effective Date” has the meaning specified in Section 2.18(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations (direct or contingent) of such Person evidenced by or arising under bonds (including, without limitation, surety, customs, reclamation or performance bonds), debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) (i) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) accrued expenses and trade payables incurred in the Ordinary Course of Business, (y) any working capital adjustment or any earnout obligation, deferred compensation, non-compete or similar obligations under employment agreements of such Person and (z) obligations with respect to seller notes), in each case, to the extent due and payable and (ii) all obligations of such Person with respect to seller notes;

(e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) obligations under Capital Leases and synthetic or other similar financing leases of such Person;

(g) all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) in the case of the Borrowers and their Subsidiaries, exclude all intercompany Indebtedness incurred in the Ordinary Course of Business (other than for purposes of Section 7.01 hereunder). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or synthetic or other similar financing lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any Indebtedness described in clause (e) above shall be limited to the lesser of the fair market value of any property securing such indebtedness as determined by such Person in good faith and (ii) the aggregate unpaid amount of such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning given in the Security Agreement.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (including Swing Line Loans), the last day of every calendar quarter) and on the applicable Maturity Date, (b) as to any SOFR Loan the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and on the applicable Maturity Date and (c) as to any Swing Line Loan bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Line Loan, and on the applicable Maturity Date; provided that, as to any such Loan, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month.

“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans or Swing Line Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of SOFR Loans bearing interest based on Term SOFR, on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the applicable Committed Loan Notice and (b) in the case of Swing Line Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by Borrower Agent and the Swing Line Lender, provided, that:

i. no Interest Period shall extend beyond the final Maturity Date of the relevant Loans;

ii. no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal on the Term Loans, as applicable, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are SOFR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

iii. whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

iv. for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and

v. no tenor that has been removed from this definition pursuant to Section 3.10 below shall be available for specification in such Committed Loan Notice.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the ownership, purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees

Indebtedness of such other Person (excluding loans or advances made in the Ordinary Course of Business (including travel advances and other similar cash advances) to employees and officers), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any other Loan Party) or in favor the L/C Issuer and relating to any such Letter of Credit.

“JA RF” has the meaning specified in the introductory paragraph hereto.

“Joinder Agreement” means a joinder agreement in the form attached hereto as Exhibit H or in a writing in any other form reasonably acceptable to Administrative Agent duly completed executed by a Person joining this Agreement as a Borrower or Guarantor, as the case may be; provided, however, that any such Person joining as a Borrower must be organized in the United States or District of Columbia unless otherwise agreed by all Lenders.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means each Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Honor Date.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Exposure” means, at any time, for any Lender, such Lender’s Applicable Percentage of the total L/C Obligations at such time.

“L/C Issuer” means BMO and/or any other Lender that, at the request of Borrowers and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an L/C Issuer, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. At any time there is more than one L/C Issuer, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both or all L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lender Party” means (a) each Lender, (b) each Credit Product Provider to the extent it holds Credit Product Obligations and was a Lender or an Affiliate of a Lender when such Person provided Credit Product Arrangements to the Loan Parties, (c) Administrative Agent, (d) the L/C Issuer, (e) the Swing Line Lender, (f) each Arranger, (g) each SPV and (h) the successors and permitted assigns of each of the foregoing.

“Lender Party Expenses” has the meaning set forth in Section 10.04(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower Agent and Administrative Agent in writing.

“Letter of Credit” means any standby or documentary letter of credit issued by L/C Issuer for the account of a Borrower or any of its Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Administrative Agent or L/C Issuer for the benefit of a Borrower or any of its Subsidiaries, and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means, with respect to any Letter of Credit, the day that is the earlier of (a) the date that is twelve months after the date such Letter of Credit is issued and (b) the date that is seven (7) Business Days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) or, to the extent such Letter of Credit is Cash Collateralized, such later date as may be permitted by Section 2.03(a)(vi) hereof.

“Letter of Credit Fees” means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit described in Section 2.09(b).

“Letter of Credit Sublimit” means $35,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Licenses” has the meaning given in the Security Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition by a Borrower or one or more of its Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (x) the Loan Parties’ unrestricted domestic cash and Cash Equivalents plus (y) availability under the Revolving Credit Facility.

“Loan” means an extension of credit under Article II in the form of a Revolving Loan, a Term Loan or a Swing Line Loan, including any Increases.

“Loan Account” has the meaning specified in Section 2.11(a).

“Loan Documents” means this Agreement, each Note and each Security Instrument delivered on or prior to the Fourth Amendment Effective Date.

“Loan Obligations” means all Obligations other than amounts (including fees) owing by any Loan Party or any Subsidiary of any Loan Party pursuant to any Credit Product Arrangements.

“Loan Parties” means Borrowers, Holdings and the Subsidiary Guarantors, collectively.

“Material Acquisition” means any Acquisition the aggregate cash Permitted Acquisition Consideration for which exceeds $50,000,000.

“Material Adverse Effect” means (a) material adverse change in, or a material adverse effect on, the business, assets, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, (b) a material adverse effect of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party (other than to the extent a result of the action or inaction of the Administrative Agent, the Lenders, the other Lender Parties under the Loan Documents or their respective Affiliates, officers, employees, agents, attorneys or representatives).

“Material Intellectual Property” means any Intellectual Property that is, in the reasonable determination of the Borrowers, material to the business operation of the Borrowers and their Subsidiaries, taken as a whole.

“Maturity Date” means either of the Revolving Credit Maturity Date or the Term Loan Maturity Date.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed consecutive four Fiscal Quarters of Holdings and its Subsidiaries for which financial statements have or should have been delivered in accordance with Section 6.01(a) or (b).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations.

“Minority Investment” means any Person (including any joint ventures, limited liability companies or partnerships) other than a Subsidiary in which the Borrowers or any Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or with respect to which any Loan Party has any current or contingent liability as a result of being considered a single employer with any ERISA Affiliate.

“Net Cash Proceeds” means (a) with respect to the Disposition of any asset by any Borrower or any Subsidiary or any Event of Loss, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Event of Loss (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Event of Loss, any insurance proceeds or condemnation awards in respect of such Event of Loss actually received by or paid to or for the account of the Borrowers or any Subsidiary but excluding, in any event, any cash and Cash Equivalents received solely as proceeds of business interruption insurance) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Event of Loss and that is required to be repaid in connection with such Disposition or Event of Loss, (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and, with respect to any Event of Loss, costs incurred in connection with the collection of such proceeds, awards or other payments or any settlement of claims with respect thereto) actually incurred by the Borrowers or such Subsidiary in connection with such Disposition or Event of Loss, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, or upon the distribution to a Loan Party of such proceeds from such Disposition or Event of Loss, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrowers or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrowers or any Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Event of Loss, the amount of such reserve; and (b) with respect to the incurrence or issuance of any Indebtedness by the Borrowers or any Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the sum of (A) the reasonable investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other reasonable and customary expenses, incurred by the Borrowers or such Subsidiary in connection with such incurrence or issuance and (B) taxes paid or reasonably estimated to be actually payable in connection therewith, or upon the distribution to a Loan Party of proceeds from such incurrence or issuance.

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means any or all of the Revolving Loan Notes.

“Obligations” means all amounts owing by any Loan Party to Administrative Agent, any Lender or any other Lender Party (excluding Persons specified in clause (b) of the definition thereof solely to the extent of any Credit Product Obligations owed to such Persons) pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Administrative Agent incurred and payable by the Loan Parties pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof; provided, that Obligations shall not include Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 5.15.

“Offered Loans” has the meaning specified in Section 2.19(c).

“Ordinary Course of Business” means the ordinary course of business of the Borrowers and their Subsidiaries and undertaken in good faith.

“Organization Documents” means, as applicable with respect to any Person, its certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); its certificate or articles of formation or organization and operating agreement; or its partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Original Closing Date” means December 23, 2016.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding for the avoidance of doubt, Excluded Taxes.

“Otherwise Acceptable” shall mean, in any form (1) reasonably acceptable to the Administrative Agent or (2) posted to the Lenders and (A) accepted by the Required Lenders and/or (B) not objected to by the Required Lenders in writing within five (5) Business Days of being posted, in which case the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into any intercreditor agreement or subordination agreement (or, in each case, such joinder thereto) (or, in each case, any such amendment thereto, restatement thereof or other modification thereto) is reasonable and to have consented to such intercreditor agreement or subordination agreement (or, in each case, such joinder thereto) (or, in each case, any such amendment thereto, restatement thereof or other modification thereto).

“Outstanding Amount” means, as applicable, the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and/or Term Loans on any date after giving effect to any Borrowings, prepayments or repayments thereof occurring on such date, and with respect to any L/C Obligations, the aggregate outstanding amount of such L/C Obligations on any date after giving effect to any L/C Credit Extension or other changes in the aggregate amount of the L/C Obligations occurring on such date.

“Outstanding Items” has the meaning specified in Section 6.18.

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in clause (d) of Section 10.06.

“Participation and SPV Register” has the meaning specified in clause (d) of Section 10.06.

“Payment in Full” or “Payment in Full of the Obligations” means (a) the payment in full in cash of all Loan Obligations (other than contingent indemnification or expense reimbursement claims for which no claim has been asserted), together with all accrued and unpaid interest and fees thereon, other than L/C Obligations that have been fully Cash Collateralized, (b) the Commitments shall have terminated or expired, and (c) the obligations and liabilities of each Loan Party under all Credit Product Arrangements constituting Secured Obligations, to the extent such obligations and liabilities are then due and outstanding as of the date clauses (a) and (b) preceding have been satisfied and the amount of such obligations and liabilities has been provided to Administrative Agent and Borrower Agent in writing by the applicable Credit Product Provider on or prior to such date, shall have been paid and satisfied in full or fully Cash Collateralized (other than contingent indemnification claims for which no claim has been asserted). “Paid in Full,” “paid in full,” “payment in full,” and “payment in full of the Obligations” have meanings correlative thereto.

“Payment Recipient” has the meaning specified in Section 9.16.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (other than a Foreign Plan or Multiemployer Plan) that is maintained or is contributed to by any Loan Party, or with respect to which any Loan Party has any current or contingent liability as a result of being considered a single employer with any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by a Borrower or a Subsidiary of a Borrower, including any Foreign Subsidiary, (i) that has been approved by the Required Lenders or (ii) so long as all of the following conditions have been satisfied:

(a) the Person or business which is the subject of such Acquisition is in a line of business permitted by Section 7.07;

(b) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition (unless otherwise agreed by the Required Lenders);

(c) no Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition; provided, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (c) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(d) after giving pro forma effect to such Acquisition (including the payment of cash and other property given as consideration, any Indebtedness incurred, assumed or acquired by any Borrower or Subsidiary, as applicable, in connection with such Acquisition and all fees expenses and transaction costs incurred in connection therewith), (i) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in (x) Section 7.12(a) and Section 7.12(b), in each case, for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) (for the avoidance of doubt, with respect to any Material Acquisition, the foregoing subclause (i)(x) shall not apply) and (ii) solely for any Material Acquisition, the Loan Parties shall have on a Pro Forma Basis a Consolidated Total Net Leverage Ratio of not greater than 3.75:1.00 for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); provided, that in the case of any Limited Condition Acquisition, the requirements set forth in clauses (i) and (ii) above shall, at the election of the Borrower Agent, be tested (and assuming for purposes of such calculations that (x) in the case of any Limited Condition Incremental Facility being incurred in connection therewith such Limited Condition Incremental Facility is fully drawn as of such date but without “netting” the Cash proceeds of such Limited Condition Incremental Facility, and (y) the proposed Limited Condition Acquisition, and all transactions to occur in connection therewith, have been effected) either on the execution date of the applicable acquisition agreement or the date the Limited Condition Acquisition is consummated; provided, further that the requirement provided in this clause (e) shall not apply with respect any Acquisition that is financed solely with the Net Cash Proceeds of issuances by Holdings (or any direct or indirect parent entity thereof) of, or capital contributions to, its Equity Interests that are not Disqualified Equity Interests, Permitted Cure Securities or cash common equity contributions in connection with an Equity Cure pursuant to Section 8.04 (other than issuances of, or contributions to, Equity Interests that are included in the calculation of the Available Amount or the Net Cash Proceeds of which are used to make Restricted Payments under Section 7.06(i)) and solely to the extent the Net Cash Proceeds of such issuances or contributions are contributed by Holdings to a Borrower as cash common equity;

(e) Borrower Agent shall have promptly furnished to Administrative Agent (i) an executed copy of the acquisition agreement (together with exhibits and schedules thereto) for such intended Acquisition and (ii) with respect to any Material Acquisition and to the extent available, (w) a description of the proposed Acquisition, (x) pro forma consolidated projections with respect to the intended Acquisition, (y) historical financial statements for the target of the intended Acquisition and (z) such other customary information or documentation regarding the intended Acquisition as Administrative Agent may reasonably request, including, to the extent available, a due diligence package (provided that, to the extent any such diligence materials are subject to confidentiality obligations not entered into in contemplation of this clause (e) or are privileged (such as legal or tax reports), such materials need not be delivered);

(f) Borrower Agent shall have furnished to Administrative Agent at least two (2) Business Days (or such shorter period as may be agreed by Administrative Agent) prior to the date on which any such Acquisition is to be consummated, a certificate of a Responsible Officer of Borrower Agent with a reasonably detailed calculation of item (d)(i) and (ii) above;

(g) to the extent obtained by the Loan Parties or their Affiliates, a quality of earnings report with respect to the target of such Acquisition; and

(h) the Permitted Acquisition Consideration for all Permitted Acquisitions of targets that will not become Guarantors, or of assets in respect of which Administrative Agent shall not have a first priority perfected Lien (subject to Permitted Liens) on such assets that constitute Collateral, does not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement in the aggregate during the term of this Agreement plus the Available Amount when aggregated with all other Permitted Acquisitions of targets that will not become Guarantors, or of assets in respect of which Administrative Agent shall not have a first priority perfected Lien (subject to Permitted Liens) on such assets that constitute Collateral consummated during the term of this Agreement; provided, that the limitation provided in this clause (i) shall not apply (a) with respect to that portion of the consideration in the form of Equity Interests of Holdings (or any parent entity thereof) that are not Disqualified Equity Interests and (b) to the extent such Acquisition is financed with the Net Cash Proceeds of issuances by Holdings (or any parent entity thereof) of, or capital contributions to, its Equity Interests that are not Disqualified Equity Interests, Permitted Cure Securities or cash common equity contributions in connection with an Equity Cure pursuant to Section 8.04 (other than issuances of, or contributions to, Equity Interests that are included in the calculation of the Available Amount or the Net Cash Proceeds of which are used to make Restricted Payments under Section 7.06(i)) and solely to the extent the Net Cash Proceeds of such issuances or contributions are contributed by Holdings to a Borrower as cash common equity.

“Permitted Acquisition Consideration” means the purchase consideration for a Permitted Acquisition and all other payments (but excluding any related acquisition fees, costs and expenses incurred in connection with any Permitted Acquisition), directly or indirectly, by Borrowers or any Subsidiary in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of any property or incurrence or assumption of Indebtedness or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time (including earnouts, seller notes and other deferred purchase price obligations); provided, that any such future payment that is an earnout or other deferred purchase price obligation shall be included in the determination of Permitted Acquisition Consideration as the maximum amount of such earnout or other deferred purchase price obligation; provided, further, that Permitted Acquisition Consideration shall not include (a) the portion of consideration or payment constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder to the extent relating to the applicable Permitted Acquisition and (b) the portion of consideration or payment attributable to cash and Cash Equivalents constituting working capital acquired by Borrowers or their Subsidiaries as part of the applicable Permitted Acquisition in excess of the working capital target set forth in the purchase agreement for such Permitted Acquisition.

“Permitted Cure Security” means an Equity Interest other than a Disqualified Equity Interest or other capital consideration the proceeds of which are utilized in connection with a Cure Right pursuant to Section 8.04.

“Permitted Holder” means (i) the individual founders of the e.l.f. cosmetics business identified to Agent in writing prior to the Fourth Amendment Effective Date and any current or former director, officer, employee, member of management, in each case, on the Fourth Amendment Effective Date, that is an equityholder in Holdings or any direct or indirect parent thereof (collectively, the “Management Equityholders”), (ii) such founders’ and Management Equityholders’ respective spouses and descendants (whether natural or adopted), and any trust, limited partnership, limited liability company, corporation or other bona-fide estate planning entity of any such founder the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor and (iii) entities that are 100% wholly-owned, directly or indirectly, by such founders or Management Equityholders.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(a), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modified, refinanced, refunded, renewed or extended Indebtedness shall only be guaranteed by Holdings and/or the Subsidiaries of the Borrowers that are otherwise or are required to be guarantors of the Indebtedness being modified, refinanced, refunded, renewed or extended, at the time of such modification, refinancing, refund, renewal or extension of Indebtedness occurs, and any other Subsidiaries that are acquired in connection with such refinancing, (e) such modified, refinanced, refunded, renewed or extended Indebtedness shall not be secured by any property or assets other than the property or assets that were or are required to be collateral (and then only with the same priority) for the Indebtedness being modified, refinanced, refunded, renewed or extended at the time of such modification, refinancing, refunding, renewal or extension, and (f) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.01(b) or (l), to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement (which determination shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by a Borrower or any of its Subsidiaries after the Fourth Amendment Effective Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Subsidiary that is not a Loan Party and another Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by such Borrower or such Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but other than a Multiemployer Plan and other than a Foreign Plan), maintained for employees of any Loan Party or any such plan to which any Loan Party is required to contribute (including any Pension Plan which any ERISA Affiliate maintains, or is required to contribute to) on behalf of any of its employees.

“Platform” has the meaning specified in Section 10.02(c).

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive Fiscal Quarter immediately following the date on which such Permitted Acquisition is consummated.

“Pro Forma Adjustment” means, for any Measurement Period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Adjusted Consolidated EBITDA of the Loan Parties and their Subsidiaries, (a) the pro forma increase or decrease in such Acquired EBITDA or such Adjusted Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, and (b) additional pro forma adjustments arising out of cost savings initiatives and operating expense reductions attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and their Subsidiaries, in each case being given pro forma effect that are projected by the Borrowers in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) prior to or during the 18-month period following the date of such date thereof (which will be added to Adjusted Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings and/or operating expense reductions had been realized during such period), net of the amount of actual benefits realized during such period from such actions and are reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business and the consolidated financial statements of the Borrowers and their Subsidiaries, assuming such Permitted Acquisition or Disposition, and all other Permitted Acquisitions or Dispositions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that any increase in Acquired EBITDA or Adjusted Consolidated EBITDA, as the case may be, as a result of such Pro Forma Adjustments shall not, together with all increases in Adjusted Consolidated EBITDA pursuant to Restructuring Charges, Business Optimization Expenses and Reserves (as defined in the Compliance Certificate) and Cost Savings and Synergies (as defined in the Compliance Certificate), exceed the greater of $87,500,000 and 35% (or such greater amount approved by the Administrative Agent) of Adjusted Consolidated EBITDA on a Pro Forma Basis calculated prior to giving effect to such adjustments and the adjustments resulting from Restructuring Charges, Business Optimization Expenses and Reserves and Costs Savings and Synergies in the aggregate in any Measurement Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by a Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Adjusted Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower Agent in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrowers and their Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Properly Contested” means with respect to any obligation of a Loan Party or any Subsidiary of a Loan Party, (a) the obligation is being properly contested in good faith by appropriate proceedings; and (b) appropriate reserves have been established in accordance with GAAP.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means a bona fide underwritten sale to the public of common stock of Holdings or any other direct or indirect parent company of the Borrowers pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any other direct or indirect parent company of the Borrowers) that is declared effective by the SEC.

“Qualifying Lenders” has the meaning set forth in Section 2.19(e).

“Qualifying Loans” has the meaning specified in Section 2.19(e).

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means (a) Administrative Agent, (b) any Lender, (c) any L/C Issuer or (d) any other Lender Party.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, partners, employees, agents and controlling Persons of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) Total Outstandings and (b) aggregate unused Commitments; but if at least two unaffiliated Lenders that are not Defaulting Lenders exist, Required Lenders must include at least two unaffiliated Lenders that are not Defaulting Lenders. The unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Lenders” means, as of any date of determination, Lenders (a) holding more than 50% of the Aggregate Revolving Credit Commitments of all Lenders, or (b) if the Aggregate Revolving Credit Commitments have been terminated, more than fifty percent (50%) of the sum, without duplication, of the aggregate outstanding amount of Revolving Loans, the outstanding L/C Obligations, amounts of participations in Swing Line Loans and the principal amount of unparticipated portions of Swing Line Loans; but if at least two unaffiliated Revolving Lenders that are not Defaulting Lenders exist, Required Revolving Lenders must include at least two unaffiliated Lenders that are not Defaulting Lenders. The unused Revolving Credit Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer or controller of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means April 30, 2021.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Holdings or any Subsidiary or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to a Loan Party’s or its Subsidiaries’ stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Loans, Letters of Credit and Swing Line Loans to or for the benefit of Borrowers by the Revolving Lenders, L/C Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $500,000,000 as adjusted from time to time pursuant to the terms of this Agreement.

“Revolving Credit Maturity Date” means March 3, 2030, or if such date is not a Business Day, the immediately succeeding Business Day.

“Revolving Credit Outstandings” means, with respect to any Lender at any time, the sum of the Outstanding Amount of such Lender’s Revolving Loans and its L/C Exposure and Swing Line Exposure at such time.

“Revolving Credit Termination Date” means the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Revolving Lender” means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has Revolving Loans outstanding or participations in outstanding Letters of Credit and/or Swing Line Loans.

“Revolving Loan” means a Base Rate Loan or a SOFR Loan made to Borrowers pursuant to Section 2.01(a) or any Increase pursuant to Section 2.18.

“Revolving Loan Note” means a promissory note made by Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrowers or any of their Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Secured Obligations” means (a) the Obligations and (b) all Credit Product Obligations; provided, that Secured Obligations shall not include Excluded Swap Obligations.

“Securitization” means an existing or proposed public or private offering of securities by, or other financing facility involving, a Lender or any of its Affiliates or their respective successors and assigns, which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments.

“Security Agreement” means the Pledge and Security Agreement dated as of the Original Closing Date by the Loan Parties and Administrative Agent for the benefit of the Lender Parties.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, all security agreements pertaining to Intellectual Property and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations.

“Settlement Date” has the meaning provided in Section 2.14(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Sold Entity or Business” has the meaning specified in the Compliance Certificate.

“Solvent” means, as to any Person on any date of determination, that on such date such Person (a) owns assets whose fair value (on a consolidated and going concern basis) exceeds such Person’s debts and liabilities, subordinated, contingent or otherwise; (b) owns property whose present fair salable value (on a consolidated and going concern basis) is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of such Person’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) is not engaged in, and is not about to engage in, business contemplated as of the applicable date of determination for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Event of Default” means any Event of Default under Section 8.01(a), 8.01(b) (solely with respect to Article VII) or 8.01(f).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, or any Increase that by the terms of this Agreement requires, as a condition to consummating such transaction, compliance with the financial covenants to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Subordinated Indebtedness” has the meaning specified in Section 7.01(v).

“Subordination Provisions” has the meaning specified in Section 8.01(k).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the Voting Equity Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings or any of its direct or indirect Subsidiaries.

“Subsidiary Guarantor” and “Subsidiary Guarantors” means each Subsidiary that becomes a Guarantor of all or a part of the Secured Obligations pursuant to Section 6.12 of the Agreement or otherwise.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b)

for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Exposure” means, at any time, the Outstanding Amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Lender’s Quoted Rate” has the meaning specified in Section 2.04(b).

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to $35,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a Base Rate Loan or a SOFR Loan made to Borrowers pursuant to any Increase under an incremental term facility pursuant to Section 2.18.

“Term Loan Maturity Date” means, for any Term Loans, the earlier of (i) the final maturity date set forth for such Term Loans in the applicable amendment documentation related to any Increase and (ii) such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to this Agreement, in any case, if such date is not a Business Day, the immediately succeeding Business Day.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Total Outstandings” means the Outstanding Amount of all Loans and L/C Obligations.

“Total Revolving Credit Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations at such time.

“Trading With the Enemy Act” has the meaning specified in Section 5.15.

“Transaction” means, individually or collectively as the context may indicate, the entering by Borrowers and the other Loan Parties of the Loan Documents to which they are a party and the funding of the Revolving Credit Facility, in each case, including the payment of any costs, fees and expenses in connection with the foregoing.

“Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury management services, (b) all commercial credit card, purchase card and merchant card services; and (c) all other banking products or services, other than Letters of Credit and Swap Contracts, in each case, to or for the benefit of any Loan Party or a Subsidiary of a Loan Party which are entered into or maintained with a Lender or Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interests granted to Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Fee” has the meaning specified in Section 2.09(a).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning specified in Section 5.15.

“Voting Equity Interests” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary voting power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“W3LL” has the meaning specified in the introductory paragraph hereto.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For purposes of determining compliance with any provision in Section 7.01, 7.02, 7.03, 7.05, 7.06, 7.08 or 7.11(a), in the event that an item or subject matter meets the criteria of more than one of the categories described in each of the respective Sections therein, the Borrowers may, in their commercially reasonable discretion, classify and reclassify or later divide, classify or reclassify such item or subject matter (or any portion thereof) and will only be required to include the amount and type of such item or subject matter in one or more of the applicable categories in the applicable Section.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower Agent, Administrative Agent or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower Agent shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations. Any pro forma calculation of the financial covenants set forth in Section 7.12 hereof (i) shall be made on a Pro Forma Basis as if all Specified Transactions (including, without limitation, all Indebtedness incurred or Acquisitions or Dispositions of a Subsidiary or business segment) made prior to the time of such measurement had been incurred or made, as applicable, on the first day of the Measurement Period most recently ended for which Borrower Agent has delivered (or was required to deliver) financial statements pursuant to Sections 6.01(a) or 6.01(b) and (ii) as of any date occurring prior to March 31, 2025 shall assume that the maximum Consolidated Total Net Leverage Ratio or minimum Interest Coverage Ratio, as applicable, permitted or required, as applicable, as of such date is the applicable covenant level for the Measurement Period ending March 31, 2025. All defined terms used in the calculation of the financial covenants set forth in Section 7.12 hereof shall be calculated on a historical pro forma basis giving effect, during any Measurement Period that includes any Permitted Acquisition or, to the extent there is a reasonable basis for Administrative Agent to verify such historical results, any other Investment constituting an Acquisition permitted to be made hereunder, to the actual historical results of the Person or line of business so acquired and which amounts shall include adjustments as contemplated by the Pro Forma Adjustments set forth herein and in the Compliance Certificate.

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(d) In computing financial ratios and other financial calculations of Holdings and its Subsidiaries required to be submitted pursuant to this Agreement, all Indebtedness shall be calculated at par value irrespective of whether such Person has elected the fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).

1.04. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commodity Account”, “Commodity Contract”, “Deposit Account,” “Documents,” “General Intangible,” “Instrument,” “Inventory,” and “Securities Account.”

1.05. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, except, in the case of clauses (a) and (b), to the extent of liabilities resulting from the bad faith, gross negligence or willful misconduct of the Administrative Agent, as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error (including the calculation of any such rate (or component thereof)) made by any such information source or service.

1.06. Foreign Currency. Transactions with Foreign Subsidiaries permitted hereunder that are denominated in Dollars shall be deemed to be the dollar equivalent of any such transactions that are actually funded in a foreign currency, if applicable, using prevailing exchange rates at the time of such transaction and without giving effect to fluctuations in exchange rates.

1.07. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.08. Divisions. Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, a Loan Party, a joint venture or any other like term shall remain a Subsidiary, a Loan Party, a joint venture, or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, (ii) in no event shall Holdings be permitted to effectuate a division and (iii) if any Subsidiary shall consummate a division permitted under this Agreement in accordance with the foregoing, such Subsidiary shall be required to immediately (effective simultaneously with the effectiveness of such division) comply with the requirements set forth in Section 6.12 to the extent applicable.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Loan Commitments.

(a) Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in U.S. Dollars to Borrowers from time to time until the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment, subject to the following limitations:

(i) after giving effect to any Revolving Borrowing, the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments,

(ii) the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit, and

(iii) the Outstanding Amount of all Swing Line Loans shall not at any time exceed the Swing Line Sublimit.

Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a), and reborrow under this Section 2.01(a).

2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon Borrower Agent’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed

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Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower Agent. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof. If Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If Borrowers request a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice for a Facility, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower Agent, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrowers in like funds as received by Administrative Agent either by (i) crediting the account of Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with written instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower Agent.

(c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. During the existence of an Event of Default, at the election of Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans with an Interest Period in excess of one month.

(d) After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than nine (9) Interest Periods in effect in respect of the Facilities plus two (2) for any Increase.

2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Restatement Effective Date until the earlier to occur of the Letter of Credit Expiration Date or Revolving Credit Termination Date, to issue Letters of Credit at the request of Borrower Agent for the account of any Borrower or any Subsidiary thereof and for the benefit of any Borrower or any Subsidiary thereof, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension, if as of the date of such L/C Credit Extension, (A) the aggregate Revolving Credit Outstandings of any Revolving Lender would exceed such Revolving Lender’s Revolving Credit Commitment, (B) the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments or (C) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by Borrower Agent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower Agent that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur later than the earlier of (i) the Letter of Credit Expiration Date, and (ii) twelve months after the date of issuance,

(B) any order, judgment, decree, request or directive of any Governmental Authority or arbitrator or any Law shall by its terms purport to enjoin, restrain or prohibit the L/C Issuer from issuing such Letter of Credit or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date;

(C) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(D) such Letter of Credit is in an initial amount less than $10,000; or

(E) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential

Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vi) Notwithstanding anything contained in this Section 2.03, at the election of Administrative Agent and the L/C Issuer, Borrower Agent may request that the L/C Issuer issue Letters of Credit with expiration dates extending beyond the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date (or that the L/C Issuer permits an automatic extension of any Letter of Credit to a date beyond the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date), in each case subject to the delivery to Administrative Agent by Borrowers of cash collateral in an amount at least equal to the Minimum Collateral Amount (to be held by the Administrative Agent as set forth in Section 2.16 hereof), and in any event, such cash collateral shall be deposited no later than 5 Business Days prior to the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower Agent delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower Agent and, if applicable, of the applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, each Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the expiration date of such Letter of Credit and such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the Letter of Credit to be amended, the proposed date of amendment thereof (which shall be a Business Day), and such other matters as the L/C Issuer may require. Additionally, Borrower Agent shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Revolving Lender’s Applicable Percentage of such Letter of Credit.

(iii) If Borrower Agent so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower Agent shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit;

provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Revolving Lender or Borrower Agent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower Agent and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or presentation of documents under such Letter of Credit, the L/C Issuer shall notify the Borrower Agent and Administrative Agent thereof. Not later than 1:00 p.m. on the first Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrowers shall reimburse the L/C Issuer through Administrative Agent in Dollars and in an amount equal to the amount of such drawing (together with interest thereon at the rate then applicable to Base Rate Revolving Loans). If Borrowers fail to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrower Agent shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments. Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) to Administrative Agent for the account of the L/C Issuer, in Dollars, at Administrative Agent’s Office, an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower Agent in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans for any reason, the L/C Issuer may require the Borrowers to provide Cash Collateral in an amount not less than any such remaining Unreimbursed Amount and in the absence of any such requirement to provide Cash Collateral, Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the failure of one or more of the applicable conditions specified in Section 4.02 to be satisfied, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding).

(e) Obligations Absolute. The obligation of Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing shall be joint and several and absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary (other than the defense of payment in full).

provided, that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s bad faith, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuer. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. The L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower Agent, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, in an amount equal to 0.125% per annum or such other amount as may be agreed by the Borrowers and the L/C Issuer, computed on the amount of such Letter of Credit, and payable quarterly in arrears on the last Business Day of each Fiscal Quarter commencing March 31, 2025 and upon the Revolving Termination Date in respect of each such Letter of Credit issued or renewed (automatic or otherwise) or amended to increase the amount thereof during such Fiscal Quarter; provided, that the amount payable on March 31, 2025 shall include any Letters of Credit issued, renewed or amended during the period from the Fourth Amendment Effective Date through March 31, 2025. In addition, Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, but shall not be obligated to, make loans in reliance upon the agreements of the other Lenders set forth in this Section 2.04 in Dollars (each such loan, a “Swing Line Loan”) to Borrowers from time to time on any Business Day until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, the Revolving Credit Outstandings of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment, and provided, further, that Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits and subject to the discretion of the Swing Line Lender to make Swing Line Loans, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest until maturity at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit Facility as from time to time in effect or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 365/6 days for the actual number of days elapsed). Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower Agent’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 3:00 p.m. (unless the Borrowers want to reserve the option to borrow at the Swing Line Lender’s Quoted Rate, in which case such notice must be received by the Swing Line Lender and Administrative Agent not later than Noon) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and integral multiples of $10,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower Agent. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will (i) deliver notice to Borrower Agent and Administrative Agent as to whether it will or will not make such Swing Line Loan available to Borrowers and, if agreeing to make such Swing Line Loan, (ii) in its discretion quote an interest rate to Borrower Agent at which the Swing Line Lender would be willing to make such Swing Line Loan available to Borrowers (the rate so quoted being herein referred to as “Swing Line Lender’s Quoted Rate”) and (iii) confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower Agent at its office by crediting the account of Borrower Agent on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion, may request (and no less frequently than once each week, shall require), on behalf of Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.04 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish Borrower Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to Borrowers in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrowers to repay Swing Line Loans, together with interest, as provided herein.

(d) Repayment of Participations. At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05. Repayment of Loans.

(a) Term Loans. Scheduled amortization payments with respect to any Term Loan shall be set forth in the applicable incremental amendment documentation, for the applicable incremental term loans. The outstanding unpaid principal balance and all accrued and unpaid interest on any Term Loans shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of such Term Loans in accordance with the terms hereof.

(b) Revolving Loans. Borrowers shall repay to Administrative Agent for the account of the Revolving Lenders on the earlier of (i) the Revolving Credit Maturity Date, and (ii) the date of the acceleration of the Revolving Loans the aggregate principal amount of all Revolving Loans outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the Revolving Credit Maturity Date.

2.06. Prepayments.

(a) Optional.

(i) Borrowers may, upon notice to Administrative Agent from Borrower Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by Administrative Agent not later than 2:00 p.m. (1) three (3) Business Days prior to any date of prepayment of SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of SOFR Loans shall be in a principal amount of at least $100,000; and (C) any prepayment of Base Rate Loans shall be in a principal amount of at least $50,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, how such prepayment shall be applied and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that the prepayment is conditioned upon the effectiveness of other credit facilities, acquisitions or dispositions, in which case such notice may be revoked by Borrower Agent (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.06(a) shall be applied as specified by the Borrower Agent in the applicable notice of prepayment and, in the absence of such direction, in the manner set forth in Section 2.06(b)(v). Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of each of the relevant Facilities.

(ii) Borrowers may, upon notice to the Swing Line Lender (with a copy to Administrative Agent) from Borrower Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty (without a reduction of the Swing Line Sublimit); provided that (A) such notice must be received by the Swing Line Lender and Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $10,000 or, if less, the entire principal amount thereof outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) Scheduled mandatory prepayments with respect to any Term Loans shall be set forth in the applicable incremental amendment documentation for the applicable incremental term loans. If at any time the outstandings under the Revolving Credit Facility (including Letters of Credit outstanding and Swing Line Loans) exceed the Aggregate Revolving Credit Commitments, prepayments of Revolving Loans (and/or the Cash Collateralization of Letters of Credit) shall be required in an amount equal to such excess within two (2) Business Days of notice by Administrative Agent to Borrower Agent.

(ii) Application of Mandatory Prepayments.

(A) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) shall be applied, first, to the Revolving Credit Facility (without a corresponding permanent reduction in the Revolving Credit Commitment) in the manner set forth in clause (B) of this Section 2.06(b)(ii), and second, shall be used to Cash Collateralize the remaining L/C Obligations. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of the Facilities.

(B) Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to this Section 2.06(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

2.07. Termination or Reduction of Commitments.

(a) Revolving Credit Commitment. Borrowers may, upon revocable notice which may be conditioned to Administrative Agent from Borrower Agent, from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of reduction, (ii) any such reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) Borrowers shall not reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (iv) if, after giving effect to any reduction, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of reduction of the Aggregate Revolving Credit Commitments. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Percentage.

(b) [Reserved].

2.08. Interest.

(a) Subject to the provisions of Section 2.10 and subsection (b) below, (i) each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Term SOFR applicable to such Interest Period; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) subject to the Swing Line Lender and Borrower Agent agreeing that interest shall be paid at the Swing Line Lender’s Quoted Rate, each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans.

(b) (i) If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any Event of Default exists, then upon the written request of the Required Lenders (which Administrative Agent shall notify Borrowers thereof) (or automatically if an Event of Default under Section 8.01(a) or 8.01(f) exists), all outstanding Loan Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All accrued and unpaid interest under this Agreement shall be repaid on the Fourth Amendment Effective Date.

2.09. Fees.

(a) Unused Fee. Borrowers shall pay to Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a fee (the “Unused Fee”) equal to (x) for the period commencing on the Fourth Amendment Effective Effective Date through the first Adjustment Date, 0.10% times the average daily amount by which the Aggregate Revolving Credit Commitments (other than those of Defaulting Lenders) exceeds the sum of (i) the Outstanding Amount of Revolving Loans (other than those of Defaulting Lenders) and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17 and (y) thereafter, the Unused Fee shall equal the unused fee in effect from time to time determined as set forth below based upon the applicable Consolidated Total Leverage Ratio then in effect pursuant to the appropriate column under the table below and any increase or decrease in the Unused Fee resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of each Adjustment Date based upon the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter for which financial statements were delivered or were required to be delivered pursuant to Section 6.01(a) or (b). The Unused Fee shall accrue at all times until the Revolving Credit Termination Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing March 31, 2025, and on the Revolving Credit Termination Date.

Level	Consolidated Total Net Leverage Ratio	Unused Fee
I	> 3.00:1.00	0.25%
II	> 2.00:1.00 but ≤ 3.00:1.00	0.20%
III	> 1.00:1.00 but ≤ 2.00:1.00	0.15%
IV	≤ 1.00:1.00	0.10%

If any Compliance Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 6.02(a), then, at Administrative Agent’s election, the Unused Fee shall be determined as if the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter is at Level I until such time as such Compliance Certificate and supporting information is received.

In the event either Borrower Agent or Administrative Agent determines in good faith that the calculation of the Consolidated Total Leverage Ratio on which the applicable Unused Fees for any particular period was determined is inaccurate, and as a consequence thereof, the Unused Fee was lower that it would have been, (i) Borrower Agent shall immediately deliver to Administrative Agent a correct Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within ten (10) Business Days after the first discovery of such inaccuracy or upon notice by Administrative Agent of such determination, then Level I shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such ten (10) day period), (ii) Administrative Agent shall notify Borrower Agent of the amount of fees that would have been due in respect of any outstanding Obligations during such period had the applicable rate been calculated based on the correct Consolidated Total Leverage Ratio (or the Level I rate if a correct Compliance Certificate was not delivered within the ten (10) day period) and (iii) Borrowers shall promptly pay to Administrative Agent for the benefit of the applicable Lenders and other Persons that hold the Commitments and Loans at the time such payment is received (regardless of whether those Persons held the Commitments and Loans during the relevant period) the difference between the amount that would have been due and the amount actually paid in respect of such period.

(b) Letter of Credit Fees. Subject to the provisions of the last sentence of this subsection (b), Borrowers shall pay to Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, (i) a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for SOFR Loans that are Revolving Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. The Letter of Credit Fee with respect to each Letter of Credit shall accrue at all times until the Revolving Credit Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing March 31, 2025, and on the Revolving Credit Termination Date. If there is any change in the Applicable Margin for SOFR Loans that are Revolving Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for SOFR Loans that are Revolving Loans separately for each period during such quarter that such Applicable Margin was in effect. At all times that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this subsection (i) shall accrue and be payable at the Default Rate.

(c) Fee Letter. Borrowers agree to pay the fees payable in the amounts and at the times set forth in the Fee Letter.

(d) Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (i) Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders, and otherwise, to the Lenders entitled thereto or (ii) the L/C Issuer, in the case of fees payable to it. Fees paid shall not be refundable under any circumstances. All accrued and unpaid fees under this Agreement shall be repaid on the Fourth Amendment Effective Date.

2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of the actual days elapsed over a year of 365 or 366 days, as the case may be. All other computations of fees and interest shall be made on the basis of the actual days elapsed over a 360-day year (i.e., the 365/360 day method of interest computation, which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with Borrower Agent) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by Administrative Agent (the “Loan Account”) in the Register; provided that any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. The accounts or records maintained by Administrative Agent (and any Lender) shall be conclusive absent manifest error; provided that in the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrowers shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.

(b) In addition to the accounts and records referred to in (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by Borrowers shall be made without deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Section 2.14, Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected when computing interest or fees, as the case may be.

(b) Presumptions by Administrative Agent.

(i) Funding by Lenders. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrowers, the interest rate applicable to Base Rate Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii) Payments by Borrowers. Unless Administrative Agent shall have received notice from Borrower Agent prior to the time at which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender or L/C Issuer as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrowers have not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 8.03.

2.13. Sharing of Payments by Lenders. Except as otherwise provided herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or payments under Section 2.19), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.

2.14. Settlement Among Lenders.

(a) The amount of each Revolving Lender’s Applicable Percentage of outstanding Revolving Loans shall be computed on each Business Day (or less frequently in Administrative Agent’s discretion but no less frequently than weekly) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by Administrative Agent as of 3:00 p.m. on such Business Day (or the first Business Day (such date, the “Settlement Date”) following the end of the period specified by Administrative Agent).

(b) Each Business Day, or on each Settlement Date, as applicable, (i) Administrative Agent shall transfer to each Revolving Lender its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to Administrative Agent (as provided below) or Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the Revolving Credit Outstandings of each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all the Total Revolving Credit Outstandings as of such Business Day or Settlement Date. If the applicable Revolving Lender is notified of a transfer to be made to Administrative Agent prior to 1:00 p.m. on a Business Day, such transfer shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to Administrative Agent, such Lender agrees to pay to Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by Administrative Agent in connection with the foregoing.

2.15. Nature and Extent of Each Borrower’s Liability.

(a) Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents. As such, each Borrower agrees that it is a guarantor of each other Borrower’s obligations and liabilities hereunder and under the other Loan Documents.

(b) Direct Liability. Nothing contained in this Section 2.15 or Article XI shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), L/C Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(c) Joint Enterprise. Each Borrower has requested that Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(d) Borrower Agent.

(i) Each Borrower hereby irrevocably appoints and designates e.l.f. Cosmetics (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including requests for Credit Extensions, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, L/C Issuers or any Lender.

(ii) Each other Loan Party hereby irrevocably appoints and designates Borrower Agent as its agent and attorney-in-fact to receive statements on its account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(iii) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(iv) Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.

(v) Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. Administrative Agent and Lenders may give any notice or communication with a Borrower or other Loan Party hereunder to Borrower Agent on behalf of such Borrower or Loan Party. Each of Administrative Agent, L/C Issuers and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower and each other Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

2.16. Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit upon presentation and such drawing has resulted in an L/C Borrowing, (ii) as of the date that is 5 Business Days prior to the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date, any L/C Obligation for any reason remains outstanding, or (iii) there shall exist a Defaulting Lender, Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, Deposit Accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time Administrative Agent determines that Cash Collateral is less than the Minimum Collateral Amount or otherwise deficient for any reason, Borrowers will, promptly upon written demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing Deposit Accounts at BMO.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit or Swing Line Loans, shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(v)) or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral.

2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,” or any comparable definition and Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by Administrative Agent, provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). It is agreed and understood that Administrative Agent shall be entitled to set off any funding shortfall of such Defaulting Lender against such Defaulting Lender’s respective share of any payments received from Borrowers. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Fee payable pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender which is a Revolving Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower Agent shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If Borrower Agent, Administrative Agent and, in the case that a Defaulting Lender is a Revolving Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18. Increase in Revolving Credit Commitments or Incremental Term Facility .

(a) Request for Increase. Upon notice to Administrative Agent (who shall promptly notify the applicable Lenders), Borrower Agent may from time to time prior to the Maturity Date request to add one or more incremental term facilities (excluding, for the avoidance of doubt, any term loans with a delayed draw feature) and/or request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding, in the aggregate, with respect to any such Increase incurred on any date following the Fourth Amendment Effective Date, the greater of (x) 1.0x of Adjusted Consolidated EBITDA on a Pro Forma Basis for the four Fiscal Quarter period most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (y) $250,000,000, all of which may be used to add one or more incremental term facilities or increase the Aggregate Revolving Credit Commitments (each such increase or addition of incremental facilities, an “Increase”); provided that any such request for an Increase shall be in a minimum amount of $5,000,000 in the aggregate (or $2,500,000 with respect to an Increase in the Aggregate Revolving Credit Commitments) or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above. Each notice from the Borrower Agent pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Increase, as applicable.

(b) Reserved.

(c) Notification by Administrative Agent; Additional Lenders. Each Increase may be made by any existing Lender or by any other Person reasonably acceptable to Borrowers, subject to the approval of Administrative Agent to the extent such approval would be required for an assignment to such Person pursuant to Section 10.06 and, solely in the case of any Increase in respect of the Revolving Credit Facility, subject to the approval of Administrative Agent, the Swing Line Lender and each L/C Issuer (which approval shall not be unreasonably withheld) to the extent such approval would be required for an assignment under the Revolving Credit Facility to such Person pursuant to Section 10.06, who becomes a Lender pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel (each such assignee issuing a commitment, executing and delivering such joinder agreement and becoming a Lender, an “Additional Lender”). No existing Lender shall have any obligation to participate in any Increase.

(d) Effective Date and Allocations. If the Aggregate Revolving Credit Commitments is increased or an incremental term facility is provided in accordance with this Section 2.18, Administrative Agent and Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Increase or incremental term facility. Administrative Agent shall promptly notify Borrower Agent and the Lenders of the final allocation of such Increase or incremental term facility and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to each Increase, (i) Borrower Agent shall have delivered to Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of Borrower Agent certifying that, no Event of Default exists or would immediately exist after giving effect to the Increase; provided, that solely with respect to an incremental term facility, as applicable, the proceeds of which are intended to and shall be used to finance a substantially contemporaneous consummation of a Limited Condition Acquisition (such Increase or incremental term facility, as applicable, a “Limited Condition Incremental Facility”), the Persons providing such Limited Condition Incremental Facility may agree to a “Funds Certain Provision” that does not condition the funding of such Limited Condition

Incremental Facility on the absence of any Event of Default, in which case the conditions shall be that (x) no Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the related Limited Condition Incremental Facility is funded, (ii) Borrowers, Administrative Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents in such form as Administrative Agent shall reasonably require; (iii) Borrowers shall have paid such fees and other compensation to the Lenders increasing their Revolving Credit Commitments, the Lenders providing any incremental term loan and the Additional Lenders, as Borrowers, such Lenders and such Additional Lenders shall agree; (iv) Borrower Agent shall have delivered to Administrative Agent a certificate dated as of the Increase Effective Date evidencing that on a Pro Forma Basis after giving effect to the applicable Increase (but without “netting” the Cash proceeds of such Increase), and, in the case of an Increase of the Aggregate Revolving Credit Commitments, assuming such incremental Revolving Loans are fully drawn on the Increase Effective Date, any permitted acquisitions, dispositions or prepayments of indebtedness and other appropriate pro forma adjustments to be mutually agreed by Administrative Agent and Borrowers, (A) the Consolidated Total Net Leverage Ratio of Holdings and its Subsidiaries as of the end of the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) was equal to or less than 3.00 to 1.00 (provided, that, for the avoidance of doubt, in the event a Material Acquisition is consummated substantially concurrently with any Increase, the Consolidated Total Net Leverage Ratio shall be equal to or less than 3.50 to1.00) on a Pro Forma Basis and (B) Holdings and its Subsidiaries are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); provided, that in connection with a Limited Condition Acquisition, each of the requirements set forth in clauses (A) and (B) above may, at the election of the Borrower Agent, be tested (and assuming for purposes of such calculations that (x) in the case of any Limited Condition Incremental Facility being incurred in connection therewith, such Limited Condition Incremental Facility is fully drawn as of such date but without “netting” the Cash proceeds of such Limited Condition Incremental Facility and (y) the proposed Limited Condition Acquisition, and all transactions to occur in connection therewith, have been effected) on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition; (v) Borrowers, the Lenders increasing their Commitments and each Additional Lender shall have delivered such other instruments, documents and agreements as Administrative Agent may reasonably have requested to effectuate such Increase; and (vi) the representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; provided, that with respect to a Limited Condition Incremental Facility, the Persons providing such Limited Condition Incremental Facility may agree to a “Funds Certain provision” that does not impose as a condition to funding thereof that such representations and warranties are true and correct at the time the Limited Condition Incremental Facility is funded. In the case of an Increase in respect of the Revolving Credit Facility, the Revolving Loans outstanding on the Increase Effective Date shall be reallocated and adjusted between and among the applicable Lenders, and Borrowers shall pay any additional amounts required pursuant to Section 3.05 resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Loans ratable among the applicable Lenders with any revised Applicable Percentages, as applicable, arising from any nonratable increase in the applicable Revolving Loans under this Section 2.18.

(f) Interest Margins. Borrower Agent shall have reached agreement with the Lenders (or Additional Lenders) agreeing to the respective Increase with respect to the interest margins applicable to Revolving Loans, any existing Term Loans or incremental term loans to be made pursuant to such Increase and shall have communicated the amount of such interest margins to Administrative Agent. The Administrative Agent and Borrowers (with the consent of the Lenders or Additional Lenders providing such Increase (and, for the avoidance of doubt, without the consent of any existing Lenders not providing such Increase)) may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.18 (including any amendment necessary to effectuate the interest margins for the Revolving Loans, existing Term Loans or incremental term loans to be made pursuant to such Increase) and amendments constituting terms or conditions solely applicable to any applicable incremental term facility or Increase.

(g) Each Increase shall rank pari passu or junior in right of payment in respect of Collateral and with the Obligations in respect of the Revolving Credit Commitments and Term Loans available to Borrowers. In addition thereto (i) any incremental term loans shall not have a final maturity date earlier than the Revolving Credit Maturity Date, (ii) any incremental term loan facility in the form of a “Term Loan B” shall not mature earlier than 91 days after the Revolving Credit Maturity Date, (iii) no incremental term loan facility in the form of a “Term Loan B” shall have amortization of greater than 5% of the original principal amount of such incremental term loan facility per year, (iv) the establishment of any incremental term loan facility shall be on terms and pursuant to documentation to be determined by the Borrowers and any applicable Lenders and/or Additional Lenders providing such incremental term facility; provided, that to the extent such terms and documentation are not consistent with the then existing Commitments or any prior incremental term loan facilities (other than with respect to pricing, prepayments, call protection, amortization, and maturity and, with respect to a “Term Loan B” other market driven terms and provisions) they shall be reasonably satisfactory to the Administrative Agent (it being agreed that incremental term loan facilities may contain customary mandatory prepayments, voting rights and prepayment premiums), (v) each Increase of the Revolving Credit Commitments and Revolving Borrowing thereunder shall be under the same terms (excluding original issue discount and upfront fees and arrangement, structuring, underwriting, ticking, consent and amendment fees and other upfront fee compensation payable in connection therewith) as Revolving Loans in respect of Revolving Loan Commitments, (vi) subject to the foregoing, (A) the amortization schedule applicable to any Increase pursuant to which any incremental term facilities are provided shall be determined by the Borrowers and the lenders providing such Increase, and (B) the applicable lenders providing any Increase pursuant to which any incremental term facilities are provided may agree to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments as any existing Term Loans and (vii) any Increase documented as a separate facility shall be subject to an intercreditor or subordination agreement, as applicable, reasonably acceptable to Administrative Agent and the Borrowers.

(h) Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.19. Prepayments Below Par.

(a) Borrowers’ Right to Prepay. Each Borrower shall have the right at any time and from time to time to prepay the Term Loan to the Lenders at a discount to the par value of such Loan and on a non-pro rata basis (but, in the case of a prepayment pursuant to clause (x) below, which offer of prepayment shall be on a pro rata basis as to all Lenders with a portion of the Term Loan) pursuant to (x) the procedures described in this Section 2.19 or (y) open market purchases (any prepayment pursuant to the foregoing clauses (x) or (y) each, a “Discounted Voluntary Prepayment”), provided that (i) no proceeds of Revolving Loans or Swing Line Loans shall be used to consummate any Discounted Voluntary Prepayment, (ii) no Default or Event of Default shall have occurred and be continuing or would result from the Discounted Voluntary Prepayment, (iii) the relevant Borrower shall deliver to Administrative Agent, together with each Discounted Prepayment Option Notice (if applicable), a certificate of a Responsible Officer of the relevant Borrower (1) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.19 has been satisfied and (2) specifying the aggregate principal amount of the Term Loan to be prepaid pursuant to such Discounted Voluntary Prepayment, (iv) the Term Loan prepaid is immediately cancelled and may not be reborrowed, and (v) neither the Borrowers or any of their respective Affiliates shall be required to make a representation that it is not in possession of material non-public information with respect to the Borrowers, their Subsidiaries or their respective securities and customary “Big Boy” disclaimers from all parties shall be obtained.

(b) Notice. To the extent any Borrower seeks to make a Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof, such Borrower will provide written notice to the Administrative Agent (each, a “Discounted Prepayment Option Notice”) that such Borrower desires to prepay a portion of the Term Loan in an aggregate principal amount specified therein by such Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of the Term Loan as specified below. The Proposed Discounted Prepayment Amount shall not be less than $1,000,000 (unless otherwise agreed by the Administrative Agent). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (i) the Proposed Discounted Prepayment Amount, (ii) a discount range (which may be a single percentage) selected by such Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term Loan to be prepaid (the “Discount Range”), and (iii) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least 5 Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c) Lender Acceptance. Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice (each, a “Lender Participation Notice” it being understood that a Lender may deliver more than one Lender Participation Notice, and that each such Lender Participation Notice of such Lender shall constitute an independent and unconditional offer, and no such Lender Participation Notice may be contingent on the making of any prepayment with respect to the Offered Loans (defined below) in respect of any other Lender Participation Notice, or otherwise be contingent or conditional in any way) to the Administrative Agent setting forth (i) a maximum acceptable discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the portion of the Term Loan to be prepaid) and (ii) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loan held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Offered Loans, the Administrative Agent, in consultation with the relevant Borrower, shall determine the applicable discount for the portion of the Term Loan to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (y) the percentage specified by the relevant Borrower if such Borrower has selected a single percentage pursuant to Section 2.19(b) for the applicable Discounted Voluntary Prepayment or (z) otherwise, the highest Acceptable Discount at which such Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be paid in full at any Acceptable Discount, the Applicable Discount shall be the highest Acceptable Discount specified by the Lenders that is within that Discount Range and then the next highest until all of the Offered Loans are repurchased. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the applicable Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of its portion of the Term Loan at any discount to their par value within the Discount Range.

(d) [Reserved].

(e) Allocation. The relevant Borrower shall make a Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof by prepaying the portion of the Term Loan to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the relevant Borrower shall prepay all Qualifying Loans. The relevant Borrower shall make a Discounted Prepayment pursuant to clause (y) of the definition thereof by paying the applicable Lender offering the applicable Term Loan for sale in the open market the applicable purchase price therefor.

(f) Payment Mechanics. Each Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City Time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable portion of the Term Loan, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. Each Discounted Voluntary Prepayment pursuant to clause (y) of the definition thereof shall be made within the time period mutually agreed by the relevant Borrower and the applicable Lender or as required by the applicable market platform on or in which such purchase is to be consummated. The par principal amount of each Discounted Voluntary Prepayment of the Term Loan shall be applied ratably to reduce the remaining installments of the Term Loan.

(g) Additional Procedures. To the extent not expressly provided for herein, (i) each Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.19(b) above) established by the Administrative Agent and the relevant Borrower and (ii) each Discounted Voluntary Prepayment pursuant to clause (y) of the definition thereof shall be consummated pursuant to reasonable procedures established by the relevant Borrower, the applicable Lender and/or the market platform on or in which such purchase is to be consummated.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.

(ii) If applicable Law requires the withholding or deduction of any Taxes from any payment under any Loan Document, then (A) the applicable Loan Party or Administrative Agent, as applicable, shall be entitled to withhold or make such deductions as are required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, if the applicable withholding agent, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by Loan Parties. Without limiting the provisions of subsection (a) above but without duplication of amounts payable under this Section, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Tax Indemnification.

(i) Without limiting the provisions of subsection (a) or (b) above but without duplication of amounts payable under this Section, each Loan Party shall, and does hereby, on a joint and several basis indemnify each Recipient and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted on payments to, or paid by, such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against (i) any Indemnified Taxes attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participation and SPV Register and (iii) any Taxes (other than Indemnified Taxes) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the occurrence of the Facility Termination Date.

(d) Evidence of Payments. Upon request by Borrower Agent or Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower Agent shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower Agent, as the case may be, the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower Agent or Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Recipient shall deliver to Borrower Agent and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower Agent or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Agent or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Recipient’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B), (iii) and (iv) of this Section) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to Borrower Agent and Administrative Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower Agent or Administrative Agent as will enable Borrower Agent or Administrative Agent, as the case may be, to determine whether or not such Recipient is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender shall deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower Agent or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party, if any,

(II) executed copies of Internal Revenue Service Form W-8ECI,

(III) executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation, or

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion acting in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) For purposes of this Section, the term “Lender” includes any LC Issuer and the term “applicable Law” includes FATCA.

3.02. Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to Borrower Agent and such Lender’s obligations to make or maintain SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Loans. Borrowers shall prepay on demand the outstanding principal amount of any such affected SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, that, subject to all of the terms and conditions of this Agreement, Borrower Agent may then elect to borrow the principal amount of the affected SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender and which shall be determined without reference to clause (c) of the definition of “Base Rate”. Upon any such repayment, the Borrower shall also pay any additional amounts required, if any, pursuant to this Agreement.

3.03. Inability to Determine Rates. Subject to Section 3.10, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Upon notice thereof by the Administrative Agent to the Borrower Agent, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Agent may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loans, the affected Interest Periods) or, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay any additional amounts, if any, required pursuant to this Agreement.

3.04. Increased Costs; Reserves on SOFR Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its SOFR Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make SOFR Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its SOFR Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its SOFR Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make SOFR Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its SOFR Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make SOFR Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any SOFR Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to Administrative Agent), Borrowers shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction. This Section 3.04(a) shall not apply with respect to Indemnified Taxes or Excluded Taxes.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower Agent, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding, for the avoidance of doubt, loss of profits) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower Agent; or

(c) any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower Agent pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06. Reimbursement

No Loan Party shall be required to compensate a Lender or the L/C Issuer pursuant to this Article III for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower Agent of the change in law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefore, provided further that, if the change in law giving rise to such increases costs or reduction is retroactive then the 180 day period referred to above shall be extended to include the period of retroactive effect hereof. Upon the receipt by Borrower Agent of such demand, the Borrower Agent shall have the option to immediately repay such SOFR Loan or convert such SOFR Loan to a Base Rate Loan, or cause the beneficiary of any such Letter of Credit to terminate such Letter of Credit, in each case in order to minimize or eliminate such increased cost or reduction.

3.07. Mitigation Obligations. If any Lender requests compensation under Section 3.04, or Borrowers are required to indemnify or pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

3.08. Survival. All of the obligations under this Article III shall survive the resignation of Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.

3.09. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

3.10. Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 3.10. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.10.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligation of each Lender and the L/C Issuer to make any initial Credit Extension hereunder is subject to satisfaction or waiver by the applicable party of the following conditions precedent:

(a) Administrative Agent’s receipt of the following items, each properly executed by a Responsible Officer of applicable Loan Party, each dated as of the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:

(i) a legal opinion from Kirkland and Ellis LLP;

(ii) the secretary’s certificates, borrowing request and closing certificates set forth on the closing checklist attached hereto as Exhibit G;

(iii) a solvency certificate in the form of Exhibit I; and

(iv) the Loan Documents, except for those items that are specifically permitted herein to be delivered after the Restatement Effective Date.

(b) The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) on and as of the date of such initial Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

(c) No Default or Event of Default shall have occurred and be continuing, or would immediately result from such initial Credit Extension and the consummation of the Transaction and the Loan Documents;

(d) All accrued costs, fees and expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to Administrative Agent, plus such additional amounts of such reasonable out-of-pocket fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable out-of-pocket fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent) and the fees and expenses of any other advisors) and other compensation due and payable to Administrative Agent, the Arrangers and the Lenders on or before the Restatement Effective Date shall have been paid (or deducted from the initial funding of the Loans hereunder), to the extent set forth in the Fee Letter or otherwise invoiced at least two (2) Business Days prior to the Restatement Effective Date (except as otherwise reasonably agreed by the Borrower Agent).

(e) Reserved.

(f) Reserved.

(g) The Borrowers and the other Loan Parties shall have provided the documentation and other information to the Administrative Agent (to the extent reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Restatement Effective Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the PATRIOT Act, in each case at least three (3) days prior to the Restatement Effective Date.

(h) Reserved.

Notwithstanding anything herein to the contrary, the terms of the Loan Documents shall be in a form such that they do not impair availability of the Loans on the Restatement Effective Date if the conditions set forth in Section 4.01 are satisfied or waived (it being understood that to the extent any security interest in Collateral (including the creation or perfection of any security interest) (other than (x) grants of security interests in Collateral subject to the Uniform Commercial Code that may be perfected by the filing of Uniform Commercial Code financing statements and (y) the delivery of equity certificates for certificated Equity Interests of Holdings’ Domestic Subsidiaries that are part of the Collateral) is not or cannot be provided or perfected on the Restatement Effective Date after the Borrowers’ use of commercially reasonable efforts to do so, without undue burden or expense, the delivery of such Collateral (and granting and perfecting of security interests therein) shall not constitute a condition precedent to the availability of the Loans on the Restatement Effective Date but shall be required to be delivered within 90 days after the Restatement Effective Date (or such later date as may be reasonably agreed by the Administrative Agent in its sole discretion) pursuant to arrangements to be mutually agreed).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than the initial Credit Extension hereunder on the Restatement Effective Date or a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; or solely with respect to any Increase (including any Limited Condition Incremental Facility), the applicable conditions set forth in Section 2.18(e) have been satisfied.

(b) No Default or Event of Default shall have occurred and be continuing, or would immediately result from such proposed Credit Extension; or, solely with respect to any Increase (including any Limited Condition Incremental Facility), the applicable conditions set forth in Section 2.18(e) have been satisfied.

(c) Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than the initial Credit Extension hereunder on the Restatement Effective Date or a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and the Lenders to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to Administrative Agent and the Lenders, that:

5.01. Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its operation or properties requires such qualification, except, in the case of clauses (b)(i) and (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention; Consents. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the Transactions, have been duly authorized by all necessary organizational action, and (a) do not and will not (i) contravene the terms of its Organization Documents or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02) (x) any Contractual Obligation to which such Person is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) violate any Law, except with respect to any conflict, breach, or contravention referred to in clause (a)(ii) or violation referred to in clause (a)(iii), to the extent that such conflict, breach, contravention or violation, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) do not or will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for (i) filings necessary to perfect Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect or (iii) if the failure to obtain the same, take such action or give such notice could reasonably be expected to result in a Material Adverse Effect.

5.03. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5.04. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated as of September 30, 2024, and the related consolidated statements of income or operations and cash flows for the fiscal quarter then ended fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to year-end audit adjustments.

(c) Since March 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) On the Fourth Amendment Effective Date, immediately after giving effect to the Transactions, the Loan Parties and their Subsidiaries, on a Consolidated basis, are Solvent.

5.05. Litigation. As of the Fourth Amendment Effective Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the Transactions or (b) except as specifically disclosed in Schedule 5.05, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.06. No Default. No Default or Event of Default has occurred and is continuing.

5.07. Ownership of Property; Liens.

(a) Each Loan Party and each of its Subsidiaries has good, and in the case of Real Estate (if any), insurable title to all property (tangible and intangible (other than, in each case, Intellectual Property)) necessary to, or used in the ordinary conduct of, its business, subject to Permitted Liens and except (i) for any such properties which are immaterial to the operations of such Loan Party’s or such Subsidiary’s respective business, (ii) as may have been disposed of in compliance with the terms of this Agreement, (iii) minor defects in title that do not materially interfere with such Loan Party’s ability to conduct its business or to utilize such assets for their intended purpose and/or (iv) where the failure to have such title or other interest would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

5.08. Environmental Compliance.

(a) No Loan Party or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to such Loan Party’s or Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case of clauses (i) – (iii) above, as has not resulted, and could not, individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect.

(b) As of the Fourth Amendment Effective Date, (i) none of the properties owned or operated by any Loan Party or any Subsidiary is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary, except in each case of clauses (i)—(iv) above, as has not resulted and could not, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

(c) Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect on the part of the Loan Parties and their Subsidiaries, as of the Fourth Amendment Effective Date, no Loan Party or any Subsidiary is undertaking, and no Loan Party or any Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property owned or operated by any Loan Party or any Subsidiary have, to the knowledge of the Loan Parties, been disposed of in a manner not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

5.09. Insurance and Casualty. The Loan Parties and their Subsidiaries maintain insurance with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried under similar circumstances by such other Persons as reasonably determined in good faith by the Borrowers, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.10. Taxes. Each Loan Party and each Subsidiary has filed all Federal income Tax returns and other Tax returns and reports required to be filed, and has paid all Taxes reported on such Tax returns and reports as due and payable and all other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being Properly Contested, in each case, other than whereby the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.11. ERISA Compliance.

(a) Except as would not have a Material Adverse Effect each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Except as would not have a Material Adverse Effect each employee benefit plan sponsored or administered by a Loan Party that is not subject to United States law (a “Foreign Plan”) is in compliance with all provisions of applicable Laws.

(b) As of the Fourth Amendment Effective Date, there are no pending or, to the best knowledge of any Loan Party, threatened in writing, claims, actions or lawsuits, or action by any Person, with respect to any Plan that would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would have a Material Adverse Effect.

(c) Except as would not have a Material Adverse Effect: (i) no ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) each Loan Party, each Subsidiary thereof and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date preceding the Fourth Amendment Effective Date for any Pension Plan maintained by a Loan Party, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date and (iv) no Loan Party, no Subsidiary thereof nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d) Except as would not result in a Material Adverse Effect, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

5.12. Subsidiaries; Equity Interests; Capitalization. As of the Fourth Amendment Effective Date, no Loan Party and no Subsidiary of any Loan Party (a) has any Subsidiaries other than those disclosed on Schedule 5.12 (which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary), or (b) has any equity Investments in any other Person other than those specifically disclosed on Schedule 5.12. All of the outstanding Equity Interests of each Loan Party and each Subsidiary (a) have been validly issued, are fully paid and non-assessable (if applicable) and (b) as of the Fourth Amendment Effective Date, are owned by the Persons and in the amounts specified on Schedule 5.12 free and clear of all Liens except for Permitted Liens.

5.13. Margin Regulations; Investment Company Act. No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan has been used or will be directly or knowingly indirectly, used for any purpose that violates Regulations T, U and X of the Federal Reserve Board. None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14. Disclosure. No report, financial statement, certificate or other written information furnished, in each case, in writing, by or on behalf of any Loan Party or any Subsidiary (other than any Projections (defined below), budgets, estimates or other forward looking statements) and information of a general economic or industry nature) to Administrative Agent or any Lender in connection with any Loan Documents or the transactions contemplated hereby (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made, provided that, with respect to written projected financial information (“Projections”), furnished by or on behalf of any Loan Party or any Subsidiary in connection with the transactions contemplated hereby, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such Projections were delivered by any Loan Party to Administrative Agent or any Lender, and it being recognized by the Lenders and the Administrative Agent that such projections as to future events are not to be viewed as facts or a guarantee of financial performance and no assurance can be given that Projections will be realized and actual results may differ from the Projections and such differences may be material.

5.15. Compliance with Laws; Anti-Terrorism Laws and Foreign Asset Control Regulations.

(a) Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party and each Subsidiary is in compliance in all material respects with, and the advances of the Loans and use of the proceeds thereof will not result in a violation of, (a) the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations administered by the United States Treasury Department, Office of Foreign Assets Control (“OFAC”) (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) and any other enabling legislation or executive order relating thereto (which, for the avoidance of doubt, shall include, but shall not be limited to, Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (Sept. 25, 2001)) (the “Executive Order”)) by any party hereto and/or (b) the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT) Act of 2001 (“USA PATRIOT Act”). None of the Loan Parties or any of their Subsidiaries is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations. None of the Loan Parties will use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

5.16. Labor Matters. Except as set forth on Schedule 5.16, as of the Fourth Amendment Effective Date no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement. There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing, in any case which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Fourth Amendment Effective Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and, to any Loan Party’s knowledge, no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. As of the Fourth Amendment Effective Date, there are no unfair labor practice charges or labor grievances against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

5.17. [Reserved].

5.18. Intellectual Property. The Loan Parties own, possess, or have the right to use all necessary Intellectual Property to conduct their businesses, except for any such failure to so own, possess or have the right to use that could not reasonably be expected to have a Material Adverse Effect.

5.19. Senior Indebtedness. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and other Obligations, and fees and expenses in connection therewith, constitute “Senior Indebtedness” or similar term relating to the Obligations.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation (other than contingent indemnification claims for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Subsidiary to:

6.01. Financial Statements. Deliver to Administrative Agent, who shall distribute to each Lender (provided, that, for the avoidance of doubt and notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to, and shall not, distribute the financial projections required to be delivered pursuant to clause (c) below, to any Lender that has elected to be a public side investor through the Platform). For the avoidance of doubt, any Lender that has elected to be a private side investor through the Platform will continue to receive all financial projections required to be delivered pursuant to clause (c) below and other private side information to be provided under this Agreement:

(a) (x) if Holdings is required to file a Form 10-K under the Exchange Act, a copy of the Form 10-K of Holdings within 2 Business Days after the date on which Holdings files or is required to file its Form 10-K under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor or similar rule)) and, unless the audit report and opinion of an Auditor (as defined below) in such Form 10-K satisfies the requirements of clauses (A) and (B) of Section 6.01(a)(y) below, a report and opinion of an Auditor which satisfies such requirements, or (y) if Holdings is not required to file a Form 10-K under the Exchange Act, within 120 days after the end of each Fiscal Year as of the end of such Fiscal Year, and the related consolidated statements of income or operations, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figure for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an accounting firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall (A) not be subject to any “going concern” qualification or other qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications relating to changes in accounting principles practice reflecting changes in GAAP and required or approved by such Auditor or relating to the financial statements for the fiscal year ending immediately prior to the final stated maturity of the Loans (including, for the avoidance of doubt, any Increases) and (B) shall state that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP;

(b) (x) if Holdings is required to file a Form 10-Q “(including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act, a copy of the Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) of Holdings, within 2 Business Days after the date on which Holdings files or is required to file its Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor or similar rule)) and, unless otherwise included in such Form 10-Q (including, for the avoidance of doubt, a Form 10-QT), comparative form figures for the preceding Fiscal Year or (y) if Holdings is not required to file a Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act, within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2025, (i) unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, setting forth in each case in comparative form figures for the preceding Fiscal Year, certified by a Responsible Officer of Borrower Agent to the effect that such statements fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to year-end adjustments and the absence of footnotes and (ii) a flash report of cash balances of Foreign Subsidiaries as of the last day of such Fiscal Quarter; and

(c) within 60 days after the end of each Fiscal Year, commencing with the Fiscal Year ending March 31, 2025, annual financial projections of Holdings and its Subsidiaries on a consolidated basis, the contents of which shall be limited to items that have been previously publicly disclosed in accordance with Holdings’ standard guidance practices.

Notwithstanding anything to the contrary herein, documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(c) may be delivered electronically and, if so, shall be deemed to have been delivered on the date on which Holdings provides written notice (or provides a link thereto) to the Administrative Agent that such information has been posted on Holdings’ website on the Internet, or posted on Holdings’ behalf on IntraLinks/IntraAgency or another relevant website, if any (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and in any case, to which each Lender and the Administrative Agent have access and can download such documents.

6.02. Other Information. Deliver to Administrative Agent who shall distribute to each Lender:

(a) concurrently with delivery of financial statements under Section 6.01(a) and with the financial statements under Section 6.01(b), a Compliance Certificate executed by a Responsible Officer of Borrower Agent which certifies compliance with Section 7.12 and, solely with respect to the financial statements delivered under Section 6.01(b), (i) a management report (x) describing the operations and financial condition of Holdings and its Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed and (y) discussing the reasons for any significant variations as between the fiscal period covered and the portion of the Fiscal Year then elapsed and the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the financial projections delivered pursuant to Section 6.01(c), and (ii) a description of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary (if any), all such information in the preceding clauses (i) and (ii) to be presented in reasonable detail;

(b) [reserved];

(c) promptly after the public filing thereof, copies of all annual, regular, periodic and special reports and registration statements which Holdings, any Borrower or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Administrative Agent pursuant hereto; and

(d) promptly, such additional information regarding the business, financial or organizational affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, including, without limitation, flood zone information with respect to any fee owned Real Estate, as Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided, that, notwithstanding anything to the contrary in this Agreement, in no event shall such Loan Party or Subsidiary be required to disclose any information subject to confidentiality obligations in favor of third parties (provided, that such obligations are not entered into in contemplation of this proviso) or attorney-client privilege, constituting attorney work product or trade secrets or proprietary information or otherwise prohibited by law from disclosure).

6.03. Notices. Promptly after a Responsible Officer of any Loan Party becomes aware thereof notify Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) after the receipt thereof, a copy of any notice of any non-compliance with any applicable law, regulation or guideline relating to Holdings or any Subsidiary, or its business, including, without limitation, the FDA’s applicable Good Manufacturing Practice regulations, complaint handling regulations and requirements for cosmetic or “over the counter” drug products, which non-compliance would reasonably be expected to have a Material Adverse Effect;

(c) the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;

(d) after the receipt thereof, a copy of (i) any notice, complaint or inquiry from the FDA or any other Government Authority relating to Holdings or any Subsidiary, or its business, asserting that the manufacture, distribution, marketing or sale of the products of any Loan Party or any of its Subsidiaries is not in compliance with any applicable requirements of law, (ii) any notice from the FDA or any other Governmental Authority limiting, suspending or revoking any registration of the Loan Parties or their Subsidiaries, or (iii) any written notice asserting that a product of any Loan Party or any of its Subsidiaries has been or is being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing by the FDA or any other Governmental Authority, or any written notice of the commencement, or the threatened commencement, of any proceedings in the United States or any other applicable jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product of any of the Loan Parties or their Subsidiaries except, in each case of (i) through (iii) above, where such non-compliance or action would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) the occurrence of any actual or threatened investigation, inquiry, inspection or administrative or judicial action, hearing, or enforcement proceeding by the FDA or any other Governmental Authority, against any Loan Party or any Subsidiary in connection with legal or regulatory non-compliance, except in each case, where such non-compliance or action would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower Agent setting forth details of the occurrence referred to therein and stating what action Borrowers have taken and propose to take with respect thereto.

6.04. Payment of Taxes and Assessments. Pay and discharge as the same shall become due and payable, all Federal, state and other Tax liabilities or levies upon it or its properties or assets, unless the same are being Properly Contested or unless the failure to so pay and discharge would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered Material Intellectual Property except (i) where the failure to take such action would not reasonably be expected to have a Material Adverse Effect, or (ii) expirations of registered Intellectual Property at the end of its statutory term; and (d) keep in full force and effect each License the expiration or termination of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (each a “Material License”).

6.06. Maintenance of Properties. Maintain, preserve and protect all of its tangible properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except (i) to the extent that, in the reasonable business judgment of such Person, any such property is no longer necessary for the proper conduct of the business of such person or (ii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance; Business Interruption Proceeds.

(a) Maintain with financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, insurance with respect to its insurable properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances as determined by the Loan Parties in their commercially reasonable judgment.

(b) From and after 90 days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall cause all such insurance with respect to the Loan Parties and property constituting Collateral to be endorsed to provide that the Administrative Agent is an additional insured or lender loss payee, as applicable, and that no cancellation shall be effective until at least 60 days after receipt by the Administrative Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement).

6.08. Compliance with Laws Generally; Environmental Laws. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being Properly Contested; (b) maintain its Real Estate (if any) in compliance with all Environmental Laws; (c) obtain and renew all environmental permits required under requirements of Environmental Law for its operations and properties; and (d) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Estate (if any).

6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries, in all material respects, for the Loan Parties taken as a whole and for the Loan Parties and their Subsidiaries taken as a whole, in conformity with GAAP consistently applied (or such other customary standard in such foreign jurisdiction where a Foreign Subsidiary does business) shall be made.

6.10. Inspection Rights; Meetings with Administrative Agent. Permit Administrative Agent or its designees or representatives from time to time, subject to reasonable prior written notice and during normal business hours, to conduct inspections of the operations and properties of the Loan Parties and Subsidiaries and to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and auditors; provided that representatives of Borrower Agent shall be given the opportunity to participate in any discussions with the auditors. Administrative Agent shall not have any duty to any Loan Party to share any results of any such inspection, examination with any Loan Party. The Loan Parties acknowledge that all reports are prepared by or for Administrative Agent and Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them. Notwithstanding anything to the contrary in this Section 6.10, (i) none of the Loan Parties or any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) that is subject to attorney client or similar privilege or constitutes attorney work product and (ii) absent an Event of Default that has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than once per calendar year, which visit or inspection shall be at the Borrowers’ expense.

6.11. Compliance with ERISA. Do each of the following, except, in each case, if a Material Adverse Effect would not result from the failure to do so: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; (c) cause each Foreign Plan to maintain any required approvals by any Governmental Authority regulating such Foreign Plan, (d) make all required contributions to any Plan and, with respect to a Pension Plan, cause each of its ERISA Affiliates to make such contributions, and (e) make all required contributions and payments to any Foreign Plans.

6.12. Further Assurances.

(a) At Borrowers’ cost and expense, upon reasonable request of Administrative Agent (or within forty-five (45) days (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) of the consummation of any Permitted Acquisition pursuant to which a Loan Party or Subsidiary has acquired all or substantially all of the assets of a Person (or all or substantially all of a line or lines of business of a Person)), duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent such further instruments, documents, certificates and financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary in the reasonable opinion of Administrative Agent to grant, perfect and maintain the validity, effectiveness and priority of any of the Liens required by the Security Instruments and the other Loan Documents in accordance with all applicable requirements of Law.

(b) Within forty-five (45) days (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) of the acquisition or creation of any Domestic Subsidiary (other than an Excluded Domestic Subsidiary or other Excluded Subsidiary) or, pursuant to a Permitted Acquisition and in accordance with clause (a) of the definition thereof, the merger of any Loan Party or Subsidiary with and into any Person, with such Person as the surviving entity of such merger, cause to be delivered to Administrative Agent each of the following, as applicable, in each case, consistent with the documents delivered on or prior to the Fourth Amendment Effective Date or otherwise reasonably acceptable to Administrative Agent and, as applicable, duly executed by the parties thereto: (i) a joinder agreement with respect to this Agreement, together with other Loan Documents reasonably requested by Administrative Agent, including all Security

Instruments and other documents reasonably requested to establish and preserve the Lien of Administrative Agent in all Collateral of such Domestic Subsidiary subject to any limitations on Collateral set forth in the Loan Documents; (ii) Uniform Commercial Code financing statements, Documents and original collateral (including pledged Equity Interests, other securities and Instruments) and such other documents and agreements as may be reasonably required by Administrative Agent, all as necessary to establish and maintain a valid, perfected Lien under U.S. law in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents executed on or prior to the Fourth Amendment Effective Date (and subject to any limitations on Collateral set forth therein); (iii) upon the reasonable request of the Administrative Agent, an opinion of counsel to such Domestic Subsidiary addressed to Administrative Agent and the Lenders, in form and substance reasonably acceptable to Administrative Agent and substantially similar to those opinions of counsel delivered on or prior to the Fourth Amendment Effective Date; and (iv) current copies of the Organization Documents of such Domestic Subsidiary resolutions of the Board of Directors (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 6.12, all certified by an appropriate officer. For the avoidance of doubt, any Foreign Subsidiary, Excluded Domestic Subsidiary or other Excluded Subsidiary shall not be required to guarantee or pledge its assets for any obligations of a Loan Party; provided however, the shareholder or shareholders of any such first tier Foreign Subsidiary or Excluded Domestic Holdco, as applicable, shall pledge 65% of all classes of Equity Interests of such first tier Foreign Subsidiary or Excluded Domestic Holdco, as applicable, to support the Obligations of such Loan Parties (and no other Equity Interests of a Foreign Subsidiary or Excluded Domestic Holdco shall be pledged).

(c) Within ninety (90) days (or such longer period of time as the Administrative Agent may permit) of the acquisition by any Loan Party of any fee owned Real Estate with an individual fair market value in excess of $20,000,000 (measured at the time of such acquisition), deliver or cause to be delivered to Administrative Agent (and, with respect to flood documentation, each Lender), with respect thereto, in each case reasonably acceptable to Administrative Agent, a mortgage or deed of trust, as applicable, and an opinion of Borrowers’ counsel with respect thereto, an ALTA lender’s title insurance policy insuring Administrative Agent’s first priority Lien (subject to Permitted Liens), a current ALTA survey, certified to Administrative Agent by a licensed surveyor, a certificate from a national certification agency indicating whether such Real Estate is located in a special flood hazard area (and, if applicable, flood insurance) and such other flood documentation or other information reasonably requested by any Lender to permit such Lender to comply with applicable flood Laws, and an environmental audit (to the extent already prepared). For the avoidance of doubt, no mortgage or deed of trust, as applicable, shall be entered into until all Lenders have confirmed completion of flood zone diligence.

6.13. Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans solely as follows: (a) on the Fourth Amendment Effective Date, to pay upfront fees (or OID) with respect to the Facilities and to refinance on the Fourth Amendment Effective Date, existing Indebtedness of the Loan Parties (or, in each case, any fees and expenses related thereto) and (b) after the Fourth Amendment Effective Date, (i) to finance the working capital needs of the Borrowers and their Subsidiaries, (ii) for general corporate purposes, capital expenditures (including for expenditures not prohibited by the Loan Documents), of Borrowers and their respective Subsidiaries not in violation of this Agreement, Permitted Acquisitions, other permitted Investments, other permitted distributions on account of the Equity Interests of the Borrowers (including, for the avoidance of doubt, Restricted Payments permitted by Section 7.06), and prepayments of Indebtedness permitted by Section 7.11, (iii) for Letters of Credit and (iv) for payment of fees and expenses related to the foregoing. The Borrowers shall use the proceeds of any Increase solely for general corporate purposes (including for capital expenditures, Permitted Acquisitions and other permitted Investments, permitted Restricted Payments, permitted prepayments of Indebtedness, permitted refinancings of Indebtedness and any other transaction not prohibited by this Agreement).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation (other than contingent indemnification claims for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:

(a) the Obligations, the Secured Obligations and the Indebtedness permitted pursuant to Section 2.18;

(b) Indebtedness outstanding on the Fourth Amendment Effective Date and listed on Schedule 7.01 and any Permitted Refinancing thereof;

(c) (i) Guarantees by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guarantee of Indebtedness that is required to be subordinated to the Obligations shall be subordinated to the Obligations on terms at least as favorable to Administrative Agent and the Lenders as such subordinated Indebtedness and (ii) Guarantees by a Subsidiary of Holdings which is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Subsidiary of Holdings which is not a Loan Party;

(d) obligations (contingent or otherwise) of the Loan Parties and their Subsidiaries existing or arising under any Swap Contract, provided that such obligations are (or were) required hereunder or entered into by such Person in the Ordinary Course of Business and not for purposes of speculation;

(e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), Indebtedness constituting Capital Leases and any Indebtedness assumed in connection with any such acquisition (including by way of any Permitted Acquisition) of any such assets or secured by a Lien on any such assets prior to the acquisition thereof

(subject to Section 7.02(i)) and Permitted Refinancings thereof; provided, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of $50,000,000 and 20% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(f) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(g) Indebtedness of (i) any Loan Party owing to any other Loan Party, (ii) any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party, (iii) any Subsidiary that is not a Loan Party owing to any Loan Party; provided that the aggregate principal amount of all such Indebtedness under this clause (iii) of all such Subsidiaries shall not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding, and (iv) any Loan Party owing to any Subsidiary that is not a Loan Party, so long as such Indebtedness is subordinated in right of payment to the prior Payment in Full of the Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent;

(h) (i) surety bonds, performance bonds or custom bonds or any guarantees in connection with the foregoing, in each case, incurred in the Ordinary Course of Business and (ii) appeal bonds in connection with the enforcement of rights or claims of Borrower or any Subsidiary in connection with judgments that do not result in an Event of Default;

(i) Indebtedness (i) owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary or (ii) consisting of take or pay obligations contained in supply agreements, in the case of each of the foregoing clauses (i) and (ii), incurred in the Ordinary Course of Business;

(j) (i) unsecured deferred purchase price obligations or earnouts and other similar contingent obligations and (ii) unsecured seller debt subject to customary subordination terms as reasonably determined by the Borrowers; provided, that any such unsecured seller debt shall not be payable while an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, in the case of each of the foregoing clauses (i) and (ii), incurred in connection with a Permitted Acquisition or other Investment permitted hereunder;

(k) Indebtedness in respect of cash management obligations (including corporate credit card obligations not to exceed the greater of (i) $31,250,000 and (ii) 12.5% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding), netting services, overdraft protections, Treasury Management and Other Services and other like services, in each case incurred in the Ordinary Course of Business;

(l) Indebtedness of any Subsidiary that is not a Loan Party; provided that (A) the aggregate principal amount of all such Indebtedness of all such Subsidiaries shall not exceed the greater of (i) $62,500,000 and (ii) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding;

(m) Indebtedness representing any Taxes to the extent (i) the same are being Properly Contested or (ii) that payment thereof shall not at any time be required to be made in accordance with Section 6.04 hereof;

(n) Indebtedness of Borrowers or any Subsidiary which may be deemed to exist in connection with agreements providing for indemnification, incentive, non-compete, purchase price adjustments and similar obligations in connection with the disposition of assets in the Ordinary Course of Business and in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective sale, and are not guaranteed by any other Person except as permitted hereunder;

(o) Indebtedness assumed in connection with any Permitted Acquisition or other investment permitted under Section 7.03(z), provided that (x) such Indebtedness (i) was not incurred in contemplation of such Permitted Acquisition or such other investment, (ii) is secured only by the assets acquired in the applicable Permitted Acquisition or other investment (including any acquired Equity Interests), (iii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (o) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition or applicable investment, (y) both immediately prior and after giving effect thereto no Event of Default shall have occurred and be continuing or result therefrom, and (z) after giving effect to the assumption of such Indebtedness, the Consolidated Total Net Leverage Ratio is not greater than 3.50 to 1.00 (or, solely to the extent assumed in connection with a Material Acquisition, 3.75 to 1.00) on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b);

(p) unsecured Indebtedness representing deferred compensation, deferred compensation plans or other similar arrangements to employees of the Borrowers (or any direct parent of a Borrower) and their Subsidiaries, in each case, incurred in the Ordinary Course of Business;

(q) unsecured Indebtedness of Holdings to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(r) Indebtedness incurred by Holdings, the Borrowers or any of their Subsidiaries in a Permitted Acquisition or any other Investment expressly permitted hereunder, in each case to the extent constituting reasonable and customary indemnification obligations or obligations in respect of working capital or other similar purchase price adjustments;

(s) Indebtedness incurred by the Borrowers or any of their Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the Ordinary Course of Business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(t) other incurred or assumed Indebtedness, secured or unsecured, so long as (i) no Event of Default has occurred and is continuing or would immediately result therefrom, (ii) the Consolidated Total Net Leverage Ratio for the most recently ended fiscal period for which financial statements have been or were required to be delivered to the Administrative Agent does not exceed 3.00 to 1.00 or, concurrently with the consummation of any Material Acquisition, 3.50 to 1.00, in each case, on a Pro Forma Basis (after giving effect to the incurrence of such Indebtedness), (iii) such Indebtedness shall not mature earlier than the date that is at least 91 days after the Revolving Credit Maturity Date and (iv) such Indebtedness shall have terms that are customary market terms for Indebtedness of such type or shall be otherwise reasonably acceptable to the Administrative Agent; provided, that if such Indebtedness incurred under this clause (t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower;

(u) Indebtedness of Foreign Subsidiaries which is secured by the assets of any Foreign Subsidiary as permitted under Section 7.02(z), in an aggregate principal amount not to exceed the greater of (i) $62,500,000 and (ii) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, at any time outstanding;

(v) secured or unsecured subordinated Indebtedness; provided, that the amount of any such subordinated Indebtedness shall not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), in the aggregate at any time outstanding, provided further, that (i) such subordinated Indebtedness shall be subordinated in right of payment to the Obligations and, if secured, lien subordinated to the Liens in favor of Administrative Agent and the Lenders, in each case, on terms and pursuant to documentation reasonably satisfactory to Administrative Agent, (ii) such subordinated indebtedness shall only be guaranteed by Holdings or the Subsidiaries that are otherwise guarantors of the Obligations, (iii) the other conditions and terms thereof (other than any terms that are customary market terms for Indebtedness of such type) shall be reasonably acceptable to the Administrative Agent but in any case no scheduled principal payments, redemptions or sinking fund or like payments of any such subordinated Indebtedness shall be required prior to the date at least 6 months after the later of the Revolving Credit Maturity Date, and (iv) no Event of Default shall exist immediately before and after giving effect to the incurrence of such subordinated Indebtedness and the use of proceeds therefrom on such date (any such subordinated Indebtedness, “Subordinated Indebtedness”); provided, that if such Indebtedness incurred under this clause (t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower (provided, that, in each case, no acknowledgement or counter signature by the Administrative Agent shall be required to comply with the requirements of this Section 7.01(v));

(w) additional Indebtedness in an aggregate outstanding principal amount at any one time outstanding not to exceed the greater of (i) $100,000,000 and (ii) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above;

(y) interest and fees payable in kind or accrued on any of the foregoing; and

(z) to the extent constituting Indebtedness, advances in respect of transfer pricing or shared services agreements that are permitted by Section 7.03(cc).

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

7.02. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens in favor of Administrative Agent pursuant to any Loan Document and pursuant to any documentation governing Indebtedness permitted to be incurred pursuant to Section 2.18;

(b) Liens existing on the Fourth Amendment Effective Date and set forth on Schedule 7.02 and any renewals, extensions, modifications or replacements thereof; provided, with respect to any renewals, extensions, modifications or replacements thereof, (i) such Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01(b), and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.01(b);

(c) Liens for Taxes not yet due and payable or which are being Properly Contested or otherwise not required to be paid pursuant to Section 6.04;

(d) Liens of carriers, warehousemen, processors, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 180 days or which are being Properly Contested;

(e) Liens, pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or a foreign benefit law;

(f) Liens on deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations (other than obligations for the payment of borrowed money) of a like nature incurred in the Ordinary Course of Business;

(g) Liens consisting of imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting real property which, in the aggregate do not materially detract from the value of the property subject thereto or materially interfere with the use by the Loan Parties or their Subsidiaries in the Ordinary Course of Business of the property subject to such encumbrance;

(h) Liens securing judgments not constituting an Event of Default under Section 8.01 or securing appeal or other surety bonds related to such judgments;

(i) Liens securing Indebtedness permitted under Section 7.01(e); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness and replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits;

(j) licenses, sublicensees, operating leases or subleases (and precautionary UCC filings with respect thereto), including licenses with respect to Intellectual Property, granted by the Loan Parties or any Subsidiary to any other Person in the Ordinary Course of Business or that does not materially interfere with the operation of the businesses of the Loan Parties, and any renewals, extensions, modifications or replacements thereof; provided that in the case of any exclusive licenses with respect to Intellectual Property, such licenses shall only be permitted to the extent (x) limited by product line or to a particular geography, (y) relate to a particular business with respect to which the Loan Parties are not then engaged or (z) relating to Intellectual Property that is not material to the business of the Borrowers and their Subsidiaries, taken as a whole (any such license, a “Permitted Exclusive IP License”);

(k) Liens in favor of collecting banks (including those arising under Section 4-210 of the UCC) arising by operation of law;

(l) Liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(m) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business;

(n) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted under Section 7.01(i) and Liens arising out of deposits of cash and Cash Equivalents, security deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the Ordinary Course of Business;

(o) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed at any time outstanding the greater of (x) $100,000,000 and (y) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(p) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.03(f), (l), or (z) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(q) Liens in favor of Holdings, the Borrowers or any Subsidiary that is a Loan Party securing Indebtedness permitted under Section 7.01(g);

(r) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.01(o);

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or any Subsidiaries in the Ordinary Course of Business;

(t) Liens that are customary contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions in the Ordinary Course of Business, (ii) relating to pooled deposit or sweep accounts of the Borrowers or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrowers or any Subsidiary in the Ordinary Course of Business;

(u) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(w) ground leases in respect of real property on which facilities owned or leased by the Borrowers or any Subsidiaries are located;

(x) Liens on property of a Subsidiary that is not a Loan Party securing Indebtedness or other obligations permitted by Section 7.01;

(y) Liens solely on any cash earnest money deposits made by the Borrowers or any of their Subsidiaries in connection with any letter of intent or purchase agreement for an Acquisition or other Investment that would be permitted hereunder;

(z) Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted by Section 7.01(u); and

(aa) Liens securing Indebtedness permitted by Section 7.01(t); provided, that if such Indebtedness under Section 7.01(t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower.

7.03. Investments. Make any Investments, except:

(a) Investments held by the Loan Parties and their Subsidiaries in the form of Cash Equivalents;

(b) loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed the greater of (x) $18,750,000 and (y) 7.5% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(c) (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries solely to the extent outstanding on the Fourth Amendment Effective Date, (ii) additional Investments by a Loan Party in or to another Loan Party (in the case of Investments in or to Holdings, solely pursuant to loans, advances, Guarantees or assumptions of Indebtedness of Holdings or the acquisition of any Equity Interests of a Subsidiary of Holdings, in each case, to the extent permitted hereunder and constituting Investments), (iii) additional Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (iv) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed the greater of (x) $62,500,000 and (y) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment, and (v) additional Investments by any Subsidiary that is not a Loan Party to a Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business (and, to the extent owing by a Foreign Subsidiary to a Loan Party, made on customary arms-length terms), and Investments received in satisfaction or partial satisfaction thereof from financially troubled or delinquent account debtors or received in connection with disputes with customers and suppliers, in each case, to the extent in furtherance of business objectives determined in good faith by the Loan Parties or their Subsidiaries;

(e) Investments existing as of the Fourth Amendment Effective Date to the extent set forth in Schedule 7.03 or Schedule 5.12 and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would increase the amount of such Investment at the time of such extension or renewal;

(f) Investments consisting of a Permitted Acquisition;

(g) bank deposits and securities accounts maintained in accordance with the terms of this Agreement and the other Loan Documents;

(h) Investments in securities of account debtors received pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors and Investments acquired in connection with the settlement of delinquent accounts receivable in the Ordinary Course of Business;

(i) Investments received as the non-cash portion of consideration in connection with a transaction permitted under Section 7.05;

(j) Investments constituting Indebtedness and Guarantees permitted under Section 7.01 and transactions permitted by Section 7.04, Section 7.05 and Section 7.06;

(k) deposits permitted under Section 7.02;

(l) other Investments (including Minority Investments) in an aggregate amount outstanding at any time not to exceed the greater of (x) $100,000,000 and (y) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (l) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(m) Investments to the extent solely reflecting an increase in the value of Investments otherwise permitted hereunder;

(n) (x) asset purchases (including purchases of inventory, supplies and materials) and the non-exclusive licensing of Intellectual Property, in each case in the Ordinary Course of Business and (y) any Permitted Exclusive IP License;

(o) Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the Ordinary Course of Business;

(q) Investments held by a Subsidiary acquired after the Restatement Effective Date (including, pursuant to a Permitted Acquisition) or of a Person merged into a Borrower or merged or consolidated with a Subsidiary in accordance with Section 7.04 after the Restatement Effective Date to the extent that such Investments were not made in anticipation of, in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantee Obligations of Holdings or any of its Subsidiaries in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(s) Investments made with Qualified Equity Interests of Holdings (or of the Borrowers or any direct or indirect parent company of Holdings after a Qualified IPO of the Borrowers or such parent company as the case may be) to the extent of such Qualified Equity Interests and to the extent not included in the Available Amount and, with respect to any Investments under this clause (s) that are Acquisitions or other acquisitions of the type described in the definition of “Permitted Acquisition”, to the extent the conditions set forth in the definition of “Permitted Acquisition” have been satisfied with respect to any such Investment;

(t) interests in interest rate hedging agreements or currency exchange rate hedging agreements, in each case, entered into in order to hedge interest rate exposure or currency exchange rate exposure, as applicable, and for bona fide and not for speculative purposes;

(u) prepaid expenses or lease, utility and other similar deposits, in each case made in the Ordinary Course of Business;

(v) securities acquired in connection with the satisfaction or enforcement of indebtedness or claims due or owing or as security for any such indebtedness or claim, so long as the same are pledged to the Administrative Agent to secure the Obligations;

(w) accounts receivable owing to Borrower or any Subsidiary in the Ordinary Course of Business or acquired in connection with a Permitted Acquisition or other Investment permitted hereunder to the extent that such accounts receivable were not made or acquired in anticipation of, in contemplation of or in connection with such acquisition, merger or consolidation or Investment and were in existence on the date of such acquisition, merger or consolidation or Investment;

(x) (i) non-cash loans and advances to officers, directors and employees to purchase equity of Holdings or any direct or indirect parent thereof (including through the exercise of options or warrants of Holdings or any direct or indirect parent thereof) and (ii) any cash loans and advances to officers, directors and employees to pay taxes and related expenses associated with the purchase by such employees of equity of Holdings or any direct or indirect parent thereof (including through the exercise of options or warrants of Holdings or any direct or indirect parent thereof) in an aggregate amount not to exceed $12,500,000 plus the Available Amount in the aggregate at any time outstanding for all such cash loans and advances;

(y) (i) reasonable earnest money deposits made in connection with the acquisitions of property and assets not prohibited hereunder and (ii) deposits made in the Ordinary Course of Business securing contractual obligations to the extent constituting a Lien permitted hereunder;

(z) other Investments by a Loan Party or a Subsidiary in an aggregate amount equal to the Available Amount as of the applicable date of such Investment; provided, that after giving effect to such Investment no Event of Default exists or shall immediately result from the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (z) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(aa) other Investments in joint ventures in an aggregate amount outstanding at any time not to exceed the greater of (i) $37,500,000 and (ii) 15% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in any 12-month period; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment;

(bb) other Investments; provided, that (x) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (bb) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated, (y) the Borrower Agent shall have delivered to Administrative Agent a certificate demonstrating that after giving effect to such Investment, the Loan Parties are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); and

(cc) to the extent constituting Investments, advances in respect of customary transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are (i) in place as of the Fourth Amendment Effective Date or (ii) (A) in the ordinary course of business and (B) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment.

`For purposes of this Section 7.03, the amount of any Investments (other than Permitted Acquisitions) shall be determined net of all actual returns on such Investments, whether as principal, interest, dividends, distributions, proceeds or otherwise (for the avoidance of doubt, other than increases in book value) and loans and advances shall be taken at the principal amount thereof then remaining unpaid, exclusive of any pay in kind or accrued interest or fees thereon.

Notwithstanding anything herein to the contrary or in any other Loan Document, Loan Parties may not make any Investment or Disposition of Material Intellectual Property to any Subsidiary that is not a Loan Party or any Affiliate of any Loan Party that is not a Loan Party, and no Loan Party may make any Restricted Payment of Material Intellectual Property to any Person that is not a Loan Party; provided, that the foregoing limitation shall not apply (I) to any (i) exclusive license of Intellectual Property in the Ordinary Course of Business that constitutes an exclusive license solely with respect to the use of such Intellectual Property in a particular geography in which the Loan Parties do not then engage in substantial operations, or a particular business or product line with respect to which the Loan Parties are not then engaged, (ii) non-exclusive license of Intellectual Property the transfer of which (x) occurs in the Ordinary Course of Business or (y) does not interfere in any material respect with the ordinary conduct of business by the Loan Parties and their Subsidiaries, (iii) transfers from any Subsidiary that is not a Loan Party to any Loan Party or (iv) transfers from any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or (II) with respect to any Subsidiary that is not a Loan Party owning or exclusively licensing Intellectual Property that is independently developed, created, or acquired by such Subsidiary, in each case, not in contravention of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary herein, this ultimate paragraph of this Section 7.03 shall not apply to any Intellectual Property which does not constitute Material Intellectual Property.

7.04. Mergers, Dissolutions, Etc.. Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a) (i) any Subsidiary may merge or consolidate with or liquidate or dissolve into a Loan Party, provided, that, the Loan Party shall be the continuing or surviving Person, and (ii) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party, provided, that, (i) when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person and (ii) in the case of any such merger to which any Domestic Subsidiary is a party, such Domestic Subsidiary is the surviving Person unless, in the case of this clause (ii), after giving pro forma effect to such merger, the creation of a surviving Person that is not Domestic Subsidiary is otherwise permitted under Section 7.03; and

(b) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person unless, in the case of each of the foregoing clauses (i) and (ii), the surviving entity has otherwise assumed all obligations of such Loan Party or Subsidiary, as applicable, under the Loan Documents pursuant to documentation reasonably acceptable to Administrative Agent; provided, further, that in the case of any such merger to which any Domestic Subsidiary is a party, such Domestic Subsidiary is the surviving Person unless, in each case, after giving pro forma effect to such merger, the creation of a surviving Person that is not Domestic Subsidiary would constitute an Investment which is permitted to be made or exist pursuant to Section 7.03.

7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of Cash Equivalents and Inventory in the Ordinary Course of Business;

(b) (i) Dispositions in the Ordinary Course of Business of property that is obsolete, worn out or no longer useful to the business whether now owned or hereafter acquired or (ii) disposition of other assets, in each case for so long as the aggregate fair market value of such equipment, fixed assets and other assets does not exceed the greater of (A) $50,000,000 and (B) 20% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), in any 12-month period;

(c) any Disposition that constitutes (i) an Investment permitted under Section 7.03, (ii) a Lien permitted under Section 7.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 7.04, or (iv) a Restricted Payment permitted under Section 7.06;

(d) such Disposition that results from a casualty or condemnation in respect of such property or assets;

(e) the sale or discount, in each case without recourse, of accounts receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection of delinquent accounts or other accounts which, in the applicable Loan Party’s or Subsidiary’s reasonable business judgment, are doubtful of collection,

(f) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business or that do not materially interfere with the operation of the businesses of the Loan Parties;

(g) (i) the lapse, abandonment or other dispositions of Intellectual Property that is, in the reasonable good faith judgment of a Loan Party or Subsidiary, no longer material to the conduct of the business of the Loan Parties or any of their Subsidiaries, (ii) expirations of registered Intellectual Property at the end of its statutory term or (iii) Dispositions of patents, trademarks, copyrights and other intellectual property (x) in the ordinary course of business or that do not materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries or (ii) which, in the reasonable judgment of the Borrowers or any Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

(h) (i) Dispositions among the Loan Parties (other than to Holdings except in respect of dispositions of Equity Interests) or by any Subsidiary to a Loan Party (other than to Holdings except in respect of dispositions of Equity Interests), and (ii) Dispositions by any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(i) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Foreign Subsidiaries of the Borrowers may (i) sell or dispose of Equity Interests to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests or (ii) make direct or indirect transfers or other Dispositions of any foreign assets of such Foreign Subsidiary to any other Subsidiary that is a Loan Party in connection with the consolidation of foreign operation;

(m) Permitted Sale Leasebacks; and

(n) other Dispositions of property; provided, that with respect to any Disposition (or series of related Dispositions) pursuant to this clause (n) for a purchase price in excess of the greater of $25,000,000 and 10% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) (i) at least 75% of the proceeds of any such Disposition (determined on the date a binding commitment for such Disposition was entered into) shall consist of cash or Cash Equivalents (or Designated Non-Cash Consideration), (ii) the applicable Loan Party receives fair market value for such property (as determined by the Borrowers in good faith), (iii) any Designated Non-Cash Consideration received by the Borrowers or any Subsidiary in respect of such Disposition having an aggregate fair market value, taken together will all other Designated Non-Cash Consideration received pursuant to this clause (n) that is at that time outstanding, not in excess of the greater of $25,000,000 and 10% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, shall be deemed to be cash, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (iv) at the time of such Disposition, no Event of Default shall exist at the time of or would result from such Disposition.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

For the avoidance of doubt, this Section 7.05 shall be subject to the ultimate paragraph of Section 7.03.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) (i) each Subsidiary that is a Loan Party may make Restricted Payments to a Loan Party(other than Holdings except Restricted Payments made to Holdings the proceeds of which are used for Restricted Payments permitted hereunder), (ii) each Subsidiary that is not a Loan Party may make Restricted Payments to a Subsidiary that is not a Loan Party (on a pro rata basis to any other equity holder of such Subsidiary);

(b) Holdings and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) Holdings may (or may make a Restricted Payment to permit any direct or indirect parent to) purchase, redeem or otherwise acquire shares of its (or of any direct or indirect parent’s) stock or other Equity Interests in connection with customary employee or management agreements, plans or arrangements for future, present or former directors, officers, managers and employees (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees, or distributees or transferees of any of the foregoing including, without limitation, upon death, disability, retirement, severance or termination of employment of such officers, directors, managers or employees) of any of the Loan Parties and their Subsidiaries; provided, that:

(i) (A) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Restricted Payment, (B) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), and (C) cancellation of Indebtedness owing to the Loan Parties (or any direct or indirect parent thereof) or any Subsidiary in connection with the repurchase or Equity Interests or stock hereunder will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; or

(ii) (A) the amount of such Restricted Payments (which for the avoidance of doubt shall not include net settlements of equity awards to satisfy tax withholding obligations) shall not exceed the greater of (i) $25,000,000 and (ii) 10% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) in the aggregate in any Fiscal Year; provided, that any unused amount under this clause (ii)(A) (other than any unused carryover amount from the immediately preceding Fiscal Year) in any Fiscal Year shall be permitted to be carried over to the immediately succeeding Fiscal Year, with such amount carried over being deemed to be the first amount expended in the Fiscal Year; and (B) cancellation of Indebtedness owing to the Loan Parties (or any direct or indirect parent thereof) or any Subsidiary in connection with the repurchase or Equity Interests or stock hereunder will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(d) Restricted Payments by Borrowers to the extent necessary to permit Holdings or any direct or indirect holder of Equity Interests in the Borrowers to pay administrative or corporate costs and expenses related to the business of Borrowers and their Subsidiaries (including administrative, legal, accounting and similar expenses and director or officer indemnification claims of any direct or indirect parent of the Borrowers attributable to the direct or indirect ownership or operations of the Borrowers and their Subsidiaries and franchise or other taxes (without duplication of Restricted Payments under Section 7.06(g)) payable by Holdings or any parent entity of Holdings whose sole material asset consists of the Equity Interests of Holdings (or another similarly situated parent entity thereof) to maintain its corporate existence) in each case, which are incurred in the Ordinary Course of Business;

(e) [reserved];

(f) [reserved];

(g) Restricted Payments by Borrowers in an amount sufficient to permit Holdings (or, if applicable, the direct or indirect parent of Holdings that is the parent of the consolidated tax group for which Holdings is a member) to pay consolidated tax liabilities of Holdings and its Subsidiaries relating to the business of Borrowers and Borrowers’ Subsidiaries, in an amount not to exceed the amount of any such Taxes that the Borrowers and their Subsidiaries would have been required to pay on a separate group basis if the Borrowers and such Subsidiaries were the only members of the consolidated tax group, less the amount of any such Taxes that are paid directly by the Borrowers or their Subsidiaries to the relevant Governmental Authority;

(h) Holdings and the other Loan Parties may (or may make a Restricted Payment to permit any direct or indirect parent to) make any Restricted Payment; provided, that after giving effect to such payment, the Consolidated Total Net Leverage Ratio is not greater than 3.00 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b);

(i) Holdings and the Borrowers may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby;

(j) to the extent constituting Restricted Payments, Holdings, the Borrowers and the Subsidiaries may enter into and consummate transactions expressly permitted to be effected by such Person by any provision of Section 7.03, Section 7.04 or Section 7.08;

(k) repurchases of Equity Interests in the Ordinary Course of Business in the Borrowers (or any direct or indirect parent thereof) or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(l) Holdings and its Subsidiaries may make Restricted Payments to any direct or indirect holder of an Equity Interest in the Borrowers:

(i) to finance any Investment permitted to be made pursuant to Section 7.03; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrowers or such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrowers or a Subsidiary or (2) the merger (to the extent permitted by Section 7.04) of the Person formed or acquired into the Borrowers or a Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12; and

(ii) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(m) concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests;

(n) the Borrowers or any Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(o) the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of such declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement and was permitted to be paid under this Agreement;

(p)additional Restricted Payments funded with the proceeds of Qualified Equity Interests of Holdings which are not used to increase the Available Amount;

(q)additional Restricted Payments in an aggregate amount not to exceed the greater of (i) $37,500,000 and (ii) 15% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) per Fiscal Year; provided that no Event of Default has occurred and is continuing or would result from the payment of such Restricted Payment; and

(r) Restricted Payments and distributions among Loan Parties in connection with transfer pricing or shared services agreements to the extent advances related thereto are permitted pursuant to Section 7.03(cc).

For the avoidance of doubt, this Section 7.06 shall be subject to the ultimate paragraph of Section 7.03.

7.07. Change in Nature of Business. Engage in any material line of business other than the Core Business.

7.08. Transactions with Affiliates. Enter into, or suffer to exist, any transaction, arrangement or agreement of any kind with any Affiliate of any Loan Party, other than (a) those described on Schedule 7.08, as in existence on the Fourth Amendment Effective Date, or any amendment thereto to the extent such an amendment is not adverse to the Administrative Agent and/or the Lenders in any material respect, (b) those expressly permitted by this Agreement and the other Loan Documents, including pursuant to Section 7.06, (c) transactions between or among Loan Parties and, to the extent permitted hereunder, their Subsidiaries, (d) employment and severance agreements and compensation to employees, officers or directors (including stock ownership plans, awards or grants of Equity Interests, employee benefit plans including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans), (e) indemnification of officers, directors and employees in the Ordinary Course of Business, (f) transactions between Loan Parties and Subsidiaries that are not Loan Parties and/or any entity that becomes a Subsidiary as a result of such transaction, subject to any limitations set forth herein, (g) others on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or which are approved by a majority of the board of directors and a majority of any disinterested directors of such Loan Party or Subsidiary, and (h) the Transaction and the payment of fees and expenses related to the Transaction, in each case, to the extent not otherwise prohibited hereunder.

7.09. Inconsistent Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document or any documentation governing Indebtedness permitted to be incurred pursuant to Section 2.18) that (i) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or (ii) limits the ability (A) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (B) of any Subsidiary to Guarantee the Indebtedness of any Loan Party or become a direct Borrower hereunder, or (C) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 7.09 shall not prohibit limitations:

(a) in respect of any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.01; provided that such negative pledge (x) applies solely to a Subsidiary that is not a Loan Party; (y) is not materially more restrictive than the restrictions set forth in the Loan Documents; or (z) does not materially impair the Borrowers’ ability to pay their obligations under the Loan Documents as and when due (as determined in good faith by the Borrowers);

(b) (x) in respect of customary restrictions and conditions contained in any agreement relating to any Disposition not prohibited hereunder (in which case such restrictions or conditions shall relate only to the applicable property) or otherwise relating to a Disposition that is conditioned upon the amendment, restatement or replacement of this Agreement or the repayment in full of amounts owing hereunder or (y) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(c) consisting of restrictions regarding licenses or sublicenses by a Loan Party or a Subsidiary of a Loan Party of Intellectual Property in the Ordinary Course of Business (in which case such restrictions shall relate only to such Intellectual Property);

(d) customary anti-assignment provisions found in Contractual Obligations entered into in the Ordinary Course of Business;

(e) in the documents entered into in connection with any Subordinated Indebtedness incurred pursuant to Section 7.01(v) or any documents governing a renewal, extension or refinancing thereof permitted by the terms of the applicable intercreditor or subordination provisions or agreement reasonably satisfactory to the Administrative Agent executed or entered into in connection with such Subordinated Indebtedness;

(f) governing Indebtedness outstanding on the date any Person first becomes a Subsidiary of Holdings (so long as such agreement was not entered into solely in contemplation of such person becoming a Subsidiary of such Person); and

(g) consisting of restrictions imposed by any holder of a Lien permitted by Section 7.02 restricting the transfer of the property subject thereto; provided, that such restrictions are not entered into in contemplation of this clause (g).

7.10. Reserved.

7.11. Prepayment of Indebtedness; Amendment to Organization Documents; Payment of Earnouts and Other Deferred Purchase Price Obligations.

(a) Voluntarily prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness that is subordinated, or required to be subordinated, to any of the Obligations (or secured by Liens that are subordinated, or required to be subordinated, to the Liens securing the Obligations) except as set forth in clauses (i) through (iv) below, or make any payment in violation of any subordination terms thereof:

(i) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness, in each case, in an amount not in excess of the greater of (i) $50,000,000 and (ii) 20% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) in any Fiscal Year, so long as no Event of Default exists at the time of or shall immediately result from the prepayment or redemption in respect of such Indebtedness;

(ii) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness to the extent funded with the proceeds of Qualified Equity Interests of Holdings and which are not used to increase the Available Amount;

(iii) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness in each case, so long as (x) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such prepayment or redemption, and (y) after giving effect to such prepayment or redemption, (A) the Loan Parties are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (B) the Consolidated Senior Net Leverage Ratio is not greater than 3.00 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b),;

(iv) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness in each case, in an amount not in excess of the Available Amount, so long as (i) no Event of Default exists or shall immediately result from the prepayment or redemption in respect of such Indebtedness, (ii) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (iii) the Consolidated Total Net Leverage Ratio is not greater than 3.25 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); and

(v) make required regularly scheduled non-accelerated payments of interest, fees and other amounts owed in respect of Subordinated Indebtedness as and when due and payable (other than mandatory, voluntary or optional prepayments of principal), in each case, solely to the extent permitted to be paid by the applicable subordination or intercreditor provisions or agreement to which such Subordinated Indebtedness is subject.

(b) Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness or any other Indebtedness that is subordinated to any of the Obligations (or secured by Liens that are subordinated to the Liens securing the Obligations) in a manner that violates the subordination or intercreditor terms thereof or, to the extent not covered by the applicable subordination or intercreditor terms, is materially adverse to the Lenders.

(c) Amend or otherwise modify any Organization Documents of such Person, except for such amendments or other modifications required by Law or which are not materially adverse to the interests of Administrative Agent or any Lender.

(d) [reserved].

(e) Pay, redeem, purchase, repurchase, defease or otherwise satisfy any earnout obligations or other similar deferred purchase price obligations unless no Specified Event of Default shall have occurred and be continuing or shall immediately result from such payment, redemption, purchase, repurchase, defeasement or satisfaction of such obligation.

7.12. Financial Covenants.

(a) Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period (commencing with the Measurement Period ending March 31, 2025) of Borrowers set forth below to be greater than 3.25 to 1.00 (or, solely with respect to each Measurement Period ending during the twelve (12) month period immediately following the date of consummation of a Material

Acquisition, permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period of Borrowers to be greater than 3.75 to 1.00 (and, for the avoidance of doubt, the maximum permitted Consolidated Total Net Leverage Ratio shall revert to 3.25 to 1.00 for any Measurement Period ending after the last day of such twelve (12) month period).

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period (commencing with the Measurement Period ending March 31, 2025) of Borrowers set forth below to be less than 3.50 to 1.00.

7.13. Anti-Terrorism Laws and Foreign Asset Control Regulations. (a) Become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations, (b) knowingly engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violate any such order, or (c) use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

7.14. Fiscal Year. Change its Fiscal Year end, except (a) in connection with (x) the Fiscal Year Change or (y) acquisitions to conform new Subsidiary to the Borrowers’ Fiscal Year or (b) upon prior written notice to the Administrative Agent.

7.15. Holdings Covenant. Permit Holdings to engage in any business activities or incur any Indebtedness other than (i) acting as a holding company and transactions incidental thereto (including maintain its corporate existence), (ii) entering into the Loan Documents and the transactions required herein or permitted herein to be performed by Holdings, (iii) entering into the agreements related to and consummating the Transactions and the transactions required therein or permitted therein to be performed by Holdings, (iv) receiving and distributing the dividends, distributions and payments permitted to be made to Holdings pursuant to Section 7.06, (v) entering into engagement letters and similar type contracts and agreements with attorneys, accountants and other professionals (and participating thereunder), (vi) owning the Equity Interests of the Borrowers and its Subsidiaries, (vii) issuing Equity Interests as permitted hereunder (including pursuant to a Qualified IPO), (viii) engaging in activities necessary or incidental to any director, officer and/or employee option incentive plan at Holdings, (ix) providing guarantees for the benefit of any Borrower or any Subsidiary thereof to the extent such Person is otherwise permitted to enter into the transaction under this Agreement (including guaranties of lease or debt obligations), (x) holding nominal deposits in Deposit Accounts in connection with consummating any of the foregoing transactions, (xi) entering into documents governing any Indebtedness permitted in accordance with Section 7.01 or any other debt documents permitted hereunder to which it is a party or any documents for a refinancing thereof permitted hereunder and to the extent applicable, the subordination or intercreditor provisions or agreements governing such Indebtedness or to which such Indebtedness is subject, (xii) [reserved], and (xiii) obligations or activities incidental to the business or activities described in the foregoing clauses (i) to (xii), including providing indemnification of officers, directors, shareholders and employees.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within seven (7) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee or other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 6.03 (solely with respect to notices of Events of Default), 6.05(a) (solely with respect to maintaining existence of the Loan Parties) or Article VII (subject to Section 8.04), or (ii) in Sections 6.01 or 6.02(a) and, in each case, such failure continues for seven (7) or more days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other term, covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) receipt of written notice of such failure by a Responsible Officer of Borrower Agent from Administrative Agent on behalf of the Required Lenders, or (ii) any Responsible Officer of any Loan Party becomes aware of such failure; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of other materiality qualifiers contained therein); or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any Indebtedness or Guarantee having an aggregate principal amount of more than $35,000,000, or (B) fails to observe or perform any other material agreement or condition relating to any such Indebtedness or Guarantee or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i)(B) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) [Reserved];

(h) Judgments. There is entered against any Loan Party or any Subsidiary one or more final non-appealable judgments or orders for the payment of money, writs, warrants of attachment or execution or similar process in an aggregate amount exceeding $35,000,000 (except to the extent covered by insurance as to which the insurer does not dispute coverage or third party indemnification reasonably acceptable to Administrative Agent) and such judgments, orders, writs, warrants of attachment or execution or similar process remain unsatisfied, unvacated and unstayed for a period of 60 consecutive days after the entry, issue or levy thereof; or

(i) ERISA. (i) An ERISA Event occurs which, together with any outstanding liability incurred in connection with any other ERISA Event, has resulted in or would have a Material Adverse Effect (ii) the existence of any Lien under Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or any Subsidiary thereof, (iii) a Loan Party, a Subsidiary thereof or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would result, (iv) the benefit liabilities of any Foreign Plan, at any time exceed all Foreign Plan’s assets, as computed in accordance with applicable law as of the most recent valuation date for such Foreign Plan, such that, when aggregated with such excess is an amount that would reasonably be expected to result in a Material Adverse Effect, or (v) any other event occurs or shall occur or exist with respect to a Plan, Foreign Plan, Pension Plan or Multiemployer Plan that results in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted under such Loan Document or upon Payment in Full of all Obligations or as a result of the failure of Administrative Agent or any Lender to take any action within its control, ceases to be in full force and effect (except with respect to immaterial assets); or any Loan Party or any Subsidiary thereof repudiates, challenges or contests in writing the validity or enforceability of any material provision in any Loan Document, any Loan Obligation or any Lien granted to Administrative Agent pursuant to the Security Instruments (including the perfection or priority thereof); or any Loan Party denies that it has any or further liability or obligation under any material provision in any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document (other than as a result of a payment made hereunder or release expressly permitted hereunder); or

(k) Subordinated Indebtedness. The subordination or intercreditor provisions relating to any Subordinated Indebtedness (the “Subordination Provisions”) shall fail to be enforceable by Administrative Agent (except to the extent that the Administrative Agent has effectively waived the benefits thereof) in accordance with the terms thereof; or any Loan Party or any Subsidiary thereof (or any representative of the foregoing) shall repudiate, challenge or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions; or

(l) Change of Control. There occurs any Change of Control.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; (c) require that Borrowers Cash Collateralize the L/C Obligations in an amount equal to the Minimum Collateral Amount; and (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of Event of Default under clause (f) above, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

8.03. Application of Funds.

(a) After the exercise of any remedy provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by Administrative Agent in the following order:

First, to all fees, indemnities, expenses and other amounts (including all reasonable fees, charges and disbursements of counsel to Administrative Agent payable pursuant to Section 10.04 and amounts payable under Article III) due to Administrative Agent in its capacity as such, until paid in full;

Second, to all amounts owing to the Swing Line Lender for outstanding Swing Line Loans until paid in full;

Third, to that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, fees and other Obligations expressly described in clauses Fourth through Sixth below) payable to the Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them until paid in full;

Fourth, to that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;

Fifth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrowers and (ii) the payment of Credit Product Obligations (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation), ratably among the Lenders, L/C Issuer and the Credit Product Providers in proportion to the respective amounts described in this clause Fifth payable to them until paid in full;

Sixth, to all other Obligations of Borrowers owing under or in respect of the Loan Documents, in each case, that are due and payable to Administrative Agent and the other Lender Parties, or any of them, on such date (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation), ratably based on the respective aggregate amounts of all such Obligations owing to Administrative Agent and the other Lender Parties on such date until paid in full; and

Last, the balance, if any, after Payment in Full of the Obligations, to Borrowers or as otherwise required by Law. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations.

(b) Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to Administrative Agent for determining the amount due. Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Lender Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.

(c) For purposes of Section 8.03(a), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any insolvency proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws but, excluding contingent indemnification obligations for which no claim has been asserted.

8.04. Equity Cure Right. In the event Borrowers fail to comply with the financial covenants set forth in Section 7.12, subject to the terms and conditions hereof, Holdings shall have the right (the “Cure Right”) after the first day of the applicable Fiscal Quarter for which such covenants are then being tested until the expiration of the 15th Business Day subsequent to the date the applicable financial statements are required to be delivered to Administrative Agent with respect thereto (the “Cure Period”), to issue Permitted Cure Securities for cash or otherwise receive, as additional paid in capital, cash common equity contributions, in either case in an aggregate amount equal to, but not greater than, the amount necessary to cure all relevant financial covenants (including, without limitation all relevant financial covenants contained in any documents governing Subordinated Indebtedness permitted hereunder) (hereinafter, the “Cure Amount”), and upon the receipt by any Borrower of the cash proceeds thereof, the financial covenants shall then be recalculated giving effect to the following pro forma adjustments: (a) Adjusted Consolidated EBITDA shall be increased for the applicable Fiscal Quarter and for the subsequent three (3) consecutive Fiscal Quarters, solely for the purpose of measuring compliance with the financial covenants and not for any other purpose under this Agreement or any other Loan Document (including, without limitation, calculating basket levels), by an amount equal to the Cure Amount contributed by Holdings to the Borrowers; (b) if, after giving effect to the foregoing recalculations, Borrowers shall then be in compliance with the requirements of all financial covenants, Borrowers shall be deemed to have been in compliance with such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default of such financial covenants that had occurred shall be deemed not to have occurred for all purposes of this Agreement; and (c) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Cure Amount (including by way of netting) for measuring compliance with the financial covenants in respect of the fiscal quarter in which the Cure Amount is made. In the event that (i) no Event of Default exists other than that arising due to failure of the Loan Parties to comply with the financial covenants set forth in Section 7.12 or the failure to deliver a notice of Default in respect thereof), and (ii) until the expiration of the Cure Period, then neither Administrative Agent nor any Lender shall exercise any remedies set forth in Section 8.02 hereof or under any Loan Document until after the Borrowers’ ability to cure has lapsed and the Borrowers have not exercised such Cure Right; provided, that no extensions of credit under the Revolving Credit Facility (including the issuance of any Letter of Credit) shall be required to be made during such Cure Period unless the Cure Amount shall have been received by any Borrower. Notwithstanding anything herein to the contrary, in no event shall Holdings or Borrowers be permitted to exercise the Cure Right hereunder (x) more than 5 times in the aggregate during the term of this Agreement or (y) more than 2 times in any 4 consecutive Fiscal Quarters.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authority; Limitations on Lenders. Each of the Lenders and the L/C Issuer hereby irrevocably appoints BMO to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, except for a Borrower’s consent right as expressly permitted in Section 9.06 and no Loan Party shall have rights as a third party beneficiary of any of such provisions (although each Loan Party shall be bound by such provisions). Administrative Agent shall be authorized to determine whether any conditions to funding any Loan or to issuance of a Letter of Credit have been satisfied. Actions taken by Administrative Agent hereunder, under the other Loan Documents or upon the instructions of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary), shall be binding upon each Lender.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

9.02. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to take any action that, in its opinion may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken (including any apportionment or distribution of payments) or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Administrative Agent by Borrower Agent, a Lender or the L/C Issuer. Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or expose Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of this Agreement.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

9.04. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it.

9.05. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which shall, so long as no Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, be reasonably acceptable to the Borrower Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer appoint a successor Administrative Agent meeting the qualifications set forth above which shall, so long as no Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, be reasonably acceptable to the Borrower Agent. If the Administrative Agent resigns and no successor is appointed, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by BMO as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers and privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers or Agents (other than Administrative Agent) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans,

L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 10.04(c).

The Loan Parties and the Lender Parties hereby irrevocably authorize Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lender Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lender Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Security Instruments, Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by Administrative Agent or Borrowers at any time, the Lender Parties will confirm in writing Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

9.10. Collateral Matters. The Lender Parties irrevocably agree (a) that the Liens granted to the Administrative Agent or any other Lender Party by the Loan Parties on any Collateral shall, at the sole cost and expense of the Borrowers, be automatically released (i) in full, upon Payment in Full, (ii) upon the sale or other disposition of any property (and solely with respect to such property) by a Loan Party to any other Person (other than another Loan Party) if the Borrower Agent certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of the Loan Documents (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary (other than a Disposition to another Loan Party), the Administrative Agent is authorized to release any Guarantee provided by such Subsidiary, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to clause (c) or (d) below or (v) on any assets that are or become Excluded Assets; (b) that the Administrative Agent is authorized to (i) subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 7.02 and (ii) release or subordinate any Lien on any property granted to or held by the Administrative Agent in accordance with the terms of the Security Agreement; and (c) that any Borrower or any Subsidiary shall be automatically released from its obligations under the Loan Documents (and all Liens granted by such Borrower or Subsidiary) if such Person ceases to be a Borrower or a Subsidiary as a result of a transaction permitted hereunder. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing, to the extent required under this Section 9.10, Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, each Lender irrevocably authorizes the Administrative Agent to, at the Borrower’s expense, and Administrative Agent shall execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Instruments, or to evidence the release of such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11. Other Collateral Matters.

(a) Care of Collateral. Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

(b) Lenders as Agent For Perfection by Possession or Control. Administrative Agent and Lender Parties appoint each Lender as agent (for the benefit of Lender Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to Administrative Agent or otherwise deal with it in accordance with Administrative Agent’s instructions.

9.12. Right to Perform, Preserve and Protect. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided herein.

Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may take (but shall not be obligated to take or refrain from taking) such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations. Each Lender agrees to reimburse Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors paid in the name of, or on behalf of, any Loan Party) that may be incurred by Administrative Agent or any of its Related Persons in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document.

9.13. Credit Product Providers and Credit Product Arrangements.

(a) Each Credit Product Provider, by delivery of a notice to Administrative Agent of the creation of a Credit Product Arrangement, agrees to be bound by Section 8.03 and this Article IX. Each Credit Product Provider shall indemnify Administrative Agent (and any sub-agent thereof) and each Related Party thereof (each a “Credit Product Indemnitee”) against, and hold harmless each such Credit Product Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel), incurred by any such Credit Product Indemnitee or asserted against any Credit Product Indemnitee by any third party or by Borrowers or any other Loan Party arising out of, in connection with, or as a result of such provider’s Credit Product Obligations.

(b) Except as otherwise expressly set forth herein, no Credit Product Provider that obtains the benefit of the provisions of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or any other Loan Document shall have any voting rights or right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise (including with respect to the release or impairment of any Collateral or notice of or consent to any amendment, waiver or modification of the provisions hereof or of any other Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Credit Product Arrangements in respect of any Payment in Full of the Obligations or the Facility Termination Date.

9.14. Designation of Additional Agents. The Administrative Agent, subject to the consent of the Borrowers (not to be unreasonably withheld), shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “joint book runners,” “joint lead arrangers,” “joint arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

9.15. Authorization to Enter into Intercreditor Agreements and Subordination Agreements. Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to enter into (or amend, renew, extend, supplement, restate, replace, waive or otherwise modify) any intercreditor agreement or subordination agreement (including, without limitation, any terms set forth in this Agreement, or those that are Otherwise Acceptable, in each case, to the extent the Indebtedness being incurred or secured in connection therewith is not prohibited from being incurred under Section 7.01 and (if applicable) is permitted to be secured (including with respect to priority) under Section 7.02 of this Agreement, which the Administrative Agent shall be required to enter into upon the delivery of a certificate described in the following sentence), and that if any such intercreditor agreement or subordination agreement (or, in each case, any such amendment or modification thereto or restatement thereof) is Otherwise Acceptable, the Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement or subordination agreement is reasonable and to have consented to such intercreditor agreement or subordination agreement (or, in each case, any such amendment or modification thereto or restatement thereof) and the Administrative Agent’s execution thereof. The Lenders expressly and irrevocably agree that (x) the Administrative Agent shall rely exclusively on a certificate of a Responsible Officer of the Borrower Agent as to whether any Indebtedness is not prohibited and/or Liens are permitted (including with respect to priority) and (y) any intercreditor agreement or subordination agreement entered into by the Administrative Agent shall be binding on the Lender Parties, and each Lender hereby expressly and irrevocably agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any intercreditor agreement or subordination agreement. In the event of any specific conflict or inconsistency between the provisions of any intercreditor agreement or subordination agreement and this Agreement, the provisions of such intercreditor agreement or subordination agreement shall control. Each Lender hereby authorizes and directs Administrative Agent to issue blockage notices in connection with the Subordinated Indebtedness at the direction of Administrative Agent or the Required Lenders.

9.16. Recovery of Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer o(any such Lender, L/C Issuer or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such

Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.16 and held in trust for the benefit of the Administrative Agent, and such Lender or L/C Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer or any Person who has received funds on behalf of a Lender or L/C Issuer (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or L/C Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or L/C Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or L/C Issuer under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or L/C Issuer, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrowers for the purpose of making a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.16 in respect of any Erroneous Payment; provided, that, the foregoing shall not limit the terms of Section 10.04 (but for the avoidance of doubt, it is understood and agreed that, if a Loan Party has paid principal, interest or any other amounts owed to a Lender Party, Section 10.04 shall not require any such Loan Party to pay additional amounts that are by way of Section 10.04, effectively duplicative of such previously paid amounts.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc. Subject to Section 3.10 and except as provided with respect to any Increase or as otherwise specifically provided herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers, Borrower Agent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (except as expressly set forth in clause (c) below) and Borrowers, the applicable Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or Section 4.02 of this Agreement or the waiver of any covenant, Default, Event of Default, the imposition of the Default Rate, mandatory prepayment or reductions or any modification, waiver or amendment to the financial covenant definitions or any component thereof in this Agreement, shall not constitute an increase of any Commitment of a Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to a Lender (or any of them), including the Revolving Credit Maturity Date or any scheduled reduction of the Commitments hereunder or under any other Loan Document, in each case without the written consent of such Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of such Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then applicable to Base Rate Loans or SOFR Loans, as applicable) or to waive any obligation of Borrowers to pay interest or Letter of Credit Fees at the Default Rate; provided, further¸ that any waiver of any condition precedent in Section 4.01 or Section 4.02 of this Agreement, any waiver of any covenant, Default or Event of Default, the imposition of the Default Rate, mandatory prepayment or reductions or any modification, waiver or amendment to the financial covenant definitions or any component thereof in this Agreement shall not constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause (c); provided, further, that notwithstanding the foregoing to the contrary, a Lender may agree to any reduction described in this clause (c) solely with respect to the Loans or L/C Borrowings of such Lender (and not any other Lenders or L/C Issuer) and solely the written consent of such Lender (and not Required Lenders) and Borrowers pursuant to mutually acceptable documentation (with prompt delivery of such documentation to Administrative Agent) shall be required to effect such reduction solely in respect of such consenting Lender’s Loans and/or L/C Borrowings;

(d) change the provisions requiring pro rata payments to the Lenders set forth herein or amend the definition of “Applicable Percentage” without the written consent of each Lender directly and adversely affected thereby;

(e) (i) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) change the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required for Revolving Lenders to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender;

(f) release any Borrower or any Guarantor from its obligations under its Guarantee from this Agreement without the written consent of each Lender, except to the extent such Person is the subject of a Disposition permitted by Section 7.05 (in which case such release may be made by Administrative Agent acting alone);

(g) release all or substantially all of the Collateral without the written consent of each Lender except with respect to Dispositions and releases of Collateral permitted or required hereunder (including pursuant to Section 7.04 or 7.05) or as provided in the other Loan Documents (in which case such release may be made by Administrative Agent acting alone); or

(h) prior to an Event of Default under Section 8.01(f), amend or modify any term or provision of any Loan Document to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money) with respect to which (x) the Liens on the Collateral securing the Obligations of any Loan would be subordinated or (y) all or any portion of the Obligations of any Loan would be subordinated in right of payment; except (i) indebtedness that is expressly permitted by this Agreement as in effect as of the Closing Date to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations, (ii) any “debtor in-possession” facility (or similar financing under applicable law) or (iii) any other Indebtedness so long the opportunity to participate in such Indebtedness is offered ratably to all adversely affected Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; and (v) no amendment, waiver or consent shall, unless signed by the Required Revolving Lenders in addition to the Lenders required above: (w) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or any L/C Issuer to issue any Letter of Credit) in Section 4.02; (x) amend or waive non-compliance with any provision of Section 2.01(a); (y) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or any L/C Issuer to issue any Letter of Credit) in Section 4.02 or (z) amend or waive non-compliance with any provisions of the Loan Documents in a manner that affects the rights and duties of the Revolving Lenders under the Revolving Credit Facility more adversely than the rights and duties of the Lenders under the Term Loan Facility. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender, each directly affected Lender or any class of Lenders and that has been approved by the Required Lenders, Borrowers may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Borrowers to be made pursuant to this paragraph).

Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Lenders shall not be entitled to receive any fees or other compensation paid to the Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.

In addition, notwithstanding anything to the contrary in this Agreement, including this Section 10.01, this Agreement and the other Loan Documents may be amended (or amended and restated) by the Administrative Agent, the Borrowers and the Lenders providing the applicable Credit Extension to increase the Revolving Credit Facility or any previously funded incremental term loan facility, in each case, pursuant to Section 2.18 (for the avoidance of doubt, only the consent of the Administrative Agent, the Borrowers and the Lenders providing any such incremental term loan facility shall be required for any such amendment in connection with such incremental term loan facility and the terms thereof and provisions related thereto) and (a) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement (including the rights of the Lenders to share ratably in prepayments following any such increase to the Revolving Credit Facility or the previously funded incremental term loan facility), the Security Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (b) to include appropriately the Lenders holding such credit facility in any determination of the Required Lenders and Required Revolving Lenders and (c) to amend other provision of the Loan Documents so that such increase to the Revolving Credit Facility or the previously funded incremental term loan facility pursuant to Section 2.18 are appropriately incorporated herein (including this Section 10.01).

In addition, notwithstanding anything to the contrary in this Agreement, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of Administrative Agent, the Borrowers and the Required Lenders to (a) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement (including the rights of the Lenders to share ratably in prepayments following any such addition of an additional credit facility), the Security Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (b) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Required Revolving Lenders and (c) to amend other provision of the Loan Documents so that such additional credit facilities are appropriately incorporated herein (including this Section 10.01).

In addition, notwithstanding anything to the contrary herein, this Agreement, (a) the Borrower Agent may by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all Lenders holding Term Loans with a like maturity date or all Revolving Lenders having Revolving Credit Commitments with a like commitment termination date (each Loan or Commitment subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures specified by the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 5 Business Days after the date of such notice, unless otherwise reasonably agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made; and (b) an Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrowers, each applicable Extending Lender and the Administrative Agent. No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension Offer, other than (A) the consent of each Lender agreeing to such Extension Offer with respect to its Term Loans and/or Revolving Credit Commitment (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit

Commitments, the consent of the L/C Issuer and Swing Line Lender, which consent shall not be unreasonably withheld or delayed. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to give effect to the provisions of this paragraph of Section 10.01, including any amendments necessary to treat the applicable Loans and/or Commitments of the Extending Lenders as a new “tranche” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Credit Commitments or Revolving Loans, (A) except as otherwise agreed by each L/C Issuer, the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the commitments of such new “tranche” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “tranche” and the remaining Revolving Credit Commitments and (B) except as otherwise agreed by each L/C Issuer, the Revolving Credit Termination Date, as such term is used in reference to Letters of Credit of such L/C Issuer, may not be extended without the prior written consent of such L/C Issuer. With respect to all extensions consummated by Borrowers pursuant hereto, (i) such extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.06(a) or (b) and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that Borrower Agent may at its election specify as a condition to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower Agent’s sole discretion and may be waived by Borrower Agent) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. For the avoidance of doubt, Lenders holding Extended Loans or Extended Commitments of the same tranche may elect to have payments made to them on a non-pro rata basis to effectuate the extended terms of such Extended Loans or Extended Commitments of the same tranche.

In addition, notwithstanding anything to the contrary contained in Section 10.01, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, defect or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

10.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email (including as a .pdf or .tif file) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to a Loan Party, Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (d) below:

(i)	If to Administrative Agent, Swing Line Lender or L/C Issuer:	Bank of Montreal 111 West Monroe Street Chicago, Illinois 60603 Attention: Bank of Montreal Agency Services Telephone No.: (312) 461-2683 Facsimile No.: (312) 461-3458 Email: GFS.AgencyUS@bmo.com

	With a copy to:	BMO Bank N.A. 300 South Grand Ave, 12th Floor Los Angeles, CA 90071 Attention: Chris Kaberle Email: chris.kaberle@bmo.com

With a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661

Attention: John Huang, Esq.

Facsimile No.: (312) 902-1061

Telephone No. (312) 902-5333

Email: john.huang@katten.com

(ii)	If to a Loan Party:	e.l.f. Cosmetics, Inc., as Borrower Agent 570 10th Street, 3rd Floor Oakland, CA 94607 Attention: Mandy Fields Email: mfields@elfcosmetics.com

	With a copy to:	Kirkland & Ellis LLP 2049 Century Park East, Suite 3700 Los Angeles, CA 90067 Attention: Austin Glassman Facsimile No.: (213) 808-8500 Telephone No. (213) 680-8266 Email: austin.glassman@kirkland.com if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Loan Parties).

Notices sent by hand or overnight courier service or by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when sent; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed given to the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. Each Loan Party hereby acknowledges that Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Borrowers, Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower Agent, Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Arrangers incurred on or after the Restatement Effective Date (promptly following a written demand therefor, together with backup documentation supporting such reimbursement request) associated with the syndication of the Facilities and the preparation, execution, delivery and administration of the Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Arrangers taken as a whole, one regulatory counsel and, if necessary, of one local counsel in each relevant jurisdiction) and (ii) after the Restatement Effective Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrowers, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders promptly following a written demand therefor (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and the Lenders taken as a whole in each relevant jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated taken as a whole) in connection with the enforcement of the Loan Documents or protection of rights thereunder; provided that the foregoing indemnity will not apply to expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of Administrative Agent or any Lender, (ii) to the extent arising from a material breach of the obligations by Administrative Agent or any Lender under the Loan Documents (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final judgment) or (iii) to the extent arising from any dispute solely among Administrative Agent and any Lenders or among Lenders, other than any claims against any Administrative Agent in such capacity or any Lender in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of any Loan Party or its Affiliates (as determined by a court of competent jurisdiction in a final judgment).

(b) Indemnification by Loan Parties. The Loan Parties shall indemnify Administrative Agent, the Arrangers, each L/C Issuer and the Lenders and their respective affiliates, and each Related Party (each such Person being called an “Indemnitee”) against, and hold them harmless from and against all reasonable and documented out-of-pocket costs and expenses (including, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees taken as a whole (absent an actual conflict of interest in which case affected Persons may engage and be reimbursed for one additional counsel for each such group of affected Indemnitees similarly situated taken as a whole), and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration and enforcement of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous

Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability of any Loan Party or any of its Subsidiaries, (iv) [reserved] or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, or by Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses (w) result from any settlement of any claim, litigation, investigation or proceeding without the consent of the Loan Parties (such consent not to be unreasonably withheld, conditioned or delayed), (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach of the Loan Documents of or by such Indemnitee or any of its Related Parties or (y) any dispute solely among any Indemnitees (other than claims of an Indemnitee against Administrative Agent, in its capacity as such or any Lender in its capacity or fulfilling its role as an arranger or any similar role under the Loan Documents and other than any claims arising out of any act or omissions on the part of any Loan Party or any of its Affiliates (as determined by a court of competent jurisdiction by final judgment). No Indemnitee, Loan Party or any Subsidiary of a Loan Party or Related Party of a Loan Party or a Subsidiary of a Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Effective Date); provided that nothing contained in this sentence shall limit any such Person’s indemnification obligations set forth in this Agreement or any other Loan Document to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder (whether before or after the Restatement Effective Date). For the avoidance of doubt, this Section 10.04(b) shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly to the applicable Borrower, Holdings, or Affiliate any and all amounts paid by any Borrower, Holdings or any of their Affiliates under this clause (b) to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. The Loan Parties shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee (which approval shall not be unreasonably withheld or delayed) from all liability on claims that are the subject matter of such claim, litigation, investigation or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(c) Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s portion of Loans, commitments and risk participations with respect to the Revolving Credit Facility) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity; and provided, further, that, the obligation of the Lenders to so indemnify shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Administrative Agent, L/C Issuer or Related Party. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party or Indemnitee shall assert, and each hereby waive any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any such Person’s indemnification obligations set forth in this Agreement or any other Loan Document to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder (whether before or after the Restatement Effective Date). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 20 Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.

10.05. Marshalling; Payments Set Aside. None of Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Lender Party, or a Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that unless in connection with a transaction permitted by Section 7.04, an Investment permitted hereunder to the extent the surviving or succeeding Person or assignee, as applicable, of such Investment has assumed all obligations of such Loan Party under the Loan Documents pursuant to documentation reasonably acceptable to Administrative Agent, or Permitted Acquisition and in accordance with the requirements thereof, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to any Person (other than any Persons in accordance with the provisions of subsection (b) of this Section (such an assignee, an “Eligible Assignee”)), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants and SPVs to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) with respect to Term Loans, $1,000,000 and (y) with respect to the Revolving Credit Facility, $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or Term Loan Facility or any Increase, unless such assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, such assignment is of the assigning Lender’s entire interest in such facility or each of Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that the Borrower Agent’s consent shall be required with respect to any assignment to a Disqualified Institution notwithstanding the existence of an Event of Default under Section 8.01(a) or 8.01(f) and Borrower Agent’s refusal to consent to an assignment to any Disqualified Institution (to the extent such consent is required) shall not be deemed to be unreasonable;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment or Revolving Loan if such assignment is to a Person that is not a Lender with a Commitment or Loan in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or assignments in respect of any Revolving Credit Commitment or Revolving Loan if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iii) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and provided, further, that such fee shall not be payable in connection with an assignment to an Affiliate of a Lender or an Approved Fund. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(iv) No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of a Borrower’s Affiliates or Subsidiaries (except as provided in Section 2.19), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person) or (D) without Borrower Agent’s consent, any Disqualified Institution. Upon request by any Lender to the Administrative Agent, as to whether a potential assignee is on the Disqualified Institution List, the Administrative Agent is authorized to share the then applicable Disqualified Institution List with such Lender for purposes of such Lender confirming whether such potential assignee is on such Disqualified Institution List. Administrative Agent shall not have any responsibility or liability for monitoring the Disqualified Institution List (or identities of parties on such list), or enforcing provisions relating to such list or Disqualified Institutions. Notwithstanding anything to the contrary herein, any assignment or sale of a participation by a Lender without the consent of the Borrower Agent (solely to the extent such consent is required, including, for the avoidance of doubt, in connection with any assignment to a Disqualified Institution) shall be void ab initio and the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to, solely in respect of the assignee, any other remedies available to the Borrowers at law or in equity.

(v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Agent and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent in the Register pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d); provided that an assignment or transfer not in compliance with Section 10.06(b)(iv) shall be void and of no force or effect.

(c) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers (in such capacity, subject to Section 10.17), shall maintain accessible at Administrative Agent’s Office in the U.S. a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Borrower Agent at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.

(d) Participations and SPVs. Any Lender may at any time, (x) without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a Borrower or any of Borrowers’ Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it) and (y) with notice to Administrative Agent, grant to an SPV (other than a natural person, a Defaulting Lender, a Borrower or any of Borrowers’ Affiliates or Subsidiaries or a Disqualified Institution) the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation; provided that (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option or participation agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) Borrowers, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation or grants a right to an SPV shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant or the SPV, as applicable, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant or such SPV. Subject to subsection (e) of this Section, Borrowers agree that each Participant and each SPV shall be entitled to the benefits of Sections 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. Each Participant and each SPV agrees to be subject to Section 3.07 and Section 10.07 as though it were a Lender. Each Lender granting a participation or an option to an SPV shall as a non-fiduciary agent of the Borrowers maintain a register (“Participation and SPV Register”) with respect to the ownership and transfer of each participation or grant of an option, as applicable, containing the information set forth in the Register described in Section 10.06(c). No Lender shall have any obligation to disclose all or any portion of the Participation and SPV Register (including any such portion containing the identity of any Participant or any SPV or any information relating to a Participant’s or an SPV’s interest in any rights or obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other rights or obligations under this Agreement are in registered form under Section 5f.103-1(c) or Section 1.871-14(c) of the Treasury Regulations. The entries in the Participation and SPV Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participation and SPV Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participation and SPV Register.

(e) Limitations upon Participant and SPV Rights. A Participant or an SPV shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the option granted to such SPV, as applicable, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or the SPV was granted the option, as applicable.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) [Reserved].

(h) [Reserved].

(i) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j) Resignation as L/C Issuer and/or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO assigns all of its Revolving Credit Commitment or Revolving Loans pursuant to subsection (b) above, such Person may, (i) upon 30 days’ notice to Borrower Agent and the Lenders, resign as L/C Issuer and/or (ii) in the case of BMO, upon 30 days’ notice to Borrower Agent, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer, or Swing Line Lender, Borrower Agent shall be entitled to appoint from among the Lenders willing to serve in such capacity a successor L/C Issuer or Swing Line Lender hereunder, as the case may be; provided, however, that no failure by Borrower Agent to appoint any such successor shall affect the resignation of such Person as L/C Issuer or Swing Line Lender, as the case may be. If BMO resigns as L/C Issuer, such Person shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

10.07. Treatment of Certain Information; Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Lender Party agrees to use commercially reasonable efforts (to the extent permitted by law and practical to do so) to notify the Borrower Agent promptly thereof), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, Participant in or SPV, or any prospective assignee of, Participant in or SPV, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations, (g) with the consent of Borrower Agent, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender

Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties other than as a result of a breach of any duty of confidentiality, (i) to rating agencies if requested or required by such agencies in connection with a rating or credit estimate relating to the Loans or Commitments hereunder or (j) to a Person that is (i) an investor or prospective investor in a Securitization that agrees that its access to information regarding the Borrower and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential or (ii) a trustee, collateral agent, collateral manager, servicer, noteholder, equityholder or secured party in a Securitization in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such Securitization.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided, that any information marked “PUBLIC” may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in any event a reasonable level.

Each of the Lender Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

The Administrative Agent and any Joint Lead Arranger may publish the name and logo of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which Administrative Agent or such Joint Lead Arranger elects to publish provided the Loan Parties consent in advance in writing to the publication of such tombstone or other advertising materials by the Administrative Agent or such Joint Lead Arranger. Administrative Agent and each Joint Lead Arranger reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency but other than any Excluded Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, but only to the extent then due and owing; provided that in the event that any Defaulting Lender shall exercise any such right of setoff,

(x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower Agent and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by telecopy or other electronic means (including .pdf or .tif files) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender Parties, regardless of any investigation made by any Lender Party or on their behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Further, the provisions of Sections 3.01, 3.04, 3.05, 9.16, 10.02, 10.03, 10.04, 10.05, 10.06, 10.09, 10.10, 10.11, 10.12, 10.14, 10.15, 10.16, 10.17 and 10.18 shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then in each such case Borrower Agent may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower Agent shall have paid to Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower Agent (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and

(e) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Subject to the immediately preceding sentence, any assignment or delegation made in compliance with this Section 10.13 should nonetheless be effective for all purposes hereunder and under the Loan Documents, regardless of whether a Lender being replaced fails to execute and deliver any documents in connection therewith.

10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act.

10.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Lender Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Lender Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Lender Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Lender Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Lender Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Lender Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Loan Party hereby agrees that it will not claim that any of the Lender Parties and their respective Affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

10.18. Attachments. Any exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.19. Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI

CONTINUING GUARANTEE

11.01. Guarantee.

(a) Holdings and each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and performance and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrowers to the Lender Parties, arising hereunder or under any other Loan Document or under any Credit Product Arrangement, as applicable (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender Parties in connection with the collection or enforcement thereof, subject to the limitations set forth in Section 10.04(a) hereof).

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.01(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.01(b), or otherwise hereunder, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.01(b) shall remain in full force and effect until Payment in Full of the Obligations. Each Qualified ECP Guarantor intends that this Section 11.01(b) constitute, and this Section 11.01(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

11.02. Rights of Lenders. Holdings and each Subsidiary Guarantor consents and agrees that the Lender Parties may, at any time and from time to time, and without affecting the enforceability or continuing effectiveness hereof and subject only to the terms of this Agreement: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Loan Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guarantee or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine in accordance with the terms of the Loan Documents; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Loan Obligations. Without limiting the generality of the foregoing, Holdings and each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings or any Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of Holdings or any Subsidiary Guarantor.

11.03. Certain Waivers.

(a) Holdings and each Subsidiary Guarantor waives, to the fullest extent permitted by law, (i) any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender Party) of the liability of Borrowers; (ii) any defense based on any claim that Holdings’ or any Subsidiary Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (iii) the benefit of any statute of limitations affecting Holdings’ or any Subsidiary Guarantor’s liability hereunder; (iv) any right to require any Lender Party to proceed against any Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Lender Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Lender Party; and (vi) to the fullest extent permitted by law, any and all other defenses (other than a defense of payment in full) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings and each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Secured Obligations, except as otherwise expressly set forth in this Agreement.

(b) Holdings and each Subsidiary Guarantor agrees that its obligations hereunder are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Loan Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower or other Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan

Document, or any waiver, consent or indulgence of any kind by Administrative Agent or any Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Loan Obligations or any action, or the absence of any action, by Administrative Agent or any Lender in respect thereof (including the release of any security or guarantee); (iv) the insolvency of any Borrower or any other Loan Party; (v) any election by Administrative Agent or any Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any Borrower or other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent or any Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except defense of payment in full.

(c) Holdings and each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or Lenders to marshal assets or to proceed against any Borrower, or any other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against Holdings or such Subsidiary Guarantor. Holdings and each Subsidiary Guarantor waives, to the fullest extent permitted by law, all defenses available to a surety, guarantor or accommodation co-obligor other than defense of payment in full. It is agreed among Holdings and each Subsidiary Guarantor, Administrative Agent and Lenders that the provisions of this Article XI are essential to the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent and Lenders would decline to make Loans and issue Letters of Credit. Holdings and each Subsidiary Guarantor acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(d) Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Article XI. If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, Holdings and each Subsidiary Guarantor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that Holdings or any Subsidiary Guarantor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair Holdings’ and each Subsidiary Guarantor’s obligation to pay the full amount of the Loan Obligations.

11.04. Obligations Independent. The obligations of Holdings and each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Loan Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings and each Subsidiary Guarantor to enforce this Guarantee whether or not any Borrower or any other person or entity is joined as a party.

11.05. Subrogation. Neither Holdings nor any Subsidiary Guarantor shall exercise any right of subrogation or similar rights with respect to any payments it makes under this Guarantee until the Facility Termination Date. If any amounts are paid to Holdings or any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to Administrative Agent for the benefit of the Lender Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

11.06. Termination; Reinstatement. This Guarantee is a continuing and irrevocable guarantee of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date (or, as to any applicable Guarantor, until the sale or Disposition of such Guarantor in a transaction permitted hereunder). Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of a Borrower or Holdings or any Subsidiary Guarantor is made, or any of the Lender Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lender Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender Parties are in possession of or have released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings and each Subsidiary Guarantor under this paragraph shall survive termination of this Guarantee.

11.07. Subordination. If the Required Lenders so request after the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of any Borrower owing to Holdings or any Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to Holdings or any Subsidiary Guarantor as subrogee of the Lender Parties or resulting from Holdings’ or any Subsidiary Guarantor’s performance under this Guarantee (and, in each case, the payment thereof), shall be subordinated to the Payment in Full of the Obligations and shall be enforced and performance received by Holdings or any Subsidiary Guarantor as trustee for the Lender Parties and the proceeds thereof shall be paid over to the Administrative Agent to be applied to the Secured Obligations, but without reducing or affecting in any manner the liability of Holdings or any Subsidiary Guarantor under this Guarantee.

11.08. Condition of Borrowers. Holdings and each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrowers and any such other guarantor as Holdings and each Subsidiary Guarantor requires, and that none of the Lender Parties has any duty, and neither Holdings nor any Subsidiary Guarantor is relying on the Lender Parties at any time, to disclose to Holdings or any Subsidiary Guarantor any information relating to the business, operations or financial condition of Borrowers or any other guarantor (Holdings and each Subsidiary Guarantor waiving any duty on the part of the Lender Parties to disclose such information and any defense relating to the failure to provide the same).

11.09. Limitation of Liability. Notwithstanding any provision of this Article XI to the contrary, it is intended that the provisions of this Article XI not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Lender Party and Loan Party agrees that if the provisions of this Article XI, or any Liens securing the obligations and liabilities arising pursuant to this Article XI, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause such provisions or such Lien to constitute a Fraudulent Conveyance, and such provisions shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any Governmental Authority as in effect from time to time.

11.10. No Novation; Reaffirmation. Notwithstanding anything to the contrary contained herein, this Agreement is not intended to and shall not serve to effect a novation of the Obligations under the Original Credit Agreement, as continued hereunder. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. Each Borrower and each other Loan Party acknowledges and confirms that (i) the Liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of the Borrowers and the other Loan Parties to the Administrative Agent and the Lenders under the Original Credit Agreement, as amended and restated hereby, and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrowers and the other Loan Parties to the Administrative Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Borrowers under the Notes to be delivered hereunder, and under the Original Credit Agreement, as amended and restated hereby, as the same further may be amended, restated, supplemented and/or modified from time to time and (ii) the grants of security interests, mortgages and Liens under and pursuant to the Loan Documents shall continue unaltered, and each other Loan Document shall continue in full force and effect in accordance with its terms unless otherwise amended by the parties thereto, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross references in the Loan Documents to particular section numbers in the Original Credit Agreement shall be deemed to be cross references to the corresponding sections, as applicable, of this Agreement. Each Loan Party signatory hereto, in the respective capacities, if any, of such Loan Party under each of the “Loan Documents” (as such term is defined in the Original Credit Agreement), other than the Original Credit Agreement (such Loan Documents other than the Original Credit Agreement are referred to herein as the “Original Loan Documents”), to which such Loan Party is a party (including the respective capacities of accommodation party, assignor, grantor, guarantor, indemnitor, mortgagor, obligor and pledgor, as applicable, and each other similar capacity, if any, in which such Loan Party granted Liens on all or any part of its properties and assets, or otherwise acted as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations under the Original Credit Agreement), hereby (i) agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Loan Party under any of the Original Loan Documents, all of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects except as amended hereby, and (ii) to the extent such Loan Party has granted Liens on any of its properties or assets pursuant to any of the Original Loan Documents to secure the payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations under and as defined in this Agreement, as hereafter amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time. Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Loan Parties contained in the Original Credit Agreement, each of the Loan Parties acknowledges and agrees that any causes of action or other rights created in favor of the Administrative Agent or any Lender and their successors arising out of the representations and warranties of any Loan Party contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement or any Original Loan Document shall survive the execution and delivery of this Agreement, and any and all indemnification obligations of each Loan Party pursuant to the Original Credit Agreement (including any arising from a breach of the representations or warranties thereunder) shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL CREDIT AGREEMENT, THE ORIGINAL LOAN DOCUMENTS, THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL CREDIT AGREEMENT, THE ORIGINAL LOAN DOCUMENTS, THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND LENDERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT.

[Remainder of page is intentionally left blank; signature pages follow.]

EXHIBIT B

EXHIBIT B TO FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT1

dated as of December 23, 2016

among

THE GRANTORS IDENTIFIED HEREIN FROM TIME TO TIME,

and

BANK OF MONTREAL,

as Administrative Agent

[1]	As amended to reflect changes through the Fourth Amendment to Amended and Restated Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of March 3, 2025.

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, restated, amended and restated, or supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 23, 2016, is made by each of the Grantors (as defined below), in favor of BANK OF MONTREAL, in its capacity as Administrative Agent for each Lender Party (as defined in the Credit Agreement) (in such capacity, together with its successors and permitted assigns in such capacity, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, e.l.f. Cosmetics, Inc., a Delaware corporation, J.A. RF, LLC, a Delaware limited liability company, W3LL People, Inc., a Delaware corporation, and each other Domestic Subsidiary of Holdings who hereafter becomes a “Borrower” thereunder pursuant to a Joinder Agreement (each a “Borrower” and collectively, the “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), each Person that becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein) (each a “Guarantor” and collectively with Holdings, the “Guarantors,” and together with the Borrowers and each other Person that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Administrative Agent, Swing Line Lender (as defined therein) and L/C Issuer (as defined therein) are parties to that certain Credit Agreement, dated as of April 30, 2021 (such agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, including any replacement agreement therefor, and including as amended by the Amendment (as defined below), the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans (including revolving loans), which revolving loans will include subfacilities for the issuance of letters of credit and swingline loans to the Borrowers (each a “Loan” and collectively, the “Loans”);

WHEREAS, it is a condition precedent to the Lenders making the Loans to the Borrowers pursuant to the Credit Agreement that each Grantor shall have executed and delivered to Administrative Agent a pledge to Administrative Agent, for the benefit of the Lender Parties, and the grant to Administrative Agent, for the benefit of the Lender Parties, of (a) a security interest in and Lien on the outstanding shares of Equity Interests and indebtedness from time to time owned by such Grantor of each Subsidiary now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in substantially all other personal property and fixtures of such Grantor, in each case, excluding the Excluded Assets;

WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Administrative Agent, the L/C Issuer, the Lenders and the other Lender Parties to make and maintain the Loans and to issue or participate in Letters of Credit and Swing Line Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with Administrative Agent, for the benefit of the Lender Parties, as follows:

SECTION 1. Definitions.

(a) All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) The following terms shall have the respective meanings provided for in the UCC: “Accounts,” “Account Debtor,” “Cash Proceeds,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Record,” “Securities Account,” “Security Entitlements,” “Software,” and “Supporting Obligations.”

(c) Reference is hereby made to Section 1.01 of the Credit Agreement, the terms of which are hereby incorporated by reference herein as if fully set forth herein.

(d) As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Ancillary IP Rights” means, with respect to Intellectual Property, all (i) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (ii) the right to sue for past, present, and future infringements thereof.

“Copyrights” means any and all rights arising under applicable Law in (i) copyrights, whether or not published, (ii) copyright registrations and all applications in connection therewith including those listed on Schedule II hereto and (iii) all renewals, extensions, restorations and reversions thereof.

“Excluded Account” means with respect to any Grantor, (a) any Deposit Account which is used exclusively as a tax account (including, without limitation, any sales tax account), escrow account, defeasance account, redemption account, trust account (including, but not limited to, any trust account to hold customer deposits) or any other account held in a fiduciary capacity and (b) any Deposit Account which is used for funding payroll, healthcare and other employee wage and benefits.

“Excluded Assets” means:

(a) any lease, license or agreement or any assets or property subject to such agreement, any permit, lease, license, contract or other agreement or instrument applicable to such asset or property, in each case, to the extent a grant to Administrative Agent of a security interest in and to such asset or property or under which the grant to Administrative Agent of a security interest in and to such asset or property would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Grantor or a Subsidiary of a Grantor) or otherwise require consent (other than from a Grantor or a Subsidiary of a Grantor) thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that such assets or property shall constitute “Excluded Assets” only to the extent and for so long as such permit, lease, license, contract or other agreement or instrument applicable to such asset or property or applicable Law validly prohibits the creation of a Lien on such property or asset in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”;

(b) all governmental licenses, state or local franchises, charters and authorizations that would otherwise be included as Collateral but for applicable Law (including, without limitation, rules and regulations of any Governmental Authority or agency) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) that prohibits or restricts the grant to Administrative Agent of a security interest in and to such governmental license, charter or authorization; provided, however, that such governmental licenses, charters and authorizations shall constitute “Excluded Assets” only to the extent and for so long as such applicable Law validly prohibits the creation of a Lien on such governmental license, charter or authorization in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”;

(c) Equity Interests of (i) any Excluded Subsidiaries other than 65% of the aggregate voting Equity Interests of any first-tier Foreign Subsidiary or Excluded Domestic Holdco and 100% of the aggregate non-voting Equity Interests of any first-tier Foreign Subsidiary or Excluded Domestic Holdco or (ii) Holdings;

(d) vehicles, aircraft and other assets, the perfection of which requires notation on a certificate of title or ownership;

(e) Letter-of-Credit rights (other than those that constitute Supporting Obligations);

(f) Commercial Tort Claims with a value, individually, of less than $15,000,000;

(g) interests in any joint venture and non-wholly-owned Subsidiary (x) which cannot be pledged without the consent of one or more Persons (other than the Grantors or a Subsidiary of a Grantor) or (y) to the extent the organizational documents of such Subsidiary prohibit such pledge (provided that such prohibitions shall not have been created in contemplation of this restriction) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law);

(h) pledges and security interests prohibited or restricted by applicable Law (including, without limitation, financial assistance laws and corporate benefit laws) (including any requirement to obtain the consent of any Governmental Authority or third party (other than a Grantor or a Subsidiary of a Grantor) and including pledges and security interests, which would trigger termination pursuant to any “change of control” or similar provision) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), or that result in adverse tax or regulatory costs or consequences (other than de minimis consequences) as determined by the Borrowers in good faith;

(i) any “intent to use” Trademark applications for which a statement of use or amendment to allege use has not been filed and accepted, to the extent that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark application under applicable federal Law;

(j) (i) any leasehold interests in real property (including any obligation to obtain landlord waivers, non-disturbance agreements, estoppels, bailee waivers, warehouseman waivers and collateral access letters) and (ii) any owned real property with fair market value of less than $20,000,000;

(k) any property that is subject to a purchase money Lien or a Capital Lease in each case, to the extent a grant to Administrative Agent of a security interest in and to such property or under which the grant to Administrative Agent of a security interest in and to such property would violate or invalidate such purchase money Lien or such Capital Lease or create a right of termination in favor of any other party thereto (other than a Grantor or a Subsidiary of a Grantor) or otherwise require consent (other than from a Grantor or a Subsidiary of a Grantor) thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), and if and when the prohibition which prevents the granting of a security interest in any such property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have a security interest in such property, and the Collateral will be deemed to include such property;

(l) Excluded Accounts;

(m) any margin stock (as defined in Regulation T, U or X of the Federal Reserve Board); and

(n) other assets to the extent Borrower Agent and the Administrative Agent determine that the cost, difficulty, burden or consequences of obtaining such pledge or security interest or perfection thereof is excessive in relation to the practical benefit to the Lenders thereof (including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) and any tax accounting or regulatory consequences); provided, however, that (i) Excluded Assets shall not include any Proceeds of property described in any of the foregoing (unless such Proceeds would otherwise constitute Excluded Property), and (ii) if and when any of the foregoing ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any applicable Law, statute or regulation, or otherwise), such item shall no longer constitute Excluded Property and shall automatically constitute a portion of the Collateral subject to the grant of security contained herein.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Intellectual Property” means any and all Patents, Copyrights and Trademarks.

“Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other use rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other use rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor).

“Patents” means patents and patent applications (whether in the United States or any other country or any political subdivision thereof), including the patents and patent applications listed on Schedule III hereto, together with any and all (i) inventions and improvements described and claimed therein and (ii) continuations, divisionals, continuations-in-part, re-examinations, and reissues thereof.

“Pledged Debt” means indebtedness in a principal amount or value, individually, of greater than $15,000,000 described in Schedule IX hereto and all indebtedness from time to time owned or acquired by a Grantor in a principal amount or value, individually, of greater than $15,000,000, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all Security Entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule X hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule X (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed, in each case, in respect of or in exchange for any or all of such Equity Interests.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, logos, symbols, trade dress, assumed names, fictitious names and service mark applications, and all registrations and applications for the foregoing (whether statutory or common law and whether in the United States or any other country or any political subdivision thereof) including the registrations and applications listed on Schedule IV hereto, together with (i) all renewals thereof and (ii) the goodwill of the business symbolized by the foregoing or connected therewith.

SECTION 2. Grant of Security Interest. As collateral security for the payment and performance when due of all of the Secured Obligations, each Grantor hereby pledges and grants to Administrative Agent, for the benefit of the Lender Parties, a continuing security interest in, the following personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Goods, including, without limitation, all Equipment (including rolling stock), Fixtures and Inventory;

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule VIII;

(e) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Administrative Agent or any Lender Party or any affiliate, representative, agent or correspondent of Administrative Agent or any Lender Party;

(f) all Documents;

(g) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property, Ancillary IP Rights and Licenses and all goodwill of the business in connection therewith);

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Pledged Interests;

(l) all Supporting Obligations;

(m) all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above); and

(n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, (i) the term “Collateral” (and each component definition thereof) shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any Excluded Assets, (ii) the Grantors shall not be required to take any action intended to cause Excluded Assets to constitute Collateral and (iii) none of the covenants or representations and warranties herein or in any other Security Instrument shall be deemed to apply to any property constituting Excluded Assets.

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of (i) the Secured Obligations (as defined in the Credit Agreement), and (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Credit Agreement or under any other guaranty to which it is a party, in each case, with respect to such Loan Obligations; and

(b) the due performance when due by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Interests.

(a)

1. Subject to Section 4.01 of the Credit Agreement, all promissory notes having a face amount, individually, in excess of $15,000,000 evidencing the Pledged Debt and all certificates representing the Pledged Shares shall be delivered to Administrative Agent as of the Fourth Amendment Effective Date. All hereafter acquired promissory notes having a face amount, individually, in excess of $15,000,000, Instruments having a face amount in excess of $15,000,000 and certificates, in each case, constituting Pledged Interests (the “Additional Collateral”) shall be delivered to Administrative Agent promptly upon, but in any event within forty-five (45) days (or such longer time as the Administrative Agent may permit in its reasonable discretion) of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to Administrative Agent. If any Pledged Interests consist of Security Entitlements with a value, individually, in excess of $15,000,000, such Grantor shall transfer such Security Entitlements to Administrative Agent (or its custodian, nominee or other designee), or use commercially reasonable efforts to cause the applicable securities intermediary to agree that it will comply with entitlement orders by Administrative Agent without further consent by such Grantor; provided, that Administrative Agent agrees that it shall not issue such entitlement orders except in accordance with the terms of this Agreement.

2. Within forty-five (45) days (or such longer time as the Administrative Agent may permit in its reasonable discretion) of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to Administrative Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules IX and X hereto. Each Grantor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Sections 5(h), (i), (j) and (l) hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), certificated Investment Property, promissory note, other Instrument, such Grantor shall deliver such stock certificate, certificated Investment Property, promissory note or Instrument, as the case may be, to the Administrative Agent in accordance with the terms of this Agreement.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a) Schedule I hereto sets forth as of the Fourth Amendment Effective Date (i) the exact legal name of each Grantor, (ii) a complete and correct list of each trade name used by each Grantor, (iii) the state or jurisdiction of organization of each Grantor, (iv) the type of organization of each Grantor and (v) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b) [Reserved].

(c) As of the Fourth Amendment Effective Date, all Equipment, Fixtures, Inventory and other Goods now existing (other than (i) Inventory or Equipment in transit, out for repair, in the possession of an employee of a Grantor in the Ordinary Course of Business (including laptops and cell phones) or, any other Inventory and Equipment having a value less than $15,000,000 individually) are located at the addresses specified therefor in Schedule V hereto. As of the Fourth Amendment Effective Date, each Grantor’s chief place of business and chief executive office is located at the addresses specified therefor in Schedule V hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments, except for those that have been delivered to Administrative Agent to the extent required herein.

(d) As of the Fourth Amendment Effective Date, (i) Schedule II is a complete and accurate list of all registered United States federal Copyrights owned by any Grantor and all applications for registration of United States federal Copyrights owned by any Grantor; (ii) Schedule III provides a complete and accurate list of all issued United States federal Patents owned by any Grantor and all applications for United States federal Patents owned by any Grantor; and (iv) Schedule IV provides a complete and correct list of all United States federal registered Trademarks owned by any Grantor and all applications for registration of United States federal Trademarks owned by any Grantor.

(e)

(i) Each Grantor owns, or holds licenses in, or otherwise possesses rights in, all Intellectual Property that is necessary to the operation of its business as conducted as of the date hereof, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

(ii) As of the Fourth Amendment Effective Date, except for those claims which would not reasonably be expected to result in a Material Adverse Effect, no claims are pending or, to the knowledge of any Grantor, threatened against any Grantor (A) alleging that the use of Intellectual Property owned by and as now used by any Grantor infringes on any Intellectual Property of any third party, or (B) challenging the ownership by any Grantor, or the validity or effectiveness, of any such Intellectual Property.

(f) Except as would not reasonably be expected to result in a Material Adverse Effect, no Grantor’s business or the operation thereof is infringing on any Intellectual Property of any third party.

(g) All U.S. federal registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(h) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable (as applicable). Except as noted in Schedule X hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable (if applicable).

(i) Other than that which has been obtained, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (ii) the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule VII hereto, (B) with respect to the perfection of the security interest created hereby in the United States federal Intellectual Property, for the recording of the appropriate Grant of a Security Interest, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to any action that may be necessary to obtain control of Collateral constituting Electronic Chattel Paper or Investment Property, the taking of such actions, and (D) Administrative Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral to the extent required herein (subclauses (A), (B), (C), and (D), each a “Perfection Requirement” and collectively, the “Perfection Requirements”). Notwithstanding the foregoing or anything else in this Agreement or any other Loan Document to the contrary, in no event shall any Grantor be required to (y) make any filings or take any other actions to record or perfect the Administrative Agent’s security interest in any Collateral outside the United States or to reimburse the Administrative Agent for any costs or expenses incurred in connection with making such filings or taking any other such action or (z) to register or apply for any Intellectual Property, or to place any source code in escrow.

(j) Compliance with the Perfection Requirements will result in the perfection of the Administrative Agent’s security interests in the Collateral (to the extent perfection may be achieved by performing such Perfection Requirements) and such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens.

(k) As of the date hereof, no Grantor holds any Commercial Tort Claims with a value, individually, of at least $15,000,000 except for such claims described in Schedule VIII.

(c) As of the date hereof, with respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and a Pledged Issuer, no such Person has opted into (and no Grantor has caused any of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code.

SECTION 6. Covenants as to the Collateral. Until the Secured Obligations (whether or not due) are Paid in Full, unless Administrative Agent shall otherwise consent in writing:

(a) Further Assurances. Subject to the limitations set forth herein and in the other Loan Documents, each Grantor will at its expense promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that Administrative Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement including, without limitation (A) if any Account shall be evidenced by a Promissory Note or other Instrument with a principal amount or value, individually, in excess of $15,000,000, delivering and pledging to Administrative Agent such Promissory Note or other Instrument, duly endorsed and accompanied by executed instruments of transfer or assignment, (B) filing or authenticating the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any appropriate jurisdiction with respect to the security interests created hereby, (C) with respect to U.S. federal registrations or applications for registration of Intellectual Property owned by a Grantor or hereafter existing and, in each case, not covered by an appropriate security interest grant, executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, a Grant of a Security Interest, substantially in the form of Exhibit B hereto, (D) delivering to Administrative Agent irrevocable proxies in respect of the Pledged Interests, and (E) subject to the terms of this Agreement, taking all actions required by law in any relevant Uniform Commercial Code jurisdiction or by other law as applicable ; provided, that in no event shall any Grantor be required to (i) deliver or provide (or take any actions with respect to obtaining) any leasehold mortgages, landlord waivers, estoppels, or collateral access letters, (ii) enter into any control agreement with respect to any Deposit Account, Securities Account, Commodity Account or Uncertificated Securities or (iii) to provide any notice or obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).

(b) Locations. If after the Fourth Amendment Effective Date any Grantor changes its chief place of business or chief executive office, then within thirty (30) days of such change (or such longer time as the Administrative Agent may permit in its discretion) such Grantor shall give notice to the Administrative Agent of such change accompanied, if requested by Administrative Agent, by an updated Schedule V reflecting such change.

(c) Provisions Concerning the Accounts. Each Grantor will, except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due under the Accounts. Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, in consultation with such Grantor (unless an Event of Default under Section 8.01(a) or 8.01(f) of the Credit Agreement has occurred and is continuing), to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Administrative Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Upon one (1) Business Day’s prior written notice from

Administrative Agent that Administrative Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the immediately preceding sentence, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be promptly paid over to Administrative Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(c) hereof.

(d) Provisions Concerning the Pledged Interests. Each Grantor will, at the Grantors’ joint and several expense, (i) take all reasonably necessary actions to defend Administrative Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that is materially adverse to the interests of the Lender Parties (in their capacities as such) and (iii) not vote the Pledged Interests the effect of which would materially impair the Collateral.

(e) Intellectual Property.

(i) Upon the reasonable request of Administrative Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Administrative Agent one or more copyright security agreements, trademark security agreements, or patent security agreements to further evidence Administrative Agent’s Lien on such Grantor’s U.S. federal Patents, Trademarks, or Copyrights.

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary and material in the conduct of such Grantor’s business (as determined by such Grantor in its reasonable business judgment), to (A) maintain, protect and enforce and defend at such Grantor’s expense the Intellectual Property owned by such Grantor, in all cases subject to Grantor’s reasonable business judgment, including to use commercially reasonable efforts to enforce and defend, including, if appropriate, promptly suing for infringement, misappropriation or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person and (B) take all reasonable and necessary action to preserve and maintain all of such Grantor’s owned Trademarks, Patents, Copyrights, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability. Each Grantor hereby agrees to take any steps that would be required by this Section 6(e)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes an owner.

(iii) [Reserved].

(iv) On each date on which a Compliance Certificate is required to be delivered pursuant to the Credit Agreement, each Grantor shall provide Administrative Agent with a written report of all new United States Copyrights, federal Patents or Trademarks that are registered or the subject of pending applications for registrations, that are owned by a Grantor and material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Administrative Agent supplemental schedules to the applicable Loan Documents to identify such Copyrights, Patent and Trademark registrations and applications therefor.

(f) [Reserved].

(g) [Reserved].

(h) Control. Each Grantor hereby agrees to take any reasonable action that is necessary or that Administrative Agent may reasonably request in order for Administrative Agent to obtain control in accordance with the UCC with respect to Investment Property (other than Uncertificated Securities) only to the extent the same has a value, individually, in excess of $15,000,000. Each Grantor hereby acknowledges and agrees that any agent or designee of Administrative Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(i) Organizational Changes. Except as otherwise expressly permitted by Section 7.04 or 7.05 of the Credit Agreement, no Grantor shall, without giving Administrative Agent notice within thirty (30) days of such action, change (A) its legal name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule V hereto.

(j) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to Administrative Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a Pledged Issuer and that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate, in each case, without giving the Administrative Agent written notice within five (5) days (or such longer time period as the Administrative Agent shall permit) from the time thereof which, with respect to clause (iv), such certificate shall be delivered to Administrative Agent upon request of Administrative Agent.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) Except as otherwise set forth in Section 7(b) below:

1. each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; and

2. each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which in the case of each of clauses (A), (B), and (C) at the time of such payment was not permitted by the terms of the Credit Agreement, shall be, and shall promptly be delivered to Administrative Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of Administrative Agent, shall be segregated from the other property or funds of the Grantors, and shall be promptly delivered to Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

3. Administrative Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(1) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(2) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

1. at the election of Administrative Agent and upon one (1) Business Day’s prior written notice, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(1) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(2) hereof unless otherwise explicitly permitted under the Credit Agreement, shall cease, and all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments (including, without limitation, exercise of all voting and other rights pertaining to such Pledged Interests at any meeting of holders of the equity interests of the relevant Pledged Issuer or Pledged Issuers or in any action by written consent, corporate resolution or otherwise);

2. upon one (1) Business Day’s prior written notice, Administrative Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to Administrative Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to Administrative Agent (or its designee) without any duty of inquiry;

3. without limiting the generality of the foregoing, but subject to any notice requirement herein, Administrative Agent may at its option, upon one (1) Business Day’s prior written notice, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine (including, without limitation, giving or withholding written consents of stockholders, partners or members, calling special meetings of stockholders, partners or members and voting at such meetings) and otherwise act with respect to the Pledged Interests as Administrative if Agent were the outright owner thereof);

4. all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(1) hereof shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of the Grantors, and shall be promptly paid over to Administrative Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

5. if any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such option, right, payment or distribution in trust for the benefit of Administrative Agent, shall segregate it from such Grantor’s other property and shall, at the election of Administrative Agent and upon one (1) Business Day’s prior written notice, deliver it forthwith to Administrative Agent in the exact form received, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Additional Provisions Concerning the Collateral.

(a) Each Grantor hereby (i) authorizes Administrative Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Administrative Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the UCC or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (ii) ratifies such authorization to the extent that Administrative Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints Administrative Agent, immediately upon the effectiveness of this Agreement, as its attorney-in-fact and proxy, with full authority and power of substitution in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Administrative Agent’s discretion during the continuance of an Event of Default, to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to Administrative Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vi) subject to Section 8(c), to execute assignments, licenses and other documents to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its discretion, and such payments made by Administrative Agent to become Obligations of such Grantor to Administrative Agent, due and payable in accordance with Section 10.4 of the Credit Agreement, (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral, and (ix) subject to any notice requirement herein, with respect to Pledged Interests, to exercise the voting (at meetings, by written consent or by corporate resolution) and other rights set forth in Section 7 hereof or elsewhere herein (including rights of sale). THIS POWER AND PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE DATE ON WHICH ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL (AS DEFINED IN THE CREDIT AGREEMENT) NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE CERTIFICATE OF INCORPORATION, CERTIFICATE OF FORMATION, ARTICLES OF ORGANIZATION, BY-LAWS, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF ANY GRANTOR OR PLEDGED ISSUER OR CORPORATE OR LIMITED LIABILITY COMPANY LAW, AS APPLICABLE, OF ANY STATE OF ORGANIZATION OR FORMATION OF ANY GRANTOR OR PLEDGED ISSUER. THIS POWER AND PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF). Each Grantor ratifies all actions taken by the Administrative Agent pursuant to this power and proxy granted. All prior proxies granted by any Grantor with respect to the subject matter hereof are hereby revoked.

(c) For the purpose of enabling Administrative Agent to exercise its rights and remedies hereunder, at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies hereunder, and for no other purpose, each Grantor hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor), subject, in the case of (i) Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks and (ii) other Intellectual Property, reasonable obligations of confidentiality and any other requirements under applicable law, to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor and included in the Collateral, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (in each case, subject to such Grantor’s reasonable policies regarding such access); provided, that, without limiting any other rights and remedies of the Administrative Agent under this Agreement, any other Loan Document or applicable law, nothing in the foregoing license grant shall be construed as granting the Administrative Agent rights in and to any such Intellectual Property above and beyond the rights to such Intellectual Property that each Grantor has reserved for itself. Nothing in this Section 8(c) shall require a Grantor, or permit Administrative Agent, to grant any license that is prohibited by any applicable law, or that is prohibited by, or constitutes a breach or default under, or results in the termination of, any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted with respect to such Intellectual Property.

(d) During the occurrence and continuation of an Event of Default and upon one (1) Business Day’s prior written notice, if any Grantor fails to perform any agreement or obligation contained herein, Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or Administrative Agent, and the expenses of Administrative Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10.04 of the Credit Agreement and shall be secured by the Collateral.

(e) The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty (fiduciary or otherwise) upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). Administrative agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

(g) Administrative Agent may at any time in its discretion so long as an Event of Default has occurred and is continuing (i) upon one (1) Business Day’s prior written notice to any Grantor, transfer or register in the name of Administrative Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) upon one (1) Business Day’s prior written notice, exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations (in any case, it being acknowledged that such registration may be effected by the Administrative Agent through its irrevocable appointment as attorney-in-fact pursuant to the terms of this Agreement; it being acknowledged further that any such registration in the name of Administrative Agent or its nominee shall not be a condition to the exercise by Administrative Agent of any other rights under this Agreement (including, without limitation, the rights under Section 7(b)).

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Upon one (1) Business Day’s prior written notice, Administrative Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may, by written consent (i) subject to any notice requirements herein, take control of the Collateral, including, without limitation, transfer into Administrative Agent’s name or into the name of its nominee or nominees (to the extent Administrative Agent has not theretofore done so) and thereafter receive, for the benefit of Administrative Agent and the Lender Parties, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Administrative Agent promptly, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place or places to be designated by Administrative Agent that is reasonably convenient to both parties, and Administrative Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below or elsewhere herein and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative Agent may reasonably deem commercially reasonable and/or (B) subject to Section 8(c), lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Administrative Agent may reasonably deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) Business Days’ prior written notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives (to the extent permitted by applicable law), any claims against Administrative Agent and the Lender Parties arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives (to the extent permitted by applicable law) all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) hereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by Administrative Agent shall be made without warranty, (ii) Administrative Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Administrative Agent (on behalf of itself and the Lender Parties) and (iv) such actions set forth in the foregoing clauses (i), (ii) and (iii) shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, Administrative Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as Administrative Agent shall in its reasonable discretion determine.

(b) Each Grantor recognizes that Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Administrative Agent may, in such event, bid for the purchase of such securities.

(c) Any cash held by Administrative Agent (or its agent or designee) as Collateral and all cash Proceeds received by Administrative Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Administrative Agent pursuant to the Loan Documents) in whole or in part by Administrative Agent against, all or any part of the Secured Obligations in such order as Administrative Agent shall elect, consistent with the provisions of the Credit Agreement. Any surplus of such cash or cash Proceeds held by Administrative Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been Paid in Full, shall be paid over to whomsoever shall be lawfully entitled to receive the same (as reasonably determined by Administrative Agent) or as a court of competent jurisdiction shall direct.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Administrative Agent and the Lender Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Administrative Agent to collect such deficiency in accordance with Section 10.04 of the Credit Agreement.

(e) Each Grantor hereby acknowledges that if Administrative Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(f) Administrative Agent shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Administrative Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 11. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Lender Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to (other than defense of payment), or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest during the term of this Agreement.

(b) Each Grantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any of the Borrowers, (iii) except as explicitly required herein or in any other Loan Document, notice of any actions taken by the Administrative Agent, any other Lender Party, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might reasonably constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that Administrative Agent or any other Lender Party protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. Administrative agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, Administrative Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by Administrative Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 12. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor affected thereby and Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraphs (d) and (e) below, until the date on which all of the Secured Obligations have been Paid in Full and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC, and shall inure, together with all rights and remedies of the Lender Parties hereunder, to the benefit of the Lender Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Administrative Agent shall mean the permitted assignee of such Person. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred except as explicitly permitted under the Credit Agreement.

(d) Upon the date on which all of the Secured Obligations have been Paid in Full (i) subject to paragraph (e) below, this Agreement and the security interests, licenses and Liens created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors and (ii) Administrative Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. In addition, upon the sale or other disposition of any Collateral to any Person (other than a Grantor) explicitly permitted under the terms of the Credit Agreement or to which the Required Lenders have otherwise consented, such Collateral shall be automatically released and, upon a sale or disposition of a Grantor, in each case, explicitly permitted under the Credit Agreement, such Grantor shall be automatically released from this Agreement and all obligations of such Grantor and all Liens over such Grantor’s Equity Interests and property of such Grantor will terminate and be automatically released, and the Administrative Agent, at the Grantor’s expense, shall execute and deliver such documents, instruments, notices and releases of its security interest in such Collateral and/or such Grantor as may be reasonably requested by such Grantor.

(e) Without limiting comparable provisions of the Credit Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law (or any settlement agreement), rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-X attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-X, respectively, hereto, and Administrative Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.14 and 10.15 of the Credit Agreement, mutatis mutandi.

(i) Each of the Grantors and the Administrative Agent irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

Original Loans and Commitments

EXHIBIT D

Revolving Credit Commitments (after giving effect to the Fourth Amendment Loan Conversion)

EXHIBIT E

Closing Checklist

See attached.

EXHIBIT A TO FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 30, 2021

among

E.L.F. COSMETICS, INC., J.A. RF, LLC, W3LL PEOPLE, INC.,

and each other Person that becomes a Borrower hereunder by execution of a Joinder Agreement, as the Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE DESIGNATED AS LOAN

PARTIES,

as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF MONTREAL,

as Administrative Agent, Swing Line Lender and an L/C Issuer,

MANUFACTURERS & TRADERS TRUST COMPANY,

as Documentation Agent,

WELLS FARGO BANK, N.A.,

as a Co-Syndication Agent, a Joint Lead Arranger and a Joint Bookrunner,

U.S. BANK NATIONAL ASSOCIATION,

as a Co-Syndication Agent, a Joint Lead Arranger and a Joint Bookrunner,

and

BMO CAPITAL MARKETS CORP.,

as a Joint Lead Arranger and a Joint Bookrunner

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	45
1.03.	Accounting Terms	46
1.04.	Uniform Commercial Code	47
1.05.	Interest Rates	47
1.06.	Foreign Currency	47
1.07.	Times of Day	47
1.08.	Divisions	48

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		48

2.01.	Loan Commitments	48
2.02.	Borrowings, Conversions and Continuations of Loans	48
2.03.	Letters of Credit	50
2.04.	Swing Line Loans	57
2.05.	Repayment of Loans	60
2.06.	Prepayments	60
2.07.	Termination or Reduction of Commitments	62
2.08.	Interest	62
2.09.	Fees	63
2.10.	Computation of Interest and Fees	65
2.11.	Evidence of Debt	65
2.12.	Payments Generally; Administrative Agent’s Clawback	66
2.13.	Sharing of Payments by Lenders	68
2.14.	Settlement Among Lenders	69
2.15.	Nature and Extent of Each Borrower’s Liability	69
2.16.	Cash Collateral	71
2.17.	Defaulting Lenders	72
2.18.	Increase in Revolving Credit Commitments or Incremental Term Facility	73
2.19.	Prepayments Below Par	77

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		80

3.01.	Taxes	80
3.02.	Illegality	84
3.03.	Inability to Determine Rates	84
3.04.	Increased Costs; Reserves on SOFR Loans	85
3.05.	Compensation for Losses	86
3.06.	Reimbursement	87
3.07.	Mitigation Obligations	87
3.08.	Survival	87
3.09.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	87
3.10.	Effect of Benchmark Transition Event	88

-i-

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		89

4.01.	Conditions of Initial Credit Extension	89
4.02.	Conditions to all Credit Extensions	91

ARTICLE V REPRESENTATIONS AND WARRANTIES		92

5.01.	Existence, Qualification and Power	92
5.02.	Authorization; No Contravention; Consents	92
5.03.	Binding Effect	92
5.04.	Financial Statements; No Material Adverse Effect	93
5.05.	Litigation	93
5.06.	No Default	93
5.07.	Ownership of Property; Liens	93
5.08.	Environmental Compliance	94
5.09.	Insurance and Casualty	94
5.10.	Taxes	95
5.11.	ERISA Compliance	95
5.12.	Subsidiaries; Equity Interests; Capitalization	96
5.13.	Margin Regulations; Investment Company Act	96
5.14.	Disclosure	96
5.15.	Compliance with Laws; Anti-Terrorism Laws and Foreign Asset Control Regulations	96
5.16.	Labor Matters	97
5.17.	[Reserved]	97
5.18.	Intellectual Property	97
5.19.	Senior Indebtedness	98

ARTICLE VI AFFIRMATIVE COVENANTS		98

6.01.	Financial Statements	98
6.02.	Other Information	99
6.03.	Notices	100
6.04.	Payment of Taxes and Assessments	101
6.05.	Preservation of Existence, Etc	101
6.06.	Maintenance of Properties	101
6.07.	Maintenance of Insurance; Business Interruption Proceeds	102
6.08.	Compliance with Laws Generally; Environmental Laws	102
6.09.	Books and Records	102
6.10.	Inspection Rights; Meetings with Administrative Agent	102
6.11.	Compliance with ERISA	103
6.12.	Further Assurances	103
6.13.	Use of Proceeds	105

ARTICLE VII NEGATIVE COVENANTS		105

7.01.	Indebtedness	105

-ii-

7.02.	Liens	109
7.03.	Investments	112
7.04.	Mergers, Dissolutions, Etc.	117
7.05.	Dispositions	117
7.06.	Restricted Payments	119
7.07.	Change in Nature of Business	122
7.08.	Transactions with Affiliates	122
7.09.	Inconsistent Agreements	123
7.10.	Reserved	124
7.11.	Prepayment of Indebtedness; Amendment to Organization Documents; Payment of Earnouts and Other Deferred Purchase Price Obligations	124
7.12.	Financial Covenants	125
7.13.	Anti-Terrorism Laws and Foreign Asset Control Regulations	126
7.14.	Fiscal Year	126
7.15.	Holdings Covenant	126

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		127

8.01.	Events of Default	127
8.02.	Remedies Upon Event of Default	129
8.03.	Application of Funds	129
8.04.	Equity Cure Right	131

ARTICLE IX ADMINISTRATIVE AGENT		132

9.01.	Appointment and Authority; Limitations on Lenders	132
9.02.	Rights as a Lender	133
9.03.	Exculpatory Provisions	133
9.04.	Reliance by Administrative Agent	134
9.05.	Delegation of Duties	134
9.06.	Resignation of Administrative Agent	134
9.07.	Non-Reliance on Administrative Agent and Other Lenders	135
9.08.	No Other Duties, Etc	135
9.09.	Administrative Agent May File Proofs of Claim; Credit Bidding	135
9.10.	Collateral Matters	136
9.11.	Other Collateral Matters	137
9.12.	Right to Perform, Preserve and Protect	137
9.13.	Credit Product Providers and Credit Product Arrangements	138
9.14.	Designation of Additional Agents	139
9.15.	Authorization to Enter into Intercreditor Agreements and Subordination Agreements	139
9.16.	Recovery of Erroneous Payments	139

ARTICLE X MISCELLANEOUS		142

10.01.	Amendments, Etc	142
10.02.	Notices; Effectiveness; Electronic Communication	146

-iii-

10.03.	No Waiver; Cumulative Remedies	149
10.04.	Expenses; Indemnity; Damage Waiver	149
10.05.	Marshalling; Payments Set Aside	153
10.06.	Successors and Assigns	153
10.07.	Treatment of Certain Information; Confidentiality	159
10.08.	Right of Setoff	160
10.09.	Interest Rate Limitation	161
10.10.	Counterparts; Integration; Effectiveness	161
10.11.	Survival	161
10.12.	Severability	162
10.13.	Replacement of Lenders	162
10.14.	Governing Law; Jurisdiction; Etc	163
10.15.	Waiver of Jury Trial	164
10.16.	USA PATRIOT Act Notice	164
10.17.	No Advisory or Fiduciary Responsibility	164
10.18.	Attachments	165
10.19.	Acknowledgement Regarding any Supported QFCs	165

ARTICLE XI CONTINUING GUARANTEE		166

11.01.	Guarantee	166
11.02.	Rights of Lenders	167
11.03.	Certain Waivers	167
11.04.	Obligations Independent	168
11.05.	Subrogation	169
11.06.	Termination; Reinstatement	169
11.07.	Subordination	169
11.08.	Condition of Borrowers	169
11.09.	Limitation of Liability	170
11.10.	No Novation; Reaffirmation	170

-iv-

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.05	Litigation
5.12	Subsidiaries; Capitalization; Other Equity Investments
5.16	Labor Matters
7.01	Existing Indebtedness
7.02	Existing Liens
7.03	Existing Investments
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office (and Account)

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Loan Note
D	Compliance Certificate
E	Reserved
F	Assignment and Assumption
G	Closing Checklist
H	Form of Joinder to Credit Agreement

-v-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 30, 2021, among e.l.f. Cosmetics, Inc., a Delaware corporation (“e.l.f. Cosmetics”), J.A. RF, LLC, a Delaware limited liability company (“JA RF”), W3LL People, Inc., a Delaware corporation (“W3LL”; e.l.f. Cosmetics, JA RF, W3LL and each Domestic Subsidiary of Holdings who hereafter becomes a “Borrower” hereunder pursuant to a Joinder Agreement, may be referred to individually, as a “Borrower” and collectively herein, as “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Loan Party”, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch as Administrative Agent, Swing Line Lender, and an L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrowers, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto are party to that certain Credit Agreement dated as of the Original Closing Date defined below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Original Credit Agreement”); and

B. The Borrowers, the other Loan Parties, the Administrative Agent and the Lenders desire to amend and restate in its entirety the Original Credit Agreement, without constituting a novation, all on the terms, and subject to the conditions contained herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend and restate the Original Credit Agreement in its entirety, without constituting a novation, as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Adjusted Consolidated EBITDA of such Acquired Entity or Business, as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Adjusted Consolidated EBITDA” in the Compliance Certificate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition of (a) a majority equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a majority interest at the time it becomes exercisable by the holder thereof), or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business or division conducted by such Person.

“Additional Lender” has the meaning specified in Section 2.18(c).

“Adjusted Consolidated EBITDA” has the meaning specified in the Compliance Certificate.

“Adjustment Date” means for any Fiscal Quarter of the Borrowers ending on or after June 30, 2025, the first day of the month following the date on which Administrative Agent is in receipt of Borrowers’ most recent financial statements for the fiscal period most recently ended pursuant to Section 6.01(a) or (b).

“Administrative Agent” means BMO, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower Agent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Indebtedness” has the meaning specified in the definition of Weighted Average Life to Maturity.

“Applicable Margin” means

(a) for the period commencing on the Restatement Effective Date through (but not including) the Fourth Amendment Effective Date, the percentage per annum set forth in this Agreement immediately prior to giving effect to the Fourth Amendment;

(b) for the period commencing on the Fourth Amendment Effective Date through the first Adjustment Date: (i) if a SOFR Loan, 1.125% per annum and (ii) if a Base Rate Loan, 0.125% per annum; and

Level	Consolidated Total Net Leverage Ratio	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	> 3.00:1.00	1.875%	0.875%
II	> 2.00:1.00 but ≤ 3.00:1.00	1.625%	0.625%
III	> 1.00:1.00 but ≤ 2.00:1.00	1.375%	0.375%
IV	≤ 1.00:1.00	1.125%	0.125%

(c) thereafter, the Applicable Margin shall equal the applicable margin in effect from time to time determined as set forth above based upon the applicable Consolidated Total Leverage Ratio then in effect pursuant to the appropriate column under the table above and any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of each Adjustment Date based upon the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b). If any Compliance Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 6.02(a), then, at Administrative Agent’s election, the Applicable Margin shall be determined as if the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter is at Level I until such time as such Compliance Certificate and supporting information is received.

In the event either Borrower Agent or Administrative Agent determines in good faith that the calculation of the Consolidated Total Leverage Ratio on which the applicable interest rate and any fees for any particular period was determined is inaccurate, and as a consequence thereof, the Applicable Margin was lower that it would have been, (i) Borrower Agent shall immediately deliver to Administrative Agent a correct Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within ten (10) Business Days after the first discovery of such inaccuracy or upon notice by Administrative Agent of such determination, then Level I shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such ten (10) day period), (ii) Administrative Agent shall notify Borrower Agent of the amount of interest and fees that would have been due in respect of any outstanding Obligations during such period had the applicable rate been calculated based on the correct Consolidated Total Leverage Ratio (or the Level I rate if a correct Compliance Certificate was not delivered within the ten (10) day period) and (iii) Borrowers shall promptly pay to Administrative Agent for the benefit of the applicable Lenders and other Persons that hold the Commitments and Loans at the time such payment is received (regardless of whether those Persons held the Commitments and Loans during the relevant period) the difference between the amount that would have been due and the amount actually paid in respect of such period.

“Applicable Percentage” means in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth-decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Lender shall be the Applicable Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means, collectively, (i) BMO Capital Markets Corp., (ii) Wells Fargo Bank, N.A. and (iii) U.S. Bank National Association and each of the foregoing, individually, an “Arranger”.

“Assignee Group” means two or more assignees of Loans or Commitments that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee of Loans or Commitments (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form reasonably approved by Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any synthetic lease or other similar financing lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Holdings and its Subsidiaries for the Fiscal Year ended March 31, 2024, and the related consolidated statements of income or operations and cash flows for such Fiscal Year, including the notes thereto.

“Auditor” has the meaning specified in Section 6.01(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, on any date of determination, the sum (but not less than zero for any applicable fiscal year) of (without duplication):

(a) the greater of (i) $87,500,000 and (ii) 35% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement; plus

(b) [reserved]; plus

(c) the aggregate amount of Net Cash Proceeds of an issuance by Holdings (or any direct or indirect parent thereof) of or capital contribution (including, without limitation, any capital contribution of marketable securities or other Cash Equivalents) in respect of any of its Equity Interests that are not Disqualified Equity Interests or Permitted Cure Securities and which are not used to make Restricted Payments under Section 7.06(i) received by any of the Borrowers during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination; minus

(d) the aggregate amount of the Available Amount used to pay dividends and distributions pursuant to Section 7.06(h) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(e) the aggregate amount of the Available Amount used for Permitted Acquisitions during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(f) the aggregate amount of the Available Amount used to make other investments pursuant to Section 7.03(z) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(g) the aggregate amount of the Available Amount used to make cash loans and advances to officers, directors and employees pursuant to Section 7.03(x) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination); minus

(h) the aggregate amount of the Available Amount used to make payments of Subordinated Indebtedness pursuant to Section 7.11(a)(iv) during the period from and including the Business Day immediately following the Restatement Effective Date through and including such date of determination (without taking account of the intended usage of the Available Amount on such date of determination).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.10(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), and (b) the sum of (i) the Federal Funds Rate (which shall not be less than 0.00%), as in effect from time to time, plus (ii) 1/2 of 1.00%, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day (after giving effect to the Floor) plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Sections 3.03 or 3.10, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor plus 1.00%, then Base Rate shall be deemed to be the Floor plus 1.00%.

“Base Rate Loan” means a Loan (or segment of a Loan) that bears interest based on the Base Rate.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its reasonable discretion (in consultation with Borrower Agent),

(a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10.

“BMO” means Bank of Montreal.

“Borrower Agent” has the meaning specified in Section 2.15(d).

“Borrower” and “Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 10.02(c).

“Borrowing” means any of (a) a Revolving Borrowing or (b) a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located; provided that when used in connection with a SOFR Loan, or any calculation or determination involving SOFR, then the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided, that, for purposes of this Agreement, the determination of whether a lease is required to be accounted for as a Capital Lease on the balance sheet of such Person shall be made by reference to GAAP as in effect on the Restatement Effective Date.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, (a) for the benefit of one or more of the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, (i) cash or Deposit Account balances in an amount equal to 103% of the L/C Obligations (pursuant to documentation reasonably satisfactory to Administrative Agent and the L/C Issuer), (ii) a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer, from a commercial bank acceptable to Administrative Agent and the L/C Issuer, in an amount equal to 103% of the L/C Obligations, or (iii) such other credit support or other arrangements with respect thereto reasonably satisfactory to Administrative Agent and the L/C Issuer in their sole discretion shall have been made or (b) for the benefit of the Swing Line Lender, as collateral for Swing Line Loans that have not been refunded by the Revolving Lenders, cash or Deposit Account balances in an amount equal to the principal amount of such Swing Line Loans or, if Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Equivalents” means any of the following types of property, to the extent owned by Holdings or any of its Subsidiaries:

(a) cash, denominated in Dollars or, with respect to a Borrower or any of its Subsidiaries, any other lawful currency and investments of comparable tenor and credit quality to those described in the other clauses in this definition customarily utilized in countries in which Holdings or any of its Subsidiaries operate for cash management purposes;

(b) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s;

(c) commercial paper maturing no more than 24 months from the date of creation thereof and rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s and S&P shall be rating such obligations;

(d) insured certificates of deposit or bankers’ acceptances of, or time deposits with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) above, (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $250,000,000;

(e) readily marketable general obligations of any corporation organized under the laws of any state of the United States, payable in the United States, expressed to mature not later than 24 months following the date of issuance thereof and rated A or better by S&P or A2 or better by Moody’s;

(f) readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above; and

(g) in the case of a Foreign Subsidiary, Investments of a kind or type similar to Cash Equivalents described above (replacing United States or any state, agency, instrumentality or municipality thereof with the corresponding Governmental Authorities of any foreign jurisdiction and using comparable ratings, if any, customary in the relevant jurisdiction) in any country other than the United States where such Foreign Subsidiary maintains a business location.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof or (c) the making or issuance of any request, rule, guideline, interpretation, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (within the meaning of Rules 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than any Permitted Holder and other than any employee benefit plan of Holdings or Borrower and any Person acting as the trustee, agent or other fiduciary or administrator thereof) becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Voting Equity Interests representing (x) more than 35% of the Voting Equity Interests of Holdings and (y) a greater percentage of Voting Equity Interests of Holdings than is then beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless, in the case of either clause (x) or (y) above, the Permitted Holders have, at such time, the right or the ability by percentage of Voting Equity Interest of Holdings owned, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings;

(b) Holdings shall fail to own (i) directly 100% of the issued and outstanding Equity Interests of e.l.f. Cosmetics (or any surviving entity of a merger with e.l.f. Cosmetics permitted under Section 7.04(b), (x) that has assumed all obligations of e.l.f. Cosmetics under the Loan Documents in accordance with Section 7.04(b) and (y) 100% of the issued and outstanding Equity Interests of which have been pledged by Holdings to Administrative Agent) or (ii) directly or indirectly, 100% of the issued and outstanding Equity Interests of the other Borrowers, except in this clause (ii) where such failure is the result of a transaction permitted under the Loan Documents provided that, with respect to any such transaction permitted under Section 7.04(b), 100% of the issued and outstanding Equity Interests of any surviving entity of such other Borrower shall have been pledged to Administrative Agent; or

(c) any “change of control” or similar event under any material Indebtedness.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

“Collateral” means, collectively, certain personal property of the Loan Parties or any other Person in which Administrative Agent or any Lender Party is granted a Lien under any Security Instrument as security for all or any portion of the Secured Obligations or any other obligation arising under any Loan Document.

“Commitment” means a Revolving Credit Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of SOFR Loans, which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Competitor” means any operating entity competing with the Borrowers or their Subsidiaries in the Borrowers’ and Subsidiaries’ operating businesses.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Borrower Agent) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with Borrower Agent) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with Borrower Agent) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated Interest Coverage Ratio” has the meaning specified in the Compliance Certificate.

“Consolidated Senior Net Leverage Ratio” has the meaning specified in the Compliance Certificate.

“Consolidated Total Net Leverage Ratio” has the meaning specified in the Compliance Certificate.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, indenture, mortgage, deed of trust, contract or any other instrument or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business” means any material line of business conducted by the Borrowers and their Subsidiaries as of the Fourth Amendment Effective Date and any business reasonably related, complementary, supplemental or ancillary thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Product Arrangements” means, collectively, (a) Swap Contracts between any Loan Party and any Credit Product Provider and (b) Treasury Management and Other Services between any Loan Party and any Credit Product Provider.

“Credit Product Indemnitee” has the meaning specified in Section 9.13(a).

“Credit Product Obligations” means Indebtedness and other obligations of any Loan Party or any Subsidiary of a Loan Party arising under Credit Product Arrangements and owing to any Credit Product Provider; provided, that Credit Product Obligations shall not include Excluded Swap Obligations.

“Credit Product Provider” means (a) BMO, and (b) any other Person who was a Lender, Administrative Agent, or an Affiliate of a Lender or Administrative Agent at the time of entry into the applicable Credit Product Arrangement, so long as such provider with the Borrowers’ consent, delivers written notice to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, by the later of the Restatement Effective Date or the entering into of the applicable Credit Product Arrangement, (i) describing the Credit Product Arrangement and (ii) agreeing to be bound by Section 9.13.

“Cure Amount” has the meaning specified in Section 8.04.

“Cure Right” has the meaning specified in Section 8.04.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides in its reasonable discretion that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion, which shall give due consideration to the then prevailing market conventions.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.

“Default Rate” means (a) an interest rate equal to the rate of interest otherwise applicable hereunder plus 2% per annum, and (b) with respect to Letter of Credit Fees, the Letter of Credit Fee then in effect plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to fund all or any portion of its Loans or otherwise pay to Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, in any case within two Business Days of the date such Loans were required to be funded or amounts required to be paid hereunder unless due to such Lender’s good faith determination that the conditions set forth in Section 4.02 have not been met, (b) has notified any Borrower, Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, unless due to such Lender’s good faith determination that the conditions set forth in Section 4.02 have not been met, (c) has failed, within three Business Days after written request by Administrative Agent or Borrower Agent, to confirm in writing to Administrative Agent and Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) becomes the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower Agent) of non-cash consideration received by any Borrower or a Subsidiary in connection with a Disposition pursuant to Section 7.05(n) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent delivered to the Administrative Agent, setting forth details on the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition) (including as a result of a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount of Adjusted Consolidated EBITDA of such Sold Entity or Business for such period, all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests.

“Disqualified Equity Interest” means any Equity Interest that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) is convertible into or exchangeable for debt securities or other Indebtedness (unless only occurring at the sole option of the issuer thereof) that would constitute Disqualified Equity Interests or (d) provides for the scheduled payments of dividends in cash (other than in respect of taxes), in each case, prior to the date that is 91 days after the Revolving Credit Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations as a result of such employee’s termination, death, invalidity or disability; provided, further, that if such Equity Interests are issued by (x) any direct or indirect Subsidiary of the Borrowers to a Loan Party or (y) any direct or indirect Subsidiary of the Borrowers that is not a Loan Party to any other direct or indirect Subsidiary of the Borrowers that is not a Loan Party, such Equity Interests shall not constitute Disqualified Equity Interests.

“Disqualified Institutions” means (a) those banks, financial institutions and other institutional lenders and Persons (or related funds of such Persons), (b) any Competitor and (c) any Subsidiary or Affiliate (other than their financial investors that are not operating companies or Affiliates of operating companies and other than any Affiliate that is a bona fide diversified debt fund) of the foregoing, in the case of clauses (a), (b) and (c) above, identified in writing by the Borrowers to Administrative Agent on December 20, 2016; provided, that upon reasonable notice to the Administrative Agent, the Borrowers shall be permitted to supplement in writing the list of Competitors that are Disqualified Institutions after the date hereof, but which supplement shall not apply to assignments and participations entered into prior to any such supplements (such list of Disqualified Institutions, the “Disqualified Institutions List”).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia (but excluding any territory or possession thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“e.l.f. Cosmetics” has the meaning specified in the introductory paragraph hereto.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, legally-binding agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to air emissions and other discharges of Hazardous Materials to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any applicable Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of a Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement to the extent liability is expressly assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in, including partnership, member or trust interests) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party or a Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Sections 412 and 430 through 436 of the Code and Section 302 through 305 and 4007 of ERISA).

“ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party, a Subsidiary thereof or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party, a Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan or receipt by any Loan Party, a Subsidiary thereof or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or that any Multiemployer Plan is insolvent or being terminated; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination, each under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party, a Subsidiary thereof or any ERISA Affiliate; or (i) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived.

“Erroneous Payment” has the meaning specified in Section 9.16.

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.16.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property by any Governmental Authority, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” has the meaning given in the Security Agreement.

“Excluded Domestic Holdco” means a Domestic Subsidiary the primary assets of which are the Equity Interests of one or more Foreign Subsidiaries and, if applicable, Indebtedness of such Foreign Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is a direct or indirect Subsidiary of (a) a Foreign Subsidiary or (b) an Excluded Domestic Holdco.

“Excluded Subsidiary” means any Subsidiary of the Borrowers (a) that is a Foreign Subsidiary, an Excluded Domestic Subsidiary or an Excluded Domestic Holdco, (b) that is a captive insurance company, (c) that is a not-for-profit Subsidiary, (d) that is a special purpose entity, (e) that is prohibited or restricted by any contract existing on the Fourth Amendment Effective Date or on the date such Subsidiary is acquired (so long as in respect of such contractual prohibition such prohibition is not incurred in contemplation of such acquisition) or formed (solely to the extent the formation of such a Subsidiary is not materially adverse to the Lenders and the designation of such newly formed Subsidiary as an Excluded Subsidiary is agreed to by Administrative Agent in its sole discretion) with a Person who is not an Affiliate of a Borrower, applicable law (including, in each case, any requirement to obtain governmental authority or third party consent (unless such consent has been received)), rule or regulation from providing a guaranty (but only so long as such prohibition or restriction is in effect), (f) with respect to which the Borrower Agent has reasonably determined in consultation with the Administrative Agent, that providing a Guarantee would result in material adverse tax consequences to the Borrowers or any of their Subsidiaries, (g) to the extent the Administrative Agent and Borrowers mutually determine the cost and/or burden of obtaining the guaranty from such Subsidiary outweigh the benefits to the Lenders and (h) any Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party (other than the direct counterparty of such Swap Obligation), any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, that are (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender (i) becomes a party to this Agreement (other than pursuant to an assignment request by Borrower Agent under Section 10.13) or (ii) changes its Lending Office, except in each case, to the extent that, pursuant to Section 3.01 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 3.01(e), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning specified in Section 5.15.

“Existing Letters of Credit” means the letters of credit issued and outstanding under this Agreement prior to the Fourth Amendment Effective Date which are identified on Schedule 1.01 hereto.

“Extending Lender” has the meaning specified in Section 10.01.

“Extension Agreement” means an extension agreement, in a form reasonably satisfactory to the Administrative Agent, among Holdings, the Borrowers and one or more Extending Lenders, effecting one or more Extension Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 10.01.

“Extension Offer” is defined in Section 10.01.

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 10.01, providing for an extension of the Revolving Credit Maturity Date and/or Term Loan Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, may also provide for (a) an increase in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans, a modification of the scheduled amortization applicable thereto, provided that the Weighted Average Life to Maturity of such Extended Loans shall be no less than the remaining Weighted Average Life to Maturity (determined at the time of such Extension Offer) of the Term Loans, (c) a modification of voluntary or mandatory prepayments applicable thereto (including amortization payments), provided that voluntary and mandatory prepayments (including amortization payments) applicable to any other Loans shall not be affected by the terms thereof, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, and/or (e) different covenants and other provisions that apply only to periods after the then latest maturity date.

“Extension Request Class” is defined in Section 10.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Facility” means the Revolving Credit Facility or any incremental term loan made pursuant to Section 2.18.

“Facility Termination Date” means the date as of which Payment in Full of all Obligations has occurred.

“FDA” means the Federal Food and Drug Administration and any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as reasonably determined by Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Fourth Amendment Effective Date between Borrowers and Administrative Agent.

“Fiscal Quarter” means each fiscal quarter of the Borrowers and their Subsidiaries ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means each twelve month period of the Borrowers and their Subsidiaries, ending on March 31 of each year.

“Floor” means the rate per annum of interest equal to 0.00%.

“Foreign Assets Control Regulations” has the meaning specified in Section 5.15.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement and First Amendment to Pledge and Security Agreement dated as of March 3, 2025, by and among the Borrowers, the other Loan Parties party thereto, Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means March 3, 2025.

“Fraudulent Conveyance” has the meaning specified in Section 11.09.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural Person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or debt securities in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, subject to Sections 1.03(b) and 1.03(c) below.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, that with respect to clause (b) of the preceding sentence, if the subject Indebtedness or other obligation is non-recourse, then the amount of such Guarantee shall be deemed to be the lower of the amount of such Guarantee determined pursuant to the foregoing terms of this sentence or the fair market value of the property subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Holdings, each Subsidiary Guarantor and each other Person that becomes a guarantor of all or part of the Obligations pursuant to Section 6.12 of the Agreement or otherwise.

“Hazardous Materials” means all substances or wastes listed, defined or regulated pursuant to any Environmental Law as explosive, radioactive, hazardous, toxic or as pollutants and petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious properties or characteristics.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means each Subsidiary which, as of the most recently ended Measurement Period, (a) contributed 5.00% or less of Adjusted Consolidated EBITDA for such period or (b) contributed 5.00% or less of the consolidated total assets of the Borrowers and their Subsidiaries; provided that, if, as of the most recently ended Measurement Period, the aggregate amount of Adjusted Consolidated EBITDA or consolidated total assets attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds 10.00% of Adjusted Consolidated EBITDA or consolidated total assets, respectively, for any such period, the Borrowers shall designate sufficient Subsidiaries to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement; provided, further, that the Borrowers may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition.

“Increase” has the meaning specified in Section 2.18(a).

“Increase Effective Date” has the meaning specified in Section 2.18(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations (direct or contingent) of such Person evidenced by or arising under bonds (including, without limitation, surety, customs, reclamation or performance bonds), debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) (i) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) accrued expenses and trade payables incurred in the Ordinary Course of Business, (y) any working capital adjustment or any earnout obligation, deferred compensation, non-compete or similar obligations under employment agreements of such Person and (z) obligations with respect to seller notes), in each case, to the extent due and payable and (ii) all obligations of such Person with respect to seller notes;

(e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) obligations under Capital Leases and synthetic or other similar financing leases of such Person;

(g) all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt and (B) in the case of the Borrowers and their Subsidiaries, exclude all intercompany Indebtedness incurred in the Ordinary Course of Business (other than for purposes of Section 7.01 hereunder). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or synthetic or other similar financing lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any Indebtedness described in clause (e) above shall be limited to the lesser of the fair market value of any property securing such indebtedness as determined by such Person in good faith and (ii) the aggregate unpaid amount of such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning given in the Security Agreement.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (including Swing Line Loans), the last day of every calendar quarter) and on the applicable Maturity Date, (b) as to any SOFR Loan the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and on the applicable Maturity Date and (c) as to any Swing Line Loan bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Line Loan, and on the applicable Maturity Date; provided that, as to any such Loan, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month.

“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans or Swing Line Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of SOFR Loans bearing interest based on Term SOFR, on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the applicable Committed Loan Notice and (b) in the case of Swing Line Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by Borrower Agent and the Swing Line Lender, provided, that:

i. no Interest Period shall extend beyond the final Maturity Date of the relevant Loans;

ii. no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal on the Term Loans, as applicable, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are SOFR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

iii. whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

iv. for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and

v. no tenor that has been removed from this definition pursuant to Section 3.10 below shall be available for specification in such Committed Loan Notice.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the ownership, purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees

Indebtedness of such other Person (excluding loans or advances made in the Ordinary Course of Business (including travel advances and other similar cash advances) to employees and officers), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any other Loan Party) or in favor the L/C Issuer and relating to any such Letter of Credit.

“JA RF” has the meaning specified in the introductory paragraph hereto.

“Joinder Agreement” means a joinder agreement in the form attached hereto as Exhibit H or in a writing in any other form reasonably acceptable to Administrative Agent duly completed executed by a Person joining this Agreement as a Borrower or Guarantor, as the case may be; provided, however, that any such Person joining as a Borrower must be organized in the United States or District of Columbia unless otherwise agreed by all Lenders.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means each Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Honor Date.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Exposure” means, at any time, for any Lender, such Lender’s Applicable Percentage of the total L/C Obligations at such time.

“L/C Issuer” means BMO and/or any other Lender that, at the request of Borrowers and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an L/C Issuer, each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. At any time there is more than one L/C Issuer, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both or all L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, (a) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lender Party” means (a) each Lender, (b) each Credit Product Provider to the extent it holds Credit Product Obligations and was a Lender or an Affiliate of a Lender when such Person provided Credit Product Arrangements to the Loan Parties, (c) Administrative Agent, (d) the L/C Issuer, (e) the Swing Line Lender, (f) each Arranger, (g) each SPV and (h) the successors and permitted assigns of each of the foregoing.

“Lender Party Expenses” has the meaning set forth in Section 10.04(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower Agent and Administrative Agent in writing.

“Letter of Credit” means any standby or documentary letter of credit issued by L/C Issuer for the account of a Borrower or any of its Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Administrative Agent or L/C Issuer for the benefit of a Borrower or any of its Subsidiaries, and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means, with respect to any Letter of Credit, the day that is the earlier of (a) the date that is twelve months after the date such Letter of Credit is issued and (b) the date that is seven (7) Business Days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) or, to the extent such Letter of Credit is Cash Collateralized, such later date as may be permitted by Section 2.03(a)(vi) hereof.

“Letter of Credit Fees” means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit described in Section 2.09(b).

“Letter of Credit Sublimit” means $35,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Licenses” has the meaning given in the Security Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition by a Borrower or one or more of its Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, the sum of (x) the Loan Parties’ unrestricted domestic cash and Cash Equivalents plus (y) availability under the Revolving Credit Facility.

“Loan” means an extension of credit under Article II in the form of a Revolving Loan, a Term Loan or a Swing Line Loan, including any Increases.

“Loan Account” has the meaning specified in Section 2.11(a).

“Loan Documents” means this Agreement, each Note and each Security Instrument delivered on or prior to the Fourth Amendment Effective Date.

“Loan Obligations” means all Obligations other than amounts (including fees) owing by any Loan Party or any Subsidiary of any Loan Party pursuant to any Credit Product Arrangements.

“Loan Parties” means Borrowers, Holdings and the Subsidiary Guarantors, collectively.

“Material Acquisition” means any Acquisition the aggregate cash Permitted Acquisition Consideration for which exceeds $50,000,000.

“Material Adverse Effect” means (a) material adverse change in, or a material adverse effect on, the business, assets, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, (b) a material adverse effect of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party (other than to the extent a result of the action or inaction of the Administrative Agent, the Lenders, the other Lender Parties under the Loan Documents or their respective Affiliates, officers, employees, agents, attorneys or representatives).

“Material Intellectual Property” means any Intellectual Property that is, in the reasonable determination of the Borrowers, material to the business operation of the Borrowers and their Subsidiaries, taken as a whole.

“Maturity Date” means either of the Revolving Credit Maturity Date or the Term Loan Maturity Date.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed consecutive four Fiscal Quarters of Holdings and its Subsidiaries for which financial statements have or should have been delivered in accordance with Section 6.01(a) or (b).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations.

“Minority Investment” means any Person (including any joint ventures, limited liability companies or partnerships) other than a Subsidiary in which the Borrowers or any Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or with respect to which any Loan Party has any current or contingent liability as a result of being considered a single employer with any ERISA Affiliate.

“Net Cash Proceeds” means (a) with respect to the Disposition of any asset by any Borrower or any Subsidiary or any Event of Loss, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Event of Loss (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Event of Loss, any insurance proceeds or condemnation awards in respect of such Event of Loss actually received by or paid to or for the account of the Borrowers or any Subsidiary but excluding, in any event, any cash and Cash Equivalents received solely as proceeds of business interruption insurance) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Event of Loss and that is required to be repaid in connection with such Disposition or Event of Loss, (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and, with respect to any Event of Loss, costs incurred in connection with the collection of such proceeds, awards or other payments or any settlement of claims with respect thereto) actually incurred by the Borrowers or such Subsidiary in connection with such Disposition or Event of Loss, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, or upon the distribution to a Loan Party of such proceeds from such Disposition or Event of Loss, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrowers or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrowers or any Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Event of Loss, the amount of such reserve; and (b) with respect to the incurrence or issuance of any Indebtedness by the Borrowers or any Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the sum of (A) the reasonable investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other reasonable and customary expenses, incurred by the Borrowers or such Subsidiary in connection with such incurrence or issuance and (B) taxes paid or reasonably estimated to be actually payable in connection therewith, or upon the distribution to a Loan Party of proceeds from such incurrence or issuance.

“Non-Consenting Lender” has the meaning specified in Section 10.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means any or all of the Revolving Loan Notes.

“Obligations” means all amounts owing by any Loan Party to Administrative Agent, any Lender or any other Lender Party (excluding Persons specified in clause (b) of the definition thereof solely to the extent of any Credit Product Obligations owed to such Persons) pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Administrative Agent incurred and payable by the Loan Parties pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof; provided, that Obligations shall not include Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 5.15.

“Offered Loans” has the meaning specified in Section 2.19(c).

“Ordinary Course of Business” means the ordinary course of business of the Borrowers and their Subsidiaries and undertaken in good faith.

“Organization Documents” means, as applicable with respect to any Person, its certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); its certificate or articles of formation or organization and operating agreement; or its partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Original Closing Date” means December 23, 2016.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding for the avoidance of doubt, Excluded Taxes.

“Otherwise Acceptable” shall mean, in any form (1) reasonably acceptable to the Administrative Agent or (2) posted to the Lenders and (A) accepted by the Required Lenders and/or (B) not objected to by the Required Lenders in writing within five (5) Business Days of being posted, in which case the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into any intercreditor agreement or subordination agreement (or, in each case, such joinder thereto) (or, in each case, any such amendment thereto, restatement thereof or other modification thereto) is reasonable and to have consented to such intercreditor agreement or subordination agreement (or, in each case, such joinder thereto) (or, in each case, any such amendment thereto, restatement thereof or other modification thereto).

“Outstanding Amount” means, as applicable, the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and/or Term Loans on any date after giving effect to any Borrowings, prepayments or repayments thereof occurring on such date, and with respect to any L/C Obligations, the aggregate outstanding amount of such L/C Obligations on any date after giving effect to any L/C Credit Extension or other changes in the aggregate amount of the L/C Obligations occurring on such date.

“Outstanding Items” has the meaning specified in Section 6.18.

“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in clause (d) of Section 10.06.

“Participation and SPV Register” has the meaning specified in clause (d) of Section 10.06.

“Payment in Full” or “Payment in Full of the Obligations” means (a) the payment in full in cash of all Loan Obligations (other than contingent indemnification or expense reimbursement claims for which no claim has been asserted), together with all accrued and unpaid interest and fees thereon, other than L/C Obligations that have been fully Cash Collateralized, (b) the Commitments shall have terminated or expired, and (c) the obligations and liabilities of each Loan Party under all Credit Product Arrangements constituting Secured Obligations, to the extent such obligations and liabilities are then due and outstanding as of the date clauses (a) and (b) preceding have been satisfied and the amount of such obligations and liabilities has been provided to Administrative Agent and Borrower Agent in writing by the applicable Credit Product Provider on or prior to such date, shall have been paid and satisfied in full or fully Cash Collateralized (other than contingent indemnification claims for which no claim has been asserted). “Paid in Full,” “paid in full,” “payment in full,” and “payment in full of the Obligations” have meanings correlative thereto.

“Payment Recipient” has the meaning specified in Section 9.16.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (other than a Foreign Plan or Multiemployer Plan) that is maintained or is contributed to by any Loan Party, or with respect to which any Loan Party has any current or contingent liability as a result of being considered a single employer with any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by a Borrower or a Subsidiary of a Borrower, including any Foreign Subsidiary, (i) that has been approved by the Required Lenders or (ii) so long as all of the following conditions have been satisfied:

(a) the Person or business which is the subject of such Acquisition is in a line of business permitted by Section 7.07;

(b) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition (unless otherwise agreed by the Required Lenders);

(c) no Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition; provided, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (c) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(d) after giving pro forma effect to such Acquisition (including the payment of cash and other property given as consideration, any Indebtedness incurred, assumed or acquired by any Borrower or Subsidiary, as applicable, in connection with such Acquisition and all fees expenses and transaction costs incurred in connection therewith), (i) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in (x) Section 7.12(a) and Section 7.12(b), in each case, for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) (for the avoidance of doubt, with respect to any Material Acquisition, the foregoing subclause (i)(x) shall not apply) and (ii) solely for any Material Acquisition, the Loan Parties shall have on a Pro Forma Basis a Consolidated Total Net Leverage Ratio of not greater than 3.75:1.00 for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); provided, that in the case of any Limited Condition Acquisition, the requirements set forth in clauses (i) and (ii) above shall, at the election of the Borrower Agent, be tested (and assuming for purposes of such calculations that (x) in the case of any Limited Condition Incremental Facility being incurred in connection therewith such Limited Condition Incremental Facility is fully drawn as of such date but without “netting” the Cash proceeds of such Limited Condition Incremental Facility, and (y) the proposed Limited Condition Acquisition, and all transactions to occur in connection therewith, have been effected) either on the execution date of the applicable acquisition agreement or the date the Limited Condition Acquisition is consummated; provided, further that the requirement provided in this clause (e) shall not apply with respect any Acquisition that is financed solely with the Net Cash Proceeds of issuances by Holdings (or any direct or indirect parent entity thereof) of, or capital contributions to, its Equity Interests that are not Disqualified Equity Interests, Permitted Cure Securities or cash common equity contributions in connection with an Equity Cure pursuant to Section 8.04 (other than issuances of, or contributions to, Equity Interests that are included in the calculation of the Available Amount or the Net Cash Proceeds of which are used to make Restricted Payments under Section 7.06(i)) and solely to the extent the Net Cash Proceeds of such issuances or contributions are contributed by Holdings to a Borrower as cash common equity;

(e) Borrower Agent shall have promptly furnished to Administrative Agent (i) an executed copy of the acquisition agreement (together with exhibits and schedules thereto) for such intended Acquisition and (ii) with respect to any Material Acquisition and to the extent available, (w) a description of the proposed Acquisition, (x) pro forma consolidated projections with respect to the intended Acquisition, (y) historical financial statements for the target of the intended Acquisition and (z) such other customary information or documentation regarding the intended Acquisition as Administrative Agent may reasonably request, including, to the extent available, a due diligence package (provided that, to the extent any such diligence materials are subject to confidentiality obligations not entered into in contemplation of this clause (e) or are privileged (such as legal or tax reports), such materials need not be delivered);

(f) Borrower Agent shall have furnished to Administrative Agent at least two (2) Business Days (or such shorter period as may be agreed by Administrative Agent) prior to the date on which any such Acquisition is to be consummated, a certificate of a Responsible Officer of Borrower Agent with a reasonably detailed calculation of item (d)(i) and (ii) above;

(g) to the extent obtained by the Loan Parties or their Affiliates, a quality of earnings report with respect to the target of such Acquisition; and

(h) the Permitted Acquisition Consideration for all Permitted Acquisitions of targets that will not become Guarantors, or of assets in respect of which Administrative Agent shall not have a first priority perfected Lien (subject to Permitted Liens) on such assets that constitute Collateral, does not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement in the aggregate during the term of this Agreement plus the Available Amount when aggregated with all other Permitted Acquisitions of targets that will not become Guarantors, or of assets in respect of which Administrative Agent shall not have a first priority perfected Lien (subject to Permitted Liens) on such assets that constitute Collateral consummated during the term of this Agreement; provided, that the limitation provided in this clause (i) shall not apply (a) with respect to that portion of the consideration in the form of Equity Interests of Holdings (or any parent entity thereof) that are not Disqualified Equity Interests and (b) to the extent such Acquisition is financed with the Net Cash Proceeds of issuances by Holdings (or any parent entity thereof) of, or capital contributions to, its Equity Interests that are not Disqualified Equity Interests, Permitted Cure Securities or cash common equity contributions in connection with an Equity Cure pursuant to Section 8.04 (other than issuances of, or contributions to, Equity Interests that are included in the calculation of the Available Amount or the Net Cash Proceeds of which are used to make Restricted Payments under Section 7.06(i)) and solely to the extent the Net Cash Proceeds of such issuances or contributions are contributed by Holdings to a Borrower as cash common equity.

“Permitted Acquisition Consideration” means the purchase consideration for a Permitted Acquisition and all other payments (but excluding any related acquisition fees, costs and expenses incurred in connection with any Permitted Acquisition), directly or indirectly, by Borrowers or any Subsidiary in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of any property or incurrence or assumption of Indebtedness or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time (including earnouts, seller notes and other deferred purchase price obligations); provided, that any such future payment that is an earnout or other deferred purchase price obligation shall be included in the determination of Permitted Acquisition Consideration as the maximum amount of such earnout or other deferred purchase price obligation; provided, further, that Permitted Acquisition Consideration shall not include (a) the portion of consideration or payment constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder to the extent relating to the applicable Permitted Acquisition and (b) the portion of consideration or payment attributable to cash and Cash Equivalents constituting working capital acquired by Borrowers or their Subsidiaries as part of the applicable Permitted Acquisition in excess of the working capital target set forth in the purchase agreement for such Permitted Acquisition.

“Permitted Cure Security” means an Equity Interest other than a Disqualified Equity Interest or other capital consideration the proceeds of which are utilized in connection with a Cure Right pursuant to Section 8.04.

“Permitted Holder” means (i) the individual founders of the e.l.f. cosmetics business identified to Agent in writing prior to the Fourth Amendment Effective Date and any current or former director, officer, employee, member of management, in each case, on the Fourth Amendment Effective Date, that is an equityholder in Holdings or any direct or indirect parent thereof (collectively, the “Management Equityholders”), (ii) such founders’ and Management Equityholders’ respective spouses and descendants (whether natural or adopted), and any trust, limited partnership, limited liability company, corporation or other bona-fide estate planning entity of any such founder the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor and (iii) entities that are 100% wholly-owned, directly or indirectly, by such founders or Management Equityholders.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(a), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) such modified, refinanced, refunded, renewed or extended Indebtedness shall only be guaranteed by Holdings and/or the Subsidiaries of the Borrowers that are otherwise or are required to be guarantors of the Indebtedness being modified, refinanced, refunded, renewed or extended, at the time of such modification, refinancing, refund, renewal or extension of Indebtedness occurs, and any other Subsidiaries that are acquired in connection with such refinancing, (e) such modified, refinanced, refunded, renewed or extended Indebtedness shall not be secured by any property or assets other than the property or assets that were or are required to be collateral (and then only with the same priority) for the Indebtedness being modified, refinanced, refunded, renewed or extended at the time of such modification, refinancing, refunding, renewal or extension, and (f) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.01(b) or (l), to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement (which determination shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by a Borrower or any of its Subsidiaries after the Fourth Amendment Effective Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Subsidiary that is not a Loan Party and another Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by such Borrower or such Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but other than a Multiemployer Plan and other than a Foreign Plan), maintained for employees of any Loan Party or any such plan to which any Loan Party is required to contribute (including any Pension Plan which any ERISA Affiliate maintains, or is required to contribute to) on behalf of any of its employees.

“Platform” has the meaning specified in Section 10.02(c).

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive Fiscal Quarter immediately following the date on which such Permitted Acquisition is consummated.

“Pro Forma Adjustment” means, for any Measurement Period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Adjusted Consolidated EBITDA of the Loan Parties and their Subsidiaries, (a) the pro forma increase or decrease in such Acquired EBITDA or such Adjusted Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, and (b) additional pro forma adjustments arising out of cost savings initiatives and operating expense reductions attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and their Subsidiaries, in each case being given pro forma effect that are projected by the Borrowers in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) prior to or during the 18-month period following the date of such date thereof (which will be added to Adjusted Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings and/or operating expense reductions had been realized during such period), net of the amount of actual benefits realized during such period from such actions and are reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business and the consolidated financial statements of the Borrowers and their Subsidiaries, assuming such Permitted Acquisition or Disposition, and all other Permitted Acquisitions or Dispositions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that any increase in Acquired EBITDA or Adjusted Consolidated EBITDA, as the case may be, as a result of such Pro Forma Adjustments shall not, together with all increases in Adjusted Consolidated EBITDA pursuant to Restructuring Charges, Business Optimization Expenses and Reserves (as defined in the Compliance Certificate) and Cost Savings and Synergies (as defined in the Compliance Certificate), exceed the greater of $87,500,000 and 35% (or such greater amount approved by the Administrative Agent) of Adjusted Consolidated EBITDA on a Pro Forma Basis calculated prior to giving effect to such adjustments and the adjustments resulting from Restructuring Charges, Business Optimization Expenses and Reserves and Costs Savings and Synergies in the aggregate in any Measurement Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by a Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Adjusted Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower Agent in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrowers and their Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Properly Contested” means with respect to any obligation of a Loan Party or any Subsidiary of a Loan Party, (a) the obligation is being properly contested in good faith by appropriate proceedings; and (b) appropriate reserves have been established in accordance with GAAP.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means a bona fide underwritten sale to the public of common stock of Holdings or any other direct or indirect parent company of the Borrowers pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any other direct or indirect parent company of the Borrowers) that is declared effective by the SEC.

“Qualifying Lenders” has the meaning set forth in Section 2.19(e).

“Qualifying Loans” has the meaning specified in Section 2.19(e).

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means (a) Administrative Agent, (b) any Lender, (c) any L/C Issuer or (d) any other Lender Party.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, partners, employees, agents and controlling Persons of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) Total Outstandings and (b) aggregate unused Commitments; but if at least two unaffiliated Lenders that are not Defaulting Lenders exist, Required Lenders must include at least two unaffiliated Lenders that are not Defaulting Lenders. The unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Lenders” means, as of any date of determination, Lenders (a) holding more than 50% of the Aggregate Revolving Credit Commitments of all Lenders, or (b) if the Aggregate Revolving Credit Commitments have been terminated, more than fifty percent (50%) of the sum, without duplication, of the aggregate outstanding amount of Revolving Loans, the outstanding L/C Obligations, amounts of participations in Swing Line Loans and the principal amount of unparticipated portions of Swing Line Loans; but if at least two unaffiliated Revolving Lenders that are not Defaulting Lenders exist, Required Revolving Lenders must include at least two unaffiliated Lenders that are not Defaulting Lenders. The unused Revolving Credit Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer or controller of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means April 30, 2021.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Holdings or any Subsidiary or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to a Loan Party’s or its Subsidiaries’ stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Loans, Letters of Credit and Swing Line Loans to or for the benefit of Borrowers by the Revolving Lenders, L/C Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $500,000,000 as adjusted from time to time pursuant to the terms of this Agreement.

“Revolving Credit Maturity Date” means March 3, 2030, or if such date is not a Business Day, the immediately succeeding Business Day.

“Revolving Credit Outstandings” means, with respect to any Lender at any time, the sum of the Outstanding Amount of such Lender’s Revolving Loans and its L/C Exposure and Swing Line Exposure at such time.

“Revolving Credit Termination Date” means the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Revolving Lender” means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has Revolving Loans outstanding or participations in outstanding Letters of Credit and/or Swing Line Loans.

“Revolving Loan” means a Base Rate Loan or a SOFR Loan made to Borrowers pursuant to Section 2.01(a) or any Increase pursuant to Section 2.18.

“Revolving Loan Note” means a promissory note made by Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrowers or any of their Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Secured Obligations” means (a) the Obligations and (b) all Credit Product Obligations; provided, that Secured Obligations shall not include Excluded Swap Obligations.

“Securitization” means an existing or proposed public or private offering of securities by, or other financing facility involving, a Lender or any of its Affiliates or their respective successors and assigns, which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments.

“Security Agreement” means the Pledge and Security Agreement dated as of the Original Closing Date by the Loan Parties and Administrative Agent for the benefit of the Lender Parties.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, all security agreements pertaining to Intellectual Property and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations.

“Settlement Date” has the meaning provided in Section 2.14(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Sold Entity or Business” has the meaning specified in the Compliance Certificate.

“Solvent” means, as to any Person on any date of determination, that on such date such Person (a) owns assets whose fair value (on a consolidated and going concern basis) exceeds such Person’s debts and liabilities, subordinated, contingent or otherwise; (b) owns property whose present fair salable value (on a consolidated and going concern basis) is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of such Person’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) is not engaged in, and is not about to engage in, business contemplated as of the applicable date of determination for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Event of Default” means any Event of Default under Section 8.01(a), 8.01(b) (solely with respect to Article VII) or 8.01(f).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, or any Increase that by the terms of this Agreement requires, as a condition to consummating such transaction, compliance with the financial covenants to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Subordinated Indebtedness” has the meaning specified in Section 7.01(v).

“Subordination Provisions” has the meaning specified in Section 8.01(k).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the Voting Equity Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings or any of its direct or indirect Subsidiaries.

“Subsidiary Guarantor” and “Subsidiary Guarantors” means each Subsidiary that becomes a Guarantor of all or a part of the Secured Obligations pursuant to Section 6.12 of the Agreement or otherwise.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b)

for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Exposure” means, at any time, the Outstanding Amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Lender’s Quoted Rate” has the meaning specified in Section 2.04(b).

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to $35,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a Base Rate Loan or a SOFR Loan made to Borrowers pursuant to any Increase under an incremental term facility pursuant to Section 2.18.

“Term Loan Maturity Date” means, for any Term Loans, the earlier of (i) the final maturity date set forth for such Term Loans in the applicable amendment documentation related to any Increase and (ii) such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to this Agreement, in any case, if such date is not a Business Day, the immediately succeeding Business Day.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, provided, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Total Outstandings” means the Outstanding Amount of all Loans and L/C Obligations.

“Total Revolving Credit Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations at such time.

“Trading With the Enemy Act” has the meaning specified in Section 5.15.

“Transaction” means, individually or collectively as the context may indicate, the entering by Borrowers and the other Loan Parties of the Loan Documents to which they are a party and the funding of the Revolving Credit Facility, in each case, including the payment of any costs, fees and expenses in connection with the foregoing.

“Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury management services, (b) all commercial credit card, purchase card and merchant card services; and (c) all other banking products or services, other than Letters of Credit and Swap Contracts, in each case, to or for the benefit of any Loan Party or a Subsidiary of a Loan Party which are entered into or maintained with a Lender or Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interests granted to Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Fee” has the meaning specified in Section 2.09(a).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning specified in Section 5.15.

“Voting Equity Interests” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary voting power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“W3LL” has the meaning specified in the introductory paragraph hereto.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For purposes of determining compliance with any provision in Section 7.01, 7.02, 7.03, 7.05, 7.06, 7.08 or 7.11(a), in the event that an item or subject matter meets the criteria of more than one of the categories described in each of the respective Sections therein, the Borrowers may, in their commercially reasonable discretion, classify and reclassify or later divide, classify or reclassify such item or subject matter (or any portion thereof) and will only be required to include the amount and type of such item or subject matter in one or more of the applicable categories in the applicable Section.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower Agent, Administrative Agent or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower Agent shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations. Any pro forma calculation of the financial covenants set forth in Section 7.12 hereof (i) shall be made on a Pro Forma Basis as if all Specified Transactions (including, without limitation, all Indebtedness incurred or Acquisitions or Dispositions of a Subsidiary or business segment) made prior to the time of such measurement had been incurred or made, as applicable, on the first day of the Measurement Period most recently ended for which Borrower Agent has delivered (or was required to deliver) financial statements pursuant to Sections 6.01(a) or 6.01(b) and (ii) as of any date occurring prior to March 31, 2025 shall assume that the maximum Consolidated Total Net Leverage Ratio or minimum Interest Coverage Ratio, as applicable, permitted or required, as applicable, as of such date is the applicable covenant level for the Measurement Period ending March 31, 2025. All defined terms used in the calculation of the financial covenants set forth in Section 7.12 hereof shall be calculated on a historical pro forma basis giving effect, during any Measurement Period that includes any Permitted Acquisition or, to the extent there is a reasonable basis for Administrative Agent to verify such historical results, any other Investment constituting an Acquisition permitted to be made hereunder, to the actual historical results of the Person or line of business so acquired and which amounts shall include adjustments as contemplated by the Pro Forma Adjustments set forth herein and in the Compliance Certificate.

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(d) In computing financial ratios and other financial calculations of Holdings and its Subsidiaries required to be submitted pursuant to this Agreement, all Indebtedness shall be calculated at par value irrespective of whether such Person has elected the fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).

1.04. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commodity Account”, “Commodity Contract”, “Deposit Account,” “Documents,” “General Intangible,” “Instrument,” “Inventory,” and “Securities Account.”

1.05. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, except, in the case of clauses (a) and (b), to the extent of liabilities resulting from the bad faith, gross negligence or willful misconduct of the Administrative Agent, as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error (including the calculation of any such rate (or component thereof)) made by any such information source or service.

1.06. Foreign Currency. Transactions with Foreign Subsidiaries permitted hereunder that are denominated in Dollars shall be deemed to be the dollar equivalent of any such transactions that are actually funded in a foreign currency, if applicable, using prevailing exchange rates at the time of such transaction and without giving effect to fluctuations in exchange rates.

1.07. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.08. Divisions. Notwithstanding anything to the contrary in this Agreement, (i) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, a Loan Party, a joint venture or any other like term shall remain a Subsidiary, a Loan Party, a joint venture, or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, (ii) in no event shall Holdings be permitted to effectuate a division and (iii) if any Subsidiary shall consummate a division permitted under this Agreement in accordance with the foregoing, such Subsidiary shall be required to immediately (effective simultaneously with the effectiveness of such division) comply with the requirements set forth in Section 6.12 to the extent applicable.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Loan Commitments.

(a) Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in U.S. Dollars to Borrowers from time to time until the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment, subject to the following limitations:

(i) after giving effect to any Revolving Borrowing, the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments,

(ii) the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit, and

(iii) the Outstanding Amount of all Swing Line Loans shall not at any time exceed the Swing Line Sublimit.

Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a), and reborrow under this Section 2.01(a).

2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon Borrower Agent’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed

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Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower Agent. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof. If Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If Borrowers request a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice for a Facility, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower Agent, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrowers in like funds as received by Administrative Agent either by (i) crediting the account of Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with written instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower Agent.

(c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. During the existence of an Event of Default, at the election of Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans with an Interest Period in excess of one month.

(d) After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than nine (9) Interest Periods in effect in respect of the Facilities plus two (2) for any Increase.

2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Restatement Effective Date until the earlier to occur of the Letter of Credit Expiration Date or Revolving Credit Termination Date, to issue Letters of Credit at the request of Borrower Agent for the account of any Borrower or any Subsidiary thereof and for the benefit of any Borrower or any Subsidiary thereof, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension, if as of the date of such L/C Credit Extension, (A) the aggregate Revolving Credit Outstandings of any Revolving Lender would exceed such Revolving Lender’s Revolving Credit Commitment, (B) the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments or (C) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by Borrower Agent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower Agent that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur later than the earlier of (i) the Letter of Credit Expiration Date, and (ii) twelve months after the date of issuance,

(B) any order, judgment, decree, request or directive of any Governmental Authority or arbitrator or any Law shall by its terms purport to enjoin, restrain or prohibit the L/C Issuer from issuing such Letter of Credit or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date;

(C) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(D) such Letter of Credit is in an initial amount less than $10,000; or

(E) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential

Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vi) Notwithstanding anything contained in this Section 2.03, at the election of Administrative Agent and the L/C Issuer, Borrower Agent may request that the L/C Issuer issue Letters of Credit with expiration dates extending beyond the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date (or that the L/C Issuer permits an automatic extension of any Letter of Credit to a date beyond the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date), in each case subject to the delivery to Administrative Agent by Borrowers of cash collateral in an amount at least equal to the Minimum Collateral Amount (to be held by the Administrative Agent as set forth in Section 2.16 hereof), and in any event, such cash collateral shall be deposited no later than 5 Business Days prior to the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower Agent delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower Agent and, if applicable, of the applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, each Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the expiration date of such Letter of Credit and such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the Letter of Credit to be amended, the proposed date of amendment thereof (which shall be a Business Day), and such other matters as the L/C Issuer may require. Additionally, Borrower Agent shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Revolving Lender’s Applicable Percentage of such Letter of Credit.

(iii) If Borrower Agent so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower Agent shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit;

provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Revolving Lender or Borrower Agent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower Agent and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or presentation of documents under such Letter of Credit, the L/C Issuer shall notify the Borrower Agent and Administrative Agent thereof. Not later than 1:00 p.m. on the first Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrowers shall reimburse the L/C Issuer through Administrative Agent in Dollars and in an amount equal to the amount of such drawing (together with interest thereon at the rate then applicable to Base Rate Revolving Loans). If Borrowers fail to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrower Agent shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments. Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) to Administrative Agent for the account of the L/C Issuer, in Dollars, at Administrative Agent’s Office, an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower Agent in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans for any reason, the L/C Issuer may require the Borrowers to provide Cash Collateral in an amount not less than any such remaining Unreimbursed Amount and in the absence of any such requirement to provide Cash Collateral, Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the failure of one or more of the applicable conditions specified in Section 4.02 to be satisfied, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding).

(e) Obligations Absolute. The obligation of Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing shall be joint and several and absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary (other than the defense of payment in full).

provided, that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s bad faith, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuer. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. The L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower Agent, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, in an amount equal to 0.125% per annum or such other amount as may be agreed by the Borrowers and the L/C Issuer, computed on the amount of such Letter of Credit, and payable quarterly in arrears on the last Business Day of each Fiscal Quarter commencing March 31, 2025 and upon the Revolving Termination Date in respect of each such Letter of Credit issued or renewed (automatic or otherwise) or amended to increase the amount thereof during such Fiscal Quarter; provided, that the amount payable on March 31, 2025 shall include any Letters of Credit issued, renewed or amended during the period from the Fourth Amendment Effective Date through March 31, 2025. In addition, Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, but shall not be obligated to, make loans in reliance upon the agreements of the other Lenders set forth in this Section 2.04 in Dollars (each such loan, a “Swing Line Loan”) to Borrowers from time to time on any Business Day until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, the Revolving Credit Outstandings of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment, and provided, further, that Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits and subject to the discretion of the Swing Line Lender to make Swing Line Loans, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest until maturity at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit Facility as from time to time in effect or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 365/6 days for the actual number of days elapsed). Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower Agent’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 3:00 p.m. (unless the Borrowers want to reserve the option to borrow at the Swing Line Lender’s Quoted Rate, in which case such notice must be received by the Swing Line Lender and Administrative Agent not later than Noon) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and integral multiples of $10,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower Agent. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will (i) deliver notice to Borrower Agent and Administrative Agent as to whether it will or will not make such Swing Line Loan available to Borrowers and, if agreeing to make such Swing Line Loan, (ii) in its discretion quote an interest rate to Borrower Agent at which the Swing Line Lender would be willing to make such Swing Line Loan available to Borrowers (the rate so quoted being herein referred to as “Swing Line Lender’s Quoted Rate”) and (iii) confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower Agent at its office by crediting the account of Borrower Agent on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion, may request (and no less frequently than once each week, shall require), on behalf of Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.04 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish Borrower Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to Borrowers in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrowers to repay Swing Line Loans, together with interest, as provided herein.

(d) Repayment of Participations. At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing Borrowers for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05. Repayment of Loans.

(a) Term Loans. Scheduled amortization payments with respect to any Term Loan shall be set forth in the applicable incremental amendment documentation, for the applicable incremental term loans. The outstanding unpaid principal balance and all accrued and unpaid interest on any Term Loans shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of such Term Loans in accordance with the terms hereof.

(b) Revolving Loans. Borrowers shall repay to Administrative Agent for the account of the Revolving Lenders on the earlier of (i) the Revolving Credit Maturity Date, and (ii) the date of the acceleration of the Revolving Loans the aggregate principal amount of all Revolving Loans outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the Revolving Credit Maturity Date.

2.06. Prepayments.

(a) Optional.

(i) Borrowers may, upon notice to Administrative Agent from Borrower Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by Administrative Agent not later than 2:00 p.m. (1) three (3) Business Days prior to any date of prepayment of SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of SOFR Loans shall be in a principal amount of at least $100,000; and (C) any prepayment of Base Rate Loans shall be in a principal amount of at least $50,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, how such prepayment shall be applied and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that the prepayment is conditioned upon the effectiveness of other credit facilities, acquisitions or dispositions, in which case such notice may be revoked by Borrower Agent (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.06(a) shall be applied as specified by the Borrower Agent in the applicable notice of prepayment and, in the absence of such direction, in the manner set forth in Section 2.06(b)(v). Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of each of the relevant Facilities.

(ii) Borrowers may, upon notice to the Swing Line Lender (with a copy to Administrative Agent) from Borrower Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty (without a reduction of the Swing Line Sublimit); provided that (A) such notice must be received by the Swing Line Lender and Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $10,000 or, if less, the entire principal amount thereof outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) Scheduled mandatory prepayments with respect to any Term Loans shall be set forth in the applicable incremental amendment documentation for the applicable incremental term loans. If at any time the outstandings under the Revolving Credit Facility (including Letters of Credit outstanding and Swing Line Loans) exceed the Aggregate Revolving Credit Commitments, prepayments of Revolving Loans (and/or the Cash Collateralization of Letters of Credit) shall be required in an amount equal to such excess within two (2) Business Days of notice by Administrative Agent to Borrower Agent.

(ii) Application of Mandatory Prepayments.

(A) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) shall be applied, first, to the Revolving Credit Facility (without a corresponding permanent reduction in the Revolving Credit Commitment) in the manner set forth in clause (B) of this Section 2.06(b)(ii), and second, shall be used to Cash Collateralize the remaining L/C Obligations. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentage in respect of the Facilities.

(B) Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to this Section 2.06(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

2.07. Termination or Reduction of Commitments.

(a) Revolving Credit Commitment. Borrowers may, upon revocable notice which may be conditioned to Administrative Agent from Borrower Agent, from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of reduction, (ii) any such reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) Borrowers shall not reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (iv) if, after giving effect to any reduction, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of reduction of the Aggregate Revolving Credit Commitments. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Percentage.

(b) [Reserved].

2.08. Interest.

(a) Subject to the provisions of Section 2.10 and subsection (b) below, (i) each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Term SOFR applicable to such Interest Period; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) subject to the Swing Line Lender and Borrower Agent agreeing that interest shall be paid at the Swing Line Lender’s Quoted Rate, each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans.

(b) (i) If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any Event of Default exists, then upon the written request of the Required Lenders (which Administrative Agent shall notify Borrowers thereof) (or automatically if an Event of Default under Section 8.01(a) or 8.01(f) exists), all outstanding Loan Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All accrued and unpaid interest under this Agreement shall be repaid on the Fourth Amendment Effective Date.

2.09. Fees.

(a) Unused Fee. Borrowers shall pay to Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a fee (the “Unused Fee”) equal to (x) for the period commencing on the Fourth Amendment Effective Effective Date through the first Adjustment Date, 0.10% times the average daily amount by which the Aggregate Revolving Credit Commitments (other than those of Defaulting Lenders) exceeds the sum of (i) the Outstanding Amount of Revolving Loans (other than those of Defaulting Lenders) and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17 and (y) thereafter, the Unused Fee shall equal the unused fee in effect from time to time determined as set forth below based upon the applicable Consolidated Total Leverage Ratio then in effect pursuant to the appropriate column under the table below and any increase or decrease in the Unused Fee resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of each Adjustment Date based upon the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter for which financial statements were delivered or were required to be delivered pursuant to Section 6.01(a) or (b). The Unused Fee shall accrue at all times until the Revolving Credit Termination Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing March 31, 2025, and on the Revolving Credit Termination Date.

Level	Consolidated Total Net Leverage Ratio	Unused Fee
I	> 3.00:1.00	0.25%
II	> 2.00:1.00 but ≤ 3.00:1.00	0.20%
III	> 1.00:1.00 but ≤ 2.00:1.00	0.15%
IV	≤ 1.00:1.00	0.10%

If any Compliance Certificate (including any required financial information in support thereof) of the Borrowers is not received by Administrative Agent by the date required pursuant to Section 6.02(a), then, at Administrative Agent’s election, the Unused Fee shall be determined as if the Consolidated Total Leverage Ratio for the immediately preceding Fiscal Quarter is at Level I until such time as such Compliance Certificate and supporting information is received.

In the event either Borrower Agent or Administrative Agent determines in good faith that the calculation of the Consolidated Total Leverage Ratio on which the applicable Unused Fees for any particular period was determined is inaccurate, and as a consequence thereof, the Unused Fee was lower that it would have been, (i) Borrower Agent shall immediately deliver to Administrative Agent a correct Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within ten (10) Business Days after the first discovery of such inaccuracy or upon notice by Administrative Agent of such determination, then Level I shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such ten (10) day period), (ii) Administrative Agent shall notify Borrower Agent of the amount of fees that would have been due in respect of any outstanding Obligations during such period had the applicable rate been calculated based on the correct Consolidated Total Leverage Ratio (or the Level I rate if a correct Compliance Certificate was not delivered within the ten (10) day period) and (iii) Borrowers shall promptly pay to Administrative Agent for the benefit of the applicable Lenders and other Persons that hold the Commitments and Loans at the time such payment is received (regardless of whether those Persons held the Commitments and Loans during the relevant period) the difference between the amount that would have been due and the amount actually paid in respect of such period.

(b) Letter of Credit Fees. Subject to the provisions of the last sentence of this subsection (b), Borrowers shall pay to Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, (i) a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for SOFR Loans that are Revolving Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. The Letter of Credit Fee with respect to each Letter of Credit shall accrue at all times until the Revolving Credit Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing March 31, 2025, and on the Revolving Credit Termination Date. If there is any change in the Applicable Margin for SOFR Loans that are Revolving Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for SOFR Loans that are Revolving Loans separately for each period during such quarter that such Applicable Margin was in effect. At all times that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this subsection (i) shall accrue and be payable at the Default Rate.

(c) Fee Letter. Borrowers agree to pay the fees payable in the amounts and at the times set forth in the Fee Letter.

(d) Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (i) Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders, and otherwise, to the Lenders entitled thereto or (ii) the L/C Issuer, in the case of fees payable to it. Fees paid shall not be refundable under any circumstances. All accrued and unpaid fees under this Agreement shall be repaid on the Fourth Amendment Effective Date.

2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of the actual days elapsed over a year of 365 or 366 days, as the case may be. All other computations of fees and interest shall be made on the basis of the actual days elapsed over a 360-day year (i.e., the 365/360 day method of interest computation, which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with Borrower Agent) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by Administrative Agent (the “Loan Account”) in the Register; provided that any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. The accounts or records maintained by Administrative Agent (and any Lender) shall be conclusive absent manifest error; provided that in the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrowers shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.

(b) In addition to the accounts and records referred to in (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by Borrowers shall be made without deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Section 2.14, Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected when computing interest or fees, as the case may be.

(b) Presumptions by Administrative Agent.

(i) Funding by Lenders. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available in accordance with Section 2.02 and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrowers, the interest rate applicable to Base Rate Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii) Payments by Borrowers. Unless Administrative Agent shall have received notice from Borrower Agent prior to the time at which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender or L/C Issuer as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrowers have not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as applicable, severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 8.03.

2.13. Sharing of Payments by Lenders. Except as otherwise provided herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or payments under Section 2.19), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.

2.14. Settlement Among Lenders.

(a) The amount of each Revolving Lender’s Applicable Percentage of outstanding Revolving Loans shall be computed on each Business Day (or less frequently in Administrative Agent’s discretion but no less frequently than weekly) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by Administrative Agent as of 3:00 p.m. on such Business Day (or the first Business Day (such date, the “Settlement Date”) following the end of the period specified by Administrative Agent).

(b) Each Business Day, or on each Settlement Date, as applicable, (i) Administrative Agent shall transfer to each Revolving Lender its Applicable Percentage of repayments, and (ii) each Revolving Lender shall transfer to Administrative Agent (as provided below) or Administrative Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the Revolving Credit Outstandings of each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all the Total Revolving Credit Outstandings as of such Business Day or Settlement Date. If the applicable Revolving Lender is notified of a transfer to be made to Administrative Agent prior to 1:00 p.m. on a Business Day, such transfer shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to Administrative Agent, such Lender agrees to pay to Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by Administrative Agent in connection with the foregoing.

2.15. Nature and Extent of Each Borrower’s Liability.

(a) Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents. As such, each Borrower agrees that it is a guarantor of each other Borrower’s obligations and liabilities hereunder and under the other Loan Documents.

(b) Direct Liability. Nothing contained in this Section 2.15 or Article XI shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), L/C Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(c) Joint Enterprise. Each Borrower has requested that Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(d) Borrower Agent.

(i) Each Borrower hereby irrevocably appoints and designates e.l.f. Cosmetics (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including requests for Credit Extensions, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, L/C Issuers or any Lender.

(ii) Each other Loan Party hereby irrevocably appoints and designates Borrower Agent as its agent and attorney-in-fact to receive statements on its account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(iii) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(iv) Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.

(v) Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. Administrative Agent and Lenders may give any notice or communication with a Borrower or other Loan Party hereunder to Borrower Agent on behalf of such Borrower or Loan Party. Each of Administrative Agent, L/C Issuers and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower and each other Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

2.16. Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit upon presentation and such drawing has resulted in an L/C Borrowing, (ii) as of the date that is 5 Business Days prior to the earlier of the Letter of Credit Expiration Date and the Revolving Credit Termination Date, any L/C Obligation for any reason remains outstanding, or (iii) there shall exist a Defaulting Lender, Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, Deposit Accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time Administrative Agent determines that Cash Collateral is less than the Minimum Collateral Amount or otherwise deficient for any reason, Borrowers will, promptly upon written demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing Deposit Accounts at BMO.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit or Swing Line Loans, shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(v)) or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral.

2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,” or any comparable definition and Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by Administrative Agent, provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). It is agreed and understood that Administrative Agent shall be entitled to set off any funding shortfall of such Defaulting Lender against such Defaulting Lender’s respective share of any payments received from Borrowers. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Fee payable pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender which is a Revolving Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Borrower Agent shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If Borrower Agent, Administrative Agent and, in the case that a Defaulting Lender is a Revolving Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18. Increase in Revolving Credit Commitments or Incremental Term Facility .

(a) Request for Increase. Upon notice to Administrative Agent (who shall promptly notify the applicable Lenders), Borrower Agent may from time to time prior to the Maturity Date request to add one or more incremental term facilities (excluding, for the avoidance of doubt, any term loans with a delayed draw feature) and/or request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding, in the aggregate, with respect to any such Increase incurred on any date following the Fourth Amendment Effective Date, the greater of (x) 1.0x of Adjusted Consolidated EBITDA on a Pro Forma Basis for the four Fiscal Quarter period most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (y) $250,000,000, all of which may be used to add one or more incremental term facilities or increase the Aggregate Revolving Credit Commitments (each such increase or addition of incremental facilities, an “Increase”); provided that any such request for an Increase shall be in a minimum amount of $5,000,000 in the aggregate (or $2,500,000 with respect to an Increase in the Aggregate Revolving Credit Commitments) or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above. Each notice from the Borrower Agent pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Increase, as applicable.

(b) Reserved.

(c) Notification by Administrative Agent; Additional Lenders. Each Increase may be made by any existing Lender or by any other Person reasonably acceptable to Borrowers, subject to the approval of Administrative Agent to the extent such approval would be required for an assignment to such Person pursuant to Section 10.06 and, solely in the case of any Increase in respect of the Revolving Credit Facility, subject to the approval of Administrative Agent, the Swing Line Lender and each L/C Issuer (which approval shall not be unreasonably withheld) to the extent such approval would be required for an assignment under the Revolving Credit Facility to such Person pursuant to Section 10.06, who becomes a Lender pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel (each such assignee issuing a commitment, executing and delivering such joinder agreement and becoming a Lender, an “Additional Lender”). No existing Lender shall have any obligation to participate in any Increase.

(d) Effective Date and Allocations. If the Aggregate Revolving Credit Commitments is increased or an incremental term facility is provided in accordance with this Section 2.18, Administrative Agent and Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Increase or incremental term facility. Administrative Agent shall promptly notify Borrower Agent and the Lenders of the final allocation of such Increase or incremental term facility and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to each Increase, (i) Borrower Agent shall have delivered to Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of Borrower Agent certifying that, no Event of Default exists or would immediately exist after giving effect to the Increase; provided, that solely with respect to an incremental term facility, as applicable, the proceeds of which are intended to and shall be used to finance a substantially contemporaneous consummation of a Limited Condition Acquisition (such Increase or incremental term facility, as applicable, a “Limited Condition Incremental Facility”), the Persons providing such Limited Condition Incremental Facility may agree to a “Funds Certain Provision” that does not condition the funding of such Limited Condition

Incremental Facility on the absence of any Event of Default, in which case the conditions shall be that (x) no Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the related Limited Condition Incremental Facility is funded, (ii) Borrowers, Administrative Agent, and any Additional Lender shall have executed and delivered a joinder to the Loan Documents in such form as Administrative Agent shall reasonably require; (iii) Borrowers shall have paid such fees and other compensation to the Lenders increasing their Revolving Credit Commitments, the Lenders providing any incremental term loan and the Additional Lenders, as Borrowers, such Lenders and such Additional Lenders shall agree; (iv) Borrower Agent shall have delivered to Administrative Agent a certificate dated as of the Increase Effective Date evidencing that on a Pro Forma Basis after giving effect to the applicable Increase (but without “netting” the Cash proceeds of such Increase), and, in the case of an Increase of the Aggregate Revolving Credit Commitments, assuming such incremental Revolving Loans are fully drawn on the Increase Effective Date, any permitted acquisitions, dispositions or prepayments of indebtedness and other appropriate pro forma adjustments to be mutually agreed by Administrative Agent and Borrowers, (A) the Consolidated Total Net Leverage Ratio of Holdings and its Subsidiaries as of the end of the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) was equal to or less than 3.00 to 1.00 (provided, that, for the avoidance of doubt, in the event a Material Acquisition is consummated substantially concurrently with any Increase, the Consolidated Total Net Leverage Ratio shall be equal to or less than 3.50 to1.00) on a Pro Forma Basis and (B) Holdings and its Subsidiaries are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); provided, that in connection with a Limited Condition Acquisition, each of the requirements set forth in clauses (A) and (B) above may, at the election of the Borrower Agent, be tested (and assuming for purposes of such calculations that (x) in the case of any Limited Condition Incremental Facility being incurred in connection therewith, such Limited Condition Incremental Facility is fully drawn as of such date but without “netting” the Cash proceeds of such Limited Condition Incremental Facility and (y) the proposed Limited Condition Acquisition, and all transactions to occur in connection therewith, have been effected) on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition; (v) Borrowers, the Lenders increasing their Commitments and each Additional Lender shall have delivered such other instruments, documents and agreements as Administrative Agent may reasonably have requested to effectuate such Increase; and (vi) the representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; provided, that with respect to a Limited Condition Incremental Facility, the Persons providing such Limited Condition Incremental Facility may agree to a “Funds Certain provision” that does not impose as a condition to funding thereof that such representations and warranties are true and correct at the time the Limited Condition Incremental Facility is funded. In the case of an Increase in respect of the Revolving Credit Facility, the Revolving Loans outstanding on the Increase Effective Date shall be reallocated and adjusted between and among the applicable Lenders, and Borrowers shall pay any additional amounts required pursuant to Section 3.05 resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Loans ratable among the applicable Lenders with any revised Applicable Percentages, as applicable, arising from any nonratable increase in the applicable Revolving Loans under this Section 2.18.

(f) Interest Margins. Borrower Agent shall have reached agreement with the Lenders (or Additional Lenders) agreeing to the respective Increase with respect to the interest margins applicable to Revolving Loans, any existing Term Loans or incremental term loans to be made pursuant to such Increase and shall have communicated the amount of such interest margins to Administrative Agent. The Administrative Agent and Borrowers (with the consent of the Lenders or Additional Lenders providing such Increase (and, for the avoidance of doubt, without the consent of any existing Lenders not providing such Increase)) may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.18 (including any amendment necessary to effectuate the interest margins for the Revolving Loans, existing Term Loans or incremental term loans to be made pursuant to such Increase) and amendments constituting terms or conditions solely applicable to any applicable incremental term facility or Increase.

(g) Each Increase shall rank pari passu or junior in right of payment in respect of Collateral and with the Obligations in respect of the Revolving Credit Commitments and Term Loans available to Borrowers. In addition thereto (i) any incremental term loans shall not have a final maturity date earlier than the Revolving Credit Maturity Date, (ii) any incremental term loan facility in the form of a “Term Loan B” shall not mature earlier than 91 days after the Revolving Credit Maturity Date, (iii) no incremental term loan facility in the form of a “Term Loan B” shall have amortization of greater than 5% of the original principal amount of such incremental term loan facility per year, (iv) the establishment of any incremental term loan facility shall be on terms and pursuant to documentation to be determined by the Borrowers and any applicable Lenders and/or Additional Lenders providing such incremental term facility; provided, that to the extent such terms and documentation are not consistent with the then existing Commitments or any prior incremental term loan facilities (other than with respect to pricing, prepayments, call protection, amortization, and maturity and, with respect to a “Term Loan B” other market driven terms and provisions) they shall be reasonably satisfactory to the Administrative Agent (it being agreed that incremental term loan facilities may contain customary mandatory prepayments, voting rights and prepayment premiums), (v) each Increase of the Revolving Credit Commitments and Revolving Borrowing thereunder shall be under the same terms (excluding original issue discount and upfront fees and arrangement, structuring, underwriting, ticking, consent and amendment fees and other upfront fee compensation payable in connection therewith) as Revolving Loans in respect of Revolving Loan Commitments, (vi) subject to the foregoing, (A) the amortization schedule applicable to any Increase pursuant to which any incremental term facilities are provided shall be determined by the Borrowers and the lenders providing such Increase, and (B) the applicable lenders providing any Increase pursuant to which any incremental term facilities are provided may agree to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments as any existing Term Loans and (vii) any Increase documented as a separate facility shall be subject to an intercreditor or subordination agreement, as applicable, reasonably acceptable to Administrative Agent and the Borrowers.

(h) Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.19. Prepayments Below Par.

(a) Borrowers’ Right to Prepay. Each Borrower shall have the right at any time and from time to time to prepay the Term Loan to the Lenders at a discount to the par value of such Loan and on a non-pro rata basis (but, in the case of a prepayment pursuant to clause (x) below, which offer of prepayment shall be on a pro rata basis as to all Lenders with a portion of the Term Loan) pursuant to (x) the procedures described in this Section 2.19 or (y) open market purchases (any prepayment pursuant to the foregoing clauses (x) or (y) each, a “Discounted Voluntary Prepayment”), provided that (i) no proceeds of Revolving Loans or Swing Line Loans shall be used to consummate any Discounted Voluntary Prepayment, (ii) no Default or Event of Default shall have occurred and be continuing or would result from the Discounted Voluntary Prepayment, (iii) the relevant Borrower shall deliver to Administrative Agent, together with each Discounted Prepayment Option Notice (if applicable), a certificate of a Responsible Officer of the relevant Borrower (1) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.19 has been satisfied and (2) specifying the aggregate principal amount of the Term Loan to be prepaid pursuant to such Discounted Voluntary Prepayment, (iv) the Term Loan prepaid is immediately cancelled and may not be reborrowed, and (v) neither the Borrowers or any of their respective Affiliates shall be required to make a representation that it is not in possession of material non-public information with respect to the Borrowers, their Subsidiaries or their respective securities and customary “Big Boy” disclaimers from all parties shall be obtained.

(b) Notice. To the extent any Borrower seeks to make a Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof, such Borrower will provide written notice to the Administrative Agent (each, a “Discounted Prepayment Option Notice”) that such Borrower desires to prepay a portion of the Term Loan in an aggregate principal amount specified therein by such Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of the Term Loan as specified below. The Proposed Discounted Prepayment Amount shall not be less than $1,000,000 (unless otherwise agreed by the Administrative Agent). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (i) the Proposed Discounted Prepayment Amount, (ii) a discount range (which may be a single percentage) selected by such Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term Loan to be prepaid (the “Discount Range”), and (iii) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least 5 Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c) Lender Acceptance. Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice (each, a “Lender Participation Notice” it being understood that a Lender may deliver more than one Lender Participation Notice, and that each such Lender Participation Notice of such Lender shall constitute an independent and unconditional offer, and no such Lender Participation Notice may be contingent on the making of any prepayment with respect to the Offered Loans (defined below) in respect of any other Lender Participation Notice, or otherwise be contingent or conditional in any way) to the Administrative Agent setting forth (i) a maximum acceptable discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the portion of the Term Loan to be prepaid) and (ii) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loan held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Offered Loans, the Administrative Agent, in consultation with the relevant Borrower, shall determine the applicable discount for the portion of the Term Loan to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (y) the percentage specified by the relevant Borrower if such Borrower has selected a single percentage pursuant to Section 2.19(b) for the applicable Discounted Voluntary Prepayment or (z) otherwise, the highest Acceptable Discount at which such Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be paid in full at any Acceptable Discount, the Applicable Discount shall be the highest Acceptable Discount specified by the Lenders that is within that Discount Range and then the next highest until all of the Offered Loans are repurchased. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the applicable Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of its portion of the Term Loan at any discount to their par value within the Discount Range.

(d) [Reserved].

(e) Allocation. The relevant Borrower shall make a Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof by prepaying the portion of the Term Loan to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the relevant Borrower shall prepay all Qualifying Loans. The relevant Borrower shall make a Discounted Prepayment pursuant to clause (y) of the definition thereof by paying the applicable Lender offering the applicable Term Loan for sale in the open market the applicable purchase price therefor.

(f) Payment Mechanics. Each Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City Time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable portion of the Term Loan, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. Each Discounted Voluntary Prepayment pursuant to clause (y) of the definition thereof shall be made within the time period mutually agreed by the relevant Borrower and the applicable Lender or as required by the applicable market platform on or in which such purchase is to be consummated. The par principal amount of each Discounted Voluntary Prepayment of the Term Loan shall be applied ratably to reduce the remaining installments of the Term Loan.

(g) Additional Procedures. To the extent not expressly provided for herein, (i) each Discounted Voluntary Prepayment pursuant to clause (x) of the definition thereof shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.19(b) above) established by the Administrative Agent and the relevant Borrower and (ii) each Discounted Voluntary Prepayment pursuant to clause (y) of the definition thereof shall be consummated pursuant to reasonable procedures established by the relevant Borrower, the applicable Lender and/or the market platform on or in which such purchase is to be consummated.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.

(ii) If applicable Law requires the withholding or deduction of any Taxes from any payment under any Loan Document, then (A) the applicable Loan Party or Administrative Agent, as applicable, shall be entitled to withhold or make such deductions as are required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, if the applicable withholding agent, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by Loan Parties. Without limiting the provisions of subsection (a) above but without duplication of amounts payable under this Section, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Tax Indemnification.

(i) Without limiting the provisions of subsection (a) or (b) above but without duplication of amounts payable under this Section, each Loan Party shall, and does hereby, on a joint and several basis indemnify each Recipient and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted on payments to, or paid by, such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against (i) any Indemnified Taxes attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participation and SPV Register and (iii) any Taxes (other than Indemnified Taxes) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the occurrence of the Facility Termination Date.

(d) Evidence of Payments. Upon request by Borrower Agent or Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower Agent shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower Agent, as the case may be, the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower Agent or Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Recipient shall deliver to Borrower Agent and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower Agent or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Agent or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Recipient’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B), (iii) and (iv) of this Section) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to Borrower Agent and Administrative Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower Agent or Administrative Agent as will enable Borrower Agent or Administrative Agent, as the case may be, to determine whether or not such Recipient is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender shall deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower Agent or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party, if any,

(II) executed copies of Internal Revenue Service Form W-8ECI,

(III) executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation, or

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion acting in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) For purposes of this Section, the term “Lender” includes any LC Issuer and the term “applicable Law” includes FATCA.

3.02. Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to Borrower Agent and such Lender’s obligations to make or maintain SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Loans. Borrowers shall prepay on demand the outstanding principal amount of any such affected SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, that, subject to all of the terms and conditions of this Agreement, Borrower Agent may then elect to borrow the principal amount of the affected SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender and which shall be determined without reference to clause (c) of the definition of “Base Rate”. Upon any such repayment, the Borrower shall also pay any additional amounts required, if any, pursuant to this Agreement.

3.03. Inability to Determine Rates. Subject to Section 3.10, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Upon notice thereof by the Administrative Agent to the Borrower Agent, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Agent may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loans, the affected Interest Periods) or, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay any additional amounts, if any, required pursuant to this Agreement.

3.04. Increased Costs; Reserves on SOFR Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its SOFR Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make SOFR Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its SOFR Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its SOFR Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make SOFR Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its SOFR Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make SOFR Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any SOFR Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to Administrative Agent), Borrowers shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction. This Section 3.04(a) shall not apply with respect to Indemnified Taxes or Excluded Taxes.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower Agent, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding, for the avoidance of doubt, loss of profits) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower Agent; or

(c) any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower Agent pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06. Reimbursement

No Loan Party shall be required to compensate a Lender or the L/C Issuer pursuant to this Article III for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower Agent of the change in law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefore, provided further that, if the change in law giving rise to such increases costs or reduction is retroactive then the 180 day period referred to above shall be extended to include the period of retroactive effect hereof. Upon the receipt by Borrower Agent of such demand, the Borrower Agent shall have the option to immediately repay such SOFR Loan or convert such SOFR Loan to a Base Rate Loan, or cause the beneficiary of any such Letter of Credit to terminate such Letter of Credit, in each case in order to minimize or eliminate such increased cost or reduction.

3.07. Mitigation Obligations. If any Lender requests compensation under Section 3.04, or Borrowers are required to indemnify or pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

3.08. Survival. All of the obligations under this Article III shall survive the resignation of Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.

3.09. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

3.10. Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 3.10. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.10.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Initial Credit Extension. The obligation of each Lender and the L/C Issuer to make any initial Credit Extension hereunder is subject to satisfaction or waiver by the applicable party of the following conditions precedent:

(a) Administrative Agent’s receipt of the following items, each properly executed by a Responsible Officer of applicable Loan Party, each dated as of the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel:

(i) a legal opinion from Kirkland and Ellis LLP;

(ii) the secretary’s certificates, borrowing request and closing certificates set forth on the closing checklist attached hereto as Exhibit G;

(iii) a solvency certificate in the form of Exhibit I; and

(iv) the Loan Documents, except for those items that are specifically permitted herein to be delivered after the Restatement Effective Date.

(b) The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) on and as of the date of such initial Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

(c) No Default or Event of Default shall have occurred and be continuing, or would immediately result from such initial Credit Extension and the consummation of the Transaction and the Loan Documents;

(d) All accrued costs, fees and expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to Administrative Agent, plus such additional amounts of such reasonable out-of-pocket fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable out-of-pocket fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent) and the fees and expenses of any other advisors) and other compensation due and payable to Administrative Agent, the Arrangers and the Lenders on or before the Restatement Effective Date shall have been paid (or deducted from the initial funding of the Loans hereunder), to the extent set forth in the Fee Letter or otherwise invoiced at least two (2) Business Days prior to the Restatement Effective Date (except as otherwise reasonably agreed by the Borrower Agent).

(e) Reserved.

(f) Reserved.

(g) The Borrowers and the other Loan Parties shall have provided the documentation and other information to the Administrative Agent (to the extent reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Restatement Effective Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the PATRIOT Act, in each case at least three (3) days prior to the Restatement Effective Date.

(h) Reserved.

Notwithstanding anything herein to the contrary, the terms of the Loan Documents shall be in a form such that they do not impair availability of the Loans on the Restatement Effective Date if the conditions set forth in Section 4.01 are satisfied or waived (it being understood that to the extent any security interest in Collateral (including the creation or perfection of any security interest) (other than (x) grants of security interests in Collateral subject to the Uniform Commercial Code that may be perfected by the filing of Uniform Commercial Code financing statements and (y) the delivery of equity certificates for certificated Equity Interests of Holdings’ Domestic Subsidiaries that are part of the Collateral) is not or cannot be provided or perfected on the Restatement Effective Date after the Borrowers’ use of commercially reasonable efforts to do so, without undue burden or expense, the delivery of such Collateral (and granting and perfecting of security interests therein) shall not constitute a condition precedent to the availability of the Loans on the Restatement Effective Date but shall be required to be delivered within 90 days after the Restatement Effective Date (or such later date as may be reasonably agreed by the Administrative Agent in its sole discretion) pursuant to arrangements to be mutually agreed).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than the initial Credit Extension hereunder on the Restatement Effective Date or a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date; or solely with respect to any Increase (including any Limited Condition Incremental Facility), the applicable conditions set forth in Section 2.18(e) have been satisfied.

(b) No Default or Event of Default shall have occurred and be continuing, or would immediately result from such proposed Credit Extension; or, solely with respect to any Increase (including any Limited Condition Incremental Facility), the applicable conditions set forth in Section 2.18(e) have been satisfied.

(c) Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than the initial Credit Extension hereunder on the Restatement Effective Date or a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and the Lenders to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to Administrative Agent and the Lenders, that:

5.01. Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its operation or properties requires such qualification, except, in the case of clauses (b)(i) and (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention; Consents. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the Transactions, have been duly authorized by all necessary organizational action, and (a) do not and will not (i) contravene the terms of its Organization Documents or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02) (x) any Contractual Obligation to which such Person is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) violate any Law, except with respect to any conflict, breach, or contravention referred to in clause (a)(ii) or violation referred to in clause (a)(iii), to the extent that such conflict, breach, contravention or violation, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) do not or will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for (i) filings necessary to perfect Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect or (iii) if the failure to obtain the same, take such action or give such notice could reasonably be expected to result in a Material Adverse Effect.

5.03. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5.04. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated as of September 30, 2024, and the related consolidated statements of income or operations and cash flows for the fiscal quarter then ended fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to year-end audit adjustments.

(c) Since March 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) On the Fourth Amendment Effective Date, immediately after giving effect to the Transactions, the Loan Parties and their Subsidiaries, on a Consolidated basis, are Solvent.

5.05. Litigation. As of the Fourth Amendment Effective Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the Transactions or (b) except as specifically disclosed in Schedule 5.05, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.06. No Default. No Default or Event of Default has occurred and is continuing.

5.07. Ownership of Property; Liens.

(a) Each Loan Party and each of its Subsidiaries has good, and in the case of Real Estate (if any), insurable title to all property (tangible and intangible (other than, in each case, Intellectual Property)) necessary to, or used in the ordinary conduct of, its business, subject to Permitted Liens and except (i) for any such properties which are immaterial to the operations of such Loan Party’s or such Subsidiary’s respective business, (ii) as may have been disposed of in compliance with the terms of this Agreement, (iii) minor defects in title that do not materially interfere with such Loan Party’s ability to conduct its business or to utilize such assets for their intended purpose and/or (iv) where the failure to have such title or other interest would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

5.08. Environmental Compliance.

(a) No Loan Party or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to such Loan Party’s or Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case of clauses (i) – (iii) above, as has not resulted, and could not, individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect.

(b) As of the Fourth Amendment Effective Date, (i) none of the properties owned or operated by any Loan Party or any Subsidiary is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary, except in each case of clauses (i)—(iv) above, as has not resulted and could not, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

(c) Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect on the part of the Loan Parties and their Subsidiaries, as of the Fourth Amendment Effective Date, no Loan Party or any Subsidiary is undertaking, and no Loan Party or any Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property owned or operated by any Loan Party or any Subsidiary have, to the knowledge of the Loan Parties, been disposed of in a manner not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

5.09. Insurance and Casualty. The Loan Parties and their Subsidiaries maintain insurance with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried under similar circumstances by such other Persons as reasonably determined in good faith by the Borrowers, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.10. Taxes. Each Loan Party and each Subsidiary has filed all Federal income Tax returns and other Tax returns and reports required to be filed, and has paid all Taxes reported on such Tax returns and reports as due and payable and all other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being Properly Contested, in each case, other than whereby the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.11. ERISA Compliance.

(a) Except as would not have a Material Adverse Effect each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Except as would not have a Material Adverse Effect each employee benefit plan sponsored or administered by a Loan Party that is not subject to United States law (a “Foreign Plan”) is in compliance with all provisions of applicable Laws.

(b) As of the Fourth Amendment Effective Date, there are no pending or, to the best knowledge of any Loan Party, threatened in writing, claims, actions or lawsuits, or action by any Person, with respect to any Plan that would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would have a Material Adverse Effect.

(c) Except as would not have a Material Adverse Effect: (i) no ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) each Loan Party, each Subsidiary thereof and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date preceding the Fourth Amendment Effective Date for any Pension Plan maintained by a Loan Party, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date and (iv) no Loan Party, no Subsidiary thereof nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d) Except as would not result in a Material Adverse Effect, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

5.12. Subsidiaries; Equity Interests; Capitalization. As of the Fourth Amendment Effective Date, no Loan Party and no Subsidiary of any Loan Party (a) has any Subsidiaries other than those disclosed on Schedule 5.12 (which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary), or (b) has any equity Investments in any other Person other than those specifically disclosed on Schedule 5.12. All of the outstanding Equity Interests of each Loan Party and each Subsidiary (a) have been validly issued, are fully paid and non-assessable (if applicable) and (b) as of the Fourth Amendment Effective Date, are owned by the Persons and in the amounts specified on Schedule 5.12 free and clear of all Liens except for Permitted Liens.

5.13. Margin Regulations; Investment Company Act. No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan has been used or will be directly or knowingly indirectly, used for any purpose that violates Regulations T, U and X of the Federal Reserve Board. None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14. Disclosure. No report, financial statement, certificate or other written information furnished, in each case, in writing, by or on behalf of any Loan Party or any Subsidiary (other than any Projections (defined below), budgets, estimates or other forward looking statements) and information of a general economic or industry nature) to Administrative Agent or any Lender in connection with any Loan Documents or the transactions contemplated hereby (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made, provided that, with respect to written projected financial information (“Projections”), furnished by or on behalf of any Loan Party or any Subsidiary in connection with the transactions contemplated hereby, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such Projections were delivered by any Loan Party to Administrative Agent or any Lender, and it being recognized by the Lenders and the Administrative Agent that such projections as to future events are not to be viewed as facts or a guarantee of financial performance and no assurance can be given that Projections will be realized and actual results may differ from the Projections and such differences may be material.

5.15. Compliance with Laws; Anti-Terrorism Laws and Foreign Asset Control Regulations.

(a) Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party and each Subsidiary is in compliance in all material respects with, and the advances of the Loans and use of the proceeds thereof will not result in a violation of, (a) the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations administered by the United States Treasury Department, Office of Foreign Assets Control (“OFAC”) (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) and any other enabling legislation or executive order relating thereto (which, for the avoidance of doubt, shall include, but shall not be limited to, Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (Sept. 25, 2001)) (the “Executive Order”)) by any party hereto and/or (b) the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT) Act of 2001 (“USA PATRIOT Act”). None of the Loan Parties or any of their Subsidiaries is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations. None of the Loan Parties will use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

5.16. Labor Matters. Except as set forth on Schedule 5.16, as of the Fourth Amendment Effective Date no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement. There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing, in any case which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Fourth Amendment Effective Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and, to any Loan Party’s knowledge, no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. As of the Fourth Amendment Effective Date, there are no unfair labor practice charges or labor grievances against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

5.17. [Reserved].

5.18. Intellectual Property. The Loan Parties own, possess, or have the right to use all necessary Intellectual Property to conduct their businesses, except for any such failure to so own, possess or have the right to use that could not reasonably be expected to have a Material Adverse Effect.

5.19. Senior Indebtedness. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and other Obligations, and fees and expenses in connection therewith, constitute “Senior Indebtedness” or similar term relating to the Obligations.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation (other than contingent indemnification claims for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Subsidiary to:

6.01. Financial Statements. Deliver to Administrative Agent, who shall distribute to each Lender (provided, that, for the avoidance of doubt and notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to, and shall not, distribute the financial projections required to be delivered pursuant to clause (c) below, to any Lender that has elected to be a public side investor through the Platform). For the avoidance of doubt, any Lender that has elected to be a private side investor through the Platform will continue to receive all financial projections required to be delivered pursuant to clause (c) below and other private side information to be provided under this Agreement:

(a) (x) if Holdings is required to file a Form 10-K under the Exchange Act, a copy of the Form 10-K of Holdings within 2 Business Days after the date on which Holdings files or is required to file its Form 10-K under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor or similar rule)) and, unless the audit report and opinion of an Auditor (as defined below) in such Form 10-K satisfies the requirements of clauses (A) and (B) of Section 6.01(a)(y) below, a report and opinion of an Auditor which satisfies such requirements, or (y) if Holdings is not required to file a Form 10-K under the Exchange Act, within 120 days after the end of each Fiscal Year as of the end of such Fiscal Year, and the related consolidated statements of income or operations, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figure for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an accounting firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall (A) not be subject to any “going concern” qualification or other qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications relating to changes in accounting principles practice reflecting changes in GAAP and required or approved by such Auditor or relating to the financial statements for the fiscal year ending immediately prior to the final stated maturity of the Loans (including, for the avoidance of doubt, any Increases) and (B) shall state that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP;

(b) (x) if Holdings is required to file a Form 10-Q “(including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act, a copy of the Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) of Holdings, within 2 Business Days after the date on which Holdings files or is required to file its Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor or similar rule)) and, unless otherwise included in such Form 10-Q (including, for the avoidance of doubt, a Form 10-QT), comparative form figures for the preceding Fiscal Year or (y) if Holdings is not required to file a Form 10-Q (including, for the avoidance of doubt, a Form 10-QT) under the Exchange Act, within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2025, (i) unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, setting forth in each case in comparative form figures for the preceding Fiscal Year, certified by a Responsible Officer of Borrower Agent to the effect that such statements fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to year-end adjustments and the absence of footnotes and (ii) a flash report of cash balances of Foreign Subsidiaries as of the last day of such Fiscal Quarter; and

(c) within 60 days after the end of each Fiscal Year, commencing with the Fiscal Year ending March 31, 2025, annual financial projections of Holdings and its Subsidiaries on a consolidated basis, the contents of which shall be limited to items that have been previously publicly disclosed in accordance with Holdings’ standard guidance practices.

Notwithstanding anything to the contrary herein, documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(c) may be delivered electronically and, if so, shall be deemed to have been delivered on the date on which Holdings provides written notice (or provides a link thereto) to the Administrative Agent that such information has been posted on Holdings’ website on the Internet, or posted on Holdings’ behalf on IntraLinks/IntraAgency or another relevant website, if any (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and in any case, to which each Lender and the Administrative Agent have access and can download such documents.

6.02. Other Information. Deliver to Administrative Agent who shall distribute to each Lender:

(a) concurrently with delivery of financial statements under Section 6.01(a) and with the financial statements under Section 6.01(b), a Compliance Certificate executed by a Responsible Officer of Borrower Agent which certifies compliance with Section 7.12 and, solely with respect to the financial statements delivered under Section 6.01(b), (i) a management report (x) describing the operations and financial condition of Holdings and its Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed and (y) discussing the reasons for any significant variations as between the fiscal period covered and the portion of the Fiscal Year then elapsed and the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the financial projections delivered pursuant to Section 6.01(c), and (ii) a description of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary (if any), all such information in the preceding clauses (i) and (ii) to be presented in reasonable detail;

(b) [reserved];

(c) promptly after the public filing thereof, copies of all annual, regular, periodic and special reports and registration statements which Holdings, any Borrower or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to Administrative Agent pursuant hereto; and

(d) promptly, such additional information regarding the business, financial or organizational affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, including, without limitation, flood zone information with respect to any fee owned Real Estate, as Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided, that, notwithstanding anything to the contrary in this Agreement, in no event shall such Loan Party or Subsidiary be required to disclose any information subject to confidentiality obligations in favor of third parties (provided, that such obligations are not entered into in contemplation of this proviso) or attorney-client privilege, constituting attorney work product or trade secrets or proprietary information or otherwise prohibited by law from disclosure).

6.03. Notices. Promptly after a Responsible Officer of any Loan Party becomes aware thereof notify Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) after the receipt thereof, a copy of any notice of any non-compliance with any applicable law, regulation or guideline relating to Holdings or any Subsidiary, or its business, including, without limitation, the FDA’s applicable Good Manufacturing Practice regulations, complaint handling regulations and requirements for cosmetic or “over the counter” drug products, which non-compliance would reasonably be expected to have a Material Adverse Effect;

(c) the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;

(d) after the receipt thereof, a copy of (i) any notice, complaint or inquiry from the FDA or any other Government Authority relating to Holdings or any Subsidiary, or its business, asserting that the manufacture, distribution, marketing or sale of the products of any Loan Party or any of its Subsidiaries is not in compliance with any applicable requirements of law, (ii) any notice from the FDA or any other Governmental Authority limiting, suspending or revoking any registration of the Loan Parties or their Subsidiaries, or (iii) any written notice asserting that a product of any Loan Party or any of its Subsidiaries has been or is being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing by the FDA or any other Governmental Authority, or any written notice of the commencement, or the threatened commencement, of any proceedings in the United States or any other applicable jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product of any of the Loan Parties or their Subsidiaries except, in each case of (i) through (iii) above, where such non-compliance or action would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) the occurrence of any actual or threatened investigation, inquiry, inspection or administrative or judicial action, hearing, or enforcement proceeding by the FDA or any other Governmental Authority, against any Loan Party or any Subsidiary in connection with legal or regulatory non-compliance, except in each case, where such non-compliance or action would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower Agent setting forth details of the occurrence referred to therein and stating what action Borrowers have taken and propose to take with respect thereto.

6.04. Payment of Taxes and Assessments. Pay and discharge as the same shall become due and payable, all Federal, state and other Tax liabilities or levies upon it or its properties or assets, unless the same are being Properly Contested or unless the failure to so pay and discharge would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered Material Intellectual Property except (i) where the failure to take such action would not reasonably be expected to have a Material Adverse Effect, or (ii) expirations of registered Intellectual Property at the end of its statutory term; and (d) keep in full force and effect each License the expiration or termination of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (each a “Material License”).

6.06. Maintenance of Properties. Maintain, preserve and protect all of its tangible properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except (i) to the extent that, in the reasonable business judgment of such Person, any such property is no longer necessary for the proper conduct of the business of such person or (ii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance; Business Interruption Proceeds.

(a) Maintain with financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, insurance with respect to its insurable properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances as determined by the Loan Parties in their commercially reasonable judgment.

(b) From and after 90 days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall cause all such insurance with respect to the Loan Parties and property constituting Collateral to be endorsed to provide that the Administrative Agent is an additional insured or lender loss payee, as applicable, and that no cancellation shall be effective until at least 60 days after receipt by the Administrative Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement).

6.08. Compliance with Laws Generally; Environmental Laws. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being Properly Contested; (b) maintain its Real Estate (if any) in compliance with all Environmental Laws; (c) obtain and renew all environmental permits required under requirements of Environmental Law for its operations and properties; and (d) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Estate (if any).

6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries, in all material respects, for the Loan Parties taken as a whole and for the Loan Parties and their Subsidiaries taken as a whole, in conformity with GAAP consistently applied (or such other customary standard in such foreign jurisdiction where a Foreign Subsidiary does business) shall be made.

6.10. Inspection Rights; Meetings with Administrative Agent. Permit Administrative Agent or its designees or representatives from time to time, subject to reasonable prior written notice and during normal business hours, to conduct inspections of the operations and properties of the Loan Parties and Subsidiaries and to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and auditors; provided that representatives of Borrower Agent shall be given the opportunity to participate in any discussions with the auditors. Administrative Agent shall not have any duty to any Loan Party to share any results of any such inspection, examination with any Loan Party. The Loan Parties acknowledge that all reports are prepared by or for Administrative Agent and Lenders for their purposes, and Loan Parties shall not be entitled to rely upon them. Notwithstanding anything to the contrary in this Section 6.10, (i) none of the Loan Parties or any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) that is subject to attorney client or similar privilege or constitutes attorney work product and (ii) absent an Event of Default that has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than once per calendar year, which visit or inspection shall be at the Borrowers’ expense.

6.11. Compliance with ERISA. Do each of the following, except, in each case, if a Material Adverse Effect would not result from the failure to do so: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; (c) cause each Foreign Plan to maintain any required approvals by any Governmental Authority regulating such Foreign Plan, (d) make all required contributions to any Plan and, with respect to a Pension Plan, cause each of its ERISA Affiliates to make such contributions, and (e) make all required contributions and payments to any Foreign Plans.

6.12. Further Assurances.

(a) At Borrowers’ cost and expense, upon reasonable request of Administrative Agent (or within forty-five (45) days (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) of the consummation of any Permitted Acquisition pursuant to which a Loan Party or Subsidiary has acquired all or substantially all of the assets of a Person (or all or substantially all of a line or lines of business of a Person)), duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent such further instruments, documents, certificates and financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary in the reasonable opinion of Administrative Agent to grant, perfect and maintain the validity, effectiveness and priority of any of the Liens required by the Security Instruments and the other Loan Documents in accordance with all applicable requirements of Law.

(b) Within forty-five (45) days (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) of the acquisition or creation of any Domestic Subsidiary (other than an Excluded Domestic Subsidiary or other Excluded Subsidiary) or, pursuant to a Permitted Acquisition and in accordance with clause (a) of the definition thereof, the merger of any Loan Party or Subsidiary with and into any Person, with such Person as the surviving entity of such merger, cause to be delivered to Administrative Agent each of the following, as applicable, in each case, consistent with the documents delivered on or prior to the Fourth Amendment Effective Date or otherwise reasonably acceptable to Administrative Agent and, as applicable, duly executed by the parties thereto: (i) a joinder agreement with respect to this Agreement, together with other Loan Documents reasonably requested by Administrative Agent, including all Security

Instruments and other documents reasonably requested to establish and preserve the Lien of Administrative Agent in all Collateral of such Domestic Subsidiary subject to any limitations on Collateral set forth in the Loan Documents; (ii) Uniform Commercial Code financing statements, Documents and original collateral (including pledged Equity Interests, other securities and Instruments) and such other documents and agreements as may be reasonably required by Administrative Agent, all as necessary to establish and maintain a valid, perfected Lien under U.S. law in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents executed on or prior to the Fourth Amendment Effective Date (and subject to any limitations on Collateral set forth therein); (iii) upon the reasonable request of the Administrative Agent, an opinion of counsel to such Domestic Subsidiary addressed to Administrative Agent and the Lenders, in form and substance reasonably acceptable to Administrative Agent and substantially similar to those opinions of counsel delivered on or prior to the Fourth Amendment Effective Date; and (iv) current copies of the Organization Documents of such Domestic Subsidiary resolutions of the Board of Directors (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 6.12, all certified by an appropriate officer. For the avoidance of doubt, any Foreign Subsidiary, Excluded Domestic Subsidiary or other Excluded Subsidiary shall not be required to guarantee or pledge its assets for any obligations of a Loan Party; provided however, the shareholder or shareholders of any such first tier Foreign Subsidiary or Excluded Domestic Holdco, as applicable, shall pledge 65% of all classes of Equity Interests of such first tier Foreign Subsidiary or Excluded Domestic Holdco, as applicable, to support the Obligations of such Loan Parties (and no other Equity Interests of a Foreign Subsidiary or Excluded Domestic Holdco shall be pledged).

(c) Within ninety (90) days (or such longer period of time as the Administrative Agent may permit) of the acquisition by any Loan Party of any fee owned Real Estate with an individual fair market value in excess of $20,000,000 (measured at the time of such acquisition), deliver or cause to be delivered to Administrative Agent (and, with respect to flood documentation, each Lender), with respect thereto, in each case reasonably acceptable to Administrative Agent, a mortgage or deed of trust, as applicable, and an opinion of Borrowers’ counsel with respect thereto, an ALTA lender’s title insurance policy insuring Administrative Agent’s first priority Lien (subject to Permitted Liens), a current ALTA survey, certified to Administrative Agent by a licensed surveyor, a certificate from a national certification agency indicating whether such Real Estate is located in a special flood hazard area (and, if applicable, flood insurance) and such other flood documentation or other information reasonably requested by any Lender to permit such Lender to comply with applicable flood Laws, and an environmental audit (to the extent already prepared). For the avoidance of doubt, no mortgage or deed of trust, as applicable, shall be entered into until all Lenders have confirmed completion of flood zone diligence.

6.13. Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans solely as follows: (a) on the Fourth Amendment Effective Date, to pay upfront fees (or OID) with respect to the Facilities and to refinance on the Fourth Amendment Effective Date, existing Indebtedness of the Loan Parties (or, in each case, any fees and expenses related thereto) and (b) after the Fourth Amendment Effective Date, (i) to finance the working capital needs of the Borrowers and their Subsidiaries, (ii) for general corporate purposes, capital expenditures (including for expenditures not prohibited by the Loan Documents), of Borrowers and their respective Subsidiaries not in violation of this Agreement, Permitted Acquisitions, other permitted Investments, other permitted distributions on account of the Equity Interests of the Borrowers (including, for the avoidance of doubt, Restricted Payments permitted by Section 7.06), and prepayments of Indebtedness permitted by Section 7.11, (iii) for Letters of Credit and (iv) for payment of fees and expenses related to the foregoing. The Borrowers shall use the proceeds of any Increase solely for general corporate purposes (including for capital expenditures, Permitted Acquisitions and other permitted Investments, permitted Restricted Payments, permitted prepayments of Indebtedness, permitted refinancings of Indebtedness and any other transaction not prohibited by this Agreement).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation (other than contingent indemnification claims for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:

(a) the Obligations, the Secured Obligations and the Indebtedness permitted pursuant to Section 2.18;

(b) Indebtedness outstanding on the Fourth Amendment Effective Date and listed on Schedule 7.01 and any Permitted Refinancing thereof;

(c) (i) Guarantees by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guarantee of Indebtedness that is required to be subordinated to the Obligations shall be subordinated to the Obligations on terms at least as favorable to Administrative Agent and the Lenders as such subordinated Indebtedness and (ii) Guarantees by a Subsidiary of Holdings which is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Subsidiary of Holdings which is not a Loan Party;

(d) obligations (contingent or otherwise) of the Loan Parties and their Subsidiaries existing or arising under any Swap Contract, provided that such obligations are (or were) required hereunder or entered into by such Person in the Ordinary Course of Business and not for purposes of speculation;

(e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), Indebtedness constituting Capital Leases and any Indebtedness assumed in connection with any such acquisition (including by way of any Permitted Acquisition) of any such assets or secured by a Lien on any such assets prior to the acquisition thereof

(subject to Section 7.02(i)) and Permitted Refinancings thereof; provided, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of $50,000,000 and 20% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(f) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(g) Indebtedness of (i) any Loan Party owing to any other Loan Party, (ii) any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party, (iii) any Subsidiary that is not a Loan Party owing to any Loan Party; provided that the aggregate principal amount of all such Indebtedness under this clause (iii) of all such Subsidiaries shall not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding, and (iv) any Loan Party owing to any Subsidiary that is not a Loan Party, so long as such Indebtedness is subordinated in right of payment to the prior Payment in Full of the Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent;

(h) (i) surety bonds, performance bonds or custom bonds or any guarantees in connection with the foregoing, in each case, incurred in the Ordinary Course of Business and (ii) appeal bonds in connection with the enforcement of rights or claims of Borrower or any Subsidiary in connection with judgments that do not result in an Event of Default;

(i) Indebtedness (i) owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary or (ii) consisting of take or pay obligations contained in supply agreements, in the case of each of the foregoing clauses (i) and (ii), incurred in the Ordinary Course of Business;

(j) (i) unsecured deferred purchase price obligations or earnouts and other similar contingent obligations and (ii) unsecured seller debt subject to customary subordination terms as reasonably determined by the Borrowers; provided, that any such unsecured seller debt shall not be payable while an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, in the case of each of the foregoing clauses (i) and (ii), incurred in connection with a Permitted Acquisition or other Investment permitted hereunder;

(k) Indebtedness in respect of cash management obligations (including corporate credit card obligations not to exceed the greater of (i) $31,250,000 and (ii) 12.5% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding), netting services, overdraft protections, Treasury Management and Other Services and other like services, in each case incurred in the Ordinary Course of Business;

(l) Indebtedness of any Subsidiary that is not a Loan Party; provided that (A) the aggregate principal amount of all such Indebtedness of all such Subsidiaries shall not exceed the greater of (i) $62,500,000 and (ii) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding;

(m) Indebtedness representing any Taxes to the extent (i) the same are being Properly Contested or (ii) that payment thereof shall not at any time be required to be made in accordance with Section 6.04 hereof;

(n) Indebtedness of Borrowers or any Subsidiary which may be deemed to exist in connection with agreements providing for indemnification, incentive, non-compete, purchase price adjustments and similar obligations in connection with the disposition of assets in the Ordinary Course of Business and in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective sale, and are not guaranteed by any other Person except as permitted hereunder;

(o) Indebtedness assumed in connection with any Permitted Acquisition or other investment permitted under Section 7.03(z), provided that (x) such Indebtedness (i) was not incurred in contemplation of such Permitted Acquisition or such other investment, (ii) is secured only by the assets acquired in the applicable Permitted Acquisition or other investment (including any acquired Equity Interests), (iii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (o) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition or applicable investment, (y) both immediately prior and after giving effect thereto no Event of Default shall have occurred and be continuing or result therefrom, and (z) after giving effect to the assumption of such Indebtedness, the Consolidated Total Net Leverage Ratio is not greater than 3.50 to 1.00 (or, solely to the extent assumed in connection with a Material Acquisition, 3.75 to 1.00) on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b);

(p) unsecured Indebtedness representing deferred compensation, deferred compensation plans or other similar arrangements to employees of the Borrowers (or any direct parent of a Borrower) and their Subsidiaries, in each case, incurred in the Ordinary Course of Business;

(q) unsecured Indebtedness of Holdings to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(r) Indebtedness incurred by Holdings, the Borrowers or any of their Subsidiaries in a Permitted Acquisition or any other Investment expressly permitted hereunder, in each case to the extent constituting reasonable and customary indemnification obligations or obligations in respect of working capital or other similar purchase price adjustments;

(s) Indebtedness incurred by the Borrowers or any of their Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the Ordinary Course of Business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(t) other incurred or assumed Indebtedness, secured or unsecured, so long as (i) no Event of Default has occurred and is continuing or would immediately result therefrom, (ii) the Consolidated Total Net Leverage Ratio for the most recently ended fiscal period for which financial statements have been or were required to be delivered to the Administrative Agent does not exceed 3.00 to 1.00 or, concurrently with the consummation of any Material Acquisition, 3.50 to 1.00, in each case, on a Pro Forma Basis (after giving effect to the incurrence of such Indebtedness), (iii) such Indebtedness shall not mature earlier than the date that is at least 91 days after the Revolving Credit Maturity Date and (iv) such Indebtedness shall have terms that are customary market terms for Indebtedness of such type or shall be otherwise reasonably acceptable to the Administrative Agent; provided, that if such Indebtedness incurred under this clause (t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower;

(u) Indebtedness of Foreign Subsidiaries which is secured by the assets of any Foreign Subsidiary as permitted under Section 7.02(z), in an aggregate principal amount not to exceed the greater of (i) $62,500,000 and (ii) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, at any time outstanding;

(v) secured or unsecured subordinated Indebtedness; provided, that the amount of any such subordinated Indebtedness shall not exceed the greater of (i) $75,000,000 and (ii) 30% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), in the aggregate at any time outstanding, provided further, that (i) such subordinated Indebtedness shall be subordinated in right of payment to the Obligations and, if secured, lien subordinated to the Liens in favor of Administrative Agent and the Lenders, in each case, on terms and pursuant to documentation reasonably satisfactory to Administrative Agent, (ii) such subordinated indebtedness shall only be guaranteed by Holdings or the Subsidiaries that are otherwise guarantors of the Obligations, (iii) the other conditions and terms thereof (other than any terms that are customary market terms for Indebtedness of such type) shall be reasonably acceptable to the Administrative Agent but in any case no scheduled principal payments, redemptions or sinking fund or like payments of any such subordinated Indebtedness shall be required prior to the date at least 6 months after the later of the Revolving Credit Maturity Date, and (iv) no Event of Default shall exist immediately before and after giving effect to the incurrence of such subordinated Indebtedness and the use of proceeds therefrom on such date (any such subordinated Indebtedness, “Subordinated Indebtedness”); provided, that if such Indebtedness incurred under this clause (t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower (provided, that, in each case, no acknowledgement or counter signature by the Administrative Agent shall be required to comply with the requirements of this Section 7.01(v));

(w) additional Indebtedness in an aggregate outstanding principal amount at any one time outstanding not to exceed the greater of (i) $100,000,000 and (ii) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above;

(y) interest and fees payable in kind or accrued on any of the foregoing; and

(z) to the extent constituting Indebtedness, advances in respect of transfer pricing or shared services agreements that are permitted by Section 7.03(cc).

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

7.02. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens in favor of Administrative Agent pursuant to any Loan Document and pursuant to any documentation governing Indebtedness permitted to be incurred pursuant to Section 2.18;

(b) Liens existing on the Fourth Amendment Effective Date and set forth on Schedule 7.02 and any renewals, extensions, modifications or replacements thereof; provided, with respect to any renewals, extensions, modifications or replacements thereof, (i) such Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01(b), and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.01(b);

(c) Liens for Taxes not yet due and payable or which are being Properly Contested or otherwise not required to be paid pursuant to Section 6.04;

(d) Liens of carriers, warehousemen, processors, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 180 days or which are being Properly Contested;

(e) Liens, pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or a foreign benefit law;

(f) Liens on deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations (other than obligations for the payment of borrowed money) of a like nature incurred in the Ordinary Course of Business;

(g) Liens consisting of imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting real property which, in the aggregate do not materially detract from the value of the property subject thereto or materially interfere with the use by the Loan Parties or their Subsidiaries in the Ordinary Course of Business of the property subject to such encumbrance;

(h) Liens securing judgments not constituting an Event of Default under Section 8.01 or securing appeal or other surety bonds related to such judgments;

(i) Liens securing Indebtedness permitted under Section 7.01(e); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness and replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits;

(j) licenses, sublicensees, operating leases or subleases (and precautionary UCC filings with respect thereto), including licenses with respect to Intellectual Property, granted by the Loan Parties or any Subsidiary to any other Person in the Ordinary Course of Business or that does not materially interfere with the operation of the businesses of the Loan Parties, and any renewals, extensions, modifications or replacements thereof; provided that in the case of any exclusive licenses with respect to Intellectual Property, such licenses shall only be permitted to the extent (x) limited by product line or to a particular geography, (y) relate to a particular business with respect to which the Loan Parties are not then engaged or (z) relating to Intellectual Property that is not material to the business of the Borrowers and their Subsidiaries, taken as a whole (any such license, a “Permitted Exclusive IP License”);

(k) Liens in favor of collecting banks (including those arising under Section 4-210 of the UCC) arising by operation of law;

(l) Liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(m) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business;

(n) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted under Section 7.01(i) and Liens arising out of deposits of cash and Cash Equivalents, security deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the Ordinary Course of Business;

(o) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed at any time outstanding the greater of (x) $100,000,000 and (y) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(p) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.03(f), (l), or (z) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(q) Liens in favor of Holdings, the Borrowers or any Subsidiary that is a Loan Party securing Indebtedness permitted under Section 7.01(g);

(r) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.01(o);

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or any Subsidiaries in the Ordinary Course of Business;

(t) Liens that are customary contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions in the Ordinary Course of Business, (ii) relating to pooled deposit or sweep accounts of the Borrowers or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrowers or any Subsidiary in the Ordinary Course of Business;

(u) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the Ordinary Course of Business;

(w) ground leases in respect of real property on which facilities owned or leased by the Borrowers or any Subsidiaries are located;

(x) Liens on property of a Subsidiary that is not a Loan Party securing Indebtedness or other obligations permitted by Section 7.01;

(y) Liens solely on any cash earnest money deposits made by the Borrowers or any of their Subsidiaries in connection with any letter of intent or purchase agreement for an Acquisition or other Investment that would be permitted hereunder;

(z) Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted by Section 7.01(u); and

(aa) Liens securing Indebtedness permitted by Section 7.01(t); provided, that if such Indebtedness under Section 7.01(t) (x) is secured by Collateral, a senior representative validly acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement, as applicable or (y) is payment subordinated shall be subject to a subordination agreement, in each case, on terms that are reasonably acceptable to the Administrative Agent and the Borrower.

7.03. Investments. Make any Investments, except:

(a) Investments held by the Loan Parties and their Subsidiaries in the form of Cash Equivalents;

(b) loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed the greater of (x) $18,750,000 and (y) 7.5% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement;

(c) (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries solely to the extent outstanding on the Fourth Amendment Effective Date, (ii) additional Investments by a Loan Party in or to another Loan Party (in the case of Investments in or to Holdings, solely pursuant to loans, advances, Guarantees or assumptions of Indebtedness of Holdings or the acquisition of any Equity Interests of a Subsidiary of Holdings, in each case, to the extent permitted hereunder and constituting Investments), (iii) additional Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (iv) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed the greater of (x) $62,500,000 and (y) 25% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in the aggregate at any time outstanding; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment, and (v) additional Investments by any Subsidiary that is not a Loan Party to a Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business (and, to the extent owing by a Foreign Subsidiary to a Loan Party, made on customary arms-length terms), and Investments received in satisfaction or partial satisfaction thereof from financially troubled or delinquent account debtors or received in connection with disputes with customers and suppliers, in each case, to the extent in furtherance of business objectives determined in good faith by the Loan Parties or their Subsidiaries;

(e) Investments existing as of the Fourth Amendment Effective Date to the extent set forth in Schedule 7.03 or Schedule 5.12 and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would increase the amount of such Investment at the time of such extension or renewal;

(f) Investments consisting of a Permitted Acquisition;

(g) bank deposits and securities accounts maintained in accordance with the terms of this Agreement and the other Loan Documents;

(h) Investments in securities of account debtors received pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors and Investments acquired in connection with the settlement of delinquent accounts receivable in the Ordinary Course of Business;

(i) Investments received as the non-cash portion of consideration in connection with a transaction permitted under Section 7.05;

(j) Investments constituting Indebtedness and Guarantees permitted under Section 7.01 and transactions permitted by Section 7.04, Section 7.05 and Section 7.06;

(k) deposits permitted under Section 7.02;

(l) other Investments (including Minority Investments) in an aggregate amount outstanding at any time not to exceed the greater of (x) $100,000,000 and (y) 40% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (l) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(m) Investments to the extent solely reflecting an increase in the value of Investments otherwise permitted hereunder;

(n) (x) asset purchases (including purchases of inventory, supplies and materials) and the non-exclusive licensing of Intellectual Property, in each case in the Ordinary Course of Business and (y) any Permitted Exclusive IP License;

(o) Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the Ordinary Course of Business;

(q) Investments held by a Subsidiary acquired after the Restatement Effective Date (including, pursuant to a Permitted Acquisition) or of a Person merged into a Borrower or merged or consolidated with a Subsidiary in accordance with Section 7.04 after the Restatement Effective Date to the extent that such Investments were not made in anticipation of, in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantee Obligations of Holdings or any of its Subsidiaries in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(s) Investments made with Qualified Equity Interests of Holdings (or of the Borrowers or any direct or indirect parent company of Holdings after a Qualified IPO of the Borrowers or such parent company as the case may be) to the extent of such Qualified Equity Interests and to the extent not included in the Available Amount and, with respect to any Investments under this clause (s) that are Acquisitions or other acquisitions of the type described in the definition of “Permitted Acquisition”, to the extent the conditions set forth in the definition of “Permitted Acquisition” have been satisfied with respect to any such Investment;

(t) interests in interest rate hedging agreements or currency exchange rate hedging agreements, in each case, entered into in order to hedge interest rate exposure or currency exchange rate exposure, as applicable, and for bona fide and not for speculative purposes;

(u) prepaid expenses or lease, utility and other similar deposits, in each case made in the Ordinary Course of Business;

(v) securities acquired in connection with the satisfaction or enforcement of indebtedness or claims due or owing or as security for any such indebtedness or claim, so long as the same are pledged to the Administrative Agent to secure the Obligations;

(w) accounts receivable owing to Borrower or any Subsidiary in the Ordinary Course of Business or acquired in connection with a Permitted Acquisition or other Investment permitted hereunder to the extent that such accounts receivable were not made or acquired in anticipation of, in contemplation of or in connection with such acquisition, merger or consolidation or Investment and were in existence on the date of such acquisition, merger or consolidation or Investment;

(x) (i) non-cash loans and advances to officers, directors and employees to purchase equity of Holdings or any direct or indirect parent thereof (including through the exercise of options or warrants of Holdings or any direct or indirect parent thereof) and (ii) any cash loans and advances to officers, directors and employees to pay taxes and related expenses associated with the purchase by such employees of equity of Holdings or any direct or indirect parent thereof (including through the exercise of options or warrants of Holdings or any direct or indirect parent thereof) in an aggregate amount not to exceed $12,500,000 plus the Available Amount in the aggregate at any time outstanding for all such cash loans and advances;

(y) (i) reasonable earnest money deposits made in connection with the acquisitions of property and assets not prohibited hereunder and (ii) deposits made in the Ordinary Course of Business securing contractual obligations to the extent constituting a Lien permitted hereunder;

(z) other Investments by a Loan Party or a Subsidiary in an aggregate amount equal to the Available Amount as of the applicable date of such Investment; provided, that after giving effect to such Investment no Event of Default exists or shall immediately result from the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (z) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated;

(aa) other Investments in joint ventures in an aggregate amount outstanding at any time not to exceed the greater of (i) $37,500,000 and (ii) 15% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, in any 12-month period; provided, that no Event of Default exists at the time of or shall immediately result from the making of such Investment;

(bb) other Investments; provided, that (x) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Investment; provided, further, that solely with respect to a Limited Condition Acquisition, at the Borrower Agent’s election this clause (bb) shall instead require that (x) no Specified Event of Default shall exist on the execution date of the applicable acquisition agreement for such Limited Condition Acquisition, and (y) no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date the Limited Condition Acquisition is consummated, (y) the Borrower Agent shall have delivered to Administrative Agent a certificate demonstrating that after giving effect to such Investment, the Loan Parties are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); and

(cc) to the extent constituting Investments, advances in respect of customary transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are (i) in place as of the Fourth Amendment Effective Date or (ii) (A) in the ordinary course of business and (B) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment.

`For purposes of this Section 7.03, the amount of any Investments (other than Permitted Acquisitions) shall be determined net of all actual returns on such Investments, whether as principal, interest, dividends, distributions, proceeds or otherwise (for the avoidance of doubt, other than increases in book value) and loans and advances shall be taken at the principal amount thereof then remaining unpaid, exclusive of any pay in kind or accrued interest or fees thereon.

Notwithstanding anything herein to the contrary or in any other Loan Document, Loan Parties may not make any Investment or Disposition of Material Intellectual Property to any Subsidiary that is not a Loan Party or any Affiliate of any Loan Party that is not a Loan Party, and no Loan Party may make any Restricted Payment of Material Intellectual Property to any Person that is not a Loan Party; provided, that the foregoing limitation shall not apply (I) to any (i) exclusive license of Intellectual Property in the Ordinary Course of Business that constitutes an exclusive license solely with respect to the use of such Intellectual Property in a particular geography in which the Loan Parties do not then engage in substantial operations, or a particular business or product line with respect to which the Loan Parties are not then engaged, (ii) non-exclusive license of Intellectual Property the transfer of which (x) occurs in the Ordinary Course of Business or (y) does not interfere in any material respect with the ordinary conduct of business by the Loan Parties and their Subsidiaries, (iii) transfers from any Subsidiary that is not a Loan Party to any Loan Party or (iv) transfers from any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or (II) with respect to any Subsidiary that is not a Loan Party owning or exclusively licensing Intellectual Property that is independently developed, created, or acquired by such Subsidiary, in each case, not in contravention of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary herein, this ultimate paragraph of this Section 7.03 shall not apply to any Intellectual Property which does not constitute Material Intellectual Property.

7.04. Mergers, Dissolutions, Etc.. Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a) (i) any Subsidiary may merge or consolidate with or liquidate or dissolve into a Loan Party, provided, that, the Loan Party shall be the continuing or surviving Person, and (ii) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party, provided, that, (i) when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person and (ii) in the case of any such merger to which any Domestic Subsidiary is a party, such Domestic Subsidiary is the surviving Person unless, in the case of this clause (ii), after giving pro forma effect to such merger, the creation of a surviving Person that is not Domestic Subsidiary is otherwise permitted under Section 7.03; and

(b) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person unless, in the case of each of the foregoing clauses (i) and (ii), the surviving entity has otherwise assumed all obligations of such Loan Party or Subsidiary, as applicable, under the Loan Documents pursuant to documentation reasonably acceptable to Administrative Agent; provided, further, that in the case of any such merger to which any Domestic Subsidiary is a party, such Domestic Subsidiary is the surviving Person unless, in each case, after giving pro forma effect to such merger, the creation of a surviving Person that is not Domestic Subsidiary would constitute an Investment which is permitted to be made or exist pursuant to Section 7.03.

7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of Cash Equivalents and Inventory in the Ordinary Course of Business;

(b) (i) Dispositions in the Ordinary Course of Business of property that is obsolete, worn out or no longer useful to the business whether now owned or hereafter acquired or (ii) disposition of other assets, in each case for so long as the aggregate fair market value of such equipment, fixed assets and other assets does not exceed the greater of (A) $50,000,000 and (B) 20% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), in any 12-month period;

(c) any Disposition that constitutes (i) an Investment permitted under Section 7.03, (ii) a Lien permitted under Section 7.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 7.04, or (iv) a Restricted Payment permitted under Section 7.06;

(d) such Disposition that results from a casualty or condemnation in respect of such property or assets;

(e) the sale or discount, in each case without recourse, of accounts receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection of delinquent accounts or other accounts which, in the applicable Loan Party’s or Subsidiary’s reasonable business judgment, are doubtful of collection,

(f) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business or that do not materially interfere with the operation of the businesses of the Loan Parties;

(g) (i) the lapse, abandonment or other dispositions of Intellectual Property that is, in the reasonable good faith judgment of a Loan Party or Subsidiary, no longer material to the conduct of the business of the Loan Parties or any of their Subsidiaries, (ii) expirations of registered Intellectual Property at the end of its statutory term or (iii) Dispositions of patents, trademarks, copyrights and other intellectual property (x) in the ordinary course of business or that do not materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries or (ii) which, in the reasonable judgment of the Borrowers or any Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

(h) (i) Dispositions among the Loan Parties (other than to Holdings except in respect of dispositions of Equity Interests) or by any Subsidiary to a Loan Party (other than to Holdings except in respect of dispositions of Equity Interests), and (ii) Dispositions by any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(i) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Foreign Subsidiaries of the Borrowers may (i) sell or dispose of Equity Interests to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests or (ii) make direct or indirect transfers or other Dispositions of any foreign assets of such Foreign Subsidiary to any other Subsidiary that is a Loan Party in connection with the consolidation of foreign operation;

(m) Permitted Sale Leasebacks; and

(n) other Dispositions of property; provided, that with respect to any Disposition (or series of related Dispositions) pursuant to this clause (n) for a purchase price in excess of the greater of $25,000,000 and 10% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) (i) at least 75% of the proceeds of any such Disposition (determined on the date a binding commitment for such Disposition was entered into) shall consist of cash or Cash Equivalents (or Designated Non-Cash Consideration), (ii) the applicable Loan Party receives fair market value for such property (as determined by the Borrowers in good faith), (iii) any Designated Non-Cash Consideration received by the Borrowers or any Subsidiary in respect of such Disposition having an aggregate fair market value, taken together will all other Designated Non-Cash Consideration received pursuant to this clause (n) that is at that time outstanding, not in excess of the greater of $25,000,000 and 10% of Adjusted Consolidated EBITDA for the four Fiscal Quarter period most recently ended as to which financial statements were required to be delivered pursuant to this Agreement, shall be deemed to be cash, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (iv) at the time of such Disposition, no Event of Default shall exist at the time of or would result from such Disposition.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

For the avoidance of doubt, this Section 7.05 shall be subject to the ultimate paragraph of Section 7.03.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) (i) each Subsidiary that is a Loan Party may make Restricted Payments to a Loan Party(other than Holdings except Restricted Payments made to Holdings the proceeds of which are used for Restricted Payments permitted hereunder), (ii) each Subsidiary that is not a Loan Party may make Restricted Payments to a Subsidiary that is not a Loan Party (on a pro rata basis to any other equity holder of such Subsidiary);

(b) Holdings and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) Holdings may (or may make a Restricted Payment to permit any direct or indirect parent to) purchase, redeem or otherwise acquire shares of its (or of any direct or indirect parent’s) stock or other Equity Interests in connection with customary employee or management agreements, plans or arrangements for future, present or former directors, officers, managers and employees (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees, or distributees or transferees of any of the foregoing including, without limitation, upon death, disability, retirement, severance or termination of employment of such officers, directors, managers or employees) of any of the Loan Parties and their Subsidiaries; provided, that:

(i) (A) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Restricted Payment, (B) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b), and (C) cancellation of Indebtedness owing to the Loan Parties (or any direct or indirect parent thereof) or any Subsidiary in connection with the repurchase or Equity Interests or stock hereunder will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; or

(ii) (A) the amount of such Restricted Payments (which for the avoidance of doubt shall not include net settlements of equity awards to satisfy tax withholding obligations) shall not exceed the greater of (i) $25,000,000 and (ii) 10% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) in the aggregate in any Fiscal Year; provided, that any unused amount under this clause (ii)(A) (other than any unused carryover amount from the immediately preceding Fiscal Year) in any Fiscal Year shall be permitted to be carried over to the immediately succeeding Fiscal Year, with such amount carried over being deemed to be the first amount expended in the Fiscal Year; and (B) cancellation of Indebtedness owing to the Loan Parties (or any direct or indirect parent thereof) or any Subsidiary in connection with the repurchase or Equity Interests or stock hereunder will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(d) Restricted Payments by Borrowers to the extent necessary to permit Holdings or any direct or indirect holder of Equity Interests in the Borrowers to pay administrative or corporate costs and expenses related to the business of Borrowers and their Subsidiaries (including administrative, legal, accounting and similar expenses and director or officer indemnification claims of any direct or indirect parent of the Borrowers attributable to the direct or indirect ownership or operations of the Borrowers and their Subsidiaries and franchise or other taxes (without duplication of Restricted Payments under Section 7.06(g)) payable by Holdings or any parent entity of Holdings whose sole material asset consists of the Equity Interests of Holdings (or another similarly situated parent entity thereof) to maintain its corporate existence) in each case, which are incurred in the Ordinary Course of Business;

(e) [reserved];

(f) [reserved];

(g) Restricted Payments by Borrowers in an amount sufficient to permit Holdings (or, if applicable, the direct or indirect parent of Holdings that is the parent of the consolidated tax group for which Holdings is a member) to pay consolidated tax liabilities of Holdings and its Subsidiaries relating to the business of Borrowers and Borrowers’ Subsidiaries, in an amount not to exceed the amount of any such Taxes that the Borrowers and their Subsidiaries would have been required to pay on a separate group basis if the Borrowers and such Subsidiaries were the only members of the consolidated tax group, less the amount of any such Taxes that are paid directly by the Borrowers or their Subsidiaries to the relevant Governmental Authority;

(h) Holdings and the other Loan Parties may (or may make a Restricted Payment to permit any direct or indirect parent to) make any Restricted Payment; provided, that after giving effect to such payment, the Consolidated Total Net Leverage Ratio is not greater than 3.00 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b);

(i) Holdings and the Borrowers may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby;

(j) to the extent constituting Restricted Payments, Holdings, the Borrowers and the Subsidiaries may enter into and consummate transactions expressly permitted to be effected by such Person by any provision of Section 7.03, Section 7.04 or Section 7.08;

(k) repurchases of Equity Interests in the Ordinary Course of Business in the Borrowers (or any direct or indirect parent thereof) or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(l) Holdings and its Subsidiaries may make Restricted Payments to any direct or indirect holder of an Equity Interest in the Borrowers:

(i) to finance any Investment permitted to be made pursuant to Section 7.03; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrowers or such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrowers or a Subsidiary or (2) the merger (to the extent permitted by Section 7.04) of the Person formed or acquired into the Borrowers or a Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12; and

(ii) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(m) concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests;

(n) the Borrowers or any Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(o) the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of such declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement and was permitted to be paid under this Agreement;

(p)additional Restricted Payments funded with the proceeds of Qualified Equity Interests of Holdings which are not used to increase the Available Amount;

(q)additional Restricted Payments in an aggregate amount not to exceed the greater of (i) $37,500,000 and (ii) 15% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) per Fiscal Year; provided that no Event of Default has occurred and is continuing or would result from the payment of such Restricted Payment; and

(r) Restricted Payments and distributions among Loan Parties in connection with transfer pricing or shared services agreements to the extent advances related thereto are permitted pursuant to Section 7.03(cc).

For the avoidance of doubt, this Section 7.06 shall be subject to the ultimate paragraph of Section 7.03.

7.07. Change in Nature of Business. Engage in any material line of business other than the Core Business.

7.08. Transactions with Affiliates. Enter into, or suffer to exist, any transaction, arrangement or agreement of any kind with any Affiliate of any Loan Party, other than (a) those described on Schedule 7.08, as in existence on the Fourth Amendment Effective Date, or any amendment thereto to the extent such an amendment is not adverse to the Administrative Agent and/or the Lenders in any material respect, (b) those expressly permitted by this Agreement and the other Loan Documents, including pursuant to Section 7.06, (c) transactions between or among Loan Parties and, to the extent permitted hereunder, their Subsidiaries, (d) employment and severance agreements and compensation to employees, officers or directors (including stock ownership plans, awards or grants of Equity Interests, employee benefit plans including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans), (e) indemnification of officers, directors and employees in the Ordinary Course of Business, (f) transactions between Loan Parties and Subsidiaries that are not Loan Parties and/or any entity that becomes a Subsidiary as a result of such transaction, subject to any limitations set forth herein, (g) others on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or which are approved by a majority of the board of directors and a majority of any disinterested directors of such Loan Party or Subsidiary, and (h) the Transaction and the payment of fees and expenses related to the Transaction, in each case, to the extent not otherwise prohibited hereunder.

7.09. Inconsistent Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document or any documentation governing Indebtedness permitted to be incurred pursuant to Section 2.18) that (i) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or (ii) limits the ability (A) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (B) of any Subsidiary to Guarantee the Indebtedness of any Loan Party or become a direct Borrower hereunder, or (C) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 7.09 shall not prohibit limitations:

(a) in respect of any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.01; provided that such negative pledge (x) applies solely to a Subsidiary that is not a Loan Party; (y) is not materially more restrictive than the restrictions set forth in the Loan Documents; or (z) does not materially impair the Borrowers’ ability to pay their obligations under the Loan Documents as and when due (as determined in good faith by the Borrowers);

(b) (x) in respect of customary restrictions and conditions contained in any agreement relating to any Disposition not prohibited hereunder (in which case such restrictions or conditions shall relate only to the applicable property) or otherwise relating to a Disposition that is conditioned upon the amendment, restatement or replacement of this Agreement or the repayment in full of amounts owing hereunder or (y) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(c) consisting of restrictions regarding licenses or sublicenses by a Loan Party or a Subsidiary of a Loan Party of Intellectual Property in the Ordinary Course of Business (in which case such restrictions shall relate only to such Intellectual Property);

(d) customary anti-assignment provisions found in Contractual Obligations entered into in the Ordinary Course of Business;

(e) in the documents entered into in connection with any Subordinated Indebtedness incurred pursuant to Section 7.01(v) or any documents governing a renewal, extension or refinancing thereof permitted by the terms of the applicable intercreditor or subordination provisions or agreement reasonably satisfactory to the Administrative Agent executed or entered into in connection with such Subordinated Indebtedness;

(f) governing Indebtedness outstanding on the date any Person first becomes a Subsidiary of Holdings (so long as such agreement was not entered into solely in contemplation of such person becoming a Subsidiary of such Person); and

(g) consisting of restrictions imposed by any holder of a Lien permitted by Section 7.02 restricting the transfer of the property subject thereto; provided, that such restrictions are not entered into in contemplation of this clause (g).

7.10. Reserved.

7.11. Prepayment of Indebtedness; Amendment to Organization Documents; Payment of Earnouts and Other Deferred Purchase Price Obligations.

(a) Voluntarily prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness that is subordinated, or required to be subordinated, to any of the Obligations (or secured by Liens that are subordinated, or required to be subordinated, to the Liens securing the Obligations) except as set forth in clauses (i) through (iv) below, or make any payment in violation of any subordination terms thereof:

(i) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness, in each case, in an amount not in excess of the greater of (i) $50,000,000 and (ii) 20% of Adjusted Consolidated EBITDA based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) in any Fiscal Year, so long as no Event of Default exists at the time of or shall immediately result from the prepayment or redemption in respect of such Indebtedness;

(ii) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness to the extent funded with the proceeds of Qualified Equity Interests of Holdings and which are not used to increase the Available Amount;

(iii) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness in each case, so long as (x) no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such prepayment or redemption, and (y) after giving effect to such prepayment or redemption, (A) the Loan Parties are in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (B) the Consolidated Senior Net Leverage Ratio is not greater than 3.00 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b),;

(iv) the Borrowers may make prepayments or redemptions in respect of any Subordinated Indebtedness in each case, in an amount not in excess of the Available Amount, so long as (i) no Event of Default exists or shall immediately result from the prepayment or redemption in respect of such Indebtedness, (ii) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 7.12(a) and (b) for the Fiscal Quarter most recently ended as determined based on the financial statements for the most recently ended fiscal period that have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b) and (iii) the Consolidated Total Net Leverage Ratio is not greater than 3.25 to 1.00 on a Pro Forma Basis computed as of the last day of the most recently ended fiscal period for which financial statements have been delivered or were required to be delivered pursuant to Section 6.01(a) or (b); and

(v) make required regularly scheduled non-accelerated payments of interest, fees and other amounts owed in respect of Subordinated Indebtedness as and when due and payable (other than mandatory, voluntary or optional prepayments of principal), in each case, solely to the extent permitted to be paid by the applicable subordination or intercreditor provisions or agreement to which such Subordinated Indebtedness is subject.

(b) Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness or any other Indebtedness that is subordinated to any of the Obligations (or secured by Liens that are subordinated to the Liens securing the Obligations) in a manner that violates the subordination or intercreditor terms thereof or, to the extent not covered by the applicable subordination or intercreditor terms, is materially adverse to the Lenders.

(c) Amend or otherwise modify any Organization Documents of such Person, except for such amendments or other modifications required by Law or which are not materially adverse to the interests of Administrative Agent or any Lender.

(d) [reserved].

(e) Pay, redeem, purchase, repurchase, defease or otherwise satisfy any earnout obligations or other similar deferred purchase price obligations unless no Specified Event of Default shall have occurred and be continuing or shall immediately result from such payment, redemption, purchase, repurchase, defeasement or satisfaction of such obligation.

7.12. Financial Covenants.

(a) Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period (commencing with the Measurement Period ending March 31, 2025) of Borrowers set forth below to be greater than 3.25 to 1.00 (or, solely with respect to each Measurement Period ending during the twelve (12) month period immediately following the date of consummation of a Material

Acquisition, permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period of Borrowers to be greater than 3.75 to 1.00 (and, for the avoidance of doubt, the maximum permitted Consolidated Total Net Leverage Ratio shall revert to 3.25 to 1.00 for any Measurement Period ending after the last day of such twelve (12) month period).

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period (commencing with the Measurement Period ending March 31, 2025) of Borrowers set forth below to be less than 3.50 to 1.00.

7.13. Anti-Terrorism Laws and Foreign Asset Control Regulations. (a) Become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations, (b) knowingly engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violate any such order, or (c) use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

7.14. Fiscal Year. Change its Fiscal Year end, except (a) in connection with (x) the Fiscal Year Change or (y) acquisitions to conform new Subsidiary to the Borrowers’ Fiscal Year or (b) upon prior written notice to the Administrative Agent.

7.15. Holdings Covenant. Permit Holdings to engage in any business activities or incur any Indebtedness other than (i) acting as a holding company and transactions incidental thereto (including maintain its corporate existence), (ii) entering into the Loan Documents and the transactions required herein or permitted herein to be performed by Holdings, (iii) entering into the agreements related to and consummating the Transactions and the transactions required therein or permitted therein to be performed by Holdings, (iv) receiving and distributing the dividends, distributions and payments permitted to be made to Holdings pursuant to Section 7.06, (v) entering into engagement letters and similar type contracts and agreements with attorneys, accountants and other professionals (and participating thereunder), (vi) owning the Equity Interests of the Borrowers and its Subsidiaries, (vii) issuing Equity Interests as permitted hereunder (including pursuant to a Qualified IPO), (viii) engaging in activities necessary or incidental to any director, officer and/or employee option incentive plan at Holdings, (ix) providing guarantees for the benefit of any Borrower or any Subsidiary thereof to the extent such Person is otherwise permitted to enter into the transaction under this Agreement (including guaranties of lease or debt obligations), (x) holding nominal deposits in Deposit Accounts in connection with consummating any of the foregoing transactions, (xi) entering into documents governing any Indebtedness permitted in accordance with Section 7.01 or any other debt documents permitted hereunder to which it is a party or any documents for a refinancing thereof permitted hereunder and to the extent applicable, the subordination or intercreditor provisions or agreements governing such Indebtedness or to which such Indebtedness is subject, (xii) [reserved], and (xiii) obligations or activities incidental to the business or activities described in the foregoing clauses (i) to (xii), including providing indemnification of officers, directors, shareholders and employees.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within seven (7) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee or other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 6.03 (solely with respect to notices of Events of Default), 6.05(a) (solely with respect to maintaining existence of the Loan Parties) or Article VII (subject to Section 8.04), or (ii) in Sections 6.01 or 6.02(a) and, in each case, such failure continues for seven (7) or more days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other term, covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) receipt of written notice of such failure by a Responsible Officer of Borrower Agent from Administrative Agent on behalf of the Required Lenders, or (ii) any Responsible Officer of any Loan Party becomes aware of such failure; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of other materiality qualifiers contained therein); or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any Indebtedness or Guarantee having an aggregate principal amount of more than $35,000,000, or (B) fails to observe or perform any other material agreement or condition relating to any such Indebtedness or Guarantee or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i)(B) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) [Reserved];

(h) Judgments. There is entered against any Loan Party or any Subsidiary one or more final non-appealable judgments or orders for the payment of money, writs, warrants of attachment or execution or similar process in an aggregate amount exceeding $35,000,000 (except to the extent covered by insurance as to which the insurer does not dispute coverage or third party indemnification reasonably acceptable to Administrative Agent) and such judgments, orders, writs, warrants of attachment or execution or similar process remain unsatisfied, unvacated and unstayed for a period of 60 consecutive days after the entry, issue or levy thereof; or

(i) ERISA. (i) An ERISA Event occurs which, together with any outstanding liability incurred in connection with any other ERISA Event, has resulted in or would have a Material Adverse Effect (ii) the existence of any Lien under Section 430(k) of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or any Subsidiary thereof, (iii) a Loan Party, a Subsidiary thereof or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would result, (iv) the benefit liabilities of any Foreign Plan, at any time exceed all Foreign Plan’s assets, as computed in accordance with applicable law as of the most recent valuation date for such Foreign Plan, such that, when aggregated with such excess is an amount that would reasonably be expected to result in a Material Adverse Effect, or (v) any other event occurs or shall occur or exist with respect to a Plan, Foreign Plan, Pension Plan or Multiemployer Plan that results in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted under such Loan Document or upon Payment in Full of all Obligations or as a result of the failure of Administrative Agent or any Lender to take any action within its control, ceases to be in full force and effect (except with respect to immaterial assets); or any Loan Party or any Subsidiary thereof repudiates, challenges or contests in writing the validity or enforceability of any material provision in any Loan Document, any Loan Obligation or any Lien granted to Administrative Agent pursuant to the Security Instruments (including the perfection or priority thereof); or any Loan Party denies that it has any or further liability or obligation under any material provision in any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document (other than as a result of a payment made hereunder or release expressly permitted hereunder); or

(k) Subordinated Indebtedness. The subordination or intercreditor provisions relating to any Subordinated Indebtedness (the “Subordination Provisions”) shall fail to be enforceable by Administrative Agent (except to the extent that the Administrative Agent has effectively waived the benefits thereof) in accordance with the terms thereof; or any Loan Party or any Subsidiary thereof (or any representative of the foregoing) shall repudiate, challenge or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions; or

(l) Change of Control. There occurs any Change of Control.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; (c) require that Borrowers Cash Collateralize the L/C Obligations in an amount equal to the Minimum Collateral Amount; and (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of Event of Default under clause (f) above, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

8.03. Application of Funds.

(a) After the exercise of any remedy provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by Administrative Agent in the following order:

First, to all fees, indemnities, expenses and other amounts (including all reasonable fees, charges and disbursements of counsel to Administrative Agent payable pursuant to Section 10.04 and amounts payable under Article III) due to Administrative Agent in its capacity as such, until paid in full;

Second, to all amounts owing to the Swing Line Lender for outstanding Swing Line Loans until paid in full;

Third, to that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, fees and other Obligations expressly described in clauses Fourth through Sixth below) payable to the Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them until paid in full;

Fourth, to that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;

Fifth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrowers and (ii) the payment of Credit Product Obligations (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation), ratably among the Lenders, L/C Issuer and the Credit Product Providers in proportion to the respective amounts described in this clause Fifth payable to them until paid in full;

Sixth, to all other Obligations of Borrowers owing under or in respect of the Loan Documents, in each case, that are due and payable to Administrative Agent and the other Lender Parties, or any of them, on such date (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation), ratably based on the respective aggregate amounts of all such Obligations owing to Administrative Agent and the other Lender Parties on such date until paid in full; and

Last, the balance, if any, after Payment in Full of the Obligations, to Borrowers or as otherwise required by Law. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations.

(b) Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to Administrative Agent for determining the amount due. Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Lender Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.

(c) For purposes of Section 8.03(a), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any insolvency proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws but, excluding contingent indemnification obligations for which no claim has been asserted.

8.04. Equity Cure Right. In the event Borrowers fail to comply with the financial covenants set forth in Section 7.12, subject to the terms and conditions hereof, Holdings shall have the right (the “Cure Right”) after the first day of the applicable Fiscal Quarter for which such covenants are then being tested until the expiration of the 15th Business Day subsequent to the date the applicable financial statements are required to be delivered to Administrative Agent with respect thereto (the “Cure Period”), to issue Permitted Cure Securities for cash or otherwise receive, as additional paid in capital, cash common equity contributions, in either case in an aggregate amount equal to, but not greater than, the amount necessary to cure all relevant financial covenants (including, without limitation all relevant financial covenants contained in any documents governing Subordinated Indebtedness permitted hereunder) (hereinafter, the “Cure Amount”), and upon the receipt by any Borrower of the cash proceeds thereof, the financial covenants shall then be recalculated giving effect to the following pro forma adjustments: (a) Adjusted Consolidated EBITDA shall be increased for the applicable Fiscal Quarter and for the subsequent three (3) consecutive Fiscal Quarters, solely for the purpose of measuring compliance with the financial covenants and not for any other purpose under this Agreement or any other Loan Document (including, without limitation, calculating basket levels), by an amount equal to the Cure Amount contributed by Holdings to the Borrowers; (b) if, after giving effect to the foregoing recalculations, Borrowers shall then be in compliance with the requirements of all financial covenants, Borrowers shall be deemed to have been in compliance with such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default of such financial covenants that had occurred shall be deemed not to have occurred for all purposes of this Agreement; and (c) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Cure Amount (including by way of netting) for measuring compliance with the financial covenants in respect of the fiscal quarter in which the Cure Amount is made. In the event that (i) no Event of Default exists other than that arising due to failure of the Loan Parties to comply with the financial covenants set forth in Section 7.12 or the failure to deliver a notice of Default in respect thereof), and (ii) until the expiration of the Cure Period, then neither Administrative Agent nor any Lender shall exercise any remedies set forth in Section 8.02 hereof or under any Loan Document until after the Borrowers’ ability to cure has lapsed and the Borrowers have not exercised such Cure Right; provided, that no extensions of credit under the Revolving Credit Facility (including the issuance of any Letter of Credit) shall be required to be made during such Cure Period unless the Cure Amount shall have been received by any Borrower. Notwithstanding anything herein to the contrary, in no event shall Holdings or Borrowers be permitted to exercise the Cure Right hereunder (x) more than 5 times in the aggregate during the term of this Agreement or (y) more than 2 times in any 4 consecutive Fiscal Quarters.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authority; Limitations on Lenders. Each of the Lenders and the L/C Issuer hereby irrevocably appoints BMO to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, except for a Borrower’s consent right as expressly permitted in Section 9.06 and no Loan Party shall have rights as a third party beneficiary of any of such provisions (although each Loan Party shall be bound by such provisions). Administrative Agent shall be authorized to determine whether any conditions to funding any Loan or to issuance of a Letter of Credit have been satisfied. Actions taken by Administrative Agent hereunder, under the other Loan Documents or upon the instructions of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary), shall be binding upon each Lender.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

9.02. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall not be required to take any action that, in its opinion may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken (including any apportionment or distribution of payments) or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Administrative Agent by Borrower Agent, a Lender or the L/C Issuer. Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or expose Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of this Agreement.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

9.04. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it.

9.05. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which shall, so long as no Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, be reasonably acceptable to the Borrower Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer appoint a successor Administrative Agent meeting the qualifications set forth above which shall, so long as no Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, be reasonably acceptable to the Borrower Agent. If the Administrative Agent resigns and no successor is appointed, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by BMO as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers and privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers or Agents (other than Administrative Agent) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans,

L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 10.04(c).

The Loan Parties and the Lender Parties hereby irrevocably authorize Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lender Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lender Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Security Instruments, Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by Administrative Agent or Borrowers at any time, the Lender Parties will confirm in writing Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

9.10. Collateral Matters. The Lender Parties irrevocably agree (a) that the Liens granted to the Administrative Agent or any other Lender Party by the Loan Parties on any Collateral shall, at the sole cost and expense of the Borrowers, be automatically released (i) in full, upon Payment in Full, (ii) upon the sale or other disposition of any property (and solely with respect to such property) by a Loan Party to any other Person (other than another Loan Party) if the Borrower Agent certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of the Loan Documents (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary (other than a Disposition to another Loan Party), the Administrative Agent is authorized to release any Guarantee provided by such Subsidiary, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to clause (c) or (d) below or (v) on any assets that are or become Excluded Assets; (b) that the Administrative Agent is authorized to (i) subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 7.02 and (ii) release or subordinate any Lien on any property granted to or held by the Administrative Agent in accordance with the terms of the Security Agreement; and (c) that any Borrower or any Subsidiary shall be automatically released from its obligations under the Loan Documents (and all Liens granted by such Borrower or Subsidiary) if such Person ceases to be a Borrower or a Subsidiary as a result of a transaction permitted hereunder. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing, to the extent required under this Section 9.10, Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, each Lender irrevocably authorizes the Administrative Agent to, at the Borrower’s expense, and Administrative Agent shall execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Instruments, or to evidence the release of such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11. Other Collateral Matters.

(a) Care of Collateral. Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

(b) Lenders as Agent For Perfection by Possession or Control. Administrative Agent and Lender Parties appoint each Lender as agent (for the benefit of Lender Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to Administrative Agent or otherwise deal with it in accordance with Administrative Agent’s instructions.

9.12. Right to Perform, Preserve and Protect. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided herein.

Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may take (but shall not be obligated to take or refrain from taking) such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations. Each Lender agrees to reimburse Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors paid in the name of, or on behalf of, any Loan Party) that may be incurred by Administrative Agent or any of its Related Persons in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document.

9.13. Credit Product Providers and Credit Product Arrangements.

(a) Each Credit Product Provider, by delivery of a notice to Administrative Agent of the creation of a Credit Product Arrangement, agrees to be bound by Section 8.03 and this Article IX. Each Credit Product Provider shall indemnify Administrative Agent (and any sub-agent thereof) and each Related Party thereof (each a “Credit Product Indemnitee”) against, and hold harmless each such Credit Product Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel), incurred by any such Credit Product Indemnitee or asserted against any Credit Product Indemnitee by any third party or by Borrowers or any other Loan Party arising out of, in connection with, or as a result of such provider’s Credit Product Obligations.

(b) Except as otherwise expressly set forth herein, no Credit Product Provider that obtains the benefit of the provisions of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or any other Loan Document shall have any voting rights or right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise (including with respect to the release or impairment of any Collateral or notice of or consent to any amendment, waiver or modification of the provisions hereof or of any other Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Credit Product Arrangements in respect of any Payment in Full of the Obligations or the Facility Termination Date.

9.14. Designation of Additional Agents. The Administrative Agent, subject to the consent of the Borrowers (not to be unreasonably withheld), shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “joint book runners,” “joint lead arrangers,” “joint arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

9.15. Authorization to Enter into Intercreditor Agreements and Subordination Agreements. Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to enter into (or amend, renew, extend, supplement, restate, replace, waive or otherwise modify) any intercreditor agreement or subordination agreement (including, without limitation, any terms set forth in this Agreement, or those that are Otherwise Acceptable, in each case, to the extent the Indebtedness being incurred or secured in connection therewith is not prohibited from being incurred under Section 7.01 and (if applicable) is permitted to be secured (including with respect to priority) under Section 7.02 of this Agreement, which the Administrative Agent shall be required to enter into upon the delivery of a certificate described in the following sentence), and that if any such intercreditor agreement or subordination agreement (or, in each case, any such amendment or modification thereto or restatement thereof) is Otherwise Acceptable, the Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement or subordination agreement is reasonable and to have consented to such intercreditor agreement or subordination agreement (or, in each case, any such amendment or modification thereto or restatement thereof) and the Administrative Agent’s execution thereof. The Lenders expressly and irrevocably agree that (x) the Administrative Agent shall rely exclusively on a certificate of a Responsible Officer of the Borrower Agent as to whether any Indebtedness is not prohibited and/or Liens are permitted (including with respect to priority) and (y) any intercreditor agreement or subordination agreement entered into by the Administrative Agent shall be binding on the Lender Parties, and each Lender hereby expressly and irrevocably agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any intercreditor agreement or subordination agreement. In the event of any specific conflict or inconsistency between the provisions of any intercreditor agreement or subordination agreement and this Agreement, the provisions of such intercreditor agreement or subordination agreement shall control. Each Lender hereby authorizes and directs Administrative Agent to issue blockage notices in connection with the Subordinated Indebtedness at the direction of Administrative Agent or the Required Lenders.

9.16. Recovery of Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer o(any such Lender, L/C Issuer or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such

Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.16 and held in trust for the benefit of the Administrative Agent, and such Lender or L/C Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer or any Person who has received funds on behalf of a Lender or L/C Issuer (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or L/C Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or L/C Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or L/C Issuer under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or L/C Issuer, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrowers for the purpose of making a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.16 in respect of any Erroneous Payment; provided, that, the foregoing shall not limit the terms of Section 10.04 (but for the avoidance of doubt, it is understood and agreed that, if a Loan Party has paid principal, interest or any other amounts owed to a Lender Party, Section 10.04 shall not require any such Loan Party to pay additional amounts that are by way of Section 10.04, effectively duplicative of such previously paid amounts.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc. Subject to Section 3.10 and except as provided with respect to any Increase or as otherwise specifically provided herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers, Borrower Agent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (except as expressly set forth in clause (c) below) and Borrowers, the applicable Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or Section 4.02 of this Agreement or the waiver of any covenant, Default, Event of Default, the imposition of the Default Rate, mandatory prepayment or reductions or any modification, waiver or amendment to the financial covenant definitions or any component thereof in this Agreement, shall not constitute an increase of any Commitment of a Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to a Lender (or any of them), including the Revolving Credit Maturity Date or any scheduled reduction of the Commitments hereunder or under any other Loan Document, in each case without the written consent of such Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of such Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then applicable to Base Rate Loans or SOFR Loans, as applicable) or to waive any obligation of Borrowers to pay interest or Letter of Credit Fees at the Default Rate; provided, further¸ that any waiver of any condition precedent in Section 4.01 or Section 4.02 of this Agreement, any waiver of any covenant, Default or Event of Default, the imposition of the Default Rate, mandatory prepayment or reductions or any modification, waiver or amendment to the financial covenant definitions or any component thereof in this Agreement shall not constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause (c); provided, further, that notwithstanding the foregoing to the contrary, a Lender may agree to any reduction described in this clause (c) solely with respect to the Loans or L/C Borrowings of such Lender (and not any other Lenders or L/C Issuer) and solely the written consent of such Lender (and not Required Lenders) and Borrowers pursuant to mutually acceptable documentation (with prompt delivery of such documentation to Administrative Agent) shall be required to effect such reduction solely in respect of such consenting Lender’s Loans and/or L/C Borrowings;

(d) change the provisions requiring pro rata payments to the Lenders set forth herein or amend the definition of “Applicable Percentage” without the written consent of each Lender directly and adversely affected thereby;

(e) (i) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) change the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required for Revolving Lenders to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender;

(f) release any Borrower or any Guarantor from its obligations under its Guarantee from this Agreement without the written consent of each Lender, except to the extent such Person is the subject of a Disposition permitted by Section 7.05 (in which case such release may be made by Administrative Agent acting alone);

(g) release all or substantially all of the Collateral without the written consent of each Lender except with respect to Dispositions and releases of Collateral permitted or required hereunder (including pursuant to Section 7.04 or 7.05) or as provided in the other Loan Documents (in which case such release may be made by Administrative Agent acting alone); or

(h) prior to an Event of Default under Section 8.01(f), amend or modify any term or provision of any Loan Document to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money) with respect to which (x) the Liens on the Collateral securing the Obligations of any Loan would be subordinated or (y) all or any portion of the Obligations of any Loan would be subordinated in right of payment; except (i) indebtedness that is expressly permitted by this Agreement as in effect as of the Closing Date to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations, (ii) any “debtor in-possession” facility (or similar financing under applicable law) or (iii) any other Indebtedness so long the opportunity to participate in such Indebtedness is offered ratably to all adversely affected Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; and (v) no amendment, waiver or consent shall, unless signed by the Required Revolving Lenders in addition to the Lenders required above: (w) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or any L/C Issuer to issue any Letter of Credit) in Section 4.02; (x) amend or waive non-compliance with any provision of Section 2.01(a); (y) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or any L/C Issuer to issue any Letter of Credit) in Section 4.02 or (z) amend or waive non-compliance with any provisions of the Loan Documents in a manner that affects the rights and duties of the Revolving Lenders under the Revolving Credit Facility more adversely than the rights and duties of the Lenders under the Term Loan Facility. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender, each directly affected Lender or any class of Lenders and that has been approved by the Required Lenders, Borrowers may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Borrowers to be made pursuant to this paragraph).

Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Lenders shall not be entitled to receive any fees or other compensation paid to the Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.

In addition, notwithstanding anything to the contrary in this Agreement, including this Section 10.01, this Agreement and the other Loan Documents may be amended (or amended and restated) by the Administrative Agent, the Borrowers and the Lenders providing the applicable Credit Extension to increase the Revolving Credit Facility or any previously funded incremental term loan facility, in each case, pursuant to Section 2.18 (for the avoidance of doubt, only the consent of the Administrative Agent, the Borrowers and the Lenders providing any such incremental term loan facility shall be required for any such amendment in connection with such incremental term loan facility and the terms thereof and provisions related thereto) and (a) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement (including the rights of the Lenders to share ratably in prepayments following any such increase to the Revolving Credit Facility or the previously funded incremental term loan facility), the Security Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (b) to include appropriately the Lenders holding such credit facility in any determination of the Required Lenders and Required Revolving Lenders and (c) to amend other provision of the Loan Documents so that such increase to the Revolving Credit Facility or the previously funded incremental term loan facility pursuant to Section 2.18 are appropriately incorporated herein (including this Section 10.01).

In addition, notwithstanding anything to the contrary in this Agreement, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of Administrative Agent, the Borrowers and the Required Lenders to (a) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement (including the rights of the Lenders to share ratably in prepayments following any such addition of an additional credit facility), the Security Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (b) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Required Revolving Lenders and (c) to amend other provision of the Loan Documents so that such additional credit facilities are appropriately incorporated herein (including this Section 10.01).

In addition, notwithstanding anything to the contrary herein, this Agreement, (a) the Borrower Agent may by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all Lenders holding Term Loans with a like maturity date or all Revolving Lenders having Revolving Credit Commitments with a like commitment termination date (each Loan or Commitment subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures specified by the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 5 Business Days after the date of such notice, unless otherwise reasonably agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made; and (b) an Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrowers, each applicable Extending Lender and the Administrative Agent. No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension Offer, other than (A) the consent of each Lender agreeing to such Extension Offer with respect to its Term Loans and/or Revolving Credit Commitment (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit

Commitments, the consent of the L/C Issuer and Swing Line Lender, which consent shall not be unreasonably withheld or delayed. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to give effect to the provisions of this paragraph of Section 10.01, including any amendments necessary to treat the applicable Loans and/or Commitments of the Extending Lenders as a new “tranche” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Credit Commitments or Revolving Loans, (A) except as otherwise agreed by each L/C Issuer, the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the commitments of such new “tranche” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “tranche” and the remaining Revolving Credit Commitments and (B) except as otherwise agreed by each L/C Issuer, the Revolving Credit Termination Date, as such term is used in reference to Letters of Credit of such L/C Issuer, may not be extended without the prior written consent of such L/C Issuer. With respect to all extensions consummated by Borrowers pursuant hereto, (i) such extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.06(a) or (b) and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that Borrower Agent may at its election specify as a condition to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower Agent’s sole discretion and may be waived by Borrower Agent) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. For the avoidance of doubt, Lenders holding Extended Loans or Extended Commitments of the same tranche may elect to have payments made to them on a non-pro rata basis to effectuate the extended terms of such Extended Loans or Extended Commitments of the same tranche.

In addition, notwithstanding anything to the contrary contained in Section 10.01, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, defect or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

10.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email (including as a .pdf or .tif file) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to a Loan Party, Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (d) below:

(i)	If to Administrative Agent, Swing Line Lender or L/C Issuer:	Bank of Montreal 111 West Monroe Street Chicago, Illinois 60603 Attention: Bank of Montreal Agency Services Telephone No.: (312) 461-2683 Facsimile No.: (312) 461-3458 Email: GFS.AgencyUS@bmo.com

	With a copy to:	BMO Bank N.A. 300 South Grand Ave, 12th Floor Los Angeles, CA 90071 Attention: Chris Kaberle Email: chris.kaberle@bmo.com

With a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661

Attention: John Huang, Esq.

Facsimile No.: (312) 902-1061

Telephone No. (312) 902-5333

Email: john.huang@katten.com

(ii)	If to a Loan Party:	e.l.f. Cosmetics, Inc., as Borrower Agent 570 10th Street, 3rd Floor Oakland, CA 94607 Attention: Mandy Fields Email: mfields@elfcosmetics.com

	With a copy to:	Kirkland & Ellis LLP 2049 Century Park East, Suite 3700 Los Angeles, CA 90067 Attention: Austin Glassman Facsimile No.: (213) 808-8500 Telephone No. (213) 680-8266 Email: austin.glassman@kirkland.com if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Loan Parties).

Notices sent by hand or overnight courier service or by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when sent; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed given to the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. Each Loan Party hereby acknowledges that Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Borrowers, Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower Agent, Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Arrangers incurred on or after the Restatement Effective Date (promptly following a written demand therefor, together with backup documentation supporting such reimbursement request) associated with the syndication of the Facilities and the preparation, execution, delivery and administration of the Loan Documents and any amendment or waiver with respect thereto (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Arrangers taken as a whole, one regulatory counsel and, if necessary, of one local counsel in each relevant jurisdiction) and (ii) after the Restatement Effective Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrowers, all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders promptly following a written demand therefor (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and the Lenders taken as a whole in each relevant jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated taken as a whole) in connection with the enforcement of the Loan Documents or protection of rights thereunder; provided that the foregoing indemnity will not apply to expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of Administrative Agent or any Lender, (ii) to the extent arising from a material breach of the obligations by Administrative Agent or any Lender under the Loan Documents (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final judgment) or (iii) to the extent arising from any dispute solely among Administrative Agent and any Lenders or among Lenders, other than any claims against any Administrative Agent in such capacity or any Lender in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission on the part of any Loan Party or its Affiliates (as determined by a court of competent jurisdiction in a final judgment).

(b) Indemnification by Loan Parties. The Loan Parties shall indemnify Administrative Agent, the Arrangers, each L/C Issuer and the Lenders and their respective affiliates, and each Related Party (each such Person being called an “Indemnitee”) against, and hold them harmless from and against all reasonable and documented out-of-pocket costs and expenses (including, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees taken as a whole (absent an actual conflict of interest in which case affected Persons may engage and be reimbursed for one additional counsel for each such group of affected Indemnitees similarly situated taken as a whole), and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration and enforcement of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous

Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability of any Loan Party or any of its Subsidiaries, (iv) [reserved] or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, or by Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses (w) result from any settlement of any claim, litigation, investigation or proceeding without the consent of the Loan Parties (such consent not to be unreasonably withheld, conditioned or delayed), (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach of the Loan Documents of or by such Indemnitee or any of its Related Parties or (y) any dispute solely among any Indemnitees (other than claims of an Indemnitee against Administrative Agent, in its capacity as such or any Lender in its capacity or fulfilling its role as an arranger or any similar role under the Loan Documents and other than any claims arising out of any act or omissions on the part of any Loan Party or any of its Affiliates (as determined by a court of competent jurisdiction by final judgment). No Indemnitee, Loan Party or any Subsidiary of a Loan Party or Related Party of a Loan Party or a Subsidiary of a Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Effective Date); provided that nothing contained in this sentence shall limit any such Person’s indemnification obligations set forth in this Agreement or any other Loan Document to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder (whether before or after the Restatement Effective Date). For the avoidance of doubt, this Section 10.04(b) shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly to the applicable Borrower, Holdings, or Affiliate any and all amounts paid by any Borrower, Holdings or any of their Affiliates under this clause (b) to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. The Loan Parties shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee (which approval shall not be unreasonably withheld or delayed) from all liability on claims that are the subject matter of such claim, litigation, investigation or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(c) Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s portion of Loans, commitments and risk participations with respect to the Revolving Credit Facility) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity; and provided, further, that, the obligation of the Lenders to so indemnify shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Administrative Agent, L/C Issuer or Related Party. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party or Indemnitee shall assert, and each hereby waive any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any such Person’s indemnification obligations set forth in this Agreement or any other Loan Document to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder (whether before or after the Restatement Effective Date). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 20 Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.

10.05. Marshalling; Payments Set Aside. None of Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Lender Party, or a Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that unless in connection with a transaction permitted by Section 7.04, an Investment permitted hereunder to the extent the surviving or succeeding Person or assignee, as applicable, of such Investment has assumed all obligations of such Loan Party under the Loan Documents pursuant to documentation reasonably acceptable to Administrative Agent, or Permitted Acquisition and in accordance with the requirements thereof, no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to any Person (other than any Persons in accordance with the provisions of subsection (b) of this Section (such an assignee, an “Eligible Assignee”)), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants and SPVs to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) with respect to Term Loans, $1,000,000 and (y) with respect to the Revolving Credit Facility, $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or Term Loan Facility or any Increase, unless such assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, such assignment is of the assigning Lender’s entire interest in such facility or each of Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that the Borrower Agent’s consent shall be required with respect to any assignment to a Disqualified Institution notwithstanding the existence of an Event of Default under Section 8.01(a) or 8.01(f) and Borrower Agent’s refusal to consent to an assignment to any Disqualified Institution (to the extent such consent is required) shall not be deemed to be unreasonable;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment or Revolving Loan if such assignment is to a Person that is not a Lender with a Commitment or Loan in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or assignments in respect of any Revolving Credit Commitment or Revolving Loan if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iii) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and provided, further, that such fee shall not be payable in connection with an assignment to an Affiliate of a Lender or an Approved Fund. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(iv) No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of a Borrower’s Affiliates or Subsidiaries (except as provided in Section 2.19), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person) or (D) without Borrower Agent’s consent, any Disqualified Institution. Upon request by any Lender to the Administrative Agent, as to whether a potential assignee is on the Disqualified Institution List, the Administrative Agent is authorized to share the then applicable Disqualified Institution List with such Lender for purposes of such Lender confirming whether such potential assignee is on such Disqualified Institution List. Administrative Agent shall not have any responsibility or liability for monitoring the Disqualified Institution List (or identities of parties on such list), or enforcing provisions relating to such list or Disqualified Institutions. Notwithstanding anything to the contrary herein, any assignment or sale of a participation by a Lender without the consent of the Borrower Agent (solely to the extent such consent is required, including, for the avoidance of doubt, in connection with any assignment to a Disqualified Institution) shall be void ab initio and the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to, solely in respect of the assignee, any other remedies available to the Borrowers at law or in equity.

(v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Agent and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent in the Register pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d); provided that an assignment or transfer not in compliance with Section 10.06(b)(iv) shall be void and of no force or effect.

(c) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers (in such capacity, subject to Section 10.17), shall maintain accessible at Administrative Agent’s Office in the U.S. a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Borrower Agent at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.

(d) Participations and SPVs. Any Lender may at any time, (x) without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a Borrower or any of Borrowers’ Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it) and (y) with notice to Administrative Agent, grant to an SPV (other than a natural person, a Defaulting Lender, a Borrower or any of Borrowers’ Affiliates or Subsidiaries or a Disqualified Institution) the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation; provided that (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option or participation agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) Borrowers, Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation or grants a right to an SPV shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant or the SPV, as applicable, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant or such SPV. Subject to subsection (e) of this Section, Borrowers agree that each Participant and each SPV shall be entitled to the benefits of Sections 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. Each Participant and each SPV agrees to be subject to Section 3.07 and Section 10.07 as though it were a Lender. Each Lender granting a participation or an option to an SPV shall as a non-fiduciary agent of the Borrowers maintain a register (“Participation and SPV Register”) with respect to the ownership and transfer of each participation or grant of an option, as applicable, containing the information set forth in the Register described in Section 10.06(c). No Lender shall have any obligation to disclose all or any portion of the Participation and SPV Register (including any such portion containing the identity of any Participant or any SPV or any information relating to a Participant’s or an SPV’s interest in any rights or obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other rights or obligations under this Agreement are in registered form under Section 5f.103-1(c) or Section 1.871-14(c) of the Treasury Regulations. The entries in the Participation and SPV Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participation and SPV Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participation and SPV Register.

(e) Limitations upon Participant and SPV Rights. A Participant or an SPV shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the option granted to such SPV, as applicable, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or the SPV was granted the option, as applicable.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) [Reserved].

(h) [Reserved].

(i) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j) Resignation as L/C Issuer and/or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO assigns all of its Revolving Credit Commitment or Revolving Loans pursuant to subsection (b) above, such Person may, (i) upon 30 days’ notice to Borrower Agent and the Lenders, resign as L/C Issuer and/or (ii) in the case of BMO, upon 30 days’ notice to Borrower Agent, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer, or Swing Line Lender, Borrower Agent shall be entitled to appoint from among the Lenders willing to serve in such capacity a successor L/C Issuer or Swing Line Lender hereunder, as the case may be; provided, however, that no failure by Borrower Agent to appoint any such successor shall affect the resignation of such Person as L/C Issuer or Swing Line Lender, as the case may be. If BMO resigns as L/C Issuer, such Person shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

10.07. Treatment of Certain Information; Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Lender Party agrees to use commercially reasonable efforts (to the extent permitted by law and practical to do so) to notify the Borrower Agent promptly thereof), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, Participant in or SPV, or any prospective assignee of, Participant in or SPV, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations, (g) with the consent of Borrower Agent, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender

Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties other than as a result of a breach of any duty of confidentiality, (i) to rating agencies if requested or required by such agencies in connection with a rating or credit estimate relating to the Loans or Commitments hereunder or (j) to a Person that is (i) an investor or prospective investor in a Securitization that agrees that its access to information regarding the Borrower and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential or (ii) a trustee, collateral agent, collateral manager, servicer, noteholder, equityholder or secured party in a Securitization in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such Securitization.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided, that any information marked “PUBLIC” may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in any event a reasonable level.

Each of the Lender Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

The Administrative Agent and any Joint Lead Arranger may publish the name and logo of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which Administrative Agent or such Joint Lead Arranger elects to publish provided the Loan Parties consent in advance in writing to the publication of such tombstone or other advertising materials by the Administrative Agent or such Joint Lead Arranger. Administrative Agent and each Joint Lead Arranger reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency but other than any Excluded Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, but only to the extent then due and owing; provided that in the event that any Defaulting Lender shall exercise any such right of setoff,

(x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower Agent and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by telecopy or other electronic means (including .pdf or .tif files) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender Parties, regardless of any investigation made by any Lender Party or on their behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Further, the provisions of Sections 3.01, 3.04, 3.05, 9.16, 10.02, 10.03, 10.04, 10.05, 10.06, 10.09, 10.10, 10.11, 10.12, 10.14, 10.15, 10.16, 10.17 and 10.18 shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then in each such case Borrower Agent may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower Agent shall have paid to Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower Agent (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and

(e) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Subject to the immediately preceding sentence, any assignment or delegation made in compliance with this Section 10.13 should nonetheless be effective for all purposes hereunder and under the Loan Documents, regardless of whether a Lender being replaced fails to execute and deliver any documents in connection therewith.

10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act.

10.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Lender Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Lender Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Lender Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Lender Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Lender Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Lender Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Loan Party hereby agrees that it will not claim that any of the Lender Parties and their respective Affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

10.18. Attachments. Any exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.19. Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI

CONTINUING GUARANTEE

11.01. Guarantee.

(a) Holdings and each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and performance and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrowers to the Lender Parties, arising hereunder or under any other Loan Document or under any Credit Product Arrangement, as applicable (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender Parties in connection with the collection or enforcement thereof, subject to the limitations set forth in Section 10.04(a) hereof).

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.01(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.01(b), or otherwise hereunder, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.01(b) shall remain in full force and effect until Payment in Full of the Obligations. Each Qualified ECP Guarantor intends that this Section 11.01(b) constitute, and this Section 11.01(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

11.02. Rights of Lenders. Holdings and each Subsidiary Guarantor consents and agrees that the Lender Parties may, at any time and from time to time, and without affecting the enforceability or continuing effectiveness hereof and subject only to the terms of this Agreement: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Loan Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guarantee or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine in accordance with the terms of the Loan Documents; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Loan Obligations. Without limiting the generality of the foregoing, Holdings and each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings or any Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of Holdings or any Subsidiary Guarantor.

11.03. Certain Waivers.

(a) Holdings and each Subsidiary Guarantor waives, to the fullest extent permitted by law, (i) any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender Party) of the liability of Borrowers; (ii) any defense based on any claim that Holdings’ or any Subsidiary Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (iii) the benefit of any statute of limitations affecting Holdings’ or any Subsidiary Guarantor’s liability hereunder; (iv) any right to require any Lender Party to proceed against any Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Lender Party whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Lender Party; and (vi) to the fullest extent permitted by law, any and all other defenses (other than a defense of payment in full) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings and each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Secured Obligations, except as otherwise expressly set forth in this Agreement.

(b) Holdings and each Subsidiary Guarantor agrees that its obligations hereunder are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Loan Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower or other Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan

Document, or any waiver, consent or indulgence of any kind by Administrative Agent or any Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the Loan Obligations or any action, or the absence of any action, by Administrative Agent or any Lender in respect thereof (including the release of any security or guarantee); (iv) the insolvency of any Borrower or any other Loan Party; (v) any election by Administrative Agent or any Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any Borrower or other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent or any Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except defense of payment in full.

(c) Holdings and each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or Lenders to marshal assets or to proceed against any Borrower, or any other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against Holdings or such Subsidiary Guarantor. Holdings and each Subsidiary Guarantor waives, to the fullest extent permitted by law, all defenses available to a surety, guarantor or accommodation co-obligor other than defense of payment in full. It is agreed among Holdings and each Subsidiary Guarantor, Administrative Agent and Lenders that the provisions of this Article XI are essential to the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent and Lenders would decline to make Loans and issue Letters of Credit. Holdings and each Subsidiary Guarantor acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(d) Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Article XI. If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, Holdings and each Subsidiary Guarantor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that Holdings or any Subsidiary Guarantor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair Holdings’ and each Subsidiary Guarantor’s obligation to pay the full amount of the Loan Obligations.

11.04. Obligations Independent. The obligations of Holdings and each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Loan Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings and each Subsidiary Guarantor to enforce this Guarantee whether or not any Borrower or any other person or entity is joined as a party.

11.05. Subrogation. Neither Holdings nor any Subsidiary Guarantor shall exercise any right of subrogation or similar rights with respect to any payments it makes under this Guarantee until the Facility Termination Date. If any amounts are paid to Holdings or any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to Administrative Agent for the benefit of the Lender Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

11.06. Termination; Reinstatement. This Guarantee is a continuing and irrevocable guarantee of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date (or, as to any applicable Guarantor, until the sale or Disposition of such Guarantor in a transaction permitted hereunder). Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of a Borrower or Holdings or any Subsidiary Guarantor is made, or any of the Lender Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lender Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender Parties are in possession of or have released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings and each Subsidiary Guarantor under this paragraph shall survive termination of this Guarantee.

11.07. Subordination. If the Required Lenders so request after the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of any Borrower owing to Holdings or any Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to Holdings or any Subsidiary Guarantor as subrogee of the Lender Parties or resulting from Holdings’ or any Subsidiary Guarantor’s performance under this Guarantee (and, in each case, the payment thereof), shall be subordinated to the Payment in Full of the Obligations and shall be enforced and performance received by Holdings or any Subsidiary Guarantor as trustee for the Lender Parties and the proceeds thereof shall be paid over to the Administrative Agent to be applied to the Secured Obligations, but without reducing or affecting in any manner the liability of Holdings or any Subsidiary Guarantor under this Guarantee.

11.08. Condition of Borrowers. Holdings and each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrowers and any such other guarantor as Holdings and each Subsidiary Guarantor requires, and that none of the Lender Parties has any duty, and neither Holdings nor any Subsidiary Guarantor is relying on the Lender Parties at any time, to disclose to Holdings or any Subsidiary Guarantor any information relating to the business, operations or financial condition of Borrowers or any other guarantor (Holdings and each Subsidiary Guarantor waiving any duty on the part of the Lender Parties to disclose such information and any defense relating to the failure to provide the same).

11.09. Limitation of Liability. Notwithstanding any provision of this Article XI to the contrary, it is intended that the provisions of this Article XI not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Lender Party and Loan Party agrees that if the provisions of this Article XI, or any Liens securing the obligations and liabilities arising pursuant to this Article XI, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause such provisions or such Lien to constitute a Fraudulent Conveyance, and such provisions shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any Governmental Authority as in effect from time to time.

11.10. No Novation; Reaffirmation. Notwithstanding anything to the contrary contained herein, this Agreement is not intended to and shall not serve to effect a novation of the Obligations under the Original Credit Agreement, as continued hereunder. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. Each Borrower and each other Loan Party acknowledges and confirms that (i) the Liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of the Borrowers and the other Loan Parties to the Administrative Agent and the Lenders under the Original Credit Agreement, as amended and restated hereby, and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrowers and the other Loan Parties to the Administrative Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Borrowers under the Notes to be delivered hereunder, and under the Original Credit Agreement, as amended and restated hereby, as the same further may be amended, restated, supplemented and/or modified from time to time and (ii) the grants of security interests, mortgages and Liens under and pursuant to the Loan Documents shall continue unaltered, and each other Loan Document shall continue in full force and effect in accordance with its terms unless otherwise amended by the parties thereto, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross references in the Loan Documents to particular section numbers in the Original Credit Agreement shall be deemed to be cross references to the corresponding sections, as applicable, of this Agreement. Each Loan Party signatory hereto, in the respective capacities, if any, of such Loan Party under each of the “Loan Documents” (as such term is defined in the Original Credit Agreement), other than the Original Credit Agreement (such Loan Documents other than the Original Credit Agreement are referred to herein as the “Original Loan Documents”), to which such Loan Party is a party (including the respective capacities of accommodation party, assignor, grantor, guarantor, indemnitor, mortgagor, obligor and pledgor, as applicable, and each other similar capacity, if any, in which such Loan Party granted Liens on all or any part of its properties and assets, or otherwise acted as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations under the Original Credit Agreement), hereby (i) agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Loan Party under any of the Original Loan Documents, all of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects except as amended hereby, and (ii) to the extent such Loan Party has granted Liens on any of its properties or assets pursuant to any of the Original Loan Documents to secure the payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations under and as defined in this Agreement, as hereafter amended, restated, amended and restated, supplemented and otherwise modified and in effect from time to time. Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Loan Parties contained in the Original Credit Agreement, each of the Loan Parties acknowledges and agrees that any causes of action or other rights created in favor of the Administrative Agent or any Lender and their successors arising out of the representations and warranties of any Loan Party contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement or any Original Loan Document shall survive the execution and delivery of this Agreement, and any and all indemnification obligations of each Loan Party pursuant to the Original Credit Agreement (including any arising from a breach of the representations or warranties thereunder) shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL CREDIT AGREEMENT, THE ORIGINAL LOAN DOCUMENTS, THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL CREDIT AGREEMENT, THE ORIGINAL LOAN DOCUMENTS, THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND LENDERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT.

[Remainder of page is intentionally left blank; signature pages follow.]

EXHIBIT B TO FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT1

dated as of December 23, 2016

among

THE GRANTORS IDENTIFIED HEREIN FROM TIME TO TIME,

and

BANK OF MONTREAL,

as Administrative Agent

[1]	As amended to reflect changes through the Fourth Amendment to Amended and Restated Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of March 3, 2025.

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, restated, amended and restated, or supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 23, 2016, is made by each of the Grantors (as defined below), in favor of BANK OF MONTREAL, in its capacity as Administrative Agent for each Lender Party (as defined in the Credit Agreement) (in such capacity, together with its successors and permitted assigns in such capacity, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, e.l.f. Cosmetics, Inc., a Delaware corporation, J.A. RF, LLC, a Delaware limited liability company, W3LL People, Inc., a Delaware corporation, and each other Domestic Subsidiary of Holdings who hereafter becomes a “Borrower” thereunder pursuant to a Joinder Agreement (each a “Borrower” and collectively, the “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), each Person that becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein) (each a “Guarantor” and collectively with Holdings, the “Guarantors,” and together with the Borrowers and each other Person that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Administrative Agent, Swing Line Lender (as defined therein) and L/C Issuer (as defined therein) are parties to that certain Credit Agreement, dated as of April 30, 2021 (such agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, including any replacement agreement therefor, and including as amended by the Amendment (as defined below), the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans (including revolving loans), which revolving loans will include subfacilities for the issuance of letters of credit and swingline loans to the Borrowers (each a “Loan” and collectively, the “Loans”);

WHEREAS, it is a condition precedent to the Lenders making the Loans to the Borrowers pursuant to the Credit Agreement that each Grantor shall have executed and delivered to Administrative Agent a pledge to Administrative Agent, for the benefit of the Lender Parties, and the grant to Administrative Agent, for the benefit of the Lender Parties, of (a) a security interest in and Lien on the outstanding shares of Equity Interests and indebtedness from time to time owned by such Grantor of each Subsidiary now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in substantially all other personal property and fixtures of such Grantor, in each case, excluding the Excluded Assets;

WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Administrative Agent, the L/C Issuer, the Lenders and the other Lender Parties to make and maintain the Loans and to issue or participate in Letters of Credit and Swing Line Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with Administrative Agent, for the benefit of the Lender Parties, as follows:

SECTION 1. Definitions.

(a) All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) The following terms shall have the respective meanings provided for in the UCC: “Accounts,” “Account Debtor,” “Cash Proceeds,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Record,” “Securities Account,” “Security Entitlements,” “Software,” and “Supporting Obligations.”

(c) Reference is hereby made to Section 1.01 of the Credit Agreement, the terms of which are hereby incorporated by reference herein as if fully set forth herein.

(d) As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Ancillary IP Rights” means, with respect to Intellectual Property, all (i) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (ii) the right to sue for past, present, and future infringements thereof.

“Copyrights” means any and all rights arising under applicable Law in (i) copyrights, whether or not published, (ii) copyright registrations and all applications in connection therewith including those listed on Schedule II hereto and (iii) all renewals, extensions, restorations and reversions thereof.

“Excluded Account” means with respect to any Grantor, (a) any Deposit Account which is used exclusively as a tax account (including, without limitation, any sales tax account), escrow account, defeasance account, redemption account, trust account (including, but not limited to, any trust account to hold customer deposits) or any other account held in a fiduciary capacity and (b) any Deposit Account which is used for funding payroll, healthcare and other employee wage and benefits.

“Excluded Assets” means:

(a) any lease, license or agreement or any assets or property subject to such agreement, any permit, lease, license, contract or other agreement or instrument applicable to such asset or property, in each case, to the extent a grant to Administrative Agent of a security interest in and to such asset or property or under which the grant to Administrative Agent of a security interest in and to such asset or property would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Grantor or a Subsidiary of a Grantor) or otherwise require consent (other than from a Grantor or a Subsidiary of a Grantor) thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that such assets or property shall constitute “Excluded Assets” only to the extent and for so long as such permit, lease, license, contract or other agreement or instrument applicable to such asset or property or applicable Law validly prohibits the creation of a Lien on such property or asset in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”;

(b) all governmental licenses, state or local franchises, charters and authorizations that would otherwise be included as Collateral but for applicable Law (including, without limitation, rules and regulations of any Governmental Authority or agency) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) that prohibits or restricts the grant to Administrative Agent of a security interest in and to such governmental license, charter or authorization; provided, however, that such governmental licenses, charters and authorizations shall constitute “Excluded Assets” only to the extent and for so long as such applicable Law validly prohibits the creation of a Lien on such governmental license, charter or authorization in favor of Administrative Agent and, upon the termination of such prohibition or circumstance (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets”;

(c) Equity Interests of (i) any Excluded Subsidiaries other than 65% of the aggregate voting Equity Interests of any first-tier Foreign Subsidiary or Excluded Domestic Holdco and 100% of the aggregate non-voting Equity Interests of any first-tier Foreign Subsidiary or Excluded Domestic Holdco or (ii) Holdings;

(d) vehicles, aircraft and other assets, the perfection of which requires notation on a certificate of title or ownership;

(e) Letter-of-Credit rights (other than those that constitute Supporting Obligations);

(f) Commercial Tort Claims with a value, individually, of less than $15,000,000;

(g) interests in any joint venture and non-wholly-owned Subsidiary (x) which cannot be pledged without the consent of one or more Persons (other than the Grantors or a Subsidiary of a Grantor) or (y) to the extent the organizational documents of such Subsidiary prohibit such pledge (provided that such prohibitions shall not have been created in contemplation of this restriction) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law);

(h) pledges and security interests prohibited or restricted by applicable Law (including, without limitation, financial assistance laws and corporate benefit laws) (including any requirement to obtain the consent of any Governmental Authority or third party (other than a Grantor or a Subsidiary of a Grantor) and including pledges and security interests, which would trigger termination pursuant to any “change of control” or similar provision) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), or that result in adverse tax or regulatory costs or consequences (other than de minimis consequences) as determined by the Borrowers in good faith;

(i) any “intent to use” Trademark applications for which a statement of use or amendment to allege use has not been filed and accepted, to the extent that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark application under applicable federal Law;

(j) (i) any leasehold interests in real property (including any obligation to obtain landlord waivers, non-disturbance agreements, estoppels, bailee waivers, warehouseman waivers and collateral access letters) and (ii) any owned real property with fair market value of less than $20,000,000;

(k) any property that is subject to a purchase money Lien or a Capital Lease in each case, to the extent a grant to Administrative Agent of a security interest in and to such property or under which the grant to Administrative Agent of a security interest in and to such property would violate or invalidate such purchase money Lien or such Capital Lease or create a right of termination in favor of any other party thereto (other than a Grantor or a Subsidiary of a Grantor) or otherwise require consent (other than from a Grantor or a Subsidiary of a Grantor) thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), and if and when the prohibition which prevents the granting of a security interest in any such property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have a security interest in such property, and the Collateral will be deemed to include such property;

(l) Excluded Accounts;

(m) any margin stock (as defined in Regulation T, U or X of the Federal Reserve Board); and

(n) other assets to the extent Borrower Agent and the Administrative Agent determine that the cost, difficulty, burden or consequences of obtaining such pledge or security interest or perfection thereof is excessive in relation to the practical benefit to the Lenders thereof (including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) and any tax accounting or regulatory consequences); provided, however, that (i) Excluded Assets shall not include any Proceeds of property described in any of the foregoing (unless such Proceeds would otherwise constitute Excluded Property), and (ii) if and when any of the foregoing ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any applicable Law, statute or regulation, or otherwise), such item shall no longer constitute Excluded Property and shall automatically constitute a portion of the Collateral subject to the grant of security contained herein.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Intellectual Property” means any and all Patents, Copyrights and Trademarks.

“Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other use rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other use rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor).

“Patents” means patents and patent applications (whether in the United States or any other country or any political subdivision thereof), including the patents and patent applications listed on Schedule III hereto, together with any and all (i) inventions and improvements described and claimed therein and (ii) continuations, divisionals, continuations-in-part, re-examinations, and reissues thereof.

“Pledged Debt” means indebtedness in a principal amount or value, individually, of greater than $15,000,000 described in Schedule IX hereto and all indebtedness from time to time owned or acquired by a Grantor in a principal amount or value, individually, of greater than $15,000,000, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all Security Entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares.”

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule X hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule X (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed, in each case, in respect of or in exchange for any or all of such Equity Interests.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, logos, symbols, trade dress, assumed names, fictitious names and service mark applications, and all registrations and applications for the foregoing (whether statutory or common law and whether in the United States or any other country or any political subdivision thereof) including the registrations and applications listed on Schedule IV hereto, together with (i) all renewals thereof and (ii) the goodwill of the business symbolized by the foregoing or connected therewith.

SECTION 2. Grant of Security Interest. As collateral security for the payment and performance when due of all of the Secured Obligations, each Grantor hereby pledges and grants to Administrative Agent, for the benefit of the Lender Parties, a continuing security interest in, the following personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Goods, including, without limitation, all Equipment (including rolling stock), Fixtures and Inventory;

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule VIII;

(e) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Administrative Agent or any Lender Party or any affiliate, representative, agent or correspondent of Administrative Agent or any Lender Party;

(f) all Documents;

(g) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property, Ancillary IP Rights and Licenses and all goodwill of the business in connection therewith);

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Pledged Interests;

(l) all Supporting Obligations;

(m) all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above); and

(n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, (i) the term “Collateral” (and each component definition thereof) shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any Excluded Assets, (ii) the Grantors shall not be required to take any action intended to cause Excluded Assets to constitute Collateral and (iii) none of the covenants or representations and warranties herein or in any other Security Instrument shall be deemed to apply to any property constituting Excluded Assets.

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of (i) the Secured Obligations (as defined in the Credit Agreement), and (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Credit Agreement or under any other guaranty to which it is a party, in each case, with respect to such Loan Obligations; and

(b) the due performance when due by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Interests.

(a)

1. Subject to Section 4.01 of the Credit Agreement, all promissory notes having a face amount, individually, in excess of $15,000,000 evidencing the Pledged Debt and all certificates representing the Pledged Shares shall be delivered to Administrative Agent as of the Fourth Amendment Effective Date. All hereafter acquired promissory notes having a face amount, individually, in excess of $15,000,000, Instruments having a face amount in excess of $15,000,000 and certificates, in each case, constituting Pledged Interests (the “Additional Collateral”) shall be delivered to Administrative Agent promptly upon, but in any event within forty-five (45) days (or such longer time as the Administrative Agent may permit in its reasonable discretion) of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of Administrative Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to Administrative Agent. If any Pledged Interests consist of Security Entitlements with a value, individually, in excess of $15,000,000, such Grantor shall transfer such Security Entitlements to Administrative Agent (or its custodian, nominee or other designee), or use commercially reasonable efforts to cause the applicable securities intermediary to agree that it will comply with entitlement orders by Administrative Agent without further consent by such Grantor; provided, that Administrative Agent agrees that it shall not issue such entitlement orders except in accordance with the terms of this Agreement.

2. Within forty-five (45) days (or such longer time as the Administrative Agent may permit in its reasonable discretion) of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to Administrative Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules IX and X hereto. Each Grantor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Sections 5(h), (i), (j) and (l) hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), certificated Investment Property, promissory note, other Instrument, such Grantor shall deliver such stock certificate, certificated Investment Property, promissory note or Instrument, as the case may be, to the Administrative Agent in accordance with the terms of this Agreement.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a) Schedule I hereto sets forth as of the Fourth Amendment Effective Date (i) the exact legal name of each Grantor, (ii) a complete and correct list of each trade name used by each Grantor, (iii) the state or jurisdiction of organization of each Grantor, (iv) the type of organization of each Grantor and (v) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b) [Reserved].

(c) As of the Fourth Amendment Effective Date, all Equipment, Fixtures, Inventory and other Goods now existing (other than (i) Inventory or Equipment in transit, out for repair, in the possession of an employee of a Grantor in the Ordinary Course of Business (including laptops and cell phones) or, any other Inventory and Equipment having a value less than $15,000,000 individually) are located at the addresses specified therefor in Schedule V hereto. As of the Fourth Amendment Effective Date, each Grantor’s chief place of business and chief executive office is located at the addresses specified therefor in Schedule V hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments, except for those that have been delivered to Administrative Agent to the extent required herein.

(d) As of the Fourth Amendment Effective Date, (i) Schedule II is a complete and accurate list of all registered United States federal Copyrights owned by any Grantor and all applications for registration of United States federal Copyrights owned by any Grantor; (ii) Schedule III provides a complete and accurate list of all issued United States federal Patents owned by any Grantor and all applications for United States federal Patents owned by any Grantor; and (iv) Schedule IV provides a complete and correct list of all United States federal registered Trademarks owned by any Grantor and all applications for registration of United States federal Trademarks owned by any Grantor.

(e)

(i) Each Grantor owns, or holds licenses in, or otherwise possesses rights in, all Intellectual Property that is necessary to the operation of its business as conducted as of the date hereof, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

(ii) As of the Fourth Amendment Effective Date, except for those claims which would not reasonably be expected to result in a Material Adverse Effect, no claims are pending or, to the knowledge of any Grantor, threatened against any Grantor (A) alleging that the use of Intellectual Property owned by and as now used by any Grantor infringes on any Intellectual Property of any third party, or (B) challenging the ownership by any Grantor, or the validity or effectiveness, of any such Intellectual Property.

(f) Except as would not reasonably be expected to result in a Material Adverse Effect, no Grantor’s business or the operation thereof is infringing on any Intellectual Property of any third party.

(g) All U.S. federal registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(h) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable (as applicable). Except as noted in Schedule X hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable (if applicable).

(i) Other than that which has been obtained, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (ii) the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule VII hereto, (B) with respect to the perfection of the security interest created hereby in the United States federal Intellectual Property, for the recording of the appropriate Grant of a Security Interest, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to any action that may be necessary to obtain control of Collateral constituting Electronic Chattel Paper or Investment Property, the taking of such actions, and (D) Administrative Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral to the extent required herein (subclauses (A), (B), (C), and (D), each a “Perfection Requirement” and collectively, the “Perfection Requirements”). Notwithstanding the foregoing or anything else in this Agreement or any other Loan Document to the contrary, in no event shall any Grantor be required to (y) make any filings or take any other actions to record or perfect the Administrative Agent’s security interest in any Collateral outside the United States or to reimburse the Administrative Agent for any costs or expenses incurred in connection with making such filings or taking any other such action or (z) to register or apply for any Intellectual Property, or to place any source code in escrow.

(j) Compliance with the Perfection Requirements will result in the perfection of the Administrative Agent’s security interests in the Collateral (to the extent perfection may be achieved by performing such Perfection Requirements) and such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens.

(k) As of the date hereof, no Grantor holds any Commercial Tort Claims with a value, individually, of at least $15,000,000 except for such claims described in Schedule VIII.

(c) As of the date hereof, with respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company and a Pledged Issuer, no such Person has opted into (and no Grantor has caused any of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code.

SECTION 6. Covenants as to the Collateral. Until the Secured Obligations (whether or not due) are Paid in Full, unless Administrative Agent shall otherwise consent in writing:

(a) Further Assurances. Subject to the limitations set forth herein and in the other Loan Documents, each Grantor will at its expense promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that Administrative Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement including, without limitation (A) if any Account shall be evidenced by a Promissory Note or other Instrument with a principal amount or value, individually, in excess of $15,000,000, delivering and pledging to Administrative Agent such Promissory Note or other Instrument, duly endorsed and accompanied by executed instruments of transfer or assignment, (B) filing or authenticating the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any appropriate jurisdiction with respect to the security interests created hereby, (C) with respect to U.S. federal registrations or applications for registration of Intellectual Property owned by a Grantor or hereafter existing and, in each case, not covered by an appropriate security interest grant, executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, a Grant of a Security Interest, substantially in the form of Exhibit B hereto, (D) delivering to Administrative Agent irrevocable proxies in respect of the Pledged Interests, and (E) subject to the terms of this Agreement, taking all actions required by law in any relevant Uniform Commercial Code jurisdiction or by other law as applicable ; provided, that in no event shall any Grantor be required to (i) deliver or provide (or take any actions with respect to obtaining) any leasehold mortgages, landlord waivers, estoppels, or collateral access letters, (ii) enter into any control agreement with respect to any Deposit Account, Securities Account, Commodity Account or Uncertificated Securities or (iii) to provide any notice or obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).

(b) Locations. If after the Fourth Amendment Effective Date any Grantor changes its chief place of business or chief executive office, then within thirty (30) days of such change (or such longer time as the Administrative Agent may permit in its discretion) such Grantor shall give notice to the Administrative Agent of such change accompanied, if requested by Administrative Agent, by an updated Schedule V reflecting such change.

(c) Provisions Concerning the Accounts. Each Grantor will, except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due under the Accounts. Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, in consultation with such Grantor (unless an Event of Default under Section 8.01(a) or 8.01(f) of the Credit Agreement has occurred and is continuing), to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Administrative Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Upon one (1) Business Day’s prior written notice from

Administrative Agent that Administrative Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the immediately preceding sentence, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be promptly paid over to Administrative Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(c) hereof.

(d) Provisions Concerning the Pledged Interests. Each Grantor will, at the Grantors’ joint and several expense, (i) take all reasonably necessary actions to defend Administrative Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that is materially adverse to the interests of the Lender Parties (in their capacities as such) and (iii) not vote the Pledged Interests the effect of which would materially impair the Collateral.

(e) Intellectual Property.

(i) Upon the reasonable request of Administrative Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Administrative Agent one or more copyright security agreements, trademark security agreements, or patent security agreements to further evidence Administrative Agent’s Lien on such Grantor’s U.S. federal Patents, Trademarks, or Copyrights.

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary and material in the conduct of such Grantor’s business (as determined by such Grantor in its reasonable business judgment), to (A) maintain, protect and enforce and defend at such Grantor’s expense the Intellectual Property owned by such Grantor, in all cases subject to Grantor’s reasonable business judgment, including to use commercially reasonable efforts to enforce and defend, including, if appropriate, promptly suing for infringement, misappropriation or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person and (B) take all reasonable and necessary action to preserve and maintain all of such Grantor’s owned Trademarks, Patents, Copyrights, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability. Each Grantor hereby agrees to take any steps that would be required by this Section 6(e)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes an owner.

(iii) [Reserved].

(iv) On each date on which a Compliance Certificate is required to be delivered pursuant to the Credit Agreement, each Grantor shall provide Administrative Agent with a written report of all new United States Copyrights, federal Patents or Trademarks that are registered or the subject of pending applications for registrations, that are owned by a Grantor and material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Administrative Agent supplemental schedules to the applicable Loan Documents to identify such Copyrights, Patent and Trademark registrations and applications therefor.

(f) [Reserved].

(g) [Reserved].

(h) Control. Each Grantor hereby agrees to take any reasonable action that is necessary or that Administrative Agent may reasonably request in order for Administrative Agent to obtain control in accordance with the UCC with respect to Investment Property (other than Uncertificated Securities) only to the extent the same has a value, individually, in excess of $15,000,000. Each Grantor hereby acknowledges and agrees that any agent or designee of Administrative Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(i) Organizational Changes. Except as otherwise expressly permitted by Section 7.04 or 7.05 of the Credit Agreement, no Grantor shall, without giving Administrative Agent notice within thirty (30) days of such action, change (A) its legal name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule V hereto.

(j) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to Administrative Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a Pledged Issuer and that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate, in each case, without giving the Administrative Agent written notice within five (5) days (or such longer time period as the Administrative Agent shall permit) from the time thereof which, with respect to clause (iv), such certificate shall be delivered to Administrative Agent upon request of Administrative Agent.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) Except as otherwise set forth in Section 7(b) below:

1. each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; and

2. each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which in the case of each of clauses (A), (B), and (C) at the time of such payment was not permitted by the terms of the Credit Agreement, shall be, and shall promptly be delivered to Administrative Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of Administrative Agent, shall be segregated from the other property or funds of the Grantors, and shall be promptly delivered to Administrative Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

3. Administrative Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(1) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(2) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

1. at the election of Administrative Agent and upon one (1) Business Day’s prior written notice, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(1) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(2) hereof unless otherwise explicitly permitted under the Credit Agreement, shall cease, and all such rights shall thereupon become vested in Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments (including, without limitation, exercise of all voting and other rights pertaining to such Pledged Interests at any meeting of holders of the equity interests of the relevant Pledged Issuer or Pledged Issuers or in any action by written consent, corporate resolution or otherwise);

2. upon one (1) Business Day’s prior written notice, Administrative Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to Administrative Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to Administrative Agent (or its designee) without any duty of inquiry;

3. without limiting the generality of the foregoing, but subject to any notice requirement herein, Administrative Agent may at its option, upon one (1) Business Day’s prior written notice, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine (including, without limitation, giving or withholding written consents of stockholders, partners or members, calling special meetings of stockholders, partners or members and voting at such meetings) and otherwise act with respect to the Pledged Interests as Administrative if Agent were the outright owner thereof);

4. all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(1) hereof shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of the Grantors, and shall be promptly paid over to Administrative Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

5. if any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such option, right, payment or distribution in trust for the benefit of Administrative Agent, shall segregate it from such Grantor’s other property and shall, at the election of Administrative Agent and upon one (1) Business Day’s prior written notice, deliver it forthwith to Administrative Agent in the exact form received, to be held by Administrative Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Additional Provisions Concerning the Collateral.

(a) Each Grantor hereby (i) authorizes Administrative Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Administrative Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the UCC or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (ii) ratifies such authorization to the extent that Administrative Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints Administrative Agent, immediately upon the effectiveness of this Agreement, as its attorney-in-fact and proxy, with full authority and power of substitution in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in Administrative Agent’s discretion during the continuance of an Event of Default, to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to Administrative Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vi) subject to Section 8(c), to execute assignments, licenses and other documents to enforce the rights of Administrative Agent and the Lender Parties with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its discretion, and such payments made by Administrative Agent to become Obligations of such Grantor to Administrative Agent, due and payable in accordance with Section 10.4 of the Credit Agreement, (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral, and (ix) subject to any notice requirement herein, with respect to Pledged Interests, to exercise the voting (at meetings, by written consent or by corporate resolution) and other rights set forth in Section 7 hereof or elsewhere herein (including rights of sale). THIS POWER AND PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE DATE ON WHICH ALL OF THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL (AS DEFINED IN THE CREDIT AGREEMENT) NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE CERTIFICATE OF INCORPORATION, CERTIFICATE OF FORMATION, ARTICLES OF ORGANIZATION, BY-LAWS, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF ANY GRANTOR OR PLEDGED ISSUER OR CORPORATE OR LIMITED LIABILITY COMPANY LAW, AS APPLICABLE, OF ANY STATE OF ORGANIZATION OR FORMATION OF ANY GRANTOR OR PLEDGED ISSUER. THIS POWER AND PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF). Each Grantor ratifies all actions taken by the Administrative Agent pursuant to this power and proxy granted. All prior proxies granted by any Grantor with respect to the subject matter hereof are hereby revoked.

(c) For the purpose of enabling Administrative Agent to exercise its rights and remedies hereunder, at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies hereunder, and for no other purpose, each Grantor hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor), subject, in the case of (i) Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks and (ii) other Intellectual Property, reasonable obligations of confidentiality and any other requirements under applicable law, to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor and included in the Collateral, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (in each case, subject to such Grantor’s reasonable policies regarding such access); provided, that, without limiting any other rights and remedies of the Administrative Agent under this Agreement, any other Loan Document or applicable law, nothing in the foregoing license grant shall be construed as granting the Administrative Agent rights in and to any such Intellectual Property above and beyond the rights to such Intellectual Property that each Grantor has reserved for itself. Nothing in this Section 8(c) shall require a Grantor, or permit Administrative Agent, to grant any license that is prohibited by any applicable law, or that is prohibited by, or constitutes a breach or default under, or results in the termination of, any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted with respect to such Intellectual Property.

(d) During the occurrence and continuation of an Event of Default and upon one (1) Business Day’s prior written notice, if any Grantor fails to perform any agreement or obligation contained herein, Administrative Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or Administrative Agent, and the expenses of Administrative Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10.04 of the Credit Agreement and shall be secured by the Collateral.

(e) The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty (fiduciary or otherwise) upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). Administrative agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) Administrative Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

(g) Administrative Agent may at any time in its discretion so long as an Event of Default has occurred and is continuing (i) upon one (1) Business Day’s prior written notice to any Grantor, transfer or register in the name of Administrative Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) upon one (1) Business Day’s prior written notice, exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations (in any case, it being acknowledged that such registration may be effected by the Administrative Agent through its irrevocable appointment as attorney-in-fact pursuant to the terms of this Agreement; it being acknowledged further that any such registration in the name of Administrative Agent or its nominee shall not be a condition to the exercise by Administrative Agent of any other rights under this Agreement (including, without limitation, the rights under Section 7(b)).

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) Upon one (1) Business Day’s prior written notice, Administrative Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may, by written consent (i) subject to any notice requirements herein, take control of the Collateral, including, without limitation, transfer into Administrative Agent’s name or into the name of its nominee or nominees (to the extent Administrative Agent has not theretofore done so) and thereafter receive, for the benefit of Administrative Agent and the Lender Parties, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Administrative Agent promptly, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place or places to be designated by Administrative Agent that is reasonably convenient to both parties, and Administrative Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below or elsewhere herein and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Administrative Agent may reasonably deem commercially reasonable and/or (B) subject to Section 8(c), lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Administrative Agent may reasonably deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) Business Days’ prior written notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives (to the extent permitted by applicable law), any claims against Administrative Agent and the Lender Parties arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives (to the extent permitted by applicable law) all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) hereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by Administrative Agent shall be made without warranty, (ii) Administrative Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) Administrative Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Administrative Agent (on behalf of itself and the Lender Parties) and (iv) such actions set forth in the foregoing clauses (i), (ii) and (iii) shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, Administrative Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as Administrative Agent shall in its reasonable discretion determine.

(b) Each Grantor recognizes that Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Administrative Agent may, in such event, bid for the purchase of such securities.

(c) Any cash held by Administrative Agent (or its agent or designee) as Collateral and all cash Proceeds received by Administrative Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Administrative Agent, be held by Administrative Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Administrative Agent pursuant to the Loan Documents) in whole or in part by Administrative Agent against, all or any part of the Secured Obligations in such order as Administrative Agent shall elect, consistent with the provisions of the Credit Agreement. Any surplus of such cash or cash Proceeds held by Administrative Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been Paid in Full, shall be paid over to whomsoever shall be lawfully entitled to receive the same (as reasonably determined by Administrative Agent) or as a court of competent jurisdiction shall direct.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Administrative Agent and the Lender Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Administrative Agent to collect such deficiency in accordance with Section 10.04 of the Credit Agreement.

(e) Each Grantor hereby acknowledges that if Administrative Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(f) Administrative Agent shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Administrative Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 11. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Lender Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to (other than defense of payment), or a discharge of, any of the Grantors in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest during the term of this Agreement.

(b) Each Grantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any of the Borrowers, (iii) except as explicitly required herein or in any other Loan Document, notice of any actions taken by the Administrative Agent, any other Lender Party, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might reasonably constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that Administrative Agent or any other Lender Party protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. Administrative agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, Administrative Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by Administrative Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 12. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor affected thereby and Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraphs (d) and (e) below, until the date on which all of the Secured Obligations have been Paid in Full and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the UCC, and shall inure, together with all rights and remedies of the Lender Parties hereunder, to the benefit of the Lender Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Administrative Agent may assign or otherwise transfer its respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Administrative Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to Administrative Agent shall mean the permitted assignee of such Person. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred except as explicitly permitted under the Credit Agreement.

(d) Upon the date on which all of the Secured Obligations have been Paid in Full (i) subject to paragraph (e) below, this Agreement and the security interests, licenses and Liens created hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantors and (ii) Administrative Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. In addition, upon the sale or other disposition of any Collateral to any Person (other than a Grantor) explicitly permitted under the terms of the Credit Agreement or to which the Required Lenders have otherwise consented, such Collateral shall be automatically released and, upon a sale or disposition of a Grantor, in each case, explicitly permitted under the Credit Agreement, such Grantor shall be automatically released from this Agreement and all obligations of such Grantor and all Liens over such Grantor’s Equity Interests and property of such Grantor will terminate and be automatically released, and the Administrative Agent, at the Grantor’s expense, shall execute and deliver such documents, instruments, notices and releases of its security interest in such Collateral and/or such Grantor as may be reasonably requested by such Grantor.

(e) Without limiting comparable provisions of the Credit Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law (or any settlement agreement), rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-X attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-X, respectively, hereto, and Administrative Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.14 and 10.15 of the Credit Agreement, mutatis mutandi.

(i) Each of the Grantors and the Administrative Agent irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

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